                                 SCHEDULE 14A/A

                                AMENDMENT NO. 4

                                (RULE 14a--101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       TITAN HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                                     (N/A)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.01 per share
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         10,565,312(1)
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $22.02237(2)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         $232,673,430.30
         -----------------------------------------------------------------------
     (5) Total fee paid:
         $46,535 (rounded up to the nearest dollar)
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

------------------------------
(1) Includes 491,222 shares of Titan common stock subject to outstanding warrants.
(2) Based on the average of the high and low price of USF&G common stock traded on the New York Stock Exchange on August 27, 1997 ($22.406). The per unit price is derived by multiplying $22.406 by the Standard Exchange Ratio (.46516) and adding $11.60 in cash, as set forth more fully in the enclosed Proxy Statement/Prospectus.

                                     [LOGO]

                              TITAN HOLDINGS, INC.
                               2700 N.E. LOOP 410
                            SAN ANTONIO, TEXAS 78217

                                                               November 18, 1997

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Titan Holdings, Inc. ("Titan") to be held at its principal executive offices, located at 2700 N.E. Loop 410, San Antonio, Texas 78217 at 10:00 a.m. on Monday, December 22, 1997. At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 7, 1997, as amended, (the "Merger Agreement"), among USF&G Corporation ("USF&G"), United States Fidelity and Guaranty Company ("USF&G Company"), a wholly-owned subsidiary of USF&G, and Titan, and the transactions contemplated thereby (such proposal being referred to herein as the "Merger Proposal"). A copy of the Merger Agreement is attached as Annex A to the accompanying Proxy Statement/Prospectus.

    Pursuant to the Merger Agreement, Titan will be merged (the "Merger") with and into USF&G Company. The Merger Agreement provides that each outstanding share of Titan Common Stock will be converted into the right to receive, at the election of the holder and subject to the prorations and adjustments described in the accompanying Proxy Statement/Prospectus (i) $11.60 in cash (the "Standard Cash Consideration") and 0.46516 (the "Standard Exchange Ratio" and, together with the Standard Cash Consideration, the "Standard Consideration") of a share of USF&G common stock, par value $2.50 per share (the "USF&G Common Stock"),
(ii) $23.20 (two times the Standard Cash Consideration) in cash (the "Cash Consideration") or (iii) 0.93032 (two times the Standard Exchange Ratio) of a share of USF&G Common Stock (the "Stock Consideration"). The above exchange ratio is based on a value for USF&G Common Stock of $24.9375 per share which was the closing price of USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan. Had the Merger been consummated on November 17, 1997, the Average Stock Price would have been $20.59, and holders of Titan Common Stock making the Standard Election would have received aggregate consideration worth $21.46 per share of Titan Common Stock consisting of 0.52103 of a share of USF&G Common Stock and $10.73 in cash. The foregoing assumes that no proration would have been required with respect to the various elections in order to maintain a 50% stock and 50% cash relationship necessary for a tax-free transaction.

    The actual value of the consideration to be received by Titan stockholders will be subject to adjustment based upon the average closing price of USF&G Common Stock for the ten consecutive New York Stock Exchange trading days ending on the third New York Stock Exchange trading day prior to the time the Merger becomes effective, which is currently anticipated to occur on the same date as, or shortly after the date of, the Special Meeting. For examples and tables discussing the consideration adjustments and prorations, please see the accompanying Proxy Statement/Prospectus. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and provide tax deferral to the extent Titan stockholders receive shares of USF&G Common Stock in the Merger. Each holder of Titan Common Stock will only be permitted to choose the Standard Consideration, Cash Consideration or Stock Consideration for all shares held by such holder.

    USF&G is a holding company with assets of $14.9 billion, whose principal subsidiaries are engaged in writing property-casualty insurance and life insurance and annuities. Property-casualty insurance is written primarily by USF&G Company, founded in 1896, and is sold through independent agents supported by USF&G's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company, founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national brokerage firms.

    THE BOARD OF DIRECTORS OF TITAN HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF TITAN STOCKHOLDERS. ACCORDINGLY, THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL AT THE SPECIAL MEETING.

    In reaching its decision, Titan's Board of Directors has considered, among other things, the opinion, dated as of August 7, 1997, of Furman Selz LLC, the financial advisor to Titan in connection with the Merger, to the effect that, as of such date and based upon and subject to the various assumptions and considerations set forth therein, the consideration to be received by the stockholders of Titan was fair from a financial point of view to such holders.

    The Notice of Special Meeting and the Proxy Statement/Prospectus describing these transactions in greater detail accompany this letter. Whether or not you plan to attend this Special Meeting, it is important that your Titan Common Stock be represented at the Special Meeting. An abstention or failure to vote will have the same effect as a vote against the Merger Proposal. Please give this information your careful consideration and complete, date, sign and return promptly the proxy card in the enclosed envelope. You may attend the Special Meeting and vote your shares in person if you wish, even though you have previously returned your proxy.

                                         Sincerely,
                                         /s/ Mark E. Watson, Jr.

                                         Mark E. Watson, Jr.
                                         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER
                         ------------------------------

                            YOUR VOTE IS IMPORTANT.
          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
             WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.
                         ------------------------------

                                     [LOGO]

                              TITAN HOLDINGS, INC.
                               2700 N.E. LOOP 410
                            SAN ANTONIO, TEXAS 78217

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                             ---------------------

                                                               November 18, 1997

TO THE STOCKHOLDERS OF
  TITAN HOLDINGS, INC.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Titan Holdings, Inc. ("Titan") will be held on Monday, December 22, 1997 at 10:00 a.m. at DoubleTree Hotel, 37 N.E. Loop 410, San Antonio, Texas 78216 for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 7, 1997, as amended, among USF&G Corporation ("USF&G"), a Maryland corporation, United States Fidelity and Guaranty Company, a Maryland corporation and a wholly-owned subsidiary of USF&G, and Titan, and the transactions contemplated thereby (such proposal being referred to herein as the "Merger Proposal").

    2. To transact such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AT ANY TIME BEFORE THE PROXY HAS BEEN VOTED AT THE SPECIAL MEETING. FOR FURTHER INFORMATION CONCERNING THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS ON THE FOLLOWING PAGES.

    TITAN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.

                                          By Order of the Board of Directors,
                                          /s/ Mark E. Watson III

                                          Mark E. Watson III
                                          SECRETARY

                              TITAN HOLDINGS, INC.
                                PROXY STATEMENT

                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            OF TITAN HOLDINGS, INC.
                        TO BE HELD ON DECEMBER 22, 1997

                             ---------------------

                               USF&G CORPORATION
                                   PROSPECTUS

                  RELATING TO THE OFFERING OF UP TO 7,400,000
                         SHARES OF USF&G COMMON STOCK,
                           PAR VALUE $2.50 PER SHARE

    This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.01 per share (the "Titan Common Stock"), of Titan Holdings, Inc., a Texas corporation ("Titan"), in connection with the solicitation of proxies by the Board of Directors of Titan (the "Titan Board") for use at a Special Meeting of Titan stockholders to be held on Monday, December 22, 1997 at 10:00 a.m. at its principal executive offices, located at 2700 N.E. Loop 410, San Antonio, Texas 78217, and at any adjournment or postponement thereof (the "Special Meeting").

    At the Special Meeting, holders of Titan Common Stock will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 7, 1997, as amended (the "Merger Agreement"), among Titan, USF&G Corporation ("USF&G"), a Maryland corporation, and United States Fidelity and Guaranty Company ("USF&G Company"), a Maryland corporation and a wholly-owned subsidiary of USF&G, and the transactions contemplated thereby (such proposal being referred to herein as the "Merger Proposal"). A copy of the Merger Agreement is attached hereto as Annex A.

    Pursuant to the Merger Agreement, Titan will be merged (the "Merger") with and into USF&G Company. The Merger Agreement provides that each outstanding share of Titan Common Stock will be converted into the right to receive, at the election of the holder and subject to the prorations and adjustments described herein, (i) $11.60 in cash (the "Standard Cash Consideration") and 0.46516 (the "Standard Exchange Ratio" and, together with the Standard Cash Consideration, the "Standard Consideration") of a share of USF&G common stock, par value $2.50 per share (the "USF&G Common Stock"), (ii) $23.20 (two times the Standard Cash Consideration) in cash (the "Cash Consideration"), or (iii) 0.93032 (two times the Standard Exchange Ratio) of a share of USF&G Common Stock (the "Stock Consideration"). The above exchange ratio is based on a value for USF&G Common Stock of $24.9375 per share (the "Base Share Price") which was the closing price of USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan. Holders of Titan Common Stock will receive the above-described amounts only if the Average Stock Price is $24.9375. Otherwise, the consideration to be received is adjustable, as described in the next paragraph. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and provide tax deferral to the extent Titan stockholders receive shares of USF&G Common Stock in the Merger. Each holder of Titan Common Stock will only be permitted to choose the Standard Consideration, Cash Consideration or Stock Consideration for all shares held by such holders.

    The actual value of the consideration to be received by Titan stockholders will be subject to adjustment based upon the average closing price (the "Average Stock Price") of USF&G Common Stock for the ten consecutive New York Stock Exchange trading days (the "Pricing Period") ending on the third New York Stock Exchange trading day prior to the time the Merger becomes effective (the "Effective Time"). If the Average Stock Price is not greater than $28.68 (15% above the Base Share Price) or less than $21.20 (15% below the Base Share Price), then (x) the value of the consideration will vary with changes in the stock price and (y) the allocation of the consideration between stock and cash will be adjusted only to maintain a 50% stock and 50% cash relationship. The adjustment will be made by adjusting the Standard Cash Consideration to an amount equal to one-half of the product of (a) $23.20 multiplied by (b) 1 plus the product of (i) 0.50 multiplied by (ii) a fraction the numerator of which is the Average Stock Price minus the Base Share Price and the denominator of which is the Base Share Price and adjusting the Standard Exchange Ratio to an amount equal to the quotient obtained by dividing (i) the Standard Cash Consideration as so adjusted by (ii) the Average Stock Price. If the Average Stock Price is less than $21.20 (but not less than $17.46) or greater than $28.68, the value of the consideration will be fixed at $21.46 or $24.94, respectively, the Standard Cash Consideration will be $10.73 or $12.47, respectively, and the Standard Exchange Ratio will be adjusted to provide a fraction of a share of USF&G Common Stock having a value of $10.73 or $12.47, respectively, based upon the Average Stock Price. If the Average Stock Price is less than $17.46 (30% below the Base Share Price), the Standard Cash Consideration will be $10.73 and the Standard Exchange Ratio will be 0.61455 (subject to adjustment to maintain the 50% stock, 50% cash allocations, described below). In addition, if the Average Stock Price is less than $17.46 (30% below the Base Share Price) or greater than $32.42 (30% above the Base Share Price), each party has the right to terminate the Merger Agreement. See "Summary--The Merger and Merger Consideration" for sample calculations of the Merger Consideration and the components thereof for each share of Titan Common Stock based upon different Average Stock Prices, assuming a Standard Election.

    Had the Merger been consummated on November 17, 1997, the Average Stock
Price would have been $20.59, and holders of Titan Common Stock making the Standard Election would have received an aggregate consideration worth $21.46 per share of Titan Common Stock, consisting of cash in the amount of $10.73 and
 .52103 of a share of USF&G Common Stock. The foregoing assumes that no proration would have been required with respect to the various elections in order to maintain a 50% stock and a 50% cash relationship necessary for a tax-free transaction.

    The actual cash and stock distributed will depend on the total per share consideration as calculated above and as adjusted to maintain a 50% stock, 50% cash relationship to maintain the tax-free nature of the transaction. As a result, holders of Titan Common Stock may be subject to proration in the event the aggregate of all elections by such holders would require USF&G to (a) issue shares of USF&G Common Stock in an amount greater than the product of the Standard Exchange Ratio multiplied by the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time or (b) pay an amount of cash (including cash to be paid for dissenting shares or in respect of Titan Common Stock otherwise acquired by USF&G) greater than the product of the Standard Cash Consideration multiplied by the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time. Outstanding options to purchase Titan Common Stock ("Titan Options") will be canceled and replaced with options to acquire USF&G Common Stock (each a "USF&G Option"), in accordance with the applicable exchange ratio and on the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in this Proxy Statement/Prospectus.

    Holders of record of shares of Titan Common Stock at the close of business on November 21, 1997, the Record Date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. The consummation of the Merger is subject to certain conditions including, among other things, the approval of the Merger Proposal by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Titan Common Stock entitled to vote thereon, as well as the approval of certain regulatory agencies. Mark E. Watson, Jr., the Chairman, President and Chief Executive Officer of Titan, who in the aggregate owns or controls approximately 25.6% of the outstanding shares of Titan Common Stock, has agreed to vote his shares of Titan Common Stock for approval of the Merger Proposal. See "The Merger Agreement--Voting and Support Agreement."

    THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY TITAN STOCKHOLDERS IN THE MERGER IS BASED UPON A FORMULA AND CANNOT PRECISELY BE DETERMINED PRIOR TO THE DATE OF THE EFFECTIVE TIME. THE CONSIDERATION WILL DEPEND UPON THE AVERAGE STOCK PRICE, WHICH ESTABLISHES THE STANDARD EXCHANGE

RATIO AND OTHER FACTORS. BECAUSE THE AVERAGE STOCK PRICE OF USF&G COMMON STOCK AS OF THE EFFECTIVE TIME IS NOT DETERMINABLE AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, THE EXACT CONSIDERATION PER SHARE TO BE RECEIVED IN EXCHANGE FOR THE OUTSTANDING TITAN COMMON STOCK IS NOT CURRENTLY DETERMINABLE. IN ADDITION, BECAUSE THE EFFECTIVE TIME MAY OCCUR ON A DATE OTHER THAN THE DATE OF THE SPECIAL MEETING, TITAN STOCKHOLDERS WILL NOT KNOW THE EXACT VALUE OF THE CONSIDERATION THEY WILL RECEIVE IN THE MERGER AT THE TIME OF VOTING ON THE MERGER. THE PRORATION PROVISIONS MAY ALSO CAUSE TITAN STOCKHOLDERS TO RECEIVE CONSIDERATION IN THE MERGER THAT IS DIFFERENT FROM THE FORM OF CONSIDERATION THEY ELECT TO RECEIVE.

    As soon as practicable after the third New York Stock Exchange trading day prior to the Special Meeting, Titan will issue a press release setting forth the estimated aggregate consideration to be received for each share of Titan Common Stock, assuming the Effective Time to be the same day as the Special Meeting. Although Titan intends to issue the press release before the date of the Special Meeting, Titan may issue the press release before or after the date of the Special Meeting. The exact ratio of consideration (USF&G Common Stock to cash), if any, to be received by Titan stockholders who elect the Standard Consideration, the Cash Consideration or the Stock Consideration cannot be determined until the Election Forms (as defined herein) are received, which will occur after the Effective Time.

    No fractional shares of USF&G Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of Titan Common Stock who otherwise would be entitled to receive a fractional share of USF&G Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the Average Stock Price.

    This Proxy Statement/Prospectus also constitutes the prospectus of USF&G, with respect to up to 7,400,000 shares of USF&G Common Stock to be issued in connection with the Merger. USF&G Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "FG." USF&G Common Stock is also listed on the Pacific Stock Exchange, the London Stock Exchange and the Swiss Exchanges in Basle, Geneva and Zurich, Switzerland. On November 14, 1997, the closing price for USF&G Common Stock as reported on the NYSE--Composite Tape was $20.0625 per share.

    SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY TITAN STOCKHOLDERS IN CONSIDERING WHETHER TO VOTE FOR THE APPROVAL OF THE MERGER PROPOSAL.

    All information contained in this Proxy Statement/Prospectus with respect to Titan prior to the Merger has been provided by Titan. All information contained in this Proxy Statement/Prospectus with respect to USF&G (and the operation of Titan after the Merger) has been provided by USF&G.

    This Proxy Statement/Prospectus is first being mailed to stockholders of Titan on or about November 18, 1997.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS NOVEMBER 18, 1997.

                             AVAILABLE INFORMATION

    Titan and USF&G are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Titan and USF&G with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web Site that contains reports and other information regarding registrants' located at http://www.sec.gov. Titan Common Stock is listed on the NYSE. Such reports, proxy statements and other information filed by Titan can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. USF&G Common Stock is listed on the NYSE, the Pacific Stock Exchange, the London Stock Exchange and the Swiss Exchanges in Basle, Geneva and Zurich, Switzerland. Such reports, proxy statements and other information filed by USF&G can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 and 233 South Beaudry Avenue, Los Angeles, California 90012.

    USF&G has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Proxy Statement/Prospectus is a part, with respect to the shares of USF&G Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or attached as an annex hereto or such other document, each such statement being qualified in all respects by such reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: (I) IN THE CASE OF DOCUMENTS RELATING TO TITAN, TITAN HOLDINGS, INC., 2700 N.E. LOOP 410, SUITE 500, SAN ANTONIO, TEXAS 78217 (TELEPHONE NUMBER (210) 527-2705), ATTENTION: MARK
E. WATSON III, GENERAL COUNSEL, OR (II) IN THE CASE OF DOCUMENTS RELATING TO USF&G, USF&G CORPORATION, 6225 CENTENNIAL WAY, BALTIMORE, MARYLAND 21209 (TELEPHONE NUMBER (410) 547-3000), ATTENTION: JOHN F. HOFFEN, JR., SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE REQUESTED DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUESTS SHOULD BE MADE PRIOR TO DECEMBER 2, 1997.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed with the Commission are incorporated by reference in this Proxy Statement/Prospectus:

    USF&G

    1. Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-8233);

    2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

    3. Current Reports on Form 8-K, dated January 10, 1997, March 13, 1997, and March 26, 1997; and

    4. The description of USF&G Common Stock and Rights Plan (defined below) contained in USF&G's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

    TITAN

    1. Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1996 (File No. 0-22000);

    2. Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended March 31, 1997 and June 30, 1997 and Form 10-Q for the quarter ended September 30, 1997; and

    3.  Current Report on Form 8-K, dated August 15, 1997.

    All documents and reports filed by Titan and USF&G pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of each such document or report. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/ PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY TITAN, USF&G OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TITAN OR USF&G SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                            ---------
AVAILABLE INFORMATION.....................................................................................         iv
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................          v
SUMMARY...................................................................................................          1
    The Companies.........................................................................................          1
    The Special Meeting...................................................................................          1
    The Merger and the Merger Agreement...................................................................          2
    Interests of Certain Persons in the Merger............................................................         10
    Risk Factors..........................................................................................         12
    Stockholder Rights....................................................................................         12
    Summary Consolidated Financial Information of USF&G...................................................         13
    Summary Consolidated Financial Information of Titan...................................................         15
    Comparative Per Share Data............................................................................         17
    Comparative Market Price Data.........................................................................         19
RISK FACTORS..............................................................................................         20
    Value and Composition of the Merger Consideration.....................................................         20
    Uncertainty of the Merger Consideration...............................................................         20
    Risks Related to USF&G's Operations...................................................................         20
    Adequacy of Property-Casualty Loss Reserves...........................................................         21
    Potential Losses from Catastrophes....................................................................         21
    Reinsurance Considerations............................................................................         22
    Cyclicality of Property-Casualty Insurance Industry...................................................         22
    Holding Company Structure; Dividend Restrictions......................................................         22
    Regulation............................................................................................         23
    A.M. Best Company Ratings and Review..................................................................         23
    Legal Proceedings.....................................................................................         24
    Competition...........................................................................................         24
THE SPECIAL MEETING.......................................................................................         24
    General; Date and Place of the Special Meeting........................................................         24
    Purpose of the Special Meeting........................................................................         25
    Stockholders Entitled to Vote; Quorum; Requisite Approval.............................................         25
    Proxies...............................................................................................         25
    Appraisal Rights......................................................................................         26
THE MERGER................................................................................................         28
    Background of the Merger..............................................................................         28
    Reasons of USF&G for the Merger; Approval of the USF&G Board..........................................         33
    Reasons of Titan for the Merger; Recommendation of the Titan Board....................................         33
    Opinion of Financial Advisor to the Titan Board.......................................................         35
    Interests of Certain Persons in the Merger............................................................         42
    Employee Benefits.....................................................................................         44
    Anticipated Accounting Treatment......................................................................         45
    Certain Federal Income Tax Consequences...............................................................         45
    Regulatory Matters....................................................................................         48
    Resale of USF&G Stock; Affiliates.....................................................................         49
    New York Stock Exchange Listing of USF&G Common Stock.................................................         49
    Management and Operations of Titan after the Merger...................................................         49
THE MERGER AGREEMENT......................................................................................         50
    General...............................................................................................         50
    Effective Time........................................................................................         50

                                                                                                              PAGE
                                                                                                            ---------
    Terms of the Merger...................................................................................         50
    Merger Consideration..................................................................................         50
    Proration and Adjustment..............................................................................         53
    Dividends and Fractional Shares.......................................................................         56
    Titan Options and Warrants............................................................................         56
    Surrender and Payment.................................................................................         57
    Representations and Warranties........................................................................         57
    Conduct of Business of Titan Pending the Merger.......................................................         58
    No Solicitation.......................................................................................         59
    Directors' and Officers' Indemnification and Insurance................................................         60
    Conditions Precedent to the Merger....................................................................         60
    Fees and Expenses.....................................................................................         61
    Termination...........................................................................................         62
    Amendment and Waiver..................................................................................         63
    Voting and Support Agreement..........................................................................         63
DESCRIPTION OF USF&G......................................................................................         64
DESCRIPTION OF USF&G CAPITAL STOCK........................................................................         65
    Transfer Agent........................................................................................         68
DESCRIPTION OF TITAN......................................................................................         68
    General...............................................................................................         68
    Non-standard Private Passenger Automobile Insurance Industry..........................................         68
    Public Entity.........................................................................................         70
    Premium Financing.....................................................................................         71
    Other Lines...........................................................................................         72
    Executive Officers....................................................................................         72
    Employees.............................................................................................         73
    Legal Proceedings.....................................................................................         73
COMPARISON OF RIGHTS OF HOLDERS OF USF&G CAPITAL STOCK AND TITAN CAPITAL STOCK............................         74
    Business Combinations.................................................................................         74
    Appraisal Rights......................................................................................         74
    USF&G Rights Plan.....................................................................................         75
    Amendments to Charters................................................................................         75
    Amendments to Bylaws..................................................................................         75
    Preemptive Rights.....................................................................................         76
    Stockholder Action....................................................................................         76
    Special Stockholder Meetings..........................................................................         76
    Cumulative Voting for Directors.......................................................................         77
    Number, Classification and Election of Directors......................................................         77
    Removal of Directors..................................................................................         77
    Indemnification of Directors and Officers.............................................................         78
    Limitation of Personal Liability of Directors and Officers............................................         78
    Dividends and Distributions...........................................................................         79
LEGAL MATTERS.............................................................................................         80
EXPERTS...................................................................................................         80
STOCKHOLDER PROPOSALS.....................................................................................         80

                                                                                                              PAGE
                                                                                                            ---------
OTHER BUSINESS AT THE SPECIAL MEETING.....................................................................         80

ANNEX A--Agreement and Plan of Merger.....................................................................        A-1

ANNEX AA--Amendment to Agreement and Plan of Merger.......................................................       AA-1

ANNEX B--Opinion of Furman Selz LLC.......................................................................        B-1

ANNEX C--Texas Appraisal Statute..........................................................................        C-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, IN THE ATTACHED ANNEXES AND IN THE DOCUMENTS INCORPORATED BY REFERENCE. TITAN STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS AND THE ATTACHED ANNEXES IN THEIR ENTIRETY.

THE COMPANIES

    TITAN. Titan, through its wholly-owned property and casualty insurance subsidiaries, underwrites non-standard private passenger automobile insurance for individuals and property and casualty insurance for small to medium-sized public entities nationwide. Non-standard automobile insurance is principally provided to insureds who are unable to obtain standard insurance coverage because of their driving record, other underwriting criteria or market conditions for standard risks. Titan's public entity insurance programs offer coverage to cities and counties against unexpected and unintended personal injury and/or property damage as well as against losses arising out of civil rights claims and workers' compensation coverage. Titan believes that its focus on specialty niche property and casualty insurance combined with its underwriting and claims handling expertise has enabled it to operate at an underwriting profit. Through a subsidiary, Titan also offers premium financing to third-party insureds and, to a lesser extent, public entities insured by Titan.

    Titan's operations are conducted primarily through three principal subsidiaries: Titan Insurance Company, Titan Indemnity Company and Westchester Premium Acceptance Corporation. Non-standard automobile insurance coverage is underwritten by both Titan Insurance Company and Titan Indemnity Company, and public entity insurance is underwritten by Titan Indemnity Company. Titan offers premium financing to municipalities and other public entities through Westchester Premium Acceptance Corporation and its subsidiary, which are eligible to transact business in 37 states. Titan Indemnity Company is licensed in 47 states and the District of Columbia and is rated "A-" by A.M. Best Company. Titan Insurance Company is licensed in Michigan and Arizona and is also rated "A-" by A.M. Best Company. See "Risk Factors--A.M. Best Company Ratings and Review" for a discussion of A.M. Best Company ratings, the current review by A.M. Best Company of Titan and certain related matters.

    Titan is incorporated in Texas, its principal executive offices are located at 2700 N.E. Loop 410, Suite 500, San Antonio, Texas 78217 and its telephone number is (210) 527-2700. See "Description of Titan."

    USF&G. USF&G is a holding company with assets of $14.9 billion, whose principal subsidiaries are engaged in writing property-casualty insurance and life insurance/annuities. Property-casualty insurance is written primarily by USF&G Company, founded in 1896, and is sold through independent agents supported by USF&G Company's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company ("F&G Life"), founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national securities brokerage firms. USF&G Company is rated "A" by A.M. Best Company and F&G Life is rated "A-" by A.M. Best Company. For a discussion of A.M. Best Company and its ratings, see "Risk Factors--A.M. Best Company Ratings and Review." USF&G is incorporated in Maryland, its principal executive offices are located at 6225 Centennial Way, Baltimore, Maryland 21209 and its telephone number is (410) 547-3000. See "Description of USF&G."

THE SPECIAL MEETING

    PLACE, DATE AND TIME. The Special Meeting will be held on Monday, December 22, 1997 at 10:00 a.m. at Titan's principal executive offices, located at 2700 N.E. Loop 410, San Antonio, Texas 78217.

    PURPOSE OF THE SPECIAL MEETING. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger Proposal. See "The Special Meeting--Purpose of the Special Meeting."

    STOCKHOLDERS ENTITLED TO VOTE; QUORUM; REQUISITE APPROVAL. Holders of record of shares of Titan Common Stock at the close of business on November 21, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Titan Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. As of November 14, there were 10,075,370 shares of Titan Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Special Meeting. In addition, Titan expects an additional 27,825 shares of restricted Titan Common Stock granted on April 30, 1997 to be outstanding and entitled to vote as of the date of the Special Meeting. The affirmative vote of holders of two-thirds of the outstanding shares of Titan Common Stock is required for the approval of the Merger Proposal. See "The Special Meeting-- Stockholders Entitled to Vote; Quorum; Requisite Approval." Mark E. Watson, Jr., the Chairman, President and Chief Executive Officer of Titan, who in the aggregate owns or controls approximately 25.6% of the outstanding shares of Titan Common Stock, has agreed to vote his shares of Titan Common Stock for the approval of the Merger Proposal. See "The Merger Agreement--Voting and Support Agreement." Titan's other officers and directors, who in the aggregate beneficially own less than 1% of the outstanding shares of Titan Common Stock, have not indicated how they intend to vote their shares of Titan Common Stock. USF&G has purchased 650,000 shares or 6.45% of the outstanding shares of Titan Common Stock which it intends to vote in favor of the Merger Proposal.

    APPRAISAL RIGHTS. Titan stockholders that have, as of the Effective Time, complied with all the procedures necessary to assert appraisal rights in accordance with the Texas Business Corporation Act shall be entitled to receive payment of the fair value of their shares as determined pursuant to the Texas Business Corporation Act. See "The Special Meeting--Appraisal Rights."

THE MERGER AND THE MERGER AGREEMENT

    GENERAL. The Merger Agreement provides that, at the Effective Time, Titan will be merged with and into USF&G Company. See "The Merger Agreement" and Annex A for a copy of the Merger Agreement.

    MERGER CONSIDERATION. The Merger Agreement provides that each outstanding share of Titan Common Stock will be converted into the right to receive, at the election of the holder and subject to the prorations and adjustments described below, (i) $11.60 in cash (the "Standard Cash Consideration") and 0.46516 (the "Standard Exchange Ratio" and, together with the Standard Cash Consideration, the "Standard Consideration") of a share of USF&G Common Stock, (ii) $23.20 (two times the Standard Cash Consideration) in cash (the "Cash Consideration"), or
(iii) 0.93032 (two times the Standard Exchange Ratio) of a share of USF&G Common Stock (the "Stock Consideration"). The above exchange ratio is based on a value for USF&G Common Stock of $24.9375 per share (the "Base Share Price") which was the closing price of USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and provide tax deferral to the extent Titan stockholders receive shares of USF&G Common Stock in the Merger. Each person who, immediately prior to the Effective Time, is a record holder of shares of Titan Common Stock will have the right to submit an election form ("Election Form") specifying that such person desires to have all of his or her shares of Titan Common Stock converted into the right to receive either (i) the Standard Consideration ("Standard Election"), (ii) the Stock Consideration ("Stock Election"), or (iii) the Cash Consideration ("Cash Election").

    The actual value of the consideration to be received by Titan stockholders will be subject to adjustment based upon the average closing price of USF&G Common Stock for the ten consecutive trading days ending on the third trading day prior to the Effective Time (the "Average Stock Price"). If the Average Stock Price is not greater than $28.68 (15% above the Base Share Price) or less than $21.20 (15%
below the Base Share Price), then (x) the value of the consideration will vary with changes in the stock price and (y) the allocation of the consideration between stock and cash will be adjusted only to maintain a 50% stock, 50% cash relationship. The adjustments will be made by adjusting the Standard Cash Consideration to an amount equal to one-half of the product of (a) $23.20 multiplied by (b) 1 plus the product of (i) 0.50 multiplied by (ii) a fraction the numerator of which is the Average Stock Price minus the Base Share Price and the denominator of which is the Base Share Price and adjusting the Standard Exchange Ratio to an amount equal to the quotient obtained by dividing (i) the Standard Cash Consideration as so adjusted by (ii) the Average Stock Price. If the Average Stock Price is less than $21.20 (but not less than $17.46) or greater than $28.68, the value of the consideration will be fixed at $21.46 or $24.94, respectively, the Standard Cash Consideration will be $10.73 or $12.47, respectively, and the Standard Exchange Ratio will be adjusted to provide a fraction of a share of USF&G Common Stock having a value of $10.73 or $12.47, respectively, based upon the Average Stock Price. If the Average Stock Price is less than $17.46, the Standard Cash Consideration will be $10.73 and the Standard Exchange Ratio will be 0.61455 (subject to adjustment to maintain the 50% stock, 50% cash allocation described below). If the Average Stock Price is less than $17.46 (30% below the Base Share Price) or greater than $32.42 (30% above the Base Share Price), each party has the right to terminate the Merger Agreement. As a result of the foregoing, unless the Merger Agreement is terminated by one of the parties, the value of the Merger Consideration per share of Titan Common Stock will decrease below $21.46 if the Average Stock Price decreases below $17.46, while the value of the Merger Consideration per share of Titan Common Stock will be fixed at $24.94 even if the Average Stock Price is greater than $32.42.

    The following table sets forth sample calculations of the Merger Consideration and the components thereof for each share of Titan Common Stock based upon different Average Stock Prices, assuming a Standard Election.

                                                TOTAL VALUE
                                                    OF            AGGREGATE
                                               CONSIDERATION       MERGER
                                                    PER         CONSIDERATION
AVERAGE STOCK  STANDARD CASH     STANDARD     SHARE OF TITAN         (IN
    PRICE      CONSIDERATION  EXCHANGE RATIO   COMMON STOCK     MILLIONS) (1)
-------------  -------------  --------------  ---------------  ---------------
  $   16.50      $   10.73        .61455         $   20.87        $  210.85
      17.46          10.73        .61455             21.46           216.81
      20.00          10.73        .53650             21.46           216.81
      21.20          10.73        .50618             21.46           216.81
      23.00          11.15        .48476             22.30           225.30
      24.94          11.60        .46516             23.20           234.39
      26.00          11.85        .45566             23.69           239.34
      28.68          12.47        .43481             24.94           251.97
      32.42          12.47        .38466             24.94           251.97
      35.00          12.47        .38466             24.94           251.97

(1) Does not include an aggregate of $14.1 million paid by USF&G to acquire 650,000 shares of Titan Common Stock prior to the Effective Time.

    If the Average Stock Price is less than $17.46 or greater than $32.42, each party has the right to terminate the Merger Agreement. In such event, the Titan Board would consider whether to terminate the Merger Agreement based on its judgment as to whether the stockholders of Titan would receive fair consideration for their shares of Titan Common Stock and whether consummation of the Merger would be in the best interests of the Titan stockholders. In making such a decision, the Titan Board would do so consistent with its fiduciary duties under applicable Texas law. In making its determination whether or not to terminate the Merger Agreement, the Titan Board may focus on the following considerations which, among others, may be material to such a decision: (i) how far the Average Stock Price is above or below the range set forth in the Merger Agreement, (ii) whether or not the Titan Board believes that the then current value of the shares of Titan Common Stock is greater than the Merger Consideration per share of Titan Common Stock, (iii) whether such value arises from enhanced prospects for Titan operating as an independent entity and (iv) the possibility of a business combination with a third party that offers greater value to the Titan stockholders. In making a determination whether to resolicit the approval and adoption of the Merger Agreement and the authorization of the Merger by Titan stockholders in the event that the Titan Board elects not to terminate the Merger Agreement, the Titan Board may consider the factors described above as well as (i) whether there is any additional information available that could be material to a decision by the Titan stockholders whether to approve and adopt the Merger Agreement and authorize the Merger, and (ii) whether any delay in the closing of the Merger that would be a result of any resolicitation could provide USF&G with a right to terminate the Merger Agreement or otherwise adversely affect the prospects that the Merger will be consummated. In the event that the Titan Board is required, in the exercise of its fiduciary duty, to make any of the determinations described above, the Titan Board intends to consult with its financial, legal and other advisors.

    Had the Merger been consummated on November 17, 1997, the Average Stock Price would have been $20.59, and holders of Titan Common Stock making the Standard Election would have received aggregate consideration worth $21.46 per share of Titan Common Stock consisting of 0.52103 of a share of USF&G Common Stock and $10.73 in cash. The foregoing assumes that no proration would have been required with respect to the various elections in order to maintain a 50% stock and 50% cash relationship necessary for a tax-free transaction.

    The actual cash and stock distributed will depend on the total per-share consideration as calculated above and as adjusted to maintain a 50% stock and 50% cash relationship to maintain the tax-free nature of the transaction. As a result, holders of Titan Common Stock may be subject to proration in the event the aggregate of all elections by such holders would require USF&G to (a) issue shares of USF&G Common Stock in an amount greater than the product of the Standard Exchange Ratio multiplied by the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time or (b) pay an amount of cash (including for this purpose cash to be paid for dissenting shares or in respect of Titan Common Stock otherwise acquired by USF&G) greater than the product of the Standard Cash Consideration multiplied by the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time. As of November 14, 1997, USF&G owned 650,000 shares of Titan Common Stock, all of which were acquired for cash in the open market or through block purchases after August 8, 1997.

    The proration formulae are designed to produce the result that 50% of the Titan Common Stock held by persons other than USF&G is converted into shares of USF&G Common Stock, with the remaining shares of Titan Common Stock being converted into cash, while altering the elective choices of the holders of Titan Common Stock to the minimum extent possible. The formulae separately address the case in which too much stock is elected and the case in which too much cash is elected.

    The following examples set forth sample calculations of the Excess Cash and Excess Stock proration formulae based upon the assumptions that the Average Stock Price of USF&G Common Stock is $24.9375, the Standard Exchange Ratio is 0.46516, 10,075,370 shares of Titan Common Stock are outstanding, there are no dissenters or fractional shares paid in cash and USF&G has purchased for cash 650,000 shares of Common Stock for an average of $21.6493 per share prior to the Effective Time. The examples also assume that the Maximum Number of USF&G shares is 4,686,688 (the assumed number of Titan shares outstanding, 10,075,370, multiplied by the Standard Exchange Ratio, 0.46516) and the Maximum Amount of Cash is $101,794,292 (the assumed number of Titan shares outstanding, 10,075,370, multiplied by the Standard Cash Consideration, $11.60). The examples do not attempt to predict or take into account the form of consideration that Mark E. Watson, Jr., Titan's largest shareholder, may elect to receive. In all cases the total amount of cash excludes shares of Titan Common Stock purchased for cash by USF&G prior to the Effective Time and 27,825 shares of restricted Titan Common Stock.

 Example 1 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                          (Cash Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    1,500,000       0.93033         $   23.20       $    0.00      1,395,489    $         0
Number of All Cash Elections  1,000,000       0.06977         $    1.74       $   21.46         69,774    $21,460,000
Number of Standard Elections  6,925,370       0.46516         $   11.60       $   11.60      3,301,177    $80,334,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 2 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                         (Stock Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    5,000,000       0.71170         $   17.75       $    5.45      3,558,496    $27,260,000
Number of All Cash Elections  2,000,000       0.00000         $    0.00       $   23.20              0    $46,400,000
Number of Standard Elections  2,425,370       0.46516         $   11.60       $   11.60      1,128,192    $28,134,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 3 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                          (Cash Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    3,000,000       0.93033         $   23.20       $    0.00      2,790,977    $         0
Number of All Cash Elections  3,000,000       0.10079         $    2.51       $   20.69        302,356    $62,060,000
Number of Standard Elections  3,425,370       0.46516         $   11.60       $   11.60      1,593,355    $39,734,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 4 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                         (Stock Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    9,425,370       0.49724         $   12.40       $   10.99      4,686,688    $101,794,292
Number of All Cash Elections          0       0.00000         $    0.00       $    0.00              0    $         0
Number of Standard Elections          0       0.00000         $    0.00       $    0.00              0    $         0
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 5 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                          (Cash Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                            0       0.00000         $    0.00       $    0.00              0    $         0
Number of All Cash Elections  9,425,370       0.49724         $   12.40       $   10.80      4,686,688    $101,794,292
Number of Standard Elections          0       0.00000         $    0.00       $    0.00              0    $         0
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 6 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                        (Standard Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                            0       0.00000         $    0.00       $    0.00              0    $         0
Number of All Cash Elections          0       0.00000         $    0.00       $    0.00              0    $         0
Number of Standard Elections  9,425,370       0.49724         $   12.40       $   10.80      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

    As soon as possible after the third day prior to the Special Meeting, Titan will issue a press release setting forth the estimated aggregate consideration to be received for each share of Titan Common Stock, assuming the Effective Time to be the same day as the Special Meeting. Although Titan intends to issue the press release before the date of the Special Meeting, Titan may issue the press release before or after the date of the Special Meeting.

    No fractional shares of USF&G Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of Titan Common Stock who otherwise would be entitled to receive a fractional share of USF&G Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the Average Stock Price. See "The Merger Agreement--Merger Consideration." In addition, the Merger Agreement provides that each outstanding Titan Option will be canceled and replaced with a USF&G Option, in accordance with the applicable exchange ratio and with the exercise price adjusted accordingly. See "The Merger Agreement--Titan Warrants and Options."

    The value of the consideration to be received by Titan stockholders in the Merger is based upon a formula and cannot precisely be determined prior to the date of the Effective Time. The consideration will depend upon the Average Stock Price, which establishes the Standard Exchange Ratio. Because the Average Stock Price of USF&G Common Stock as of the Effective Time is not determinable as of the date of this Proxy Statement/Prospectus, the exact consideration per share to be received in exchange for the outstanding Titan Common Stock is not currently determinable. In addition, because the Effective Time may occur on a date other than the date of the Special Meeting, Titan stockholders will not know the exact value of the consideration they will receive in the Merger at the time of voting on the Merger. The proration provisions may also cause Titan stockholders to receive consideration in the Merger that is different from the consideration they elect to receive.

    SURRENDER OF CERTIFICATES. As soon as reasonably practicable after the Effective Time, The Bank of New York, as exchange agent (the "Exchange Agent"), shall mail to each holder of record of Titan Common Stock immediately prior to the Effective Time: (1) a letter of transmittal, (2) instructions for use in effecting the surrender of the stock certificates in exchange for the Merger Consideration, and (3) an Election Form providing for such holders to elect to receive the Standard Consideration, the Cash Consideration or the Stock Consideration. As of the Election Deadline (which will be set forth in the Election Form) all holders of Titan Common Stock immediately prior to the Effective Time (excluding any shares of Titan Common Stock which are canceled pursuant to the terms of the Merger Agreement or are Dissenting Shares) who shall not have properly submitted to the Exchange Agent, or who shall have properly revoked, an effective and properly completed Election Form, shall be deemed to have elected to receive the Standard Consideration. See "The Merger Agreement--Surrender and Payment."

    REASONS OF TITAN FOR THE MERGER; RECOMMENDATION OF THE TITAN BOARD. The Titan Board has unanimously determined that the Merger is fair to, and in the best interests of, Titan stockholders, has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby and unanimously recommends that Titan stockholders vote FOR approval of the Merger Proposal. After careful review, the Titan Board has unanimously determined that the Merger will provide significant value to all Titan stockholders. In reaching its decision to approve the Merger Proposal, the Titan Board considered several factors, including: (a) the market value of the USF&G Common Stock and cash to be received by Titan stockholders ($23.20, based on the market price of USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan) and the premium offered based on the historical trading price of Titan Common Stock ($5.33 (or 30%) based on the thirty-day average price of $17.866 for the thirty days preceding June 3, 1997, the day Titan announced the retention of Furman Selz LLC ("Furman Selz"), and $6.45 (or 38.5%) based on a twelve-month average price of $16.745 for the twelve months ended August 7, 1997 (both the thirty-day and the twelve-month average price have been restated to reflect Titan's stock dividends)); (b) the liquidity, active trading market and dividend history of USF&G Common Stock; (c) the enhanced long-term value to Titan of a strategic merger with a larger, more diversified insurance company; (d) the opinion of Furman Selz to the effect that, as of August 7, 1997, the Merger Consideration was fair to Titan stockholders from a financial point of view; (e) the present intention of USF&G to keep Titan's current operations in San Antonio, Texas; and (f) the tax-advantaged nature of the transaction. See "The Merger--Reasons of Titan for the Merger; Recommendation of the Titan Board."

    THE TITAN BOARD UNANIMOUSLY RECOMMENDS THAT TITAN STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER PROPOSAL.

    OPINION OF FINANCIAL ADVISOR TO THE TITAN BOARD. Furman Selz, which was engaged by the Titan Board to serve as its financial advisor, delivered to the Titan Board its oral opinion, confirmed by delivery of a written opinion dated August 7, 1997, to the effect that, as of such date, and based upon and subject to the various assumptions and considerations set forth in such opinion, the consideration to be received by the holders of Titan Common Stock in the Merger (the "Merger Consideration") was fair, from a financial point of view, to such holders. Furman Selz's opinion does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting or as to whether any stockholder should elect to receive the Standard Consideration, the Cash Consideration or the Stock Consideration. The full text of the Furman Selz opinion is attached to this Proxy Statement/Prospectus as Annex B and is incorporated herein by reference. Titan's stockholders are urged to read such opinion carefully and in its entirety. See "The Merger--Opinion of Financial Advisor to the Titan Board."

    REASONS OF USF&G FOR THE MERGER; APPROVAL OF THE USF&G BOARD. The Board of Directors of USF&G (the "USF&G Board") believes that the Merger is in the best interests of USF&G and USF&G stockholders because it represents an attractive opportunity for USF&G to leverage its expertise in the higher return specialty insurance areas by significantly increasing USF&G's presence in the public entity and nonstandard automobile insurance markets. In addition, the Merger increases USF&G's geographic diversification in these market areas.

    CONDITIONS TO THE MERGER. Completion of the Merger is conditioned on the approval of the Merger Agreement by the holders of two-thirds of the outstanding shares of Titan Common Stock entitled to vote thereon, and the parties obtaining certain regulatory approvals, including certain insurance regulatory approvals and expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). The parties were notified on October 1, 1997 that early termination of the waiting period under the HSR Act was granted. Subject to waiver, the Merger is also conditioned on the representations and warranties made by the parties being correct in all material respects both as of the date of the Merger Agreement and as of the Effective Time. Further, the parties must perform all agreements and comply with all covenants required by the Merger Agreement. For a full description of the conditions to the Merger, see "The Merger Agreement--Conditions Precedent to the Merger" and the Merger Agreement which is attached hereto as Annex A.

    EFFECTIVE TIME. The Merger shall be consummated when Titan and USF&G Company file properly executed articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas and the Maryland Department of Assessments and Taxation. The Merger shall become effective upon the acceptance for record of such filings or at such time thereafter as provided in the Articles of Merger (the "Effective Time"). See "The Merger
Agreement--Effective Time."

    VOTING AND SUPPORT AGREEMENT. Mark E. Watson, Jr., the MEW Family Limited Partnership and The Mark and Kathleen Watson Charitable Foundation (collectively, the "Watson Stockholders") and USF&G have entered into a Voting and Support Agreement (the "Voting Agreement") with respect to the 2,579,295 shares of Titan Common Stock, legally and beneficially owned by the Watson Stockholders and any shares subsequently acquired, (the "Watson Shares"), which represents approximately 25.6% of the outstanding shares of Titan Common Stock. Under the terms of the Voting Agreement, the Watson Stockholders have agreed, for a period of one year, to vote or cause to be voted all of the Watson Shares in favor of the Merger Proposal and against any proposal made in opposition to the Merger. The Watson Stockholders have also agreed, for a period of one year, not to solicit or encourage any inquiry or proposal from any person to acquire the business, property or capital stock of Titan or its subsidiaries or to furnish information or otherwise facilitate any of the foregoing; provided that Mr. Watson, Jr. shall not be prohibited from taking any such actions as are required to comply with his fiduciary duties as an officer and director of Titan. In addition, subject to certain limited exceptions, the Watson Stockholders have agreed not to sell, assign, dispose of, encumber or otherwise transfer any Watson Shares other than in an exchange pursuant to the Merger.

    NO SOLICITATION. The Merger Agreement provides that Titan will not take any action to initiate, solicit or encourage any inquiries with respect to a merger, consolidation, acquisition or other similar business combination including Titan or its subsidiaries involving the purchase of (i) all or a significant portion of assets of Titan and its subsidiaries taken as a whole, (ii) 15% or more of Titan's outstanding Common Stock or (iii) 15% or more of the outstanding shares of capital stock of any subsidiary (any such proposal or offer hereinafter referred to as an "Acquisition Proposal"). Furthermore, Titan will not engage in any negotiations concerning or provide any confidential information to any parties relating to an Acquisition Proposal and will cease and immediately terminate any existing activities, discussions or negotiations with any parties respecting Acquisition Proposals. These restrictions on Titan's ability to negotiate with other parties interested in pursuing a business combination with Titan and to provide non-public information to such parties are subject to the fiduciary duties of the Titan Board. See "The Merger Agreement--No Solicitation."

    EMPLOYEE BENEFITS. Under the Merger Agreement, USF&G has agreed, for a period of one year from and after the Effective Time, to provide benefits to employees of Titan that are substantially comparable to the benefits presently offered by Titan. See "The Merger--Employee Benefits."

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of USF&G and Titan. The Merger Agreement may also be terminated by either USF&G or Titan if any permanent injunction or other court order preventing the Merger shall become final and non-appealable; if the Merger has not been consummated on or before December 31, 1997, provided that if the conditions precedent have not been satisfied as of such date, the Merger Agreement may not be terminated until February 28, 1998, if it can be reasonably anticipated that such conditions precedent will be fulfilled by that date; if the holders of at least two-thirds of the outstanding shares of Titan Common Stock have not approved the Merger, the Merger Agreement, and the consummation of the transactions contemplated thereby; if the Titan Board shall have failed to give or adversely modified in any material respect, its approval and recommendation of the Merger and the Merger Agreement; if the Titan Board shall have recommended or accepted an Acquisition Proposal; if the other party breaches its representations or warranties or fails to comply in any material respect with any of its covenants or agreements which causes certain conditions to become incapable of being satisfied; or if the Average Stock Price shall be greater than $32.42 or less than $17.46. Upon termination of the Merger Agreement, the parties will continue to have certain continuing obligations with respect to treatment of confidential information and payment of fees and expenses in certain circumstances. See "Merger Agreement--Fees and Expenses" and "The Merger Agreement--Termination."

    AMENDMENT AND WAIVER. The Merger Agreement may be amended, modified or supplemented only by written agreement of Titan, USF&G and USF&G Company at any time prior to the Effective Time of the Merger. However, after the Merger Agreement is approved by Titan's stockholders, no such amendment shall (a) reduce the amount or change the consideration to be delivered to a holder of Titan Common Stock, (b) change the date by which the Merger is required to be effected or (c) change the amounts payable with respect to Titan Options and Titan Warrants. At any time prior to the Effective Time, Titan, USF&G and USF&G Company, by action taken or authorized by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any documents delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the waiving or extending party. In the event that Titan waives a condition to, or otherwise agrees to a modification of, the Merger Agreement which is material to a vote by the stockholders of Titan, Titan stockholders would be resolicited in accordance with rules promulgated under the Exchange Act governing the solicitation of the proxies. The failure of any party to assert any of its rights shall not constitutes waiver of such rights. See "The Merger Agreement--Amendment and Waiver."

    FEES AND EXPENSES. The Merger Agreement provides that all costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. Titan has agreed to pay to USF&G $7,500,000 if (a) the Merger Agreement is terminated because two-thirds of the shares of Titan Common Stock have not approved the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby, and Titan and any other person or group shall, within 90 days after such termination, consummate or enter into an agreement respecting an Acquisition Proposal, or (b) the Merger Agreement is terminated because the Titan Board has failed to give or has withdrawn approval or recommendation of or has taken a public position materially inconsistent with, the Merger or the Merger Agreement, or has recommended, accepted or entered into an agreement for an Acquisition Proposal. See "The Merger Agreement--Fees and Expenses."

    MANAGEMENT AND OPERATIONS OF TITAN AFTER THE MERGER. After the Merger, the existing operating subsidiaries of Titan will be wholly-owned subsidiaries of USF&G Company and will operate as part of USF&G's business units. USF&G currently intends to retain Titan's current operations in San Antonio, Texas. After the Merger, Titan will have access to resources generally available to USF&G's other business units, will operate under the direction and guidance of USF&G senior management and Board of Directors, and generally will be integrated with USF&G business units engaged in activities comparable to those engaged in by Titan.

    ANTICIPATED ACCOUNTING TREATMENT. USF&G intends to account for the Merger using the purchase method of accounting.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is intended to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). A holder of Titan Common Stock will not recognize taxable gain to the extent he or she receives USF&G Common Stock in the Merger. A holder of Titan Common Stock will recognize gain for tax purposes (i) to the extent that cash is received by such stockholder in the Merger, or (ii) if the holder perfects his or her appraisal rights. All Titan stockholders should read carefully the section of this Proxy Statement/Prospectus entitled "The Merger--Certain Federal Income Tax Consequences" for a discussion of the anticipated tax consequences of the Merger.

    NYSE LISTING OF USF&G COMMON STOCK. USF&G has agreed to use its best efforts to cause the USF&G Common Stock to be issued to Titan stockholders pursuant to the Merger Agreement to be authorized for listing on the NYSE, upon official notice of issuance. Such authorization for listing is a condition to the obligations of USF&G, USF&G Company and Titan to consummate the Merger. See "The Merger--New York Stock Exchange Listing of USF&G Common Stock."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL. In considering the recommendation of the Titan Board with respect to the Merger Proposal, Titan stockholders should be aware that certain members of the Titan Board and management have interests in the Merger that are in addition to or different from the interests of Titan stockholders generally. In connection with the Merger, USF&G has agreed to provide employment and severance benefits to certain officers and employees of Titan in the manner described below and to treat Titan Options and Titan Warrants in the manner described below.

    BENEFICIAL OWNERSHIP OF TITAN COMMON STOCK BY DIRECTORS AND OFFICERS OF TITAN. As of November 14, 1997, directors and executive officers of Titan and their affiliates may be deemed to be beneficial owners of approximately 32.3% of the Titan Common Stock. Mark E. Watson, Jr. has entered into the Voting Agreement. See "The Merger Agreement--Voting and Support Agreement." The directors and executive officers of Titan will not receive any benefit with respect to their shares of Titan Common Stock that differs from or is in addition to the benefit received by all other stockholders of Titan Common Stock.

    MARK E. WATSON, JR. CONSULTING AGREEMENT. In connection with the Merger Agreement, Mark E. Watson, Jr., Chairman, President and Chief Executive Officer of Titan, Titan and USF&G Company entered into a consulting and noncompetition agreement (the "Consulting Agreement"). Under the terms of the Consulting Agreement, Mr. Watson, Jr. will provide consulting services to USF&G Company for a period of eighteen months following the Effective Time and will not compete with the business of Titan and its subsidiaries for a period of five years following the Effective Time. Mr. Watson, Jr. will receive as compensation $2,250,000 payable in eighteen equal installments. In consideration for entering into the Consulting Agreement, Mr. Watson, Jr. has agreed to terminate his current employment agreement (including any applicable change in control provisions therein) with Titan. See "The Merger--Interests of Certain Persons in the Merger."

    THOMAS E. MANGOLD EMPLOYMENT AGREEMENT. In connection with the Merger Agreement, Thomas E. Mangold, a director and Executive Vice President and Chief Operating Officer of Titan, Titan Indemnity Company and USF&G Company entered into an employment agreement (the "Mangold Employment Agreement"). Under the terms of the Mangold Employment Agreement, Mr. Mangold will be employed for five years following the Effective Time as an executive officer of Titan Indemnity Company. Mr. Mangold will receive as compensation an annual salary of not less than $250,000, plus certain stock grants and bonus arrangements as set forth more fully under "The Merger--Interests of Certain Persons in the Merger." In consideration for entering into the Mangold Employment Agreement, Mr. Mangold has agreed to terminate his current employment agreement (including any applicable change in control provisions therein) with Titan.

    MARK E. WATSON III EMPLOYMENT AGREEMENT. In connection with the Merger Agreement, Mark E. Watson III, a director and Executive Vice President, General Counsel and Secretary of Titan, Titan Indemnity Company and USF&G Company entered into an employment, consulting, legal services and non-competition agreement (the "Watson III Employment Agreement"). Under the terms of the Watson III Employment Agreement, Mr. Watson III will be employed for one year beginning January 1, 1998 as a full time executive officer of Titan Indemnity Company. Mr. Watson III will receive as compensation an annual salary of not less than $175,000, plus a bonus for 1997 of $50,000. Mr. Watson III will receive a bonus for 1998 equal to $50,000. Beginning January 1, 1999, Mr. Watson will provide consulting and legal services for two years to Titan Indemnity Company and USF&G Company and will receive annual compensation of $50,000. Pursuant to the Watson III Employment Agreement, Mr. Watson III has also agreed to not compete with the business of Titan and its subsidiaries for a period of two years following his employment term and will receive $75,000 annually in consideration of his agreement not to compete. In consideration for entering into the Watson III Employment Agreement, Mr. Watson III has agreed to terminate his current employment agreement (including any applicable change in control provisions therein) with Titan. See "The Merger--Interests of Certain Persons in the Merger."

    STONEGATE SECURITIES INVESTMENT BANKING FEE. On December 11, 1989, Titan entered into an agreement with the predecessor entity of Stonegate Securities, Inc. ("Stonegate"), an investment banking firm owned by E. B. Lyon III, a director of Titan, providing for Stonegate to provide investment banking services to Titan and for Titan to pay Stonegate an investment banking fee to Stonegate in the event of a sale of Titan or a subsidiary of Titan. Pursuant to that agreement, Stonegate has from time to time brought to Titan acquisition opportunities and has introduced Titan to potential strategic partners, including the Strategic Buyer (as herein defined) and the Financial Buyer (as herein defined). This agreement was reaffirmed on May 13, 1997. The agreement provides that Stonegate will receive a fee equal to $1,000,000 upon the sale of Titan. Stonegate also manages certain portfolio investment assets of Titan pursuant to an investment management agreement for a fee of .1% of the market value of the assets managed. USF&G has entered into a letter agreement with Stonegate providing that Stonegate's current investment advisory relationship with Titan will remain in effect through the later of the Effective Time or December 31, 1997.

    TREATMENT OF TITAN OPTIONS AND TITAN WARRANTS. Each of the Titan Options outstanding as of the Effective Time will immediately vest and be converted without any action on the part of the holder thereof into the right to purchase USF&G Common Stock on the same terms and conditions as the existing options, subject to adjustments in the exercise price and to reflect the conversion to a right to purchase USF&G Common Stock.

    Titan has agreed to use its reasonable best efforts to cause holders of all then outstanding Titan Warrants to agree to surrender and receive, in exchange for and in cancellation and settlement of each Titan Warrant, a number of shares of USF&G Common Stock for each share of Titan Common Stock subject to such Titan Warrant (subject to any applicable withholding tax) equal to the quotient of (i) the product of (1) the number of shares of Titan Common Stock which the holder would be entitled to receive if such Titan Warrant were exercised in full immediately prior to the Effective Time multiplied by (2) the difference between
(x) the Cash Consideration and (y) the exercise price of such share of Titan Common Stock under the Titan Warrant, to the extent such amount is a positive number, divided by (ii) the Average Stock Price. USF&G has also agreed to pay the Warrant Consideration in cash based upon the Average Stock Price, provided the holder of Titan Warrants enters into a Warrant Cancellation Agreement on or prior to the Effective Time. Pursuant to the agreements under which the Titan Warrants were issued (the "Warrant Agreements"), and regardless of whether the Warrant Consideration is paid in stock or cash, Titan would also pay such holders an amount equal to accrued dividends on the Titan Common Stock underlying the outstanding Titan Warrants, measured from the date the Titan Warrants were first issued.


    In the event that holders of the outstanding Titan Warrants do not properly elect to receive the Warrant Consideration (in stock or cash) on or before the Effective Time, then pursuant to the terms of the Warrant Agreements, such holders would be entitled upon exercise of the Titan Warrants to receive the Merger Consideration in lieu of Titan Common Stock, subject to the same elections and proration adjustments as holders of Titan Common Stock. In the event no election is made, then such holder would receive upon exercise of such warrants the Standard Consideration. On or before the Effective Time, holders of Titan Warrants may also exercise their right to receive Titan Common Stock pursuant to and in accordance with the Warrant Agreements. See "The Merger Agreement--Titan Options and Warrants."


    INDEMNIFICATION. Pursuant to the terms of the Merger Agreement, from and after the Effective Time, USF&G will indemnify, defend and hold harmless the officers and directors of Titan against all losses, expenses, claims, damages or liabilities based in whole or in part on the fact that such person is or was such officer or director of Titan, to the fullest extent permitted or required under applicable law. In addition, USF&G has agreed that all rights to indemnification existing in favor of the directors, officers or employees of Titan as provided in Titan's organizational documents shall survive the Merger for a period of not less than six years and has agreed to maintain the current policies of directors' and officers' liability insurance for a period of six years. See "The Merger Agreement--Indemnification."

    In connection with the foregoing, see generally "The Merger--Background of the Merger," "--Interests of Certain Persons in the Merger" and "--Employee Benefits."

RISK FACTORS

    Titan stockholders should carefully consider matters discussed under "Risk Factors." Factors to be considered, among other things, include the present inability to precisely determine the value or allocation of the consideration to be received by Titan stockholders in connection with the Merger, risks attendant to USF&G's multiple lines of business conducted in all 50 states, and risks generally associated with insurance related businesses such as reserve and catastrophe risks, reinsurance risks, cyclicality in the insurance industry, regulatory and litigation risks and competition in the insurance industry. See "Risk Factors."

STOCKHOLDER RIGHTS

    See "Comparison of Rights of Holders of USF&G Capital Stock and Titan Capital Stock" for a summary of the material differences between the rights of holders of Titan Common Stock and USF&G Common Stock.

              SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF USF&G

    The following table sets forth summary consolidated financial information for each of the five years in the period ended December 31, 1996 which are derived from the consolidated financial statements of USF&G, which have been audited by Ernst & Young, LLP, independent auditors. The summary consolidated financial information for the nine-month periods ended September 30, 1997 and September 30, 1996 are derived from unaudited financial statements. The table should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated herein by reference. The summary consolidated financial information for the nine months ended September 30, 1997 and September 30, 1996 have been prepared on the same basis as the audited financial statements of USF&G and, in the opinion of USF&G, reflect all adjustments necessary for a fair presentation of such information. The following information is not necessarily indicative of future operating results or financial position.

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                                 --------------------  -----------------------------------------------------
                                                   1997       1996       1996       1995       1994       1993       1992
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                  (IN MILLIONS, EXCEPT FOR PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS:
Premiums Earned................................  $   2,016  $   2,028  $   2,731  $   2,666  $   2,508  $   2,521  $   2,683
Net Investment Income..........................        513        537        705        733        749        753        820
Other..........................................         12         15         18         53         48         43         61
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Revenues Before Realized Gains...............      2,541      2,580      3,454      3,452      3,305      3,317      3,564
Net Realized Gains on Investments..............          4         16         44          7          5          6        148
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Revenues...............................      2,545      2,596      3,498      3,459      3,310      3,323      3,712
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Losses, Loss Expenses and Policy Benefits......      1,571      1,640      2,181      2,178      2,132      2,200      2,497
Underwriting, Acquisition and Operating
  Expenses.....................................        738        781      1,044      1,048      1,001        979      1,087
Interest Expense...............................         26         30         39         44         37         41         41
Restructuring Charges..........................         --         --         17         --         --         --         51
Facilities Exit Costs/(Sublease Income)........         --        (14)       (42)        (6)       183         --         --
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Expenses...............................      2,335      2,437      3,239      3,264      3,353      3,220      3,676
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (Loss) From Continuing Operations Before
  Income Taxes and Cumulative Effect of
  Adopting New Accounting Standards............        210        159        259        195        (43)       103         36
Provision for Income Taxes (Benefit)...........         61         --         (2)       (14)      (280)       (27)        --
Distributions on USF&G-Obligated Mandatorily
  Redeemable Preferred Capital Securities of
  Subsidiary Trusts Holding Solely Junior
  Subordinated Deferrable Interest Debentures
  of USF&G, Net of Taxes.......................          9         --         --         --         --         --         --
Income From Continuing Operations Before
  Cumulative Effect of Adopting New Accounting
  Standards....................................        140        159        261        209        237        130         36
Loss From Discontinued Operations..............         --         --         --         --         --         --         (7)
Income From Cumulative Effect of Adopting New
  Accounting Standards.........................         --         --         --         --         --         38         --
Net Income.....................................        140        159        261        209        237        168         29
Preferred Stock Dividend Requirements..........          2         14         20         28         46         48         48
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income (Loss) Available to Common
  Shareholders.................................  $     138  $     145  $     241  $     181  $     191  $     120  $     (19)
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                                 --------------------  -----------------------------------------------------
                                                   1997       1996       1996       1995       1994       1993       1992
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                    (IN MILLIONS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
Income (Loss) From Continuing Operations Before
  Cumulative Effect of Adopting New Accounting
  Standards....................................  $    1.20  $    1.21  $    2.05  $    1.63  $    2.00  $    0.90  $   (0.14)
Loss From Discontinued Operations..............         --         --         --         --         --         --      (0.08)
Income From Cumulative Effect of Adopting New
  Accounting Standards.........................         --         --         --         --         --       0.42         --
Net Income (Loss)..............................       1.20       1.21       2.05       1.63       2.00       1.32      (0.22)
Dividends Declared.............................       0.19       0.15       0.20       0.20       0.20       0.20       0.20


                                                 AS OF SEPTEMBER 30,
                                                                                        AS OF DECEMBER 31,
                                                 --------------------  -----------------------------------------------------
                                                   1997       1996       1996       1995       1994       1993       1992
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                (IN MILLIONS)
CONSOLIDATED STATEMENT OF FINANCIAL POSITION:
Total Investments..............................  $  10,459  $   9,857  $  10,076  $  11,107  $  10,561  $  11,474  $  11,417
Total Assets...................................     14,935     14,527     14,407     14,651     13,980     14,481     13,242
Unpaid Losses, Loss Expenses and Policy
  Benefits.....................................      9,818      9,648      9,584      9,816      9,962     10,343      9,460
Unearned Premiums..............................      1,173      1,189      1,113      1,055        968        950        797
Corporate Debt.................................        500        530        477        591        586        574        574
Total Liabilities..............................     12,759     12,761     12,338     12,667     12,539     12,925     11,942
USF&G-obligated mandatorily redeemable
  preferred capital securities of subsidiary
  trusts holding solely junior subordinated
  deferrable interest debentures of USF&G......        296         --        100         --         --         --         --
Total Shareholders' Equity.....................      1,880      1,766      1,969      1,984      1,441      1,556      1,300
Statutory Surplus (USF&G Company)..............      1,500      1,310      1,374      1,341      1,621      1,577      1,498

              SUMMARY CONSOLIDATED FINANCIAL INFORMATION OF TITAN

    The following table sets forth summary consolidated financial information for each of the five years in the period ended December 31, 1996 which are derived from the consolidated financial statements of Titan which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The summary consolidated financial information for the nine-month periods ended September 30, 1997 and September 30, 1996 are derived from unaudited condensed consolidated financial statements. The table should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated herein by reference. The summary consolidated financial information for the nine months ended September 30, 1997 and September 30, 1996 have been prepared on the same basis as the audited consolidated financial statements of Titan and, in the opinion of Titan, reflect all adjustments necessary for a fair presentation of such information. The following information is not necessarily indicative of future operating results or financial position.

                                          NINE MONTHS ENDED
                                            SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                         --------------------  -----------------------------------------------------
                                           1997       1996       1996       1995       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS:
Premiums Earned........................  $ 143,291  $ 111,515  $ 152,452  $ 118,219  $  90,786  $  69,407  $  46,402
Net Investment Income..................     12,575      9,401     12,866     10,161      7,576      5,470      4,421
Other..................................      9,033      5,674      8,095      3,423      2,546      6,745      4,999
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Revenues Before Realized Gains
    (Losses)...........................    164,899    126,590    173,413    131,803    100,908     81,622     55,822
Net Realized Gains (Losses)............        543        650        883         39       (247)       855        584
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Revenues.......................    165,442    127,240    174,296    131,842    100,661     82,477     56,406
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Losses and Loss Expenses...............     92,504     70,171     95,087     72,443     52,439     39,822     26,838
Underwriting, Acquisition and Operating
  Expenses.............................     54,287     40,872     56,683     42,988     34,999     32,007     23,473
Interest Expense.......................      2,510      1,177      1,827      1,125        376        521        388
Non-recurring Expenses.................      2,000         --         --         --         --         --         --
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Expenses.......................    151,301    112,220    153,597    116,556     87,814     72,350     50,699
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income Before Income Taxes and
  Cumulative Effect of Adopting New
  Accounting Standard..................     14,141     15,020     20,699     15,286     12,847     10,127      5,707
Provision for Income Taxes.............      4,250      4,718      6,518      4,716      3,784      3,341      1,666
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income Before Cumulative Effect of
  Adopting New Accounting Standards....      9,891     10,302     14,181     10,570      9,063      6,786      4,041
Cumulative Effect of Adopting New
  Accounting Standard..................         --         --         --         --         --        (52)        --
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income Available to Common
  Shareholders.........................  $   9,891  $  10,302  $  14,181  $  10,570  $   9,063  $   6,734  $   4,041
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                          NINE MONTHS ENDED
                                            SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                         --------------------  -----------------------------------------------------
                                           1997       1996       1996       1995       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
PER SHARE DATA:
Income Before Cumulative Effect of
  Adopting New Accounting Standard.....  $    0.95  $    1.02  $    1.40  $    1.27  $    1.11  $    1.09  $    0.75
Cumulative Effect of Adopting New
  Accounting Standards.................         --         --         --         --         --      (0.01)        --
Net Income.............................       0.95       1.02       1.40       1.27       1.11       1.08       0.75
Cash Dividends Paid....................       0.23       0.20       0.29       0.26       0.23       0.11         --


                                         AS OF SEPTEMBER 30,                    AS OF DECEMBER 31,
                                         --------------------  -----------------------------------------------------
                                           1997       1996       1996       1995       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                       (IN THOUSANDS)
CONSOLIDATED STATEMENT OF FINANCIAL
  POSITION:
Total Investments......................  $ 259,977  $ 216,072    224,793    193,858  $ 132,479  $ 125,128  $  98,214
Total Assets...........................    424,906    351,361    361,955    307,087    219,898    189,603    144,845
Unpaid Losses and Loss Expenses........    161,975    141,291    141,871    122,811     98,405     76,514     60,717
Unearned Premiums......................     67,432     53,967     55,333     45,178     35,219     32,255     27,428
Corporate Debt.........................     24,849     22,101     24,024     12,319      2,614      3,139      6,763
Premium Finance Debt...................     32,721     13,250     15,750      7,000      3,000        335      1,575
Total Liabilities......................    303,519    243,431    250,087    206,603    153,343    123,549    115,012
Total Shareholders' Equity.............    121,387    107,930    111,868    100,484     66,555     66,054     29,833
Statutory Surplus
  (Titan Indemnity Co.)................     82,542     78,418     80,325     58,812     41,321     36,891     20,238

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain income, dividend and book value per share data for USF&G and Titan on historical and pro forma bases. The pro forma income data give effect to the Merger using the purchase method of accounting. The pro forma dividend payments assume dividend payments consistent with USF&G's historical payments. Book value data for all pro forma presentations is based upon the number of outstanding shares of USF&G Common Stock, adjusted to include the shares of USF&G Common Stock to be issued in connection with the Merger. The information set forth below should be read in conjunction with the historical consolidated financial statements of USF&G and Titan, including the notes thereto, incorporated by reference in this Proxy Statement/Prospectus.

    The pro forma data do not reflect any cost savings and other synergies or merger related expenses anticipated by USF&G management as a result of the Merger.

                                   HISTORICAL

                                                                                  NINE MONTHS ENDED
                                                                                                              YEAR ENDED
                                                                                  SEPTEMBER 30, 1997      DECEMBER 31, 1996
                                                                                ----------------------  ----------------------
                                                                                   USF&G       TITAN       USF&G       TITAN
                                                                                -----------  ---------  -----------  ---------
Book Value Per Share..........................................................   $   16.93   $   12.05   $   15.48   $   11.19
Cash Dividends Declared Per Share.............................................        0.19        0.23        0.20        0.29
Income per share from continuing operations:
  Primary.....................................................................        1.20        0.95        2.05        1.40
  Fully Diluted...............................................................        1.16        0.95        1.93        1.40

                                   PRO FORMA

                                                          NINE MONTHS ENDED SEPTEMBER 30, 1997
                             ----------------------------------------------------------------------------------------------
                                                                         $17.46                          $21.20
                                         $24.94
                                                                        0.61458                         0.50618
                                        0.46516                                  TITAN                           TITAN
     USF&G STOCK PRICE           USF&G                           USF&G         PRO FORMA         USF&G         PRO FORMA
                               PRO FORMA                       PRO FORMA       COMBINED        PRO FORMA       COMBINED
      EXCHANGE RATIO          COMBINED(1)                     COMBINED(1)    EQUIVALENT(2)    COMBINED(1)    EQUIVALENT(2)
                             -------------                   -------------  ---------------  -------------  ---------------
Book Value Per Share.......    $   17.10       $    7.95       $   16.81       $   10.33       $   16.97       $    8.59
Cash Dividends Declared Per
 Share.....................         0.19            0.09            0.19            0.12            0.19            0.10
Income per share from
 continuing operations:
  Primary..................         1.18            0.55            1.17            0.72            1.18            0.60
  Fully Diluted............         1.14            0.53            1.13            0.69            1.14            0.58

                                                          NINE MONTHS ENDED SEPTEMBER 30, 1997
                             ----------------------------------------------------------------------------------------------
                                                                         $32.42                          $20.59
                                         $28.68
                                                                        0.38466                         0.52103
                                        0.43481                                  TITAN                           TITAN
     USF&G STOCK PRICE           USF&G                           USF&G         PRO FORMA         USF&G         PRO FORMA
                               PRO FORMA                       PRO FORMA       COMBINED        PRO FORMA       COMBINED
      EXCHANGE RATIO          COMBINED(1)                     COMBINED(1)    EQUIVALENT(2)    COMBINED(1)    EQUIVALENT(2)
                             -------------                   -------------  ---------------  -------------  ---------------
Book Value Per Share.......    $   17.22       $    7.49       $   17.29       $    6.65       $   16.95       $    8.83
Cash Dividends Declared Per
 Share.....................         0.19            0.08            0.19            0.07            0.19            0.09
Income per share from
 continuing operations:
  Primary..................         1.17            0.51            1.18            0.45            1.18            0.61
  Fully Diluted............         1.14            0.50            1.14            0.44            1.14            0.59

                                                              YEAR ENDED DECEMBER 31, 1996
                             ----------------------------------------------------------------------------------------------
                                                                         $17.46                          $21.20
                                         $24.94
                                                                        0.61458                         0.50618
                                        0.46516                                  TITAN                           TITAN
     USF&G STOCK PRICE           USF&G                           USF&G         PRO FORMA         USF&G         PRO FORMA
                               PRO FORMA                       PRO FORMA       COMBINED        PRO FORMA       COMBINED
      EXCHANGE RATIO          COMBINED(1)                     COMBINED(1)    EQUIVALENT(2)    COMBINED(1)    EQUIVALENT(2)
                             -------------                   -------------  ---------------  -------------  ---------------
Book Value Per Share (3)...    $   15.26       $    7.10       $   15.01       $    9.22       $   15.14       $    7.66
Cash Dividends Declared Per
 Share.....................         0.20            0.09            0.20            0.12            0.20            0.10
Income per share from
 continuing operations:
  Primary..................         2.01            0.93            1.99            1.22            2.01            1.02
  Fully Diluted............         1.90            0.88            1.88            1.16            1.89            0.96

                                                               YEAR ENDED DECEMBER 31, 1996
                             ------------------------------------------------------------------------------------------------
                                                                         $32.42                           $20.59
                                         $28.68
                                                                        0.38466                          0.52103
                                        0.43481                                  TITAN                             TITAN
     USF&G STOCK PRICE           USF&G                           USF&G         PRO FORMA          USF&G          PRO FORMA
                               PRO FORMA                       PRO FORMA       COMBINED         PRO FORMA        COMBINED
      EXCHANGE RATIO          COMBINED(1)                     COMBINED(1)    EQUIVALENT(2)     COMBINED(1)     EQUIVALENT(2)
                             -------------                   -------------  ---------------  ---------------  ---------------
Book Value Per Share (3)...    $   15.36       $    6.68       $   15.43       $    5.94        $   15.14        $    7.66
Cash Dividends Declared Per
 Share.....................         0.20            0.09            0.20            0.08             0.20             0.10
Income per share from
 continuing operations:
  Primary..................         2.00            0.87            2.01            0.77             2.00             1.04
  Fully Diluted............         1.89            0.82            1.90            0.73             1.89             0.98

------------------------------

(1) Exchange Ratios of 0.46516, 0.61458, 0.50618, 0.43481, 0.38466 and 0.52103
    are assumed for purposes of determining the number of shares of USF&G Common Stock outstanding on a pro forma basis. The assumed Exchange Ratios are based on assumed Average Stock Prices of $24.94, $17.46, $21.20, $28.68, $32.42 and $20.59, respectively. The actual Exchange Ratio and Average Stock Price may be different from those assumed for these purposes and will be determined based on the Average Stock Price of USF&G Common Stock on the NYSE during the Pricing Period. The exchange ratios are based on the intended consideration ratio of 50% cash and 50% USF&G Common Stock.

(2) Titan pro forma combined equivalents are determined by multiplying pro forma combined per share amounts for book value, cash dividends and income (loss) from continuing operations on a primary and fully diluted basis by the assumed Exchange Ratio of 0.46516, 0.61458, 0.50618, 0.43481, 0.38466 and
    0.52103 based on an Average Stock Prices of $24.94, $17.46, $21.20, $28.68,
    $32.45 and $20.59, respectively.

(3) Book Value Per Share at December 31, 1996, was computed utilizing a pro forma goodwill adjustment which was calcualted assuming the transaction was consummated at September 30, 1997.

                         COMPARATIVE MARKET PRICE DATA

    USF&G Common Stock is listed on the NYSE under the symbol "FG." Titan Common Stock is listed on the NYSE under the symbol "TH." The following table sets forth, for the calendar quarters indicated, the reported high and low sale prices of USF&G Common Stock and Titan Common Stock, as reported on the NYSE Composite Transactions Tape, and the dividends declared per share on USF&G Common Stock and Titan Common Stock. Titan Common Stock prices and dividends declared have been restated to reflect stock dividends paid in 1995, 1996 and 1997.

                                        USF&G COMMON STOCK                   TITAN COMMON STOCK
                                 --------------------------------   ------------------------------------
                                                           DIVIDENDS                            DIVIDENDS
                                   HIGH         LOW        DECLARED    HIGH          LOW        DECLARED
                                 --------    ----------    ------   ----------    ----------    --------
1994
  First Quarter...............   $ 16 1/8    $ 13          $0.05    $  9 15/16    $  8 3/32     $0.0540
  Second Quarter..............     14          11 11/16     0.05       8 41/64       6 29/32     0.0540
  Third Quarter...............     14          12 1/8       0.05       8 13/64       7 15/64     0.0605
  Fourth Quarter..............     14 5/8      12 3/8       0.05       9 11/64       7 11/32     0.0605
1995
  First Quarter...............     15 1/2      13 3/8       0.05       9 1/16        8 13/64     0.0605
  Second Quarter..............     17 1/4      13 3/4       0.05      11 7/64        8 17/32     0.0605
  Third Quarter...............     19 1/2      15           0.05      14 9/32       10 49/64     0.0680
  Fourth Quarter..............     19 1/2      16           0.05      14 11/64      11 51/64     0.0680
1996
  First Quarter...............     17 1/2      14 1/4       0.05      12 45/64      11 9/16      0.0680
  Second Quarter..............     16 5/8      15           0.05      15 19/32      12 1/8       0.0680
  Third Quarter...............     18 5/8      15           0.05      14 17/32      12 31/32     0.0762
  Fourth Quarter..............     21 3/4      17 1/4       0.05      15 23/32      13 37/64     0.0762
1997
  First Quarter...............     21 3/4      21 3/8       0.05      17 1/32       15 23/64     0.0762
  Second Quarter..............     24 1/8      23 3/4       0.07      24 1/4        15 23/32     0.0762
  Third Quarter...............     25 3/16     21 15/16     0.07      25          21 1/8         0.0800
  Fourth Quarter (through
    November 14, 1997)........     23          20 1/16      0.07      21 7/8        19 7/8       0.0800

    On July 29, 1997, the trading day prior to USF&G's initial offer to Titan, the last reported sale prices of USF&G Common Stock and Titan Common Stock were $24.9375 and $24, respectively, and the value of the consideration per share of Titan Common Stock was $23.20.

    On August 7, 1997, the last trading day prior to the public announcement of the Merger, the last reported sale prices of USF&G Common Stock and Titan Common Stock were $23.375 and $22.875, respectively, and the value of the consideration per share of Titan Common Stock was $22.47.

    On November 14, 1997, the last reported sale prices of USF&G Common Stock and Titan Common Stock were $20.0625 and $20.9375, respectively, and the value of the consideration per share of Titan Common Stock was $21.46.

    On November 14, 1997, there were approximately 966 holders of record of Titan Common Stock.

    USF&G has paid cash dividends on the USF&G Common Stock in every quarter since it was formed as a holding company in 1981. While USF&G intends to continue to pay dividends, the decision to do so is made quarterly by the USF&G Board and is dependent upon the earnings of USF&G, management's assessment of future capital needs and other factors. As a holding company, USF&G's ability to pay dividends to its stockholders is dependent upon dividends from its subsidiaries. The ability of its principal subsidiary, USF&G Company, to distribute dividends is subject to regulation under Maryland law. See "Risk Factors--Holding Company Structure; Dividend Restrictions."

                                  RISK FACTORS

VALUE AND COMPOSITION OF THE MERGER CONSIDERATION

    The consideration to be received by Titan stockholders in the Merger will be based upon a formula and cannot be precisely determined prior to the Effective Time. For purposes of determining the aggregate consideration to be received by each Titan stockholder, the Standard Exchange Ratio will not change so long as the Average Stock Price of USF&G Common Stock is neither greater than $28.68 nor less than $21.20 during the Pricing Period and the value of the consideration received therefore will vary with the price of USF&G Common Stock within these price ranges (however, the Standard Exchange Ratio may change for purposes of allocating equal amounts of cash and USF&G Common Stock). To the extent that the Average Stock Price exceeds $28.68 or is less than $21.20 (but not less than $17.46), the Standard Exchange Ratio will be adjusted and the number of shares of USF&G Common Stock received by a person making a Standard Election or a Stock Election will be adjusted. Further, changes in the price of USF&G Common Stock will alter the allocation of the consideration between cash and stock to maintain a 50% stock and 50% cash relationship. In order to maintain the 50% stock and 50% cash relationship required by the Merger Agreement, persons making Stock Elections may be prorated and not receive 100% stock consideration, persons making Cash Elections may be prorated and may not receive 100% cash consideration, and persons making Standard Elections may be prorated in a manner that will result in their receiving more or less than 50% stock consideration. Accordingly, the exact allocation and value of the consideration received in the Merger will not be finally determined until after the Effective Time.

    Due to the foregoing, although the value of the cash and stock consideration to be provided by USF&G in connection with the Merger was $23.20 per share based on the $24.9375 per share closing price of USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan, the actual value of the consideration received is likely to vary from this number. Had the Merger been consummated on November 17, 1997, the Average Stock Price would have been $20.59, and stockholders would have received total consideration of $21.46 per share, and stockholders making the Standard Election would have received $10.73 in cash and 0.52103 of a share of USF&G Common Stock per share of Titan Common Stock. The foregoing assumes that no prorations were required in order to maintain the 50% stock and 50% cash relationship required by the Merger Agreement. Adjustments required as a result of any such proration will not alter the total value of the consideration received by Titan shareholders, but could alter the allocation of that consideration between stock and cash.

    Furthermore, although the consideration to be received by holders of Titan Common Stock will be based on the Average Stock Price of USF&G Common Stock over the Pricing Period, the market price of USF&G Common Stock will fluctuate and, on the date of the Effective Time, the date of receipt of shares of USF&G Common Stock by holders of Titan Common Stock, and the date on which such shares of USF&G Common Stock are eventually sold, such market price may be more or less than the Average Stock Price of USF&G Common Stock over the Pricing Period.

UNCERTAINTY OF THE MERGER CONSIDERATION

    Based on the "--Value and Composition of the Merger Consideration" discussed immediately above, Titan stockholders will not know the amount or value of the consideration they will receive in the Merger at the time they vote on the Merger at the Special Meeting and will not know the allocation of the consideration to be received until all Election Forms have been received.

RISKS RELATED TO USF&G'S OPERATIONS

    Titan operates two specialty property-casualty insurance companies and a premium finance company. USF&G and its subsidiaries write multiple lines of business, including commercial and personal property, auto, inland marine, workers' compensation, general and umbrella liability, fidelity/surety, reinsurance, life and annuities. USF&G Company conducts business in all 50 states, the District of Columbia and outside of the United States. As a result, USF&G Company is subject to certain reserving, catastrophe, reinsurance, rating, investment, regulatory and other risks which are different from those to which Titan is subject. In addition, each USF&G segment is subject to specific risks which may be different or broader than the risks faced by Titan's specialized lines of business. For example, the Commercial Insurance Group's focus on specialized market segments and excess & surplus lines requires more specialized underwriting and entails greater risks than other segments. The Commercial Insurance Group's ability to achieve premium growth may be difficult in the near future given the intense price competition in commercial lines and changes in its book of business, field structure and distribution systems.

ADEQUACY OF PROPERTY-CASUALTY LOSS RESERVES

    USF&G Company maintains property and casualty loss reserves to cover its estimated ultimate liability for losses and loss adjustment expenses with respect to reported claims and claims incurred but not yet reported. The process of estimating the liability for unpaid losses and loss expenses is inherently judgmental and is influenced by factors which are subject to significant variation. Possible sources of variation include changing rates of inflation as well as changes in other economic conditions, the legal system and internal claims settlement practices. In many cases, significant periods of time may lapse between the occurrence of an insured event, the reporting of a claim to USF&G Company, and USF&G Company's final settlement of the claim. While USF&G Company reports a single amount as the estimate for unpaid loss and loss expenses as of each valuation date, the reported reserves should be considered the best estimate from a range of possible outcomes. It is unlikely that future losses and loss expenses will develop exactly as projected and they may in fact vary significantly from projections.

    The level of loss reserves for both current and prior years' claims is continually monitored and adjusted for changing economic, social, judicial and legislative conditions, as well as for changes in historical trends as information regarding such conditions and actual claims develops. Establishing appropriate reserves, particularly with respect to environmental, asbestos and other long-term exposure claims, is highly judgmental and an inherently uncertain process. It is possible that, as conditions change and claims experience develops, additional reserves may be required in the future. There can be no assurance that such adjustments will not have a material adverse effect on USF&G's financial condition or results of operations.

    The inherent uncertainties of estimating insurance reserves are generally greater for liability coverages (particularly workers' compensation, environmental and product liability) than for property coverages, due to the longer period of time that elapses before a definitive determination of ultimate loss can be made. These estimating uncertainties are particularly significant for mass tort claims, which include environmental, product liability, other long-term exposures such as asbestos and other types of exposures where multiple claims relate to a similar cause of loss. Although establishment of reserves for nonstandard private passenger automobile and public entity insurers such as Titan Auto is uncertain, establishing reserves for many of the liabilities underwritten by multiline insurers such as USF&G Company generally involves more judgmental factors and risks, since these liabilities may involve, among other factors, multiple products, higher coverage limits, longer tails, and claims arising from environmental, product liability, workers' compensation, and general liability coverages which may be more difficult to estimate or resolve.

POTENTIAL LOSSES FROM CATASTROPHES

    Property-casualty insurers are subject to claims arising out of catastrophes, which may have a significant impact on their results of operations and financial condition. USF&G Company has experienced, and can be expected in the future to experience, material catastrophe losses. Catastrophes can be caused by various events including hurricanes, windstorms, earthquakes, floods, hail, winter storms, explosions, fires and civil disorders, and the incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Many catastrophes are restricted to relatively small geographical areas; however, earthquakes, hurricanes and other storms, in particular, may produce significant damage in large, heavily populated areas. Applicable accounting principles do not permit an insurer to establish reserves for catastrophes or other losses before they actually occur. The multiple lines of business written by USF&G Company, particularly property and excess & surplus insurance and reinsurance coverage both in and outside of the United States, make USF&G Company more subject to claims arising out of catastrophes than a specialty insurer such as Titan.

REINSURANCE CONSIDERATIONS

    Reinsurance is used to limit the amount of risk retained under policies written. The availability and cost of reinsurance are subject to prevailing market conditions, both in terms of price and available capacity, which can affect USF&G's business volume and profitability. USF&G also is subject to credit risk with respect to its ability to recover amounts due from its reinsurers, since the ceding of risk to its reinsurers does not relieve USF&G of liability to its insureds. There can be no assurance that USF&G's reinsurance programs will effectively limit its overall exposure for policy claims.

CYCLICALITY OF PROPERTY-CASUALTY INSURANCE INDUSTRY

    Historically, the property-casualty insurance industry has been cyclical, generally characterized by extended periods of overcapacity that adversely affect premium rates, followed by periods of undercapacity resulting in higher rates. Premium rate levels are affected by the availability of insurance coverage which is generally affected by the level of surplus in the industry. Increases in surplus have generally been accompanied by increased price competition among property-casualty insurers. The industry's profitability can be affected significantly by volatile and unpredictable developments, including catastrophes, interest rate fluctuations and other changes in the investment environment which affect market prices of and income from insurance company investments, inflationary pressures that affect the size of losses, and judicial decisions affecting insurers' liabilities. The demand for property-casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. USF&G cannot predict if or when the general market conditions for the property-casualty industry will change. The property/casualty industry, particularly with respect to commercial insurance, has been subject to an extended period of intense price competition.

HOLDING COMPANY STRUCTURE; DIVIDEND RESTRICTIONS

    Both USF&G and Titan are defined, for purposes of state laws, as "insurance holding companies" and they are dependent upon the ability of their insurance subsidiaries to pay dividends to them (or to intermediate parents within the holding company structure of which they are a part) to meet their obligations and cover their expenses. Insurance companies are limited by law to the payment of dividends out of surplus earnings above a specified level, generally the greater of ten percent of the insurer's surplus as regards its policyholders or, under certain conditions, the prior year's statutory net income. Under the Maryland Insurance Code, Maryland insurance subsidiaries, such as USF&G Company and F&G Life, must provide the Maryland Insurance Commissioner (the "Insurance Commissioner") with not less than thirty days' prior written notice before payment of an "extraordinary dividend" to its holding company. "Extraordinary dividends" are dividends which, together with any dividends paid during the immediately preceding twelve-month period, would be in excess of ten percent of the subsidiary's statutory policyholders' surplus as of the prior calendar year end. Extraordinary dividends may not be paid until either such thirty-day period has expired and the Insurance Commissioner has not disapproved the payment or the Insurance Commissioner has approved the payment within such period. In addition, ten days' prior notice of any other dividend must be given to the Insurance Commissioner prior to payment, and the Insurance Commissioner has the right to prevent payment of such dividend if it determines that such payment could impair the insurer's surplus or financial condition. Dividends of up to $137 million are available for payment from USF&G Company to USF&G during 1997 without being deemed extraordinary dividends.

REGULATION

    USF&G's insurance subsidiaries are subject to extensive regulatory oversight in the jurisdictions where they do business. This regulatory structure, which generally operates through state insurance departments, involves the licensing of insurance companies and agents, limitations on the nature and amount of certain investments, restrictions on the amount of single insured risks, approval of policy forms and rates, setting of capital and deposit requirements, limitations on dividends, limitations on the ability to withdraw from certain lines of business such as personal lines and workers' compensation, and other matters. State insurance departments routinely conduct financial and market conduct examinations and assess fines for violations of the myriad state regulations affecting the conduct of the insurance business.

    Some state regulations have the effect of restricting the ability of insurance companies to change their operations or causing insurance companies to engage in certain business practices that are no longer profitable. For example, most states require insurers to provide coverage for less desirable risks through participation in mandatory programs. USF&G's participation in assigned risk pools and similar plans, mandated now or in the future, creates and is expected to create downward pressure on earnings. In addition, some states have adopted legislation or regulations restricting or otherwise limiting an insurer's ability to withdraw from certain lines of business. Such restrictions are most often found in personal lines and workers' compensation insurance. They include prohibitions on mid-term cancellations and limiting reasons based upon which an insurer may nonrenew policies, requirements for amendment to underwriting standards, rates and policy forms to be approved by state regulators, specifications of a maximum percentage of a book of business which may be nonrenewed within the state within any twelve-month period, and prohibitions on exiting a single line of business within a state (thus requiring an insurer to either continue an unprofitable line or give up all lines of business and withdraw from a state entirely). Such restrictions limit USF&G's ability to manage its exposure to unprofitable lines and adversely affects earnings to the extent USF&G is required to continue writing unprofitable business.

    From time to time the insurance regulatory framework has been the subject of increased scrutiny. At any one time there may be numerous initiatives within state legislatures or state insurance departments to alter and, in many cases, increase state authority to regulate insurance companies and their businesses. It is not possible to predict the future impact of increasing regulation on USF&G's operations. In addition, various proposals have been considered on the national level affecting the regulation of insurance companies. No reliable prediction can be made at this time as to the outcome of any of these proposals or the effect they may have on USF&G.

A.M. BEST COMPANY RATINGS AND REVIEW

    Insurance ratings are important to certain consumers of property/casualty coverages, particularly in surety, fidelity and certain specialty and reinsurance operations. A.M. Best Company's ratings express an overall opinion of an insurance company's ability to meet its obligations to policyholders. A.M. Best Company's ratings are divided into "secure" and "vulnerable" categories. Ratings in the secure category range from A++ to B+ and ratings in the vulnerable category range from B to F and S for rating suspended. A and A-ratings are assigned to companies which have excellent financial strength, operating performance and market profile and indicate that a company has a very strong ability to meet its ongoing obligations to policy holders, although the ratings are not intended and should not be construed as an indication of the attractiveness, stability or performance of a company's equity securities. As a matter of practice, A.M. Best Company places companies which are being acquired on review status whenever an acquisition is announced. Such rating reviews reflect the uncertainty created when an acquisition is announced and normally are not lifted until the acquisition is completed. In accordance with this practice A.M. Best Company has placed its A- ratings of Titan Indemnity and Titan Insurance under review in connection with the Merger. Neither Titan nor USF&G has any reason to believe that such ratings will change as a result of the Merger. There can be no assurance that Titan and USF&G will maintain their current ratings.

LEGAL PROCEEDINGS

    USF&G's insurance subsidiaries are routinely engaged in litigation in the normal course of their business, including defending claims for punitive damages. As insurers, they defend third-party claims brought against their insureds, as well as defending themselves against first-party and coverage claims. Additionally, contingencies may arise from insurance regulatory matters and regulatory litigation matters.

    In the opinion of management of USF&G, such litigation and the litigation described in Note 14, "Legal Contingencies" of the Notes to USF&G's Consolidated Financial Statements incorporated herein by reference, is not expected to have a material adverse effect on USF&G's consolidated financial position, although it is possible that the results of operations in a particular quarter or annual period would be materially affected by an unfavorable outcome.

COMPETITION

    Property-casualty insurance: The property-casualty insurance industry is highly competitive with over 2,400 companies nationwide. These insurers are not only stock companies, but also mutual companies and other underwriting organizations. USF&G Company competes with other property-casualty insurance companies whose products are distributed through national, regional and local independent agencies, direct sales and brokers. Consumers may also use self-insurance, which includes captive insurance subsidiaries. Pricing is a primary means of competition in the property/casualty industry. The industry is currently in a period of significant price competition, which adversely affects USF&G Company's profitability. Availability and quality of products, quality and speed of service (including claims service), financial strength, distribution systems and technical expertise are also important elements of competition. In personal and other lines offered by USF&G Company, significant price competition is experienced from direct-writing companies that do not use independent agents and generally have lower policy acquisition costs.

    Life Insurance: USF&G's life insurance subsidiaries operate in a competitive environment, with approximately 1,200 companies nationwide in the industry including stock and mutual companies. In the life insurance industry, interest crediting rates, underwriting philosophy, policy features, financial stability and service quality are important competitive factors. F&G Life's products compete not only with those offered by other life insurance companies, but also with other income accumulation-oriented products offered by other financial institutions. The life insurance industry has experienced considerable competitive pressure in recent periods as a result of fluctuating interest rates.

                              THE SPECIAL MEETING

GENERAL; DATE AND PLACE OF THE SPECIAL MEETING

    This Proxy Statement/Prospectus is being furnished to holders of Titan Common Stock in connection with the solicitation of proxies by the Titan Board for use at the Special Meeting to be held at its principal executive offices, located at 2700 N.E. Loop 410, San Antonio, Texas 78217 at 10:00 a.m. on Monday, December 22, 1997 and at any adjournment or postponement thereof.

    This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Titan on or about November 18, 1997.

PURPOSE OF THE SPECIAL MEETING

    At the Special Meeting, holders of Titan Common Stock will consider and vote upon a proposal to approve the Merger Proposal.

    The Titan Board has unanimously determined that the Merger is fair to, and in the best interests of, Titan stockholders, has unanimously approved the Merger Proposal, and unanimously recommends that Titan's stockholders vote FOR the approval of the Merger Proposal. See "The Merger--Reasons of Titan for the Merger; Recommendation of the Titan Board."

STOCKHOLDERS ENTITLED TO VOTE; QUORUM; REQUISITE APPROVAL

    The Titan Board has fixed November 21, 1997 as the Record Date for the determination of the Titan stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of Titan Common Stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of November 14, 1997, there were 10,075,370 shares of Titan Common Stock outstanding and entitled to vote, which shares were held by approximately 966 holders of record. Each holder of record of Titan Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, at the Special Meeting. In addition, Titan expects an additional 27,825 shares of restricted Titan Common Stock granted on April 30, 1997 to be outstanding and entitled to vote as of the date of the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Titan Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

    The consummation of the Merger is subject to certain conditions including, among other things, the approval by the affirmative vote of at least two-thirds of the outstanding shares of Titan Common Stock entitled to vote, as well as the approval of certain regulatory agencies. Mark E. Watson, Jr., the Chairman, President and Chief Executive Officer of Titan, who owns or controls approximately 25.6% of the outstanding shares of Titan Common Stock, has agreed to vote his shares of Titan Common Stock for approval of the Merger Proposal. Titan's other officers and directors, who in the aggregate beneficially own less than 1% of the outstanding shares of Titan Common Stock, have not indicated how they intend to vote their shares of Titan Common Stock. USF&G has purchased 650,000 shares or 6.45% of the outstanding shares of Titan Common Stock which it intends to vote in favor of the Merger Proposal.

    AT THE SPECIAL MEETING, ALTHOUGH ABSTENTIONS AND BROKER NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL WITH RESPECT TO DETERMINING WHETHER THE PROPOSAL TO APPROVE THE MERGER PROPOSAL HAS RECEIVED THE REQUISITE NUMBER OF AFFIRMATIVE VOTES.

PROXIES

    This Proxy Statement/Prospectus is being furnished to Titan stockholders in connection with the solicitation of proxies by and on behalf of the Titan Board for use at the Special Meeting.

    All shares of Titan Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED (OTHER THAN IN THE CASE OF BROKER NON-VOTES), SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER PROPOSAL. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on matters incidental to the conduct of the Special Meeting.

    If a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies) is properly presented for consideration at the Special Meeting, the persons named in the enclosed forms of proxy and acting thereunder will have discretion to vote on such matter in accordance with their best judgment. Shares represented by proxies which direct a vote against the approval of the Merger Proposal will not be voted by such persons in favor of adjourning the Special Meeting.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of Titan at or before the taking of the vote at the Special Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Titan before the taking of the vote at the Special Meeting, or (c) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Titan Holdings, Inc., 2700 N.E. Loop 410, Suite 500, San Antonio, Texas 78217, Attention: Secretary, or hand delivered to the Secretary of Titan, at or before the taking of the vote of the Special Meeting.

    All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement/ Prospectus, will be borne by Titan; provided that USF&G has agreed to pay one-half of the printing expenses incurred in connection with this Proxy Statement/Prospectus. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Titan in person or by telephone, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for reasonable out-of-pocket expenses in connection with, such solicitation. Titan has retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the Special Meeting at a cost of approximately $5,000 plus reasonable out-of-pocket expenses. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Titan will reimburse such custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith.

    TITAN STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

APPRAISAL RIGHTS

    The following provides a discussion of the material provisions of the law pertaining to appraisal rights under the Texas Business Corporation Act ("TBCA"). Holders of Titan Common Stock have the right to dissent from the Merger and to receive payment of the fair value for their shares as set forth in Sections 5.11 and 5.12 of the TBCA (the "Appraisal Statute"). This discussion is not a complete statement of the law and is qualified in its entirety by the full text of the Appraisal Statute which is presented in its entirety as Annex C to this Proxy Statement/Prospectus.

    A holder of Titan Common Stock who desires to dissent and who intends to do so must file a written objection to the proposed Merger, setting out the stockholder's right to dissent and the stockholder's address should the Merger be effective. Such objection must be filed prior to the Special Meeting. If the proposed Merger is approved by the requisite vote and if such stockholder does not vote, either in person or by proxy, in favor of the Merger, and has so filed the written objection, then within ten days of the Effective Time the corporation surviving the Merger (the "Surviving Corporation") will deliver or mail to the stockholder a written notice that the Merger was effected (the "Merger Notice"). The stockholder may then demand payment for the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the Merger (the "Stockholder's Demand"). Such Stockholder's Demand must be in writing, must specify the number of shares of Titan Common Stock owned by such stockholder, the stockholder's estimate of the fair value of the Titan Common Stock owned by the stockholder and must be filed with the Surviving Corporation within ten days from the delivery or mailing of the Merger Notice. Any otherwise dissenting stockholder who fails to make such demand within such period or who votes for the Merger shall be conclusively presumed to have consented to the Merger and shall be bound by the terms thereof.

    A PROXY MARKED "AGAINST" THE MERGER PROPOSAL WILL NOT BE DEEMED WRITTEN NOTICE OF OBJECTION TO THE MERGER. A STOCKHOLDER WHO WISHES TO DISSENT FROM THE MERGER MUST PROVIDE A SEPARATE WRITTEN NOTICE OF OBJECTION PRIOR TO THE SPECIAL MEETING, MUST NOT VOTE "FOR" THE MERGER PROPOSAL, AND MUST MAKE WRITTEN DEMAND FOR PAYMENT OF THE FAIR VALUE OF HIS OTHER SHARES WITHIN TEN DAYS AFTER RECEIVING THE MERGER NOTICE. A PROXY MARKED "AGAINST" OR "ABSTAIN" OR A STOCKHOLDER'S FAILURE TO VOTE WITH RESPECT TO THE MERGER PROPOSAL WILL SUFFICE AS NOT VOTING IN FAVOR OF THE MERGER PROPOSAL.

    Within twenty days of receiving the Stockholder's Demand, the Surviving Corporation will deliver or mail a written notice to the stockholder either (i) agreeing to pay the amount set forth in the Stockholder's Demand within ninety days after the Effective Time of the Merger upon surrender of the certificate or certificates representing such shares or (ii) offering to pay the Surviving Corporation's estimate of the fair value of the stockholder's shares within ninety days after the Effective Time of the Merger upon surrender of the certificate or certificates representing such shares.

    If within sixty days after the Effective Time, agreement as to the fair value of said shares is not reached between the dissenting stockholder and the Surviving Corporation, then the dissenting stockholder or the Surviving Corporation may, within an additional sixty days after the expiration of such sixty-day period, file a petition in any court of competent jurisdiction within the County of Bexar, Texas, asking for a finding and determination of the fair value of such shares, together with interest thereon beginning ninety-one days after the Effective Time until the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the Surviving Corporation of the certificate or certificates representing said shares. Upon the payment of the agreed-upon fair value or the judgment, the dissenting stockholder shall cease to have any interest in such shares.

    Unless the dissenting stockholder shall file such petition within said sixty-day period, such stockholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the Merger and shall be bound by the terms thereof. Should a dissenting stockholder fail to comply with any of the requirements of the Appraisal Statute, the stockholder will be deemed to have elected the Cash Consideration which will be paid upon surrender to the Surviving Corporation of the certificate or certificates representing said shares.

    The foregoing does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise appraisal rights and, in view of the fact that exercise of such rights requires strict adherence to the relevant provisions of the TBCA, stockholders who desire to exercise appraisal rights are advised to review with care all applicable provisions of law and to obtain legal counsel concerning proper compliance therewith.

                                   THE MERGER

BACKGROUND OF THE MERGER

    Since Titan's initial public offering in July 1993, Titan's management has regularly reviewed Titan's business strategy and prospects. In the course of doing so, it has considered possible alliances, business combinations and transactions with various industry participants, including companies both smaller and larger than Titan. Titan's management has reported on such matters from time to time at meetings of Titan's Board. Mark E. Watson, Jr., Titan's Chairman, President and Chief Executive Officer, and E. B. Lyon III, a director of and financial advisor to Titan, have, individually and together, met from time to time with various individuals and entities regarding possible transactions. No agreements with respect to any such transactions were ever reached. In addition, Mr. Watson, Jr. has from time to time explored opportunities to sell all or a portion of his shares of Titan Common Stock.

    On March 3, 1997, Mr. Watson, Jr. and Mr. Lyon met with representatives of a subsidiary of a Fortune 50 company (the "Strategic Buyer") with which Titan had a pre-existing business relationship. At that meeting, the Strategic Buyer expressed a possible interest in Titan's public entity business. Also on March 3, 1997, Mr. Watson, Jr. and Mr. Lyon met with representatives of a major national investment bank with whom Mr. Watson, Jr. had recently had discussions regarding the sale of a portion of his shares of Titan Common Stock. At that meeting, the representatives asked Titan to consider the feasibility of a sale of Titan to a merchant banking fund (the "Financial Buyer") sponsored by the investment bank that might have an interest in acquiring Titan in an all-cash or predominantly-cash transaction.

    In order to further the initial expressions of interest from the Strategic Buyer, on March 13, 1997, Titan executed a confidentiality letter with the Strategic Buyer and shortly thereafter provided certain financial and operating data solely with respect to Titan's public entity business.

    On April 3, 1997, Messrs. Watson, Jr. and Lyon met again with representatives of the Strategic Buyer and Financial Buyer. Such buyers reiterated their separate interests in pursuing transactions with Titan, although no material terms were discussed. Mr. Watson, Jr., as Titan's Chairman and Chief Executive Officer, and Mr. Lyon, as an investment banking advisor and director of Titan, met with the Strategic Buyer and the Financial Buyer in furtherance of Titan's policy of evaluating possible alliances, business combinations and other transactions and opportunities which present themselves from time to time. On April 3, 1997, Titan executed a confidentiality agreement with the Financial Buyer.

    On April 14, 1997 and April 28, 1997, officers of Titan met with representatives of the Financial Buyer to discuss a possible business combination involving Titan. The discussions remained preliminary in nature and no significant terms, including terms relating to price, were discussed. After the April 14, 1997 meeting, the Financial Buyer and its representatives were provided with certain financial and other information regarding Titan.

    At the May 1, 1997 regularly scheduled Titan Board meeting, Mr. Watson, Jr. informed the Titan Board for the first time that certain preliminary expressions of interest had been received from both the Strategic Buyer and the Financial Buyer and that members of management had had initial discussions with representatives of the Financial Buyer concerning a possible business combination. Mr. Watson, Jr. further informed the Titan Board that Titan had entered into confidentiality agreements with the Strategic Buyer and the Financial Buyer and that Titan had provided certain financial and other information to both buyers. The Titan Board discussed these preliminary expressions of interest and advised management to continue discussions with both potential buyers.

    Between May 1, 1997 and May 20, 1997, the Financial Buyer and its representatives conducted a due diligence investigation with respect to Titan's business and operations. On May 20, 1997, the Financial Buyer delivered a letter to Titan proposing preliminary terms for a business combination and requesting a period of exclusivity to negotiate a definitive acquisition agreement. The Financial Buyer's proposal contemplated a recapitalization transaction in which the Financial Buyer would acquire approximately

85% of Titan's outstanding shares at a proposed purchase price of $20.00 per share in cash and certain members of Titan's management, including Mr. Watson, Jr., would retain some of their shares of Titan Common Stock.

    On May 13, 1997, Titan executed a new confidentiality agreement with the Strategic Buyer, pursuant to which the Strategic Buyer was for the first time permitted access to information pertaining to all of Titan's business and operations. On May 20 and 21, 1997, the Strategic Buyer conducted a due diligence investigation with respect to all of Titan's businesses.

    On May 21, 1997, the Titan Board met informally by telephone to discuss the possible strategic alternatives separately proposed by the Strategic Buyer and the Financial Buyer. These alternatives included a recapitalization transaction in which the Financial Buyer would acquire 85% of Titan's outstanding shares, a sale of a portion of Titan's business to either the Strategic Buyer or the Financial Buyer or a sale of the entire business. The terms of the Financial Buyer's preliminary proposal were discussed. Thereafter, Titan's management initiated contact with Furman Selz, an investment banking firm with which Titan had a relationship, to discuss Titan's strategic alternatives.

    On May 30, 1997, the Strategic Buyer delivered a letter to Titan expressing an interest in purchasing only Titan's public entity business, subject to a number of conditions, including completion of due diligence. On May 30, 1997, four of Titan's outside directors met with legal counsel to discuss directors' fiduciary duties in the context of a sale of all or a portion of Titan's business and the recapitalization plan proposed by the Financial Buyer. On May 30, 1997, prior to the Titan Board meeting, representatives of the Financial Buyer made a presentation to the members of the Titan Board in which they briefly reviewed the terms of their proposal. The opportunity to make a presentation to the Titan Board was not requested by the Strategic Buyer.

    On May 30, 1997, the Titan Board held a meeting. At that meeting, the Titan Board formally engaged Furman Selz to represent Titan with respect to the proposed transactions as well as other possible business combinations. Titan's outside counsel reviewed with the Titan Board its fiduciary duties in the context of a sale of all or a portion of Titan's business and the recapitalization plan proposed by the Financial Buyer. Furman Selz then reviewed the proposals made by the Strategic Buyer and the Financial Buyer. Furman Selz indicated to the Titan Board that, in the event the Titan Board wished to continue exploring alternatives leading to the sale of Titan, it could, among other things: (i) continue discussions with the Financial Buyer and Strategic Buyer in the hope that one or both of them, in an effort to avoid a lengthy auction process, would offer a premium price and move quickly to consummate a transaction, (ii) conduct a "controlled auction" with a larger group of potential buyers, or (iii) conduct a full-scale, publicly-disclosed auction of Titan.

    The Titan Board discussed extensively and evaluated the advantages and disadvantages of each option. The sale of Titan's public entity business would enable Titan's management to focus on the higher growth non-standard automobile business and provide additional capital to grow that business and reduce long-term indebtedness. However, the tax on the sale of the public entity business would substantially reduce the benefits of such a transaction. The advantages of the Financial Buyer's offer were that it would enable virtually all stockholders an opportunity to sell their Titan shares and would avoid the tax problems from the sale of only a portion of Titan's business. The disadvantages of the offer included the value of the offer ($20.00 per share in cash) and the possibility that all Titan stockholders would retain an illiquid de minimis interest in Titan. After such discussions, the Titan Board determined that it would primarily consider only offers involving a business combination and not a sale of one portion of Titan's business. The Titan Board directed Titan's management to enter into non-exclusive negotiations with the Financial Buyer and to continue discussions with the Strategic Buyer with respect to a business combination involving all of Titan. The Titan Board also directed Titan's management to issue a press release stating that Titan had retained Furman Selz to review expressions of interest it had received regarding a potential sale of some or all of its businesses. The Titan Board further directed Furman Selz to accept indications of interest from any bona-fide potential buyers who contacted Furman Selz or Titan's management expressing an interest in Titan.

    In light of Titan's intention to issue the aforementioned press release and thus actively encourage interest from other parties, on May 31 and June 1, 1997, the Financial Buyer expressed its reluctance to proceed on a non-exclusive basis without some assurance of Titan's good faith (ultimately agreed to be a $1,000,000 expense reimbursement fee in the event Titan entered into an agreement with respect to a business combination with another company prior to September 16, 1997).

    On June 2, 1997, the Titan Board met by telephone to discuss the status of the proposed transactions and the Financial Buyer's requirement that it receive the right to negotiate on an exclusive basis or otherwise receive assurance of Titan's good faith. The Titan Board determined that the status of the discussions with the Financial Buyer was promising, but was reluctant to foreclose other, potentially more beneficial transactions and authorized management to agree to the expense reimbursement, which it believed to be a reasonable inducement to keep negotiations with the Financial Buyer on a non-exclusive basis.

    On June 3, 1997, Titan publicly announced that it had retained Furman Selz to help it evaluate expressions of interest it had received regarding a potential sale of part or all of its business. Also on June 3, 1997, Titan received a draft acquisition agreement from the Financial Buyer.

    In early June 1997, Titan and Furman Selz assembled documents relating to Titan's business and operations in order to facilitate access by other potentially interested parties (the "Data Room").

    On June 5, 1997, Titan received a letter from the Strategic Buyer stating that it was no longer interested in pursuing a transaction for the purchase of Titan's public entity business. During the balance of the month of June, representatives of Titan and the Financial Buyer negotiated the terms of a definitive acquisition agreement providing for a recapitalization in which shareholders of Titan who sold their Titan Common Stock would receive $21.25 per share in cash. Those negotiations concluded with a number of issues unresolved, including the value of the transaction, the termination fee and certain closing conditions.

    In early June 1997, a director of Titan had informal discussions with a business acquaintance at USF&G regarding possible interest on USF&G's part in a transaction with Titan.

    On June 13, 1997, the Titan Board met and discussed the status of the ongoing negotiations with the Financial Buyer. Furman Selz also made a presentation to the Titan Board with respect to the status of its discussions with other potentially interested parties as a result of the June 3, 1997 press release. Furman Selz indicated that eleven potential buyers, including USF&G, had expressed an interest in a business combination with Titan, and that Furman Selz was in the process of sending a preliminary package of publicly available information to each party. After extensive discussion, the Titan Board directed Furman Selz to continue exploring opportunities with the new potential buyers. In light of the extensive publicity and the resulting level of interest in a potential business combination with Titan, neither Titan nor Furman Selz actively solicited other potentially interested partners. Furman Selz did, however, actively follow up the several unsolicited indications of interest referred to above.

    The Titan Board also directed management and Furman Selz to continue negotiations with the Financial Buyer.

    On June 15 and 16, 1997, representatives of USF&G discussed with Furman Selz USF&G's possible interest in Titan. On June 17, 1997, USF&G confirmed in writing its interest in a proposed transaction with Titan without proposing any specific terms. On June 26, 1997, USF&G signed a confidentiality agreement with Titan and on June 26 and June 27, 1997 representatives of USF&G visited the Data Room.

    During the month of June, Furman Selz received a number of other expressions of interest from third parties. Seven parties, including USF&G, were considered sufficiently serious that confidentiality agreements were executed and access permitted to the Data Room.

    On July 2, 1997, management of USF&G and Titan, together with their financial advisors met in Baltimore to discuss the possible acquisition of Titan and to review Titan's business, strategy, projections and operations.

    On July 11, 1997, USF&G delivered a letter to Titan reiterating its interest in entering into a transaction with Titan, indicating a preliminary price range of $22.00 to $24.00 per share of Titan Common Stock and requesting the opportunity to conduct further due diligence.

    On July 12, 13 and 14, 1997, representatives of USF&G and its financial advisor conducted additional due diligence and held discussions with Titan's management relating to Titan's lines of business, historic and projected financial results and expenses. USF&G conducted additional due diligence from July 16 through July 18, 1997.

    On July 14, 1997, the Titan Board met to review the status of negotiations with the Financial Buyer and the status of discussions with USF&G and other potentially interested parties. Furman Selz made a presentation to the Titan Board regarding the status of the negotiations with the Financial Buyer and of the discussions with USF&G and the financial aspects of the two proposed transactions. Furman Selz also made a presentation regarding the status of the discussions with the ten other potentially interested parties. Furman Selz reported that five of these parties engaged in preliminary due diligence activities and that Titan management had made itself and information regarding Titan available to such parties, but that no written proposals had been received from any of those ten potentially interested parties. At this meeting, the Titan Board asked specific questions about various potential buyers as well as the business and tax implications of pursuing the separate sale of subsidiaries or parts of the business rather than the company as a whole.

    The Titan Board directed Titan's management to continue negotiating with the Financial Buyer, continue discussions with USF&G and to determine whether any of the other potentially interested parties were in a position to propose a transaction with Titan.

    In order to induce USF&G to continue discussions, on July 15, 1997, Titan agreed with USF&G that for a period of three weeks it would provide information to and negotiate only with those parties that had met with Titan's management or visited the Data Room during the prior two months.

    On July 17, 1997, Titan's outside counsel provided a draft acquisition agreement to USF&G's counsel.

    On July 22 and 23, 1997, the USF&G Board met and discussed the possible acquisition of Titan based on USF&G's review and due diligence investigations of Titan's business and operations. Based on the presentations given and after discussion of the benefits to USF&G of an acquisition of Titan, the USF&G Board authorized the acquisition of Titan subject to satisfactory completion of due diligence and negotiation of a final acquisition agreement. On July 23, 1997, Mr. Watson, Jr., and Norman P. Blake, Jr., Chairman, President and Chief Executive Officer of USF&G, discussed the potential transaction. Mr. Blake agreed to prepare a report on USF&G for presentation to the Titan Board at the Titan Board meeting set for July 31, 1997.

    On July 27, 1997, Mr. Blake met with Messrs. Watson, Jr., Mangold and Watson III to discuss the role of Titan management on a going-forward basis.

    On July 28, 1997, legal counsel for USF&G sent a mark-up of the previously provided draft acquisition agreement and a letter setting forth a number of open issues relating to the proposed transaction.

    On July 29, 1997, John A. MacColl, USF&G's Executive Vice President-Human Resources and General Counsel, met with Messrs. Watson, Jr., Mangold and Watson III to discuss individual employment contracts. On July 30, 1997, USF&G sent a letter (the "USF&G Proposal") to Titan outlining the terms of USF&G's proposed acquisition of Titan. The USF&G Proposal provided for a merger of Titan into USF&G Company in which Titan stockholders would receive a combination of cash and USF&G Common

Stock valued at $23.00 based upon the closing price of the USF&G Common Stock on July 29, 1997. On that same day, USF&G and Titan executed a confidentiality agreement relating to Titan's due diligence investigation of USF&G's business and operations.

    On July 30, 1997, representatives of Titan and USF&G began negotiating the terms of the definitive agreement and USF&G delivered to Titan a form of voting and support agreement.

    On July 31, 1997, the Financial Buyer indicated to Furman Selz that its previous offer to acquire Titan would expire unless accepted by the Titan Board by noon on August 1, 1997.

    At its regularly scheduled board meeting on July 31, 1997, the Titan Board discussed the status of negotiations with the Financial Buyer, the USF&G Proposal, and the status of discussions with other potentially interested parties. The Titan Board also noted that as of the date of the meeting, no other potential bidder had made a written or verbal offer for the purchase of Titan or a portion of its business. The Titan Board inquired as to the various tax implications of the Financial Buyer's all-cash $21.25 per share of Titan Common Stock offer versus USF&G's part-cash/part-stock offer, valued at $23.00 per share of Titan Common Stock, and Furman Selz made a presentation as to the consideration to be received by Titan stockholders under the USF&G Proposal. The Titan Board considered that a part-stock/part-cash transaction would enable a Titan stockholder to defer gain to the extent that such Titan stockholder receives stock; whereas no such deferral would be available in an all-cash transaction. Members of USF&G's senior management gave a presentation to the Titan Board relating to USF&G's business and operations. The Titan Board met again to discuss the presentation by USF&G senior management and the USF&G Proposal. In light of the higher value and tax-advantaged nature of the USF&G Proposal, the Titan Board voted to continue negotiating with USF&G based upon the terms discussed during the meeting. This action resulted in the expiration of the Financial Buyer's offer. The Titan Board also directed Furman Selz to determine if any of the other serious potential bidders intended to make a written offer for Titan.

    On August 1, 1997, the Strategic Buyer stated that it would not make another proposal for Titan.

    On August 1 and 2, 1997, financial and legal representatives of Titan conducted a due diligence investigation of USF&G's business and operations. After discussions between Furman Selz and USF&G, the proposed merger consideration was increased from $23.00 to $23.20 per share of Titan Common Stock, subject to adjustment based upon the market price of USF&G Common Stock.

    Between August 4 and August 6, 1997, representatives of USF&G and Titan engaged in numerous discussions and correspondence relating to remaining open issues regarding the proposed acquisition of Titan by USF&G, including finalization of arrangements with Messrs. Watson, Jr., Mangold and Watson III.

    On August 7, 1997, the Titan Board met by telephone and reviewed the terms of the final form of Merger Agreement. Titan's outside legal counsel reviewed the terms of the Merger Agreement, Voting Agreement and arrangements with Messrs. Watson, Jr., Mangold and Watson III and answered questions from directors. The Titan Board also took note of the requirement to pay the Financial Buyer the agreed upon $1 million expense reimbursement fee. Furman Selz then presented its analysis of the Merger Consideration, responded to questions from the Titan Board and delivered its oral opinion to the effect that, as of such date, the Merger Consideration, as set forth in the proposed form of Merger Agreement, was fair to the holders of Titan Common Stock from a financial point of view. Following these presentations, the Titan Board discussed the terms of the proposed Merger and unanimously approved the execution and delivery of the Merger Agreement and the transactions contemplated thereby and the recommendation to Titan's stockholders to approve the Merger Proposal.

    On August 7, 1997, USF&G and Titan executed the Merger Agreement and the Watson Stockholders executed the Voting Agreement.

    On August 8, 1997, USF&G and Titan issued press releases announcing the Merger.

REASONS OF USF&G FOR THE MERGER; APPROVAL OF THE USF&G BOARD

    The USF&G Board believes that the Merger is in the best interests of USF&G and USF&G stockholders because it represents an attractive opportunity for USF&G to leverage its expertise in the higher return specialty insurance areas by significantly increasing USF&G's presence in the public entity and nonstandard automobile insurance markets. In addition, the Merger increases USF&G's geographic diversification in these market areas.

    In view of the variety of factors considered in connection with its evaluation of the merger, the USF&G Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

REASONS OF TITAN FOR THE MERGER; RECOMMENDATION OF THE TITAN BOARD

    The Titan Board has unanimously determined that the Merger is fair to, and in the best interests of, Titan stockholders, has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby and unanimously recommends that Titan stockholders vote FOR approval of the Merger Proposal.

    Since Titan's initial public offering in July 1993, Titan's management has regularly reviewed Titan's business strategy and prospects. In the course of doing so, it has considered possible alliances, business combinations and transactions with various industry participants, including companies both smaller and larger than Titan. Its acquisitions in February 1997 of Elite Premium Services, Inc. and in July 1995 of Arlans Agency, Inc. were the result of such a review and the identification of opportunities to expand the operations and business of Titan. Titan's management has reported on such matters from time to time at meetings of Titan's Board.

    Titan's management believes that the Merger presents a significant opportunity for Titan stockholders to enhance the value of their investment in Titan. The terms of the Merger and the Merger Agreement, including the Merger Consideration, were the result of arm's-length negotiations between Titan and USF&G and their respective representatives. The Titan Board consulted with its legal and financial advisors and management of Titan. After careful review and consideration, the Titan Board has unanimously determined that the Merger will provide significant value to all Titan stockholders in comparison to the historic trading range of Titan's Common Stock.

    In reaching its decision to approve the Merger Proposal, the Titan Board considered several factors, including the benefits of remaining independent, and, without assigning any relative or specific weights, the Board deemed the following factors to be persuasive:

    (a) The Titan Board considered the market value of the USF&G Common Stock and cash to be received by Titan stockholders ($23.20, based on the market price of USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan) and the premium it reflected based on the historical trading price of Titan Common Stock: $5.33 (or 30%) based on the thirty-day average price of $17.866 for the thirty days ended June 3, 1997, the day Titan announced the retention of Furman Selz, and $6.45 (or 38.5%) based on a twelve-month average price of $16.745 for the twelve months ended August 7, 1997 (both the thirty-day and the twelve-month average price have been restated to reflect Titan's stock dividends).

    (b) The Titan Board considered the financial strength of USF&G and of the pro forma combined company. The structure of the Merger Agreement, which would permit Titan stockholders to exchange their Titan Common Stock, in whole or in part, for USF&G Common Stock, was deemed by the Titan Board to be a desirable outcome for Titan stockholders, in particular since it would allow Titan stockholders to elect to continue their investment in the combined entity on a tax-deferred basis as well as provide enhanced current and future liquidity because of the cash option in the Merger and the active trading market and dividend history of USF&G Common Stock.

    (c) The Titan Board considered current conditions in the property-casualty market in general and the public entity market, particularly noting the increase in competition and reduced premium levels in the marketplace and its effects on Titan's prospects. In light of these factors, the Titan Board concluded that a strategic merger with a large insurance company, with an established base of agency relationships and diverse product offerings, could provide significant long-term value to Titan.

    (d) The Titan Board also considered the strategic growth opportunities that might be available to Titan absent a strategic business combination. Based on their review of such possible strategic growth opportunities as an independent company, the Titan Board believed that the Titan stockholders would benefit more from the potential business combination with USF&G than from remaining independent.

    (e) The Titan Board noted the complementary nature of the services and products of Titan and USF&G. USF&G's business units offer both public entity and non-standard auto insurance, the primary lines of insurance offered by the Company. The Titan Board believed that this factor made a business combination with USF&G generally more attractive than other possible business combinations.

    (f) The Titan Board also considered the effects of the transaction on Titan's officers, employees and other interested parties. In this regard, the Titan Board particularly noted USF&G's acknowledgment of its present intention to keep Titan's operations in San Antonio, Texas.

    (g) The Titan Board also reviewed the terms of the arrangements between USF&G and Messrs. Watson, Jr., Mangold and Watson III. The Titan Board did not believe that the terms of these arrangements raised any material conflicts of interest or otherwise adversely affected their opinion as to the fairness of the transaction to Titan's stockholders.

    (h) The Titan Board also received and evaluated the reports and conclusions of the financial, actuarial and legal investigations of USF&G conducted by outside advisors to Titan.

    (i) The Titan Board considered the presentation of Titan's financial advisor, Furman Selz, and the opinion of Furman Selz to the effect that, based upon and subject to the various assumptions and considerations set forth therein, as of August 7, 1997, the Merger Consideration was fair from a financial point of view to holders of Titan Common Stock. See "--Opinion of Financial Advisor to the Titan Board."

    (j) Having reviewed and considered the conditions, including regulatory approvals, to the Merger Agreement, as well as the risks, uncertainties and possible delays associated with the consummation of the Merger Agreement, and the estimated length of time and costs associated with such consummation, the Titan Board concluded that such conditions and risks would not be unusual or unduly burdensome for Titan or Titan stockholders as compared to conditions inherent in other transactions that might provide comparable benefits to Titan stockholders.

    Certain of these factors were reviewed in detail with Titan's legal and financial advisors. In particular, the Titan Board believes that the terms of the Merger and the amount and form of consideration to be received in the Merger result in the consideration to be received in the Merger being fair to Titan's stockholders. Such belief is supported by Furman Selz's fairness opinion. See "--Opinion of Financial Advisor to the Titan Board."

    The foregoing discussion of the information and factors considered by the Titan Board is not intended to be exhaustive, but is believed to include all material factors considered by the Titan Board.

    THE TITAN BOARD UNANIMOUSLY RECOMMENDS THAT TITAN STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER PROPOSAL.

OPINION OF FINANCIAL ADVISOR TO THE TITAN BOARD

    The Titan Board of Directors retained Furman Selz to render an opinion as to whether the Merger Consideration to be received by the holders of Titan Common Stock in the Merger is fair, from a financial point of view, to such holders.

    ON AUGUST 7, 1997 FURMAN SELZ DELIVERED TO THE BOARD OF DIRECTORS OF TITAN ITS ORAL OPINION (WHICH OPINION WAS SUBSEQUENTLY CONFIRMED BY DELIVERY OF A WRITTEN OPINION, DATED AUGUST 7, 1997) TO THE EFFECT THAT, AS OF SUCH DATE, AND BASED UPON AND SUBJECT TO THE VARIOUS ASSUMPTIONS AND CONSIDERATIONS SET FORTH IN SUCH OPINION, THE MERGER CONSIDERATION OFFERED TO THE HOLDERS OF TITAN COMMON STOCK WAS FAIR, FROM A FINANCIAL POINT OF VIEW, TO SUCH HOLDERS. THE FULL TEXT OF THE FURMAN SELZ OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND PROCEDURES FOLLOWED BY FURMAN SELZ IN RENDERING ITS OPINION, IS ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING DESCRIPTION OF THE FURMAN SELZ OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. TITAN'S STOCKHOLDERS ARE URGED TO READ CAREFULLY THE OPINION OF FURMAN SELZ IN ITS ENTIRETY.

    Furman Selz's opinion is for the information of the Titan Board only in addressing, as of August 7, 1997, the fairness, from a financial point of view, to Titan's stockholders of the Merger Consideration offered to such holders. Such opinion does not address any other aspect of the Merger and does not constitute a recommendation to any Titan stockholder as to how such stockholder should vote at the Special Meeting or as to whether any stockholder should elect to receive the Standard Consideration, the Cash Consideration, or the Stock Consideration. Furman Selz was not requested to opine as to, and its opinion does not in any manner address, Titan's underlying business decision to proceed with or effect the Merger or the relative merits of the Merger as compared with any alternative business strategies which might exist for Titan. Furman Selz's position is that because it has no obligation to render an opinion to anyone other than the Titan Board, rendered its opinion to assist the Titan Board in exercising its business judgment, and addressed the opinion solely to the Titan Board, Titan's stockholders cannot rely on the opinion to support any claims against Furman Selz arising under applicable state law. The issue of whether Titan's stockholders can rely on Furman Selz's opinion turns on matters of state law that can only be resolved by a court of competent jurisdiction. Resolution of this question will have no effect on the rights and responsibilities of the Titan Board under applicable state law or the rights and responsibilities of Furman Selz or the Titan Board under the federal securities laws.

    In conducting its analysis and arriving at its opinion, Furman Selz reviewed and analyzed, among other things, the following: (i) Titan's and USF&G's Annual Reports on Form 10-K for each of the fiscal years in the three-year period ended December 31, 1996, their Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1997, Titan's press release dated July 31, 1997, internal financial statements for the fiscal quarter ended June 30, 1997 and USF&G's Analyst Supplement for the fiscal quarter ended June 30, 1997; (ii) certain other publicly available information concerning Titan and USF&G and the trading market for the Titan Common Stock and the USF&G Common Stock; (iii) certain internal information relating to Titan and USF&G, including forecasts and projections (which, with respect to USF&G, were limited and do not cover any period subsequent to 1999), provided to Furman Selz by the respective managements of Titan and USF&G; (iv) certain publicly available information concerning certain other companies engaged in businesses which Furman Selz believes to be comparable to Titan or USF&G and the trading markets for certain of such other companies' securities; (v) the terms of certain recent business combinations which Furman Selz believes to be relevant; and (vi) a draft of the Merger Agreement dated as of August 7, 1997.

    Furman Selz also held discussions with certain officers and employees of Titan and USF&G concerning their respective businesses and operations, assets, present condition and future prospects, and performed or reviewed such other studies, analyses and investigations as it deemed appropriate.

    The following are the material financial and other factors considered by Furman Selz in arriving at its opinion: (i) the current and historical financial position and results of operations of Titan and USF&G, including revenues, earnings, profit margins, dividend record, net worth, return on investment and capitalization; (ii) the financial and business prospects for Titan and USF&G and the industry segments in which they operate; (iii) the current and historical trading markets for the Titan Common Stock and the USF&G Common Stock, including prices and price-earnings ratios, and for the equity securities of certain companies that Furman Selz believes to be comparable to Titan or USF&G; (iv) the terms of certain other business combinations that Furman Selz believes to be relevant; and (v) the terms and conditions of other acquisition proposals and indications of interest received. Furman Selz also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Furman Selz's opinion necessarily is based upon the foregoing and other conditions as they existed and could be evaluated on the date of the opinion and on the information made available to it as of such date.

    For purposes of rendering its opinion, Furman Selz assumed, in all respects material to its analysis, that the final form of the Merger Agreement does not vary from the draft it had reviewed, that the representations and warranties of each party contained in the Merger Agreement and all related documents and instruments (collectively, the "Documents") are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under such documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. Furman Selz also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which any of Titan, USF&G or USF&G Company is a party, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to Titan and USF&G of the Merger.

    In arriving at its opinion, Furman Selz did not conduct a physical inspection of the properties and facilities of Titan, USF&G or USF&G Company, nor did it make, obtain or assume any responsibility for any independent evaluation or appraisal of such properties and facilities. Furman Selz assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information and was not furnished with any independent appraisal or evaluation of Titan's, USF&G's or USF&G Company's assets or liabilities (other than certain actuarial reports supplied by the respective managements of Titan and USF&G). Furman Selz further relied upon the assurances of the respective managements of Titan and USF&G that they were not aware of any facts that would make such information inaccurate or misleading with respect to the financial forecasts of Titan and USF&G. In addition, Furman Selz assumed that the forecasts and projections of Titan and USF&G provided to it represented the best current judgment of Titan's and USF&G's management as to the future financial condition and results of operations of Titan and USF&G, respectively, and assumed that the projections were reasonably prepared based on such current judgment, and that Titan and USF&G, as applicable, will perform in accordance with such forecasts and projections. Furman Selz assumes no responsibility for and expresses no view as to such forecasts and projections or the assumptions on which they are based, and Furman Selz did not review any forecasts or projections with respect to USF&G other than limited forecasts and projections for the years 1997 through 1999.

    Furman Selz did not and is not expressing any opinion as to what the value of the USF&G Common Stock actually will be when issued to the holders of the Titan Common Stock pursuant to the Merger or the prices at which such USF&G Common Stock will trade subsequent to the Merger.

    Furman Selz made qualitative judgments as to the significance and relevance of each analysis and factor considered as a whole. Furman Selz believes that its analyses must be considered in the aggregate, and that selecting portions of its analyses or the factors considered by it, without considering all factors and analyses, could create a misleading or incomplete view of the process underlying its opinion. The

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preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description.

    In arriving at its fairness opinion, Furman Selz did not attribute any particular weight to any analysis or factor considered by it. No company or transaction used in the above analyses as a comparison is directly comparable to Titan, USF&G, or the contemplated transaction. In performing its analyses, Furman Selz made numerous assumptions with respect to forecasts of future results, industry performance, market and financial considerations and other matters. Analyses based-upon such forecasts are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Furman Selz's presentation to the Titan Board was only one of many factors taken into consideration by the Titan Board in making its determination to approve the Merger and related transactions.

    The following is a brief summary of the material financial analyses utilized by Furman Selz in rendering its opinion. Such summary does not purport to be a complete description of all of the analyses performed by Furman Selz in connection with its opinion.

    ANALYSES RELATING TO TITAN

    Selected Merger and Acquisition Transactions Analysis

    Using publicly available information, Furman Selz evaluated selected acquisitions currently pending or completed of non-standard auto companies (the "Non-Standard Auto Companies"). Each of the Non-Standard Auto Companies is distinguishable from Titan in certain respects, including, without limitation, the fact that Titan's business is comprised of both non-standard auto and public entity insurance. The acquisitions used in Furman Selz's analysis were (acquiror/target) GE Capital Corp./Colonial Penn P&C Group, General Motors Acceptance Corp./Integon Corp., Progressive Corporation/Midland Financial Group, Inc., Guaranty National Corp./Viking Insurance Holdings, Inc., USF&G Corporation/Victoria Financial Corp., Integon Corp./Bankers and Shippers Insurance Co., Penn Central Corp./Leader National Corp. and Selective Insurance Group/Niagara Exchange Group.

    Furman Selz calculated a range of multiples based on the ratio of (i) the implied equity value to net operating income excluding realized capital gains and losses ("Net Operating Income") for the latest twelve months reported prior to the announcement of the selected transaction, (ii) the implied equity value to the latest reported stated book value prior to the announcement of the selected transaction, and (iii) the implied equity value plus total debt ("Firm Value") to premiums earned and to statutory surplus, in both cases for the latest fiscal year end prior to the announcement of the selected transaction. Multiples of implied equity value to Net Operating Income ranged from 11.4x to 28.9x with a median of 15.0x and multiples of implied equity value to latest reported stated book value ranged from 1.00x to 3.18x with a median of 1.38x. Assuming the Merger Consideration of $21.46 per share (minimum per the collar) to $24.94 per share (maximum per the collar) (the "Merger Consideration within the collar"), implied multiples for Titan of latest twelve months Net Operating Income ending June 30, 1997 and of book value as of that date were 16.0x to 18.8x and 1.94x to 2.27x, respectively, which were within the range of multiples of the Non-Standard Auto Companies and above the medians. Multiples of Firm Value to premiums earned ranged from 0.47x to 1.91x with a median of 0.93x. Multiples of Firm Value to statutory surplus ranged from 1.21x to 3.30x with a median of 2.60x. Assuming the Merger Consideration within the collar, the implied multiples of premiums earned and of statutory surplus were 1.83x to 2.09x and 3.48x to 3.98x, respectively, which were within or above the applicable ranges and above the medians of the multiples of the Non-Standard Auto Companies.

    Using publicly available information, Furman Selz also evaluated selected acquisitions currently pending or completed of other property and casualty companies involved in public entity insurance (the "Other Property and Casualty Companies"). Each of the Other Property and Casualty Companies is distinguishable from Titan in certain respects, including, without limitation, the fact that Titan's business is comprised of both non-standard auto and public entity insurance. The acquisitions used in Furman Selz's analysis were (acquiror/target) General Electric Capital Co./Coregis Group Inc., Meridian Insurance Group/Citizens Security Group, Unitrin, Inc./Milwaukee Insurance Group, St. Paul Companies/Economy Fire & Casualty and Winterthur Swiss Insurance Co./General Casualty Cos.

    Furman Selz calculated a range of multiples based on the ratio of (i) the implied equity value to Net Operating Income for the latest twelve months prior to the announcement of the selected transaction, (ii) the implied equity value to the latest reported stated book value prior to the announcement of the selected transaction and (iii) the implied Firm Value to premiums earned and to statutory surplus, in both cases for the latest fiscal year end prior to the announcement of the selected transaction. Multiples of implied equity value to Net Operating Income ranged from 9.6x to 20.8x with a median of 17.9x and multiples of implied equity value to latest reported stated book value ranged from 1.17x to 2.52x with a median of 1.84x. Assuming the Merger Consideration within the collar, implied multiples for Titan of latest twelve months Net Operating Income ending June 30, 1997 and book value as of that date were 16.0x to 18.8x and 1.94x to 2.27x, respectively, which were within the range of multiples of the Other Property and Casualty Companies, above the median at the high end of the collar with respect to Net Operating Income and above the median with respect to book value. Multiples of Firm Value to premiums earned ranged from 0.93x to 1.06x with a median of 1.03x. Multiples of Firm Value to statutory surplus ranged from 1.66x to 2.43x with a median of 1.92x. Assuming the Merger Consideration within the collar, the implied multiples of premiums earned and of statutory surplus were 1.83x to 2.09x and 3.48x to 3.98x, respectively, which were within or above the applicable ranges and above the medians of the multiples of the Other Property and Casualty Companies.

    Comparable Company Analysis

    In its comparable company analysis of Titan, Furman Selz compared selected historical, current and projected financial and operating results of Titan with the financial and operating results of selected publicly traded non-standard auto companies (the "Non-Standard Auto Comparable Companies"). The Non-Standard Auto Comparable Companies were chosen by Furman Selz as companies whose general business, operating and financial characteristics, in Furman Selz's judgment, are representative of companies in the non-standard auto segment of the insurance industry in which Titan operates, although Furman Selz recognized that each of the Non-Standard Auto Comparable Companies is distinguishable from Titan in certain respects, including, without limitation, the fact that Titan's business is comprised of both non-standard auto and public entity insurance. The Non-Standard Auto Comparable Companies were Guaranty National Corporation, Mercury General Corporation, Omni Insurance Group, Inc., Progressive Corporation and Symons International Group, Inc. Although Mercury General Corporation and Progressive Corporation were included in the range of multiples for the Non-Standard Auto Comparable Companies, they were excluded from the calculation of the median multiples because they have much larger market capitalizations and higher returns on average equity than Titan and the other Non-Standard Auto Comparable Companies.

    Furman Selz calculated a range of multiples for the Non-Standard Auto Comparable Companies by dividing each of the Non-Standard Auto Comparable Companies' equity market capitalizations by each such company's latest twelve months net operating income excluding realized capital gains and losses and extraordinary catastrophe losses ("LTM Adjusted Net Operating Income"), by its estimated 1997 Net Operating Income, by its estimated 1998 Net Operating Income, and by its book value. Multiples of equity market capitalization to LTM Adjusted Net Operating Income ranged from 9.2x to 24.6x with a median of 13.9x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of the LTM Adjusted Net Operating Income were 16.0x to 18.8x, which were within the range of multiples of the Non-Standard Auto Comparable Companies and above the median. Multiples of equity market capitalization to estimated 1997 Net Operating Income ranged from 10.2x to 24.3x with a median of 12.9x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of estimated 1997 Net Operating Income were 14.6x to 17.lx, which were within the range of multiples of the Non-Standard Auto Comparable Companies and above the median. Multiples of equity market capitalization to estimated

1998 Net Operating Income ranged from 8.lx to 21.2x with a median of 11.5x. Assuming the Merger Consideration within the collar, implied multiples for Titan of estimated 1998 Net Operating Income were 10.4x to 12.3x, which were within the range of multiples of the Non-Standard Auto Comparable Companies and above the median at the high end of the collar. Multiples of equity market capitalization to book value ranged from 1.49x to 4.51x with a median of 1.58x. Assuming the Merger Consideration within the collar, implied multiples for Titan of book value were 1.94x to 2.27x, which were within the range of multiples of the Non-Standard Auto Comparable Companies and above the median. Furman Selz also looked at "Total Capitalization" (equity market capitalization plus total debt) to premiums earned and to statutory surplus for the latest fiscal year for the Non-Standard Auto Comparable Companies. Multiples of Total Capitalization to premiums earned ranged from 0.95x to 3.28x with a median of 1.07x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of Total Capitalization to premiums earned were 1.83x to 2.09x, which were within the range of multiples of the Non-Standard Auto Comparable Companies and above the median. Multiples of Total Capitalization to statutory surplus ranged from 2.34x to 6.68x with a median of 2.61x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of Total Capitalization to statutory surplus were 3.48x to 3.98x, which were within the range of multiples of the Non-Standard Auto Comparable Companies and above the median.

    In its comparable company analysis of Titan, Furman Selz also compared selected historical, current and projected financial and operating results of Titan with the financial and operating results of selected publicly traded public entity insurance companies (the "Public Entity Comparable Companies"). The Public Entity Comparable Companies were chosen by Furman Selz as companies whose general business, operating and financial characteristics, in Furman Selz's judgment, are representative of companies in the public entity segment of the insurance industry in which Titan operates, although Furman Selz recognized that each of the Public Entity Comparable Companies is distinguishable from Titan in certain respects, including, without limitation, the fact that Titan's business is comprised of both non-standard auto and public entity insurance. The Public Entity Comparable Companies were Markel Corporation, Meadowbrook Insurance Group, Inc. and Selective Insurance Group, Inc.

    Furman Selz calculated a range of multiples for the Public Entity Comparable Companies by dividing each of the Public Entity Comparable Companies' equity market capitalizations by each such company's LTM Adjusted Net Operating Income, by its estimated 1997 Net Operating Income, by its estimated 1998 Net Operating Income, and by its book value. Multiples of equity market capitalization to LTM Adjusted Net Operating Income ranged from 13.1 x to 26.9x with a median of 22.3x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of the LTM Adjusted Net Operating Income were 16.0x to 18.8x, which were within the range of multiples of the Public Entity Comparable Companies but below the median. Multiples of equity market capitalization to estimated 1997 Net Operating Income ranged from 12.3x to 21.4x with a median of 16.5x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of estimated 1997 Net Operating Income were 14.6x to 17.lx, which were within the range of multiples of the Public Entity Comparable Companies and above the median at the high end of the collar. Multiples of equity market capitalization to estimated 1998 Net Operating Income ranged from 11.1x to 18.4x with a median of 13.9x. Assuming the Merger Consideration within the collar, implied multiples for Titan of estimated 1998 Net Operating Income were 10.4x to 12.3x, which were outside the range of multiples of the Public Entity Comparable Companies at the low end of the collar and within the range of multiples at the high end of the collar but below the median. Multiples of equity market capitalization to book value ranged from 1.66x to 5.02x with a median of 2.21x. Assuming the Merger Consideration within the collar, implied multiples for Titan of book value were 1.94x to 2.27x, which were within the range of multiples of the Public Entity Comparable Companies and above the median at the high end of the collar. Furman Selz also looked at Total Capitalization to premiums earned and to statutory surplus for the latest fiscal year for the Public Entity Comparable Companies. Multiples of Total Capitalization to premiums earned ranged from 1.35x to 3.39x with a median of 2.71x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of Total Capitalization to premiums earned were 1.83x to 2.09x, which were within the range of multiples of the Public Entity

Comparable Companies but below the median. Multiples of Total Capitalization to statutory surplus ranged from 2.25x to 3.68x with a median of 3.55x. Assuming the Merger Consideration within the collar, the implied multiples for Titan of Total Capitalization to statutory surplus were 3.48x to 3.98x, which were outside the range of multiples of the Public Entity Comparable Companies at the high end of the collar and within the range of multiples at the low end of the collar but below the median.

    The multiples and ratios for the Non-Standard Auto Comparable Companies and the Public Entity Comparable Companies were based on the most recent publicly available information. The multiples and ratios for Titan were also based on the most recent publicly available information or, in the case of 1997 and 1998 earnings, estimates of Titan's management.

    Stock Trading History

    Furman Selz reviewed the stock price performance of Titan, and compared the indexed price of Titan Common Stock with that of each of the "Comparable Companies" (the companies included in the Non-Standard Auto and Public Entity Comparable Companies Analyses) from March 1997 through the end of July 1997. Furman Selz noted that the Titan index was above the indexes of the other Comparable Companies for most of the time during this period, indicating potential speculation regarding a transaction. Furman Selz also noted that the Titan stock price 30 days prior to the June 3, 1997 press release was $16.31 per share. The Merger Consideration within the collar ranges from a 32% to 53% premium over Titan's stock price 30 days prior to the June 3, 1997 press release.

    Discounted Cash Flow Analysis

    Furman Selz performed a discounted cash flow analysis of Titan based on Titan's projections. In conducting this analysis, Furman Selz discounted the projected unleveraged after-tax cash flows generated by Titan through the year 2005. These cash flows were discounted to present value using discount rates ranging from 9.0% to 14.0%. In addition, Furman Selz derived the value, at the end of the year 2005, of Titan's cash flow into perpetuity by capitalizing the year 2005 cash flow at the same rates as the discount rates. These terminal values, were discounted to present value using the same discount rates, then added to the present values (at the corresponding discount rates) of the cash flows for 1997 through 2005. Based on this analysis, Furman Selz derived an implied range of equity values per Titan share of $7.10 to $16.64 assuming management's projection of five acquisitions of non-standard auto agencies a year. Furman Selz modified management's estimate of the number of agency acquisitions a year to three and derived an implied range of values of $9.67 to $20.27 per share. The Merger Consideration within the collar falls above such ranges.

    ANALYSES RELATING TO USF&G CORPORATION

    Comparable Company Analysis

    In its comparable company analysis of USF&G, Furman Selz compared selected historical, current and projected financial and operating results of USF&G with the financial and operating results of selected publicly traded property and casualty companies (the "USF&G Property and Casualty Comparable Companies"). The USF&G Property and Casualty Comparable Companies were chosen by Furman Selz as companies whose general business, operating and financial characteristics are, in Furman Selz's judgment, representative of companies in the property and casualty segment of the insurance industry in which USF&G operates, although Furman Selz recognized that each of the USF&G Property and Casualty Comparable Companies is distinguishable from USF&G in certain respects. The USF&G Property and Casualty Comparable Companies were American Financial Group, Inc., Chubb Corporation, Cincinnati Financial, Ohio Casualty, Orion Capital, St. Paul Companies, TIG Holdings and W.R. Berkley Corporation.

    Furman Selz calculated a range of multiples for the USF&G Property and Casualty Comparable Companies by dividing each such company's equity market capitalization by its LTM Adjusted Net

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Operating Income, by its estimated 1997 Net Operating Income, by its estimated
1998 Net Operating Income, and by its book value. Multiples of equity market capitalization to LTM Adjusted Net Operating Income ranged from 12.5x to 20.3x with a median of 14.7x. Assuming the USF&G stock price at the close of the market on July 29, 1997 (the "USF&G Stock Price"), the implied multiple for USF&G of the LTM Adjusted Net Operating Income was 16.3x, which was within the range of multiples of the USF&G Property and Casualty Comparable Companies but above the median. Multiples of equity market capitalization to estimated 1997 Net Operating Income ranged from 12.lx to 19.2x with a median of 14.lx. Assuming the USF&G Stock Price, the implied multiple for USF&G of estimated 1997 Net Operating Income was 15.9x, which was within the range of multiples of the USF&G Property and Casualty Comparable Companies but above the median. Multiples of equity market capitalization to estimated 1998 Net Operating Income ranged from 11.0x to 17.8x with a median of 12.8x. Assuming the USF&G Stock Price, the implied multiple for USF&G of estimated 1998 Net Operating Income was 13.2x, which was within the range of multiples of the USF&G Property and Casualty Comparable Companies but above the median. Multiples of equity market capitalization to book value ranged from 1.34x to 2.21x with a median of 1.62x. Assuming the USF&G Stock Price, the implied multiple for USF&G of book value was 1.61x, which was within the range of multiples of the USF&G Property and Casualty Comparable Companies and below the median. Furman Selz also looked at Total Capitalization to premiums earned and to statutory surplus for the latest fiscal year for the USF&G Property and Casualty Comparable Companies. Multiples of Total Capitalization to premiums earned ranged from 1.24x to 3.49x with a median of 1.57x. Assuming the USF&G Stock Price, the implied multiple for USF&G of Total Capitalization to premiums earned was 1.33x, which was within the range of multiples of the USF&G Property and Casualty Comparable Companies and below the median. Multiples of Total Capitalization to statutory surplus ranged from 1.75x to 5.23x with a median of 2.36x. Assuming the USF&G Stock Price, the implied multiple for USF&G of Total Capitalization to statutory surplus was 2.64x, which was within the range of multiples of the USF&G Property and Casualty Comparable Companies but above the median.

    The multiples and ratios for the USF&G Property and Casualty Comparable Companies were based on the most recent publicly available information. The multiples and ratios for USF&G were also based on the most recent publicly available information or, in the case of 1997 and 1998 earnings, earnings per share estimates from IBES.

    Selected Merger and Acquisition Transactions Analysis

    Using publicly available information, Furman Selz evaluated acquisitions currently pending or completed of selected property and casualty companies (the "USF&G Property and Casualty Companies"). None of such acquisitions took place under market conditions or competitive conditions or circumstances that are directly comparable to the Merger, and each of the USF&G Property and Casualty Companies is distinguishable from USF&G in certain respects. The acquisitions used in Furman Selz's analysis were (acquiror/target) MMI Companies, Inc./Unionamerica Holdings PLC, Safeco Corp./American States Financial Corp., HCC Insurance Holdings, Inc./Avemco Corp., Allmerica Financial Corp./Allmerica Property & Casualty, Munich Reinsurance/American Re Corp., General Re Corp./National Re Corp., Unitrin, Inc./Milwaukee Insurance Group, PXRE Corp./Transnational Re. Corp., Frontier Insurance Group/United Capital Holdings and Meridian Insurance Group/Citizens Security Group.

    Furman Selz calculated a range of multiples based on the ratio of (i) the implied equity value to Net Operating Income for the latest twelve months prior to the announcement of the selected transaction, (ii) the implied equity value to the latest reported stated book value prior to the announcement of the selected transaction, and (iii) the implied Firm Value to premiums earned and to statutory surplus, in both cases for the latest fiscal year end prior to the announcement of the selected transaction. Multiples of implied equity value to Net Operating Income ranged from 3.2.x to 20.8x with a median of 15.5x and multiples of implied equity value to latest reported stated book value ranged from 0.40x to 3.96x with a median of 1.99x. Assuming the USF&G Stock Price, the implied multiples for USF&G of latest twelve months Net Operating Income ending June 30, 1997 and book value as of that date were 16.3x and 1.61x,

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
respectively, which were within the range of multiples of the USF&G Property and Casualty Companies, above the median with respect to the multiple of Net Operating Income and below the median with respect to the multiple of book value. Multiples of Firm Value to premiums earned ranged from 0.93x to 3.56x with a median of 2.14x. Multiples of Firm Value to statutory surplus ranged from 0.45x to 3.55x with a median of 2.43x. Assuming the USF&G Stock Price, the implied multiples of premiums earned and of statutory surplus were 1.33x and 2.64x, respectively, which were within the applicable ranges, below the median with respect to premiums earned but above the median with respect to statutory surplus.

    Stock Trading History

    Furman Selz reviewed the stock price performance of USF&G, and compared the indexed price of USF&G Common Stock with that of each of the USF&G Property and Casualty Comparable Companies over the past five years. Furman Selz noted that the USF&G index was below the indexes of the USF&G Property and Casualty Comparable Companies for most of the recent past. Furman Selz also noted that although the USF&G Stock Price represents close to a 52-week high, most of the USF&G Property and Casualty Comparable Companies are also trading at close to a 52-week high.

    Furman Selz is a nationally-recognized investment banking firm engaged in, among other things, the valuation of businesses and securities in connection with mergers, acquisitions, underwriting, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Furman Selz has substantial experience in merger and acquisition transactions and is familiar with Titan, having acted as its financial advisor in connection with the Merger and having acted as underwriter to Titan in its November 1995 public offering of common stock. The Titan Board selected Furman Selz because of such experience, its familiarity with Titan and its familiarity with the insurance industry. In the ordinary course of its business, Furman Selz actively trades in the securities of Titan for its own account and the accounts of its customers and certain officers of Furman Selz and, accordingly, may at any time hold a long or short position in such securities. Furman Selz may provide investment banking services to Titan, USF&G or their respective subsidiaries in the future.

    Pursuant to a letter agreement dated June 2, 1997 between Titan and Furman Selz, Furman Selz received a retainer fee of $75,000 and will receive an additional fee of approximately $2.92 million which is contingent upon consummation of the Merger. In addition, Titan has agreed to reimburse Furman Selz for its reasonable costs and expenses (including legal fees and disbursements) incurred in connection with rendering financial advisory services. Titan has agreed to indemnify Furman Selz for certain costs, expenses, losses, claims, damages and liabilities, including those under federal securities laws, related to or arising out of its rendering of services under its engagement as financial advisor.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL. In considering the recommendation of the Titan Board with respect to the Merger Proposal, Titan stockholders should be aware that certain members of the Titan Board and management have interests in the Merger that are in addition to or different from the interests of Titan stockholders generally. In connection with the Merger, USF&G has agreed to provide employment and severance benefits to certain officers and employees of Titan in the manner described below and to treat Titan Options and outstanding Titan Warrants in the manner described below.

    BENEFICIAL OWNERSHIP OF TITAN COMMON STOCK BY DIRECTORS AND OFFICERS OF TITAN. As of November 14, 1997, directors and executive officers of Titan and their affiliates may be deemed to be beneficial owners of approximately 32.3% of the outstanding Titan Common Stock. Mark E. Watson, Jr. has entered into the Voting Agreement. See "The Merger Agreement--Voting and Support Agreement." The directors and executive officers of Titan will not receive any benefit in their capacities as holders of Titan Common Stock that differs from or is in addition to the benefit received by all other holders of Titan Common Stock.

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
    MARK E. WATSON, JR. CONSULTING AGREEMENT. In connection with the Merger Agreement, Mark E. Watson, Jr., Chairman, President and Chief Executive Officer of Titan, and USF&G Company entered into the Consulting Agreement. Under the terms of the Consulting Agreement, Mr. Watson, Jr. will provide consulting services to USF&G Company for a period of eighteen months following the Effective Time and will not compete with the business of Titan and its subsidiaries for a period of five years following the Effective Time. As compensation for his consulting services and agreement not to compete with the business of Titan and its subsidiaries, Mr. Watson, Jr. will receive $2,250,000 in eighteen equal installments payable over the eighteen-month period and certain insurance and medical benefits for five years following the Effective Time. Mr. Watson, Jr. will also receive title to three vehicles currently owned by Titan. In consideration for entering into the Consulting Agreement, Mr. Watson Jr. has agreed to terminate his current employment agreement with Titan, which contains a fixed-term provision.

    THOMAS E. MANGOLD EMPLOYMENT AGREEMENT. In connection with the Merger Agreement, Thomas E. Mangold, Executive Vice President and Chief Operating Officer of Titan, and USF&G Company entered into the Mangold Employment Agreement with USF&G Company. Under the terms of the Mangold Employment Agreement, Mr. Mangold will be employed for five years following the Effective Time as an executive officer of Titan Indemnity Company. Mr. Mangold will receive as compensation an annual salary of not less than $250,000, plus an initial annual bonus of $150,000 for 1997 and $125,000 for 1998. Subsequent annual bonuses will be performance based with a targeted range between 30% and 60% of Mr. Mangold's annual salary. Mr. Mangold will receive at the Effective Time an initial restricted stock grant equal to the quotient of $500,000 divided by the Average Stock Price and an option for 20,000 shares of USF&G Common Stock. Such shares will vest in one-third increments on the third, fourth and fifth anniversaries of the Effective Time. The stock options granted to Mr. Mangold will have an exercise price equal to the average of the high and the low sales price of USF&G Common Stock on the day of the Effective Time. Four thousand of the options granted to Mr. Mangold will be exercisable after each of the first five anniversaries of the Effective Time. The restricted stock and options may vest earlier under certain circumstances. Mr. Mangold will also participate in the USF&G Long-Term Incentive Plan, USF&G's stock option program for key executives and the USF&G Key Executive Severance Plan and will receive certain protection on the sale of his home in the event of a relocation outside of San Antonio, Texas. Pursuant to the Mangold Employment Agreement, Mr. Mangold has also agreed not to compete in the nonstandard automobile insurance business for a period of twelve to twenty-four months after any termination of Mr. Mangold's employment, depending on the nature of such termination. In consideration for entering into the Mangold Employment Agreement, Mr. Mangold has agreed to terminate his current employment agreement (including any applicable change in control provisions therein) with Titan.

    MARK E. WATSON III EMPLOYMENT AGREEMENT. In connection with the Merger Agreement, Mark E. Watson III, Executive Vice President, General Counsel and Secretary of Titan, Titan Indemnity Company and USF&G Company entered into the Watson III Employment Agreement. Under the terms of the Watson III Employment Agreement, Mr. Watson III will be employed until December 31, 1998 as an executive officer of Titan Indemnity Company. Mr. Watson III will receive as compensation an annual salary of not less than $175,000, plus bonuses for 1997 and 1998 of $50,000. Beginning January 1, 1999, Mr. Watson will provide consulting and legal services for two years to Titan Indemnity Company and USF&G Company and will receive annual compensation of $50,000. Pursuant to the Watson III Employment Agreement, Mr. Watson III has also agreed to not compete with the business of Titan and its subsidiaries prior to January 1, 2001 and will receive $75,000 annually in consideration of his agreement not to compete. Mr. Watson III's outstanding unvested Titan Options as of December 31, 1997 will be converted to USF&G Options as provided in the Merger Agreement and those options will vest over the three year period of the Watson III Employment Agreement. Mr. Watson III's 26,250 restricted shares of Titan Common Stock will be replaced with shares of USF&G Common Stock based upon the Standard Exchange Ratio. The unvested shares of restricted stock will vest at a rate of 25% per year beginning April 1, 1998. The options and restricted stock may vest earlier in certain circumstances. Mr. Watson will also receive title to a vehicle currently owned by Titan for $5,000. In consideration for entering into the

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Watson III Employment Agreement, Mr. Watson III has agreed to terminate his current employment agreement (including any applicable change in control provisions) with Titan, which contains a fixed-term provision.

    STONEGATE SECURITIES INVESTMENT BANKING FEE. On December 11, 1989, Titan entered into an agreement with the predecessor entity of Stonegate, an investment banking firm owned by E. B. Lyon III, a director of Titan, providing for Stonegate to provide investment banking services to Titan and the payment of an investment banking fee to Stonegate in the event of a sale of Titan or a subsidiary of Titan. Pursuant to that agreement, Stonegate has from time to time brought to Titan acquisition opportunities and has introduced Titan to potential strategic partners, including the Strategic Buyer and the Financial Buyer. This agreement was reaffirmed on May 13, 1997. The agreement provides that Stonegate will receive a fee equal to 1% of the purchase price upon the sale of a subsidiary of Titan or substantially all of the assets of a subsidiary of Titan. The agreement further provides that Stonegate will receive a fee equal to $1,000,000 upon the sale of Titan. Stonegate also manages certain portfolio investment assets of Titan pursuant to an Investment Management Agreement for a fee of .1% of the market value of the assets managed. USF&G has entered into a letter agreement with Stonegate providing that Stonegate's current investment advisory relationship with Titan will remain in effect through the later of the Effective Time and December 31, 1997.

    TREATMENT OF TITAN OPTIONS AND TITAN WARRANTS. Each of the Titan Options outstanding as of the Effective Time, whether vested or unvested, will immediately vest and be converted without any action on the part of the holder thereof into the right to purchase USF&G Common Stock on the same terms and conditions as the existing options, subject to adjustments in the price and to reflect the conversion to a right to purchase USF&G Common Stock. At or prior to the Effective Time, Titan will use its reasonable best efforts to cause holders of all then outstanding warrants to purchase Titan Common Stock (each a "Titan Warrant") whether or not then exercisable in whole or in part, to agree to surrender and receive, in exchange for cancellation and in settlement thereof a number of shares of USF&G Common Stock for each share of Titan Common Stock subject to such Titan Warrant (subject to any applicable withholding tax) equal to the quotient of (i) the product of (1) the number of shares of Titan Common Stock which the holder would be entitled to receive if such Titan Warrant were exercised in full immediately prior to the Effective Time multiplied by (2) the difference between (x) the Cash Consideration and (y) the exercise price of such share of Titan Common Stock under the Titan Warrant, to the extent such amount is a positive number divided by (ii) the Average Stock Price. Titan is currently in discussions for the surrender of the outstanding Titan Warrants. See "The Merger Agreement--Conditions Precedent to the Merger."

    INDEMNIFICATION. Pursuant to the terms of the Merger Agreement, from and after the Effective Time, USF&G will indemnify, defend and hold harmless the officers and directors of Titan, against all losses, expenses, claims, damages or liabilities based in whole or in part on the fact that such person is or was such officer or director of Titan, to the fullest extent permitted or required under applicable law. In addition, USF&G has agreed that all rights to indemnification existing in favor of the directors, officers or employees of Titan as provided in Titan's organizational documents shall survive the Merger for a period of not less than six years and has agreed to maintain the current policies of directors' and officers' liability insurance for a period of six years. See "The Merger Agreement--Indemnification."

    In connection with the foregoing, see generally "The Merger--Background of the Merger" and "--Employee Benefits."

EMPLOYEE BENEFITS

    USF&G has agreed under the Merger Agreement that for employees who are employees of Titan as of the Effective Time and who continue to be employed by Titan, USF&G shall cause USF&G Company to provide employee benefits which are substantially comparable in the aggregate to the benefits provided under Titan's benefit plans until the first anniversary of the Effective Time.

ANTICIPATED ACCOUNTING TREATMENT

    USF&G anticipates that the merger will be accounted for using the purchase method of accounting.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary description of the material federal income tax consequences of the Merger. To the extent this summary discusses matters of law, it is based upon the opinions of Mayer, Brown & Platt and Piper & Marbury L.L.P. This summary is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect. This summary does not purport to be a complete discussion of all U.S. federal income tax considerations relating to the Merger. This summary does not address the tax consequences of the Merger under state, local or non-U.S. tax laws. In addition, this summary may not apply, in whole or in part, to particular categories of holders of Titan Common Stock, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, holders which, at the Effective Time of the Merger, already own some USF&G Common Stock, individuals who acquired Titan Common Stock pursuant to employee stock options, and other special status taxpayers. This summary does not address the tax consequences of the conversion of the Titan Options into options to purchase USF&G Common Stock and the surrender of the Titan Warrants. Moreover, holders should be aware that the federal income tax rate for individuals on long-term and mid-term capital gains may be significantly lower than the rate imposed on ordinary income or short-term capital gains. Finally, a tax ruling from the Internal Revenue Service (the "IRS") has not been requested. THIS SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF TITAN COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES.

    GENERAL. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P. the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. The discussion below assumes that the Merger will be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

    TAX TREATMENT TO USF&G, USF&G COMPANY AND TITAN. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., no gain or loss will be recognized by USF&G, USF&G Company and Titan as a result of the Merger.

    RECEIPT OF USF&G COMMON STOCK IN EXCHANGE FOR TITAN COMMON STOCK. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., no gain or loss will be recognized by a holder who receives solely shares of USF&G Common Stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Titan Common Stock. The tax basis of the shares of USF&G Common Stock received by a holder in such exchange will be equal (except for the basis attributable to any fractional shares of USF&G Common Stock, as discussed below) to the basis of the Titan Common Stock surrendered in exchange therefor. The holding period of the USF&G Common Stock received will include the holding period of shares of Titan Common Stock surrendered in exchange therefor, provided that such shares were held as capital assets of the holder at the Effective Time of the Merger.

    RECEIPT OF CASH IN EXCHANGE FOR TITAN COMMON STOCK. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., a holder who receives solely cash in exchange for all of his or her shares of Titan Common Stock (and, unless such shares are also exchanged solely for cash, does not own any Titan Common Stock constructively under the circumstances referred to below under "--Possible Dividend Treatment") will recognize gain or loss for federal income tax purposes equal to the difference between the cash received and such holder's tax basis in the Titan Common Stock surrendered in exchange therefor. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the holder at the Effective Time of the Merger. Such gain or loss will be a long-term capital gain or loss (subject to a maximum tax rate of 20 percent) if the holder's holding period is more than eighteen months at the Effective Time of the Merger, and such gain or loss will be a mid-term capital gain or loss (subject to a maximum tax rate of 28 percent) if the holder's holding period is more than one year but not more than 18 months at the Effective Time of the Merger. The Code contains limitations on the extent to which a holder may deduct capital losses from ordinary income. It is not clear whether or not the above treatment would apply to a holder who receives solely cash for his or her shares, but who owns constructively shares of Titan Common Stock which are not exchanged solely for cash, or whether instead the treatment referred to below under "--Possible Dividend Treatment" would apply. A holder in this situation is urged to consult his or her own tax advisor regarding the tax consequences to the holder.

    RECEIPT OF USF&G COMMON STOCK AND CASH IN EXCHANGE FOR TITAN COMMON
STOCK. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., a holder who receives a combination of USF&G Common Stock and cash in exchange for his or her Titan Common Stock will not be permitted to recognize any loss for federal income tax purposes. Such a holder will recognize gain, if any, equal to the lesser of (i) the amount of cash received or (ii) the amount of gain "realized" in the transaction. The amount of gain a holder "realizes" will equal the amount by which (a) the cash plus the fair market value at the Effective Time of the Merger of the USF&G Common Stock received exceeds (b) the holders' basis in the Titan Common Stock to be surrendered in the exchange therefor. Any recognized gain could be taxed as a capital gain or dividend, as described below. The tax basis of the shares of USF&G Common Stock received by such holder will be the same as the basis of the shares of Titan Common Stock surrendered in exchange therefor, increased by the amount of gain recognized in the Merger and decreased by the amount of cash received in the Merger. The holding period for shares of USF&G Common Stock received by such holder will include such holder's holding period for the Titan Common Stock surrendered in exchange therefor, provided that such shares were held as capital assets of the holder at the Effective Time of the Merger.

    A holder's federal income tax consequences will also depend on whether his or her shares of Titan Common Stock were purchased at different times at different prices. If they were, the holder could realize gain with respect to some of the shares of Titan Common Stock and loss with respect to other shares. Such holder would have to recognize such gain to the extent such holder receives cash with respect to those shares in which the holder's adjusted tax basis is less than the amount of cash plus the fair market value at the Effective Time of the Merger of the USF&G Common Stock received, but could not recognize loss with respect to those shares in which the holder's adjusted tax basis is greater than the amount of cash plus the fair market value at the Effective Time of the Merger of the USF&G Common Stock received. Any disallowed loss would be included in the adjusted basis of the USF&G Common Stock. Such a holder is urged to consult his or her own tax advisor respecting the tax consequences of the Merger on that holder.

    POSSIBLE DIVIDEND TREATMENT. In general, the determination whether a holder who exchanges Titan Common Stock for cash (including a holder who receives both cash in the Merger and cash in lieu of a fractional share interest) and USF&G Common Stock recognizes capital gain or dividend income is made by reference to the rules of Sections 356(a)(2) and 302 of the Code. Under Section 356(a)(2) of the Code, each holder of Titan Common Stock will be treated for tax purposes as if such holder had received only USF&G Common Stock in the Merger, and immediately thereafter USF&G had redeemed appropriate portions of such USF&G Common Stock in exchange for the cash actually distributed to such holder in the Merger. Under Section 302 of the Code, all of the cash representing gain recognized by a holder on the exchange will be taxed as capital gain if the deemed redemption from such holder (i) is a "substantially disproportionate redemption" of stock with respect to such holder or (ii) is "not essentially equivalent to a dividend" (taking into account, in either case, certain constructive ownership rules described below and all other actual and deemed redemptions from such holder and other holders of USF&G Common Stock undertaken as part of the plan of reorganization). Under Section 318 of the Code, a holder may be considered to constructively own, after the Merger, USF&G Common Stock owned (and in some cases constructively owned) by certain members of the holder's family or certain entities in which the holder has an ownership or beneficial interest and USF&G Common Stock which the holder (or such individuals or entities) has the right to acquire upon the exercise of options. Such gain or loss will be a long-term capital gain or loss (subject to a maximum tax rate of 20 percent) if the holder's holding period is more than eighteen months at the Effective Time of the Merger, and such gain or loss will be a mid-term capital gain or loss (subject to a maximum tax rate of 28 percent) if the holder's holding period is more than one year but not more than 18 months at the Effective Time of the Merger.

    The deemed redemption of a holder's USF&G Common Stock will be a "substantially disproportionate redemption" if, as a result of the deemed redemption, there is a greater than 20% reduction in (1) the percentage of all then outstanding shares of USF&G Common Stock then owned by the holder and (2) the percentage of the voting power of all then-outstanding USF&G Common Stock represented by all USF&G Common Stock then owned by the holder.

    The deemed redemption of a holder's USF&G Common Stock will be "not essentially equivalent to a dividend" if the holder experiences a "meaningful reduction" in his proportionate equity interest in USF&G by reason of the deemed redemption. In general, there are no fixed rules for determining when a "meaningful reduction" has occurred. However, based upon a published ruling of the IRS, the receipt of cash in the Merger would not be characterized as a dividend if the holder's percentage stock ownership interest in USF&G and Titan prior to the Merger is minimal, the holder exercises no control over the affairs of USF&G or Titan, and the holder's percentage equity interest in USF&G is reduced in the deemed redemption to any extent. Accordingly, a holder who elects all cash maximizes his chances of receiving capital gain treatment on the cash received, even if he receives some USF&G Common Stock as a result of proration. See "The Merger Agreement--Proration and Adjustment" below. However, there can be no assurance of such treatment.

    If neither of the redemption tests described above is satisfied, a holder will be treated as having received a dividend equal to the amount of such holder's recognized gain (as described above), assuming that such holder's ratable share of the accumulated earnings and profits of Titan (or possibly the total earnings and profits of Titan and USF&G) equals or exceeds such recognized gain.

    CASH IN LIEU OF FRACTIONAL SHARES. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., a holder who holds Titan Common Stock as a capital asset and who receives in the Merger, in exchange for such stock, solely USF&G Common Stock and cash in lieu of a fractional share interest in USF&G Common Stock will be treated as having received such fractional share of USF&G Common Stock and then as having received cash in redemption by USF&G of the fractional share interest. Under the IRS's present advance ruling position, since the cash is being distributed in lieu of fractional shares solely for the purpose of saving USF&G the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration, the cash received will be treated as having been received in part or full payment in exchange for the fractional share of stock redeemed. Accordingly, a holder will recognize capital gain or loss equal to the difference between the basis of the fractional share of USF&G Common Stock and the cash received in the deemed redemption by USF&G of such share. In the case of a holder who receives cash in the Merger and also receives cash in lieu of a fractional share interest, see "Possible Dividend Treatment" above.

    EXERCISE OF DISSENTERS' RIGHTS. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., the transaction will be a taxable event for a holder who perfects his or her appraisal rights under Texas law and receives solely cash in exchange for his or her shares. Such a holder should generally recognize capital gain or loss, provided that such shares were held by such holder as capital assets at the Effective Time of the Merger, equal to the difference between the amount of cash received and the holder's tax basis in the shares surrendered.

    BACKUP WITHHOLDING; INFORMATION REPORTING. In the opinion of each of Mayer, Brown & Platt and Piper & Marbury L.L.P., the cash payments due a holder upon the exchange of such Titan Common Stock pursuant to the Merger (other than certain exempt persons or entities) will be subject to "backup withholding" for federal income tax purposes unless certain requirements are met. USF&G or a third-party paying agent, as the case may be, must withhold 31% of the cash payments to a holder, unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(ii) provides USF&G or a third-party paying agent, as the case may be, with his or her taxpayer identification number and completes a form in which he or she certifies that he or she has not been notified by the IRS that he or she is subject to backup withholding as a result of a failure to report interest and dividends. The taxpayer identification number of an individual is his or her Social Security number. Any amount paid as backup withholding will be credited against the holder's federal income tax liability. Holders who receive USF&G Common Stock must also comply with the information reporting requirements of the Treasury regulations under Section 368 of the Code. Appropriate documentation for the foregoing purposes will be provided to holders with the Election Forms that will be sent to them by the Exchange Agent.

    The tax opinions may be based in part upon certain factual representations made by USF&G, USF&G Company and Titan which Mayer, Brown & Platt and Piper & Marbury L.L.P. will assume to be true, correct and complete. In addition, the tax opinions may be based in part upon factual representations made by certain holders of Titan Common Stock regarding their intention to retain the USF&G Common Stock received in the Merger, if any, which Mayer, Brown & Platt and Piper & Marbury L.L.P. will assume to be true, correct and complete. If such representations are inaccurate, the tax opinions could be adversely affected. The tax opinions will not be binding upon the IRS, and there can be no assurance that the IRS will not contest the conclusions expressed therein. If the tax opinions are not obtainable but USF&G and Titan nonetheless determine to consummate the Merger, a resolicitation of stockholders will be required to inform stockholders of the federal income tax consequences of the transaction.

    All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. Since the federal income tax consequences of the Merger to a holder of Titan Common Stock depend to a great extent on whether he or she receives USF&G Common Stock or cash, it is important that each holder of Titan Common Stock promptly return the Election Form.

REGULATORY MATTERS

    Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and applicable waiting period requirements have been satisfied. A request for early termination of the required waiting period under the HSR Act was granted effective October 1, 1997. At any time before or after the Effective Time of the Merger, notwithstanding that the waiting period under the HSR Act has been terminated, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets or businesses of Titan or USF&G. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

    The Merger is subject to regulatory approval by the respective Commissioners of Insurance of Texas and Michigan under both Article 21.49-1 of the Texas Insurance Code and Chapter 13 of the Michigan Insurance Code (the "Insurance Codes"). In order to obtain such approval, USF&G must file with the Commissioner of each state a statement containing certain information about the acquiring party, the terms of the proposed transaction and other related information. USF&G filed the required statements on September 2, 1997 in Texas and on September 4, 1997 in Michigan, and has filed all other required information with the respective Insurance Departments of each state. In addition, as a condition to filing the Articles of Merger with the Maryland State Department of Assessments and Taxation on the Effective Date, the Articles of Merger must first be examined and approved by the Maryland Insurance Administration. Obtaining approval by the Commissioners and of the Articles of Merger are conditions to the consummation of the Merger. See "The Merger Agreement--Conditions Precedent to the Merger." Each party has agreed to use reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to lift any injunction or other legal bar to the Merger.

RESALE OF USF&G STOCK; AFFILIATES

    All shares of USF&G Common Stock received by holders of Titan Common Stock in the Merger will be freely transferable, except that USF&G Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of USF&G or Titan prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act with respect to affiliates of Titan, or Rule 144 under the Securities Act with respect to persons who are or become affiliates of USF&G, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of USF&G, or Titan generally include individuals or entities that control, are controlled by, or are under common control with, Titan, and may include certain officers and directors of such party as well as principal stockholders of such party.

    Titan has agreed to deliver to USF&G a letter identifying all persons who Titan believes may be deemed "affiliates" of Titan as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Titan has also agreed to deliver to USF&G agreements from all Affiliates that they will not offer to sell, sell or otherwise dispose of any of the USF&G Common Stock issued to them pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act.

NEW YORK STOCK EXCHANGE LISTING OF USF&G COMMON STOCK

    USF&G has agreed to use its best efforts to cause the USF&G Common Stock to be issued to Titan stockholders pursuant to the Merger Agreement to be authorized for listing on the NYSE, upon official notice of issuance. Such authorization for listing is a condition to the obligations of USF&G, USF&G Company and Titan to consummate the Merger.

MANAGEMENT AND OPERATIONS OF TITAN AFTER THE MERGER

    After the Merger, the existing operating subsidiaries of Titan will be subsidiaries of USF&G Company and will operate as part of USF&G's business units. USF&G currently intends to retain Titan's current operations in San Antonio, Texas. After the Merger, Titan will have access to resources generally available to USF&G's other business units, will operate under the direction and guidance of USF&G's senior management and the USF&G Board, and generally will be integrated with USF&G business units engaged in activities comparable to those engaged in by Titan.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT.

GENERAL

    On August 7, 1997, Titan, USF&G and USF&G Company entered into an Agreement and Plan of Merger pursuant to which, among other things, Titan will merge with and into USF&G Company. The Merger will be effected through a conversion of issued and outstanding shares of Titan Common Stock (other than shares held by Titan, USF&G or any of their subsidiaries). For each share of Titan Common Stock, Titan stockholders may elect to receive cash, shares of USF&G Common Stock or a combination of cash and USF&G Common Stock. See "--Merger Consideration."

    The consummation of the Merger is subject to certain conditions including, among other things, the approval by an affirmative vote of at least two-thirds of the outstanding shares of Titan Common Stock entitled to vote, as well as the approval of certain regulatory agencies.

EFFECTIVE TIME

    The Merger shall be consummated when Titan and USF&G Company file properly executed articles of merger (the "Articles of Merger") with the Secretary of State of the State of Texas and the Maryland Department of Assessments and Taxation. The Merger shall become effective upon the acceptance of record of such filings or at such time thereafter as provided in the Articles of Merger.

TERMS OF THE MERGER

    Upon consummation of the Merger, each issued and outstanding share of Titan Common Stock will be converted, at the election of the holder, into the right to receive (1) shares of USF&G Common Stock and cash, or (2) all USF&G Common Stock, or (3) all cash. Each holder of Titan Common Stock will only be permitted to choose one form of consideration. The value of the consideration and form is subject to adjustment according to the equations described below in "--Merger Consideration." Excluded from this conversion shall be shares of Titan Common Stock held by Titan, USF&G or any of their subsidiaries, which shall be canceled and retired without consideration.

    Following the Merger, USF&G Company shall continue to operate under its Articles of Incorporation and Bylaws, subject to amendment in accordance with their terms and Maryland law. The directors and officers of USF&G Company immediately prior to the Effective Time shall continue in those roles until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Articles of Incorporation and Bylaws.

MERGER CONSIDERATION

    The Merger Agreement provides that each outstanding share of Titan Common Stock will be converted into the right to receive, at the election of the holder and subject to the prorations and adjustments described below, (i) $11.60 in cash (the "Standard Cash Consideration") and 0.46516 (the "Standard Exchange Ratio" and, together with the Standard Cash Consideration, the "Standard Consideration") of a share of USF&G Common Stock (the "Standard Election"), (ii) $23.20 (two times the Standard Cash Consideration) in cash (the "Cash Election"), or (iii) 0.93032 (two times the Standard Exchange Ratio or the "Stock Consideration") of a share of USF&G Common Stock (the "Stock Election"). The above exchange ratio is based on a value for the USF&G Common Stock of $24.9375 per share (the "Base Share Price"), which was the closing price of the USF&G Common Stock on July 29, 1997, the day before USF&G made its original offer to Titan. Titan Stockholders who have failed to timely submit a properly completed Election Form to the Exchange Agent or who have properly revoked an effective and properly completed Election Form shall be deemed to have made a Standard Election (each a "Deemed Standard Election"). The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and provide tax deferral to the extent Titan shareholders receive shares of USF&G Common Stock in the Merger.

    The actual value of the consideration to be received by Titan Stockholders will be subject to adjustment based upon the Average Stock Price of USF&G Common Stock during the Pricing Period. If the Average Stock Price is not greater than $28.68 (15% above the Base Share Price) or less than $21.20 (15% below the Base Share Price), then (x) the value of the consideration will vary with changes in the stock price and (y) the allocation of the consideration between stock and cash will be adjusted only to maintain a 50% stock, 50% cash relationship which will be accomplished by adjusting the Standard Cash Consideration to an amount equal to one-half of the product of (a) $23.20 multiplied by (b) 1 plus the product of (i) 0.50 multiplied by (ii) a fraction the numerator of which is the Average Stock Price minus the Base Share Price and the denominator of which is the Base Share Price and adjusting the Standard Exchange Ratio to an amount equal to the quotient obtained by dividing (i) the Standard Cash Consideration as so adjusted by (ii) the Average Stock Price. If the Average Stock Price is less than $21.20 (but not less than $17.46) or greater than $28.68, the value of the consideration will be fixed at $21.46 or $24.94, respectively, the Standard Cash Consideration will be $10.73 or $12.47, respectively, and the Standard Exchange Ratio will be adjusted to provide a fraction of a share of USF&G Common Stock having a value of $10.73 or $12.47, respectively, based upon the Average Stock Price. If the Average Stock Price is less than $17.46, the Standard Cash Consideration will be $10.73 and the Standard Exchange Ratio will be 0.61455; however, in these circumstances, the parties may adjust the Merger Consideration to maintain the 50% stock, 50% cash allocation. If the Average Stock Price is less than $17.46 (30% below the base share price) or greater than $32.42 (30% above the Base Share Price), each party has the right to terminate the Merger Agreement. As a result of the foregoing, unless the Merger Agreement is terminated by one of the parties, the value of the Merger Consideration per share of Titan Common Stock will decrease below $21.46 if the Average Stock Price decreases below $17.46, while the values of the Merger Consideration per share of Titan Common Stock will be fixed at $24.94 even if the Average Stock Price is greater than $32.42.

    The following table sets forth sample calculations of the Merger Consideration and the components thereof for each share of Titan Common Stock based upon different Average Stock Prices, assuming a Standard Election.

                                                                        AGGREGATE
                                                 TOTAL VALUE OF          MERGER
                                                CONSIDERATION PER     CONSIDERATION
AVERAGE STOCK  STANDARD CASH     STANDARD     SHARE OF TITAN COMMON        (IN
    PRICE      CONSIDERATION  EXCHANGE RATIO          STOCK           MILLIONS) (1)
-------------  -------------  --------------  ---------------------  ---------------
  $   16.50      $   10.73        .61455            $   20.87           $  210.85
      17.46          10.73        .61455                21.46              216.81
      20.00          10.73        .53650                21.46              216.81
      21.20          10.73        .50618                21.46              216.81
      23.00          11.15        .48476                22.30              225.30
      24.94          11.60        .46516                23.20              234.39
      26.00          11.85        .45566                23.69              239.34
      28.68          12.47        .43481                24.94              251.97
      32.42          12.47        .38466                24.94              251.97
      35.00          12.47        .38466                24.94              251.97

(1) Does not include an aggregate of $14.1 million paid by USF&G to acquire 650,000 shares of Titan Common Stock prior to the Effective Time.

    If the Average Stock Price is less than $17.46 or greater than $32.42, each party has the right to terminate the Merger Agreement. In such event, the Titan Board would consider whether to terminate the Merger Agreement based on its judgment as to whether the stockholders of Titan would receive fair consideration for their shares of Titan Common Stock and whether consummation of the Merger would be in the best interests of the Titan stockholders. In making such a decision, the Titan Board would do so consistent with its fiduciary duties under applicable Texas law. In making its determination whether or not to terminate the Merger Agreement, the Titan Board may focus on the following considerations which, among others, may be material to such a decision: (i) how far the Average Stock Price is above or below the range set forth in the Merger Agreement, (ii) whether or not the Titan Board believes that the then current value of the shares of Titan Common Stock is greater than the Merger Consideration per share of Titan Common Stock, (iii) whether such value arises from enhanced prospects for Titan operating as an independent entity and (iv) the possibility of a business combination with a third party that offers greater value to the Titan stockholders. In making a determination whether to resolicit the approval and adoption of the Merger Agreement and the authorization of the Merger by Titan stockholders in the event that the Titan Board elects not to terminate the Merger Agreement, the Titan Board may consider the factors described above as well as (i) whether there is any additional information available that could be material to a decision by the Titan stockholders whether to approve and adopt the Merger Agreement and authorize the Merger, and (ii) whether any delay in the closing of the Merger that would be a result of any resolicitation could provide USF&G with a right to terminate the Merger Agreement or otherwise adversely affect the prospects that the Merger will be consummated. In the event that the Titan Board is required, in the exercise of its fiduciary duty, to make any of the determinations described above, the Titan Board intends to consult with its financial, legal and other advisors.

    Had the Merger been consummated on November 17, 1997, the Average Stock Price would have been $20.59, and holders of Titan Common Stock making the Standard Election would have received aggregate consideration worth $21.46 per share of Titan Common Stock consisting of 0.52103 of a share of USF&G Common Stock and $10.73 in cash. The foregoing assumes that no proration would have been required with respect to the various elections in order to maintain a 50% stock and 50% cash relationship necessary for a tax-free transaction.

    The actual cash and stock distributed will depend on the total per share consideration as calculated above and as adjusted to maintain a 50% stock, 50% cash relationship to maintain the tax-free nature of the transaction. As a result, holders of Titan Common Stock may be subject to proration in the event the aggregate of all elections by such holders would require USF&G to (a) issue shares of USF&G Common Stock in an amount greater than the product of the Standard Exchange Ratio multiplied by the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time or (b) pay an amount of cash (including cash to be paid for dissenting shares or in respect of Titan Common Stock otherwise acquired by USF&G) greater than the product of the Standard Cash Consideration multiplied by the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time. Outstanding Titan Options will be converted into the right to receive shares of USF&G Common Stock, on the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in this Proxy Statement/Prospectus. As of November 14, USF&G owned 650,000 shares of Titan Common Stock, all of which were acquired for cash in the open market or block purchases after August 8, 1997.

    THE VALUE OF THE CONSIDERATION TO BE RECEIVED BY TITAN STOCKHOLDERS IN THE MERGER IS BASED UPON A FORMULA AND CANNOT PRECISELY BE DETERMINED PRIOR TO THE DATE OF THE EFFECTIVE TIME. THE CONSIDERATION WILL DEPEND UPON THE AVERAGE STOCK PRICE, WHICH ESTABLISHES THE STANDARD EXCHANGE RATIO. BECAUSE THE AVERAGE STOCK PRICE AS OF THE EFFECTIVE TIME IS NOT DETERMINABLE AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AND AS OF THE DATE OF THE SPECIAL MEETING, THE EXACT CONSIDERATION PER SHARE TO BE

RECEIVED IN EXCHANGE FOR THE OUTSTANDING TITAN COMMON STOCK IS NOT CURRENTLY DETERMINABLE. IN ADDITION, BECAUSE THE EFFECTIVE TIME MAY OCCUR ON A DATE OTHER THAN THE DATE OF THE SPECIAL MEETING, TITAN STOCKHOLDERS WILL NOT KNOW THE EXACT VALUE OF THE CONSIDERATION THEY WILL RECEIVE IN THE MERGER AT THE TIME OF VOTING ON THE MERGER. THE PRORATION PROVISIONS MAY ALSO CAUSE TITAN STOCKHOLDERS TO RECEIVE CONSIDERATION IN THE MERGER THAT IS DIFFERENT FROM THE CONSIDERATION THEY ELECT TO RECEIVE.

    Holders of Titan Common Stock that have, as of the Effective Time, complied with all procedures necessary to assert appraisal rights in accordance with the TBCA, if applicable, shall have such rights, if any, as provided in Section 5.12 of the TBCA. The Titan Common Stock of dissenting stockholders shall not be converted or exchangeable as provided above. Instead, such holders shall be entitled to receive such payments as may be determined to be due to such holders pursuant to the TBCA. If a Titan stockholder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA, such stockholder's Titan Common Stock shall be converted and become exchangeable, as of the Effective Time, into the Standard Consideration. Titan shall give prompt notice to USF&G of any demands for appraisal received by Titan and shall not settle or offer to settle any such demand for appraisal rights without prior written consent from USF&G.

PRORATION AND ADJUSTMENT

    In order to maintain a 50% stock, 50% cash relationship and thereby maintain the tax exempt status of the Merger, the Merger Consideration is subject to proration and adjustment as set forth below:

    EXCESS STOCK. The maximum number of shares of USF&G Common Stock issuable to holders of Titan Common Stock (the "Maximum Number of USF&G Shares") shall not exceed the product of (x) the Standard Exchange Ratio and (y) the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time. In the event that the aggregate number of shares of USF&G Common Stock issuable pursuant to the Stock Elections exceeds the Maximum Number of USF&G Shares minus the number of shares of USF&G Common Stock issuable pursuant to Standard Elections and Deemed Standard Elections (such difference, the "Remaining USF&G Shares"), each holder making a Stock Election shall receive, for each share of Titan Common Stock held by such holder (x) a number of shares of USF&G Common Stock equal to the quotient obtained by dividing the Remaining USF&G Shares by the aggregate number of shares of Titan Common Stock making Stock Elections (the "Stock Election Titan Shares") plus (y) cash in an amount equal to the quotient obtained by dividing the Remaining Stock Election Cash Amount (as defined below) by the Stock Election Titan Shares. Remaining Stock Election Cash Amount shall be equal to the Maximum Cash Amount (as defined below) minus the sum of the aggregate amount of cash payable pursuant to Standard Elections, Deemed Standard Elections, Cash Elections, Dissenting Shares and fractional shares and the aggregate amount of consideration transferred by USF&G in acquiring shares ("USF&G Shares") of Titan Common Stock prior to the Effective Time.

    EXCESS CASH. The maximum amount of cash to be paid to holders of Titan Common Stock (the "Maximum Cash Amount") will be equal to the product of the Standard Cash Consideration, as adjusted, and the number of shares of Titan Common Stock outstanding immediately prior to the Effective Time. In the event that the aggregate amount of cash payable pursuant to Standard Elections, Deemed Standard Elections and Cash Elections received by the Exchange Agent exceeds the Maximum Cash Amount reduced by the sum of (i) the aggregate amount of cash payable with respect to the Dissenting Shares and fractional shares and (ii) the aggregate amount of cash payable by USF&G in acquiring the USF&G Shares (such excess being hereafter referred to as the "Excess Cash"), the following adjustments shall be made:

        (1) If the Excess Cash is less than or equal to one-half of the aggregate amount of cash payable pursuant to Cash Elections, each holder making a Cash Election shall receive, for each share of Titan Common Stock held by such holder,

           (x) cash in an amount equal to (i) the aggregate amount of cash that otherwise would be payable pursuant to Cash Elections reduced by the Excess Cash, divided by (ii) the aggregate number of shares of Titan Common Stock held by holders making Cash Elections (the "Cash Election Titan Shares"), plus

           (y) a number of shares of USF&G Common Stock equal to (i) the Excess Cash divided by (ii) the Average Stock Price (or the Closing Stock Price if adjustments are required under Section 2.4 of the Merger Agreement) divided by (iii) the Cash Election Titan Shares.

        (2) If the Excess Cash is greater than one-half of the aggregate amount of cash payable pursuant to Cash Elections, each holder making a Standard Election, Deemed Standard Election or Cash Election shall receive, for each share of Titan Common Stock held by such holder,

           (x) cash in an amount equal to (i) the Maximum Cash Amount reduced by the aggregate amount of cash payable with respect to Dissenting Shares, USF&G Shares and fractional shares, divided by (ii) the aggregate number of shares of Titan Common Stock held by holders making Standard Elections, Deemed Standard Elections or Cash Elections (the "Cash/Standard Election Titan Shares"), plus

           (y) a number of shares of USF&G Common Stock equal to (i) the Remaining Cash/ Standard Election USF&G Shares (as defined below) divided by (ii) the Cash/Standard Election Titan Shares. The "Remaining Cash/Standard Election USF&G Shares" shall be the Maximum Number of USF&G Shares minus the number of shares of USF&G Common Stock issuable pursuant to Stock Elections (including any fractional shares of USF&G Common Stock for which a cash adjustment shall be paid pursuant to Section 2.5(c) of the Merger Agreement in respect of such Stock Elections).

    In addition, in the event that the allocation of the consideration between stock and cash is not 50% stock and 50% cash, appropriate adjustment shall be made to the extent required to cause the Merger Consideration allocation between cash and stock to satisfy the continuity of interest requirements for purposes of causing the transaction to qualify as a tax-free reorganization. In no event, however, will the total value of the Merger Consideration, based on the Average Stock Price, be increased as a result of such adjustment. Also, the Merger Consideration will be adjusted to reflect changes, if any, in the number of shares of Titan Common Stock outstanding.

    The following examples set forth sample calculations of the Excess Cash and Excess Stock proration formulae based upon the assumptions that the Average Stock Price of USF&G Common Stock is $24.9375, the Standard Exchange Ratio is 0.46516, 10,075,370 shares of Titan Common Stock are outstanding, there are no dissenters or fractional shares paid in cash and USF&G has purchased for cash 650,000 shares of Common Stock for an average of $21.65 per share prior to the Effective Time. The examples also assume that the Maximum Number of USF&G shares is 4,686,688 (the assumed number of Titan shares outstanding, 10,075,370 multiplied by the Standard Exchange Ratio, 0.46516) and the Maximum Amount of Cash is $117,182,214 (the assumed number of Titan shares outstanding, 10,075,370, multiplied by the Standard Cash Consideration, $11.60). The examples do not attempt to predict or take into account the form of consideration that Mark E. Watson, Jr., Titan's largest shareholder, may elect to receive. In all cases the Total Amount of Cash column excludes shares of Titan Common Stock purchased for cash by USF&G prior to the Effective Time and 27,825 shares of restricted Titan Common Stock.

 Example 1 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                          (Cash Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections..................  1,500,000       0.93033         $   23.20       $    0.00      1,395,489    $         0
Number of All Cash Elections  1,000,000       0.06977         $    1.74       $   21.46         69,774    $21,460,000
Number of Standard Elections  6,925,370       0.46516         $   11.60       $   11.60      3,221,425    $80,334,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 2 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                         (Stock Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    5,000,000       0.71170         $   17.75       $    5.45      3,558,496    $28,940,889
Number of All Cash Elections  2,000,000       0.00000         $    0.00       $   23.20              0    $46,400,000
Number of Standard Elections  2,425,370       0.46516         $   11.60       $   11.60      1,128,192    $30,123,103
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 3 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                          (Cash Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    3,000,000       0.93033         $   23.20       $    0.00      2,790,977    $         0
Number of All Cash Elections  3,000,000       0.10079         $    2.51       $   20.69        302,356    $62,060,000
Number of Standard Elections  3,596,819       0.46516         $   11.60       $   11.60      1,593,355    $39,734,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 4 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                         (Stock Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                    9,425,370       0.49724         $   12.40       $   10.80      4,686,688    $101,794,292
Number of All Cash Elections          0       0.00000         $    0.00       $    0.00              0    $         0
Number of Standard Elections          0       0.00000         $    0.00       $    0.00              0    $         0
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 5 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                          (Cash Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                            0       0.00000         $    0.00       $    0.00              0    $         0
Number of All Cash Elections  9,425,370       0.49724         $   12.40       $   10.80      4,686,688    $101,794,292
Number of Standard Elections          0       0.00000         $    0.00       $    0.00              0    $         0
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

 Example 6 -- Stock, Cash and Standard Elections Are Made in Amounts Indicated
                        (Standard Election is Pro Rated)

                                            NUMBER OF         VALUE OF         AMOUNT         TOTAL          TOTAL
                                TITAN     USF&G SHARES      USF&G SHARES       OF CASH      NUMBER OF       AMOUNT
                               SHARES       PER SHARE         PER SHARE       PER SHARE    USF&G SHARES     OF CASH
                              ---------  ---------------  -----------------  -----------  --------------  -----------
Number of All Stock
 Elections                            0       0.00000         $    0.00       $    0.00              0    $         0
Number of All Cash Elections          0       0.00000         $    0.00       $    0.00              0    $         0
Number of Standard Elections  9,425,370       0.49724         $   12.40       $   10.80      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              9,425,370                                                      4,686,688    $101,794,292
                              ---------                                                   --------------  -----------
                              ---------                                                   --------------  -----------

DIVIDENDS AND FRACTIONAL SHARES

    No dividends or other distributions declared after the Effective Time on USF&G Common Stock shall be paid with respect to any shares of Titan Common Stock represented by a Titan certificate until such Titan certificate is surrendered for exchange. Following surrender of any Titan certificate, there shall be paid to holders of USF&G certificates issued in exchange therefor, without interest, (a) at the time of surrender, the amount of dividends and other distributions with a Record Date after the Effective Time, payable with respect to whole shares of USF&G Common Stock, and not paid, minus any required tax withholding, and (b) at the appropriate payment date, the amount of dividends and other distributions with a Record Date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to whole shares of USF&G Common Stock, and not paid, minus any required tax withholding.

    No fractional shares of USF&G Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of fractional shares of USF&G Common Stock, cash adjustments shall be paid to holders in respect of any fractional shares of USF&G Common Stock that would otherwise be issuable. The amount of such cash adjustment shall equal the product of such fractional amount and the Average Stock Price.

TITAN OPTIONS AND WARRANTS

    At the Effective Time, each Titan Option shall immediately become fully vested and shall be converted into an option to purchase shares of USF&G Common Stock. Following the Effective Time, each Titan Option shall be exercisable upon the same terms and conditions as are then applicable to such Titan Option, except that (i) each Titan Option shall be exercisable for that number of shares of USF&G Common Stock equal to the product of (x) the number of shares of Titan Common Stock for which such Titan Option was exercisable immediately prior to the Effective Time and (y) the Standard Exchange Ratio and (ii) the exercise price of such option shall be equal to the quotient obtained by dividing the exercise price per share of such Titan Option by the Standard Exchange Ratio. From and after the date of the Merger Agreement, no further Titan Options shall be granted under the 1993 Stock Option Plan, as amended, or the 1993 Directors' Stock Option Plan or otherwise. At or soon after the Effective Time, USF&G shall issue to each holder of a Titan Option that is canceled an agreement that reflects the terms of the USF&G Option to be substituted therefor.

    The Merger Agreement provides that Titan shall use its reasonable best efforts to cause holders of all outstanding Titan Warrants to purchase Titan Common Stock to agree to surrender their warrants and receive in exchange for cancellation and in settlement thereof a number of shares of USF&G Common Stock (and cash in lieu of fractional shares) for each share of Titan Common Stock subject to the Titan Warrant equal to the quotient of: (a) the product of (1) the number of shares of Titan Common Stock which the holder would receive if such Titan Warrant were exercised in full immediately prior to the Effective Time multiplied by (2) the difference between (x) the Cash Consideration and (y) the exercise price of such share of Titan Common Stock under the Titan Warrant to the extent such amount is a positive number divided by (b) the Average Stock Price ("Warrant Consideration"). Upon receipt of the Warrant Consideration, the Titan Warrant shall be canceled and the holder of the Titan Warrant shall release any and all rights the holder had with respect to such Titan Warrant. USF&G subsequently agreed with Titan that it will also offer to pay the Warrant Consideration in cash based upon the Average Stock Price, provided that holders of the Titan Warrants make such election on or before the Effective Time. Pursuant to the agreements under which the Titan Warrants were issued (the "Warrant Agreements"), and regardless of whether the Warrant Consideration is paid in stock or cash, Titan would also pay such holders an amount equal to accrued dividends on the Titan Common Stock underlying the outstanding Titan Warrants, measured from the date the Titan Warrants were first issued. Such holders may elect to receive the Warrant Consideration by executing and returning a Warrant Cancellation Agreement, which will contain certain representations, warranties and indemnities relating to, among other things, good title to the Titan Warrants.


    In the event that the holders of the outstanding Titan Warrants do not properly elect to receive the Warrant Consideration (in stock or cash) on or before the Effective Time, then pursuant to the terms of the Warrant Agreements, such holders would be entitled upon exercise of the Titan Warrants to receive the Merger Consideration in lieu of Titan Common Stock. Holders of the Titan Warrants will be given the opportunity to elect the form of consideration (the Standard Consideration, the Cash Consideration or the Stock Consideration) payable upon later exercise at the same time as holders of Titan Common Stock, and such elections would be subject to the effect of the proration adjustments described above under "The Merger Agreement--Proration and Adjustment" (although such elections will not be included when calculating the required proration adjustment). At the time of exercise of the Titan Warrants, such holders will receive the Merger Consideration in lieu of each share of Titan Common Stock which would otherwise be issuable and the form of consideration will be as previously selected, subject to proration and adjustment as described above. In the event no election is made, then such holder would receive the Standard Consideration. On or before the Effective Time, holders of Titan Warrants may also exercise their right to receive Titan Common Stock pursuant to and in accordance with the Warrant Agreements.


    USF&G has also agreed to waive the condition to Closing that holders of Titan Warrants representing the right to purchase 75% of the shares of Titan Common Stock underlying the outstanding Titan Warrants surrender their warrants in exchange for the Warrant Consideration payable in USF&G Common Stock.

SURRENDER AND PAYMENT

    Promptly after the Effective Time the Exchange Agent will mail a letter of transmittal, exchange instructions and an Election Form to each holder of record of Titan Common Stock immediately prior to the Effective Time and to holders of Titan Options. The holders shall make the Standard Election, Stock Election, or Cash Election by following the instruction to complete and return the form. Excluding any shares of Titan Common Stock that are canceled or held by dissenting Stockholders, all holders of Titan Common Stock immediately prior to the Effective Time must submit to the Exchange Agent a properly complete form by the election deadline mutually agreed upon by Titan and USF&G or else be deemed to have made the Standard Election. TITAN STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH TRANSMITTAL FORM AND INSTRUCTIONS ARE RECEIVED.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of the parties, respectively, relating to, among other things: (a) the due organization, valid existence and good standing of Titan, USF&G and USF&G Company and the corporate powers of such subsidiaries to operate their respective businesses; (b) the capital structure of each of Titan, USF&G and USF&G Company; (c) the due organization, valid existence and good standing of each of Titan's subsidiaries and the corporate powers of such subsidiaries to operate their respective businesses; (d) the authorization, execution, delivery and enforceability of the Merger Agreement and, subject to Titan stockholder approval, the consummation of the transactions contemplated by the Merger Agreement by Titan, USF&G and USF&G Company not being in violation of their respective organizational documents, material contracts and agreements, and the law; (e) Titan and USF&G have filed all required documents with the SEC, insurance regulators, and other appropriate regulatory authorities; (f) the information supplied by Titan or USF&G for inclusion in the S-4 does not contain untrue statements of material fact or omissions of material fact necessary to make the statements therein not misleading; (g) Titan and its subsidiaries comply with all applicable laws and hold all necessary licenses and maintain required loss reserves and statutory capital; (h) the approval, to the extent required by applicable law, of insurance policies and contracts entered into by Titan or its subsidiaries by insurance regulatory authorities and the payment or process of settlement of all policy benefits payable except those for which there is a reasonable basis for contesting; (i) the absence of any indication that a rating agency may downgrade the rating of a Titan subsidiary that is an insurance company; (j) the absence of certain material adverse changes or events for Titan, USF&G and their subsidiaries; (k) the absence of undisclosed liabilities for Titan, USF&G and their subsidiaries; (l) pending claims against Titan, USF&G and their subsidiaries; (m) taxes, tax returns and audits of Titan and its subsidiaries;
(n) pensions and employee benefit plans of Titan and its subsidiaries and compliance with the Employee Retirement Income Security Act of 1974, as amended;
(o) the absence of any labor or collective bargaining agreements and employees represented by labor unions; (p) compliance of Titan with environmental laws and regulations; (q) good and marketable title to real property and the absence of non-delinquent liens; (r) the full force and effect and binding obligation of certain material agreements, contracts, and commitments of Titan and its subsidiaries; (s) the absence of director, officer, or key employee borrowing from or competition with Titan or its subsidiaries; (t) certain loan agreements with Dresdner Bank are repayable without penalty; (u) liens, pledges or mortgages against assets of Titan and its subsidiaries; (v) the liability, property, workers compensation, directors and officers liability and other similar insurance policies of Titan; (w) opinion of Furman Selz LLC, as of August 7, 1997, to the effect that the Merger Consideration is fair to Titan Stockholders; (x) the unanimous vote by the Boards of Directors of Titan and USF&G Company to approve the Merger Agreement and recommend Stockholder approval; (y) the affirmative vote of two-thirds of the outstanding shares of Titan Common Stock is sufficient to approve the Merger and no other Titan Stockholder approval is required; (z) the affirmative vote of USF&G, as sole stockholder of USF&G Company, is sufficient to approve the Merger and no other approval is required of USF&G or USF&G Company stockholders is required; (aa) except for E. B. Lyon, III and/or Stonegate Securities Inc. and Furman Selz LLC, Titan and its subsidiaries will not pay a broker, agent or advisor fee; (bb) except for Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated, USF&G, USF&G Company and their subsidiaries will not pay a broker, agent or advisor fee; (cc) the name, location, and description of each account of Titan and its subsidiaries with financial institutions; (dd) the accuracy of the premium balances receivable of Titan and its subsidiaries; (ee) the investment portfolio of Titan and its subsidiaries; (ff) the absence of any known illegal gifts or payments made by people associated with or acting on behalf of Titan or its subsidiaries; (gg) reinsurance contracts applicable to Titan and its subsidiaries; and (hh) the corporate standing and capital structure of Quick-Sure Auto Agency, Inc. and Tri-West of New Mexico, LLC, and their relationship to Titan and its subsidiaries.

CONDUCT OF BUSINESS OF TITAN PENDING THE MERGER

    Pursuant to the Merger Agreement, Titan has agreed that, during the period from the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement, except as otherwise consented to in writing by USF&G or as required by applicable law, Titan will and will cause each of its subsidiaries to conduct their respective businesses only in the ordinary course and consistent with past practice. Titan will use reasonable best efforts to (a) maintain in full force and effect all material contracts except those expiring in accordance with their terms; (b) maintain all Titan licenses, qualifications and authorizations to conduct business; (c) maintain the rating for all subsidiary insurance companies with certain exceptions; (d) maintain all its assets and property in good working order and condition; (e) continue all current marketing and selling activities relating to its business and operations;

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
(f) maintain its books and records in the usual manner consistent with past practices; (g) prepare and file duly and validly all tax returns and pay duly and fully all taxes; (h) cause all statutory reserves and other similar amounts with respect to losses, benefits, claims and expenses with respect to subsidiary insurance business to be adequate in all respects; (i) use reasonable best efforts to maintain its level of insurance coverage; (j) refrain from entering into a new treaty of reinsurance, coinsurance or similar contract; (k) continue to comply in all material respects with all applicable laws; (l) not incur capital expenses in excess of $75,000, individually or in aggregate; (m) not grant an increase in compensation of any of its officers, directors, or key employees; (n) pay or agree to pay any pension, retirement allowance or other employee benefit not required to be paid before the Effective Time; (o) enter into a new employment, retention, severance or termination agreement with any director, officer or employee, or modify or grant any consent with respect to the same; (p) become obligated under any new benefit plan or employee arrangement not in existence on August 7, 1997 or amend any existing plan such that the benefits provided are enhanced; (q) other than drawdowns in the ordinary course of business, not assume or incur any indebtedness for borrowed money or guarantee such indebtedness; and (r) not pay discharge, settle or satisfy any claims, liabilities or obligations other than in the ordinary course. Titan has also agreed to restrict its investments and its subsidiaries' investments to money market instruments, publicly traded investment grade debt securities and exchange or National Market System traded equity-related securities, the latter not exceeding nine percent of total investment.

    In addition, Titan has agreed that Titan and its subsidiaries will not (a) declare or pay any dividend on its capital stock except with respect to Titan, regular cash dividends paid on a quarterly basis; (b) split, combine or reclassify any of its capital stock; (c) issue any shares of capital stock except pursuant to currently outstanding Titan Options and Titan Warrants; (d) repurchase or otherwise acquire shares of its capital stock except as required under the terms of any employee benefit plan; (e) grant, amend the terms of or reprice any options, warrants or rights to purchase Titan stock; (f) issue, deliver or sell, or pledge or otherwise encumber any shares of its capital stock, any Titan voting debt or any securities convertible into any such shares (other than Titan Common Stock issued upon the exercise of warrants or options outstanding as of August 7, 1997); (g) merge or consolidate with or acquire an equity interest in any corporation, partnership or other business organization and acquire assets of any corporation, partnership or other business organization; (h) sell, lease or otherwise dispose of any of their properties;
(i) authorize, recommend, announce or propose a plan of partial or total liquidation or dissolution of Titan or its subsidiaries; or (j) take any action that is reasonably likely to result in any of the representations or warranties being untrue in any material respect or any of the covenants or conditions to the Merger not being satisfied. Titan also agreed to ensure that all of the capital stock of Quick-Sure transfers to USF&G for nominal consideration and that, at the Effective Time, Quick-Sure's relationships with Home State, County Mutual Insurance, Titan and Titan's subsidiaries inure to the benefit of USF&G.

NO SOLICITATION

    The Merger Agreement provides that Titan will not, nor will any of its subsidiaries, directly or indirectly, take (or authorize or permit any of their respective officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to take) any action to initiate, solicit or encourage any inquiries or the making or implementation of any proposal with respect to a merger, consolidation or other business combination including Titan or its subsidiaries or any acquisition or similar transaction involving the purchase of (i) all or a significant portion of assets of Titan and its subsidiaries taken as a whole, (ii) 15% or more of Titan's outstanding Common Stock or (iii) 15% or more of the outstanding shares of capital stock of any subsidiary (any such proposal or offer hereinafter referred to as an "Acquisition Proposal"). Furthermore, Titan shall not engage in any negotiations concerning or provide any confidential information to or have any discussions with, any person or group relating to an Acquisition Proposal. Titan will cease and immediately terminate any existing activities, discussions or negotiations with any parties respecting Acquisitions Proposals and will require each party who has signed a confidentiality agreement to honor the restrictions of such agreement and return or destroy all

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
confidential information of Titan. Titan will notify USF&G immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussion are sought to be initiated or continued with it.

    Notwithstanding the above, Titan may provide non-public information to any person or group if (a) such group has expressed a written interest in making an Acquisition Proposal providing greater aggregate value to Titan and/or Titan shareholders than the transactions contemplated by the Merger Agreement; (b) Titan reasonably believes that such person or group has the financial ability to consummate the Acquisition Proposal; (c) such group or person executes a confidentiality letter no less favorable to Titan than the USF&G Confidentiality Letter; (d) the Titan Board on the advise of outside counsel, determines in good faith that it is necessary, in order to comply with the Board's fiduciary duties, to provide such information requested; and (e) Titan provides notice to USF&G of the identity of the person or group at or before the time such information is given and provides a copy of the same to USF&G. Titan may also enter into discussions or negotiate with any person or group that makes a wholly unsolicited bona fide Acquisition Proposal providing greater aggregate value to Titan and/or Titan stockholders than the transactions contemplated by the Merger Agreement if (i) the Titan Board, on the advise of outside counsel, determines in good faith that such action is necessary in order to comply with the Titan Board's fiduciary duties; (ii) prior to entering into such discussions with such person or group, Titan provides written notice to USF&G to the effect that it will enter into discussions with such person or group; and (iii) Titan keeps USF&G informed of the status and all material information with respect to any such discussions to the extent such disclosure does not violate applicable law or confidentiality agreements. Titan may also comply, to the extent required, with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE

    The Merger Agreement provides that, from and after the Effective Time, Titan (or USF&G Company, if after the Effective Time) shall indemnify, defend and hold harmless the officers and directors of Titan (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts paid in settlement ("Claims") based in whole or in part on the fact that such person is or was such officer or director of Titan (including Claims pertaining to any matter occurring at or before the Effective Time and Claims arising out of the transactions contemplated by the Merger Agreement) to the fullest extent permitted or required under applicable law. In the event Claims are brought against any Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Titan (or USF&G Company, if after the Effective Time) shall pay all reasonable fees and expenses of such counsel. Titan (or USF&G Company, if after the Effective Time) will use reasonable best efforts to assist the defense, provided that Titan (or USF&G Company, if after the Effective Time) shall not be liable for any settlement effected without its prior written consent.

    Any Indemnified Party wishing to claim indemnification shall, upon learning of a Claim, notify Titan (or USF&G Company, if after the Effective Time). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is a conflict on any significant issue between the positions of two or more Indemnified Parties. The rights to indemnification shall survive the Merger and continue in full force and effect for a period not less than six years from the Effective Time; provided, however, that all rights of indemnification for any Indemnified Party asserted within such period shall continue until the disposition of such liabilities. USF&G Company shall not amend its bylaws with respect to indemnification during the six-year period if such amendment would materially and adversely affect the rights of the Indemnified Parties.

    For a period of six years following the Effective Time, USF&G Company shall cause Titan's current directors' and officers' liability insurance policies to remain in effect or substitute comparable directors' and officers' liability policies with respect to matters arising before the Effective Time, provided that USF&G Company shall not be required to pay an annual premium for such insurance in excess of 200% of

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
the last annual premium paid by Titan. In such case, USF&G Company shall purchase as much coverage as possible for such amount.

CONDITIONS PRECEDENT TO THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Titan and USF&G to effect the Merger are subject to certain conditions, including: (a) the approval of the Merger Agreement by two-thirds of the outstanding shares of Titan Common Stock; (b) all necessary governmental and regulatory filings and approvals have been made and obtained; (c) the waiting period for the Hart-Scott-Rodino Act shall have been terminated or shall have expired and no restrictive order shall have been placed on Titan, USF&G or USF&G Company; (d) the absence of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental entity shall be in effect, which prevents the consummation of the Merger; (e) the Form S-4 shall have become effective and shall not be the subject of any stop order; and (f) the shares of USF&G Common Stock issued to Titan stockholders upon consummation of the Merger shall have been authorized for listing on the New York Stock Exchange.

    The obligations of USF&G and USF&G Company to effect the Merger are subject to additional conditions (unless waived by USF&G), including: (a) the representations and warranties of Titan set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time other than failures to be true and correct which individually or in the aggregate do not have a material adverse effect on Titan; (b) Titan shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with under the Merger Agreement prior to Closing; (c) an event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of Titan and its subsidiaries taken as a whole or (ii) the ability of Titan to consummate the transactions contemplated by the Merger Agreement has not occurred with respect to Titan or its subsidiaries; (d) the lack of litigation pending or, to Titan's or USF&G's knowledge, threatened by any governmental entity to restrain or prevent the Merger; (e) the receipt of written agreements from Titan affiliates;
(f) USF&G shall have received a tax opinion from a nationally-recognized law firm to the effect that the Merger will be treated as a tax-free reorganization; and (g) Titan shall have delivered to USF&G evidence that all requisite action necessary for the due authorization of the Merger Agreement and the performance and consummation of all necessary transactions contemplated thereby. USF&G and USF&G Company have agreed to waive the condition set forth in the Merger Agreement that Titan complete certain actions necessary to effect the surrender of outstanding Titan Warrants in exchange for USF&G Common Stock.

    The obligation of Titan to effect the Merger is subject to additional conditions (unless waived by Titan), including: (a) the representations and warranties of USF&G and USF&G Company set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Effective Time; (b) USF&G and USF&G Company shall have performed and complied in all material respects with all agreements and covenants required to be performed or complied with under the Merger Agreement prior to Closing; (c) Titan shall have received a tax opinion from a nationally recognized law firm to the effect that the Merger will be treated as a tax-free reorganization; (d) except as publicly disclosed in documents filed under the Exchange Act, there has been no material adverse change in the business, results of operations or financial condition of USF&G between March 31, 1997 and the Effective Time; and (e) USF&G shall have delivered to Titan evidence that all requisite action necessary for the due authorization of the Merger Agreement and the performance and consummation of all necessary transactions contemplated thereby.

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FEES AND EXPENSES

    The Merger Agreement provides that all costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. Titan agrees to pay a fee of $7,500,000 in immediately available funds if (a) the Merger Agreement is terminated because two-thirds of the shares of Titan Common Stock have not approved the Merger, the Merger Agreement and the consummation of the transactions contemplated thereby, and any person or group shall, within 90 days after such termination, consummate or enter into an agreement respecting an Acquisition Proposal, or (b) the Merger Agreement is terminated because the Titan Board has failed to give or shall have withdrawn approval or recommendation or taken a public position materially inconsistent with, the Merger or the Merger Agreement or has recommended, accepted or entered into an agreement for an Acquisition Proposal.

    Such fee shall be paid within one business day of the entry into any agreement respecting an Acquisition Proposal or within one business day of the Titan Board's failure to give or withdrawal of approval or recommendation of the Merger or the Merger Agreement, or recommendation or acceptance of an Acquisition Proposal. Any amounts that are not paid when due shall bear interest at a rate of 9% per annum from the date due through and including the date paid. The $7,500,000 fee shall be the exclusive remedy of USF&G, USF&G Company and their affiliates relating to the Merger Agreement or the transactions contemplated thereunder in the event of a termination giving rise to its payment and, upon payment of the fee, USF&G, USF&G Company and their affiliates shall have no rights in tort, contract or otherwise arising from or relating to the Merger Agreement or the transactions contemplated hereunder except for the Confidentiality Agreements.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Titan or USF&G:

    (a) by mutual written consent of USF&G and Titan;

    (b) by either USF&G or Titan if any permanent injunction or other court order preventing the Merger shall become final and non-appealable;

    (c) by either USF&G or Titan if the Merger has not been consummated on or before December 31, 1997, provided that if the conditions precedent have not been satisfied as of such date, the Merger Agreement may not be terminated until February 28, 1998, if it can be anticipated that such conditions precedent will be fulfilled by that date, and that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill an obligation under the Merger Agreement has been the cause or resulted in the failure of the Merger to occur before the Termination Date;

    (d) by either USF&G or Titan if, at the duly held meeting of Titan stockholders held for the purpose of voting on the Merger, the Merger Agreement, and the consummation of the transactions contemplated thereby, the holders of at least two-thirds of the shares of outstanding Titan Common Stock have not approved the Merger, the Merger Agreement, and the consummation of the transactions contemplated thereby;

    (e) by either USF&G or Titan if, prior to the consummation of the Merger, the Titan Board shall have failed to give or shall have withdrawn or adversely modified in any material respect, or taken a public position materially inconsistent with its approval and recommendation of the Merger and the Merger Agreement, or an Acquisition Proposal shall have been recommended or accepted by Titan or Titan shall have entered into an agreement with respect to an Acquisition Proposal;

    (f) by USF&G, upon a breach of any representation or warranty of Titan, or in the event that Titan fails to comply in any material respect with any of its covenants or agreements, or, if any representation or warranty of Titan shall be or become untrue, in each case where such breach,

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
       failure to so comply or untruth would cause Titan to be incapable of satisfying its obligation to obtain the approval of two-thirds of the shares of Titan Common Stock and the necessary governmental and regulatory consents and to comply with representations and warranties of the Merger Agreement and perform its obligations under the Merger Agreement within ten days after the occurrence of the change, provided that a willful breach by Titan shall be deemed to cause such condition to be incapable of being satisfied by such date;

    (g) by Titan upon a breach of any representation or warranty of USF&G or USF&G Company, or in the event USF&G or USF&G Company fail to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of USF&G or USF&G Company shall be or become untrue, in each case where such breach, failure to so comply or untruth would cause Titan to be incapable of satisfying its obligation to obtain the approval of two-thirds of the shares of Titan Common Stock, the necessary governmental and regulatory consents, and to comply with representations and warranties of the Merger Agreement and to perform its obligations under the Merger Agreement within ten days after the occurrence of the change, provided that a willful breach by USF&G and USF&G Company shall be deemed to cause such condition to be incapable of being satisfied by such date; and

    (h) by either USF&G or Titan within two days of determining the Average Stock Price if the Average Stock Price shall be greater than $32.42 or less than $17.46.

    If the Merger Agreement is validly terminated by either party, the Merger Agreement will become null and void and there will be no liability or obligation on the part of Titan or USF&G (or any of their subsidiaries) except those fees and expenses described above and those obligations imposed by the Titan confidentiality agreement and the USF&G confidentiality agreement, which will remain in effect. Nothing relieves any party from liability for willful breach of its representations, warranties, covenants or agreements contained in the Merger Agreement.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended, modified or supplemented only by written agreement of Titan, USF&G and USF&G Company at any time prior to the Effective Time of the Merger. However, after the Merger Agreement is approved by Titan's stockholders, no such amendment shall (a) reduce the amount or change the consideration to be delivered to the holders of Titan Common Stock, (b) change the date by which the Merger is required to be effected, or (c) change the amounts payable with respect to Titan Options and Titan Warrants.

    At any time prior to the Effective time, Titan, USF&G and USF&G Company, by action taken or authorized by their respective Boards of Directors, may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any documents delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the waving or extending party. In the event that Titan waives a condition to, or otherwise agrees to a modification of, the Merger Agreement which is material to a vote by the stockholders of Titan, Titan stockholders would be resolicited in accordance with rules promulgated under the Exchange Act governing the solicitiation of the proxies. The failure of any party to assert any of its rights shall not constitute waiver of such rights.

VOTING AND SUPPORT AGREEMENT

    Mark E. Watson, Jr., the MEW Family Limited Partnership and The Mark and Kathleen Watson Charitable Foundation (collectively, the "Watson Stockholders") and USF&G have entered into the Voting Agreement with respect to the 2,579,295 shares of Titan Common Stock, legally and beneficially owned by the Watson Stockholders and any shares subsequently acquired, (the "Watson Shares"), which

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represents approximately 25.6% of the outstanding shares of Titan Common Stock.
Under the terms of the Voting Agreement, the Watson Stockholders have agreed, for a period of one year, to vote or cause to be voted all of the Watson Shares in favor of the Merger Proposal and against any proposal made in opposition to the Merger. The Watson Stockholders have also agreed, for a period of one year, not to solicit or encourage any inquiry or proposal from any person to acquire the business, property or capital stock of Titan or its subsidiaries or to furnish information or otherwise facilitate any of the foregoing; provided that Mr. Watson, Jr. shall not be prohibited from taking any such actions as are required to comply with his fiduciary duties as an officer and director of Titan. In addition, subject to certain limited exceptions, the Watson Stockholders have agreed not to sell, assign, dispose of or encumber or otherwise transfer any of the Watson Shares other than in an exchange pursuant to the Merger.

                              DESCRIPTION OF USF&G

    USF&G is a holding company whose principal subsidiaries are engaged in writing property-casualty insurance and life insurance/annuities. Property/casualty insurance is written primarily by USF&G Company, and is sold through independent agents supported by USF&G's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by F&G Life, and are sold throughout the United States through independent agents, managing general agents and regional and national brokerage firms. USF&G Company is rated "A" by A.M. Best Company and F&G Life is rated "A-" by A.M. Best Company. For a discussion of A.M. Best Company and its ratings, see "Risk Factors--A.M. Best Company Ratings and Review."

    PROPERTY & CASUALTY. USF&G Company currently underwrites most forms of property/casualty insurance. USF&G Company's property/casualty operations are grouped into the following portfolio of strategic businesses: the Commercial Insurance Group ("CIG"), the Family and Business Insurance Group ("FBIG"), and Specialty Businesses, which include alternative risk transfer through Discover Re Managers, Inc., ("Discover Re"), assumed reinsurance through F&G Re, Inc. ("F&G Re") and the Surety Group. The property/casualty segment accounted for 88 percent of USF&G's revenues before net realized gains for the year ended December 31, 1996 and 70 percent of its total assets at December 31, 1996.

    Coverages offered by CIG provide protection related to property loss, liability claims and workers' compensation benefits to businesses and governmental entities, and fidelity bonds for financial institutions. Property loss and liability claims insurance protects against loss from damage to the insured's covered properties and protects against legal liability for injuries to other persons or damage to their property arising from the insured's business operations. Workers' compensation provides benefits to employees, as mandated by state laws, for employment-related accidents, injuries or illnesses. Fidelity bonds indemnify employers against the dishonesty or default of persons in their employ. For the year ended December 31, 1996, coverages provided by CIG accounted for 37 percent of total premiums written.

    FBIG provides homeowners insurance and standard and non-standard automobile insurance, which include aspects of property loss and liability risks, as well as small-size account commercial business. Homeowners policies protect against loss of dwellings and contents arising from a variety of perils, as well as liability arising from ownership or occupancy. Automobile policies cover liability to third-parties for bodily injury and property damage, and cover physical damage to the insured's own vehicle resulting from collision and various other perils. Small-size account commercial business includes property loss, liability, claims and workers' compensation, as well as automobile and other coverages. FBIG also provides non-standard automobile insurance through Victoria Fire & Casualty Company and its subsidiaries ("Victoria"). Victoria was acquired by USF&G in 1995. For the year ended December 31, 1996, coverages provided by FBIG accounted for 37 percent of total premiums written.

    Discover Re provides insurance, reinsurance and related services to the alternative risk transfer market, primarily in the municipalities, transportation, education and retail markets. Through alternative risk transfer, a company self-insures the predictable frequency portion of its own losses and purchases

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insurance for the less predictable, high-severity losses that could have a major financial impact on the company. For the year ended December 31, 1996, alternative risk transfer accounted for 1 percent of total premiums written.

    F&G Re is the lead company in USF&G Company's separate reinsurance division which underwrites treaty and more recently facultative reinsurance and is composed of various wholly-owned subsidiaries. F&G Re acts as the reinsurance underwriting manager and solicits and services assumed reinsurance for USF&G Company. F&G Re markets reinsurance in North America and in specific foreign countries (mainly in Western Europe and Japan). F&G Re recently established an office in Hong Kong and expanded its presence in the Lloyd's of London markets through the acquisition of Ashley Palmer, Ltd., a managing general agency. Reinsurance prices and conditions are not normally subject to the same state regulation applicable to the primary insurance market because reinsurers contract solely with other insurance companies. For the year ended December 31, 1996, reinsurance accounted for 19 percent of total premiums written.

    Surety bonds guarantee the performance of a principal who undertakes contractual or statutory obligations, and indemnify third-party obligees for damages caused by the principal's failure to perform. For the year ended December 31, 1996, surety bonds accounted for 6 percent of total premiums written.

    USF&G Company's products have been sold primarily by independent agents, which generally represent multiple insurance companies, since its founding in 1896. USF&G Company's products are sold through approximately 3,400 independent agencies in the United States on a commission basis. In 1996, USF&G expanded its distribution channels to include retail, wholesale and surplus lines brokers and agents.

    As of December 31, 1996, USF&G Company maintained 43 production offices, located throughout the United States, to serve its agents and policyholders. These offices support the administration of underwriting standards and the delivery of policies, primarily for CIG. In 1996, USF&G Company opened three Centers for Agency Services dedicated to underwriting and policy processing for FBIG. USF&G Company also opened a centralized Claims Reception Center which provides 24-hour, seven-days-a-week claim reporting service to customers and agents throughout the United States. In December 1996, USF&G acquired Aflanzadora Insurgentes, S.A. de C.V., the largest surety company in Mexico, with 38 branch offices and a sales force of over 1,200 agents.

    LIFE INSURANCE. F&G Life sells many forms of annuity and life insurance products, including single premium deferred annuities ("SPDAs"), structured settlement annuities, tax sheltered annuities ("TSAs"), single premium immediate annuities and universal life and term life insurance. For the year ended December 31, 1996, the life insurance segment accounted for 12 percent of USF&G's revenues before net realized gains and 29 percent of its total assets at December 31, 1996.

    SPDAs are sold primarily through independent agents and insurance brokers. TSAs are sold through a national wholesaler. Structured settlements are annuities sold predominantly through the property/casualty company in settlement of certain of its insurance claims.

                       DESCRIPTION OF USF&G CAPITAL STOCK

    USF&G is authorized to issue 12 million shares of $50 par value preferred stock and 240 million shares of $2.50 par value common stock. As of September 30, 1997, there were 111,035,030 shares of USF&G Common Stock outstanding.

    COMMON STOCK. Each holder of the USF&G Common Stock is entitled to one vote for each share of USF&G Common Stock held. Cumulative voting for the election of directors is not provided for in the USF&G Articles of Incorporation or the USF&G Bylaws, as amended. Subject to the prior rights of preferred stock which may be classified and issued, the holders of the USF&G Common Stock are entitled to receive, pro-rata, such dividends as may be declared by the USF&G Board out of funds legally available therefor, and are also entitled to share, pro-rata, in any other distribution to shareholders. There are no redemption or sinking fund provisions and no direct limitations in any indenture or agreement on the payment of dividends. Payment of dividends to USF&G by its insurance subsidiaries is subject to certain restrictions under the Maryland Insurance Code. In addition, payment of dividends to USF&G by its insurance subsidiaries is subject to certain restrictions under Maryland and other state insurance laws. Such restrictions as well as other contractual restrictions may limit the amount of dividends that may be paid by USF&G. All shares of USF&G Common Stock to be issued pursuant to the Merger Agreement will be fully paid and non-assessable.

    PREFERRED STOCK. Under the USF&G Charter, USF&G is authorized to issue 12,000,000 shares of USF&G Preferred Stock, in one or more series. The USF&G Board is authorized to fix and determine the terms, limitations and relative rights and preferences of any of the series of the USF&G Preferred Stock in series, and to fix and determine the variations among series to the extent permitted by law. USF&G may amend from time to time the USF&G Charter to increase the number of authorized shares of USF&G Preferred Stock.

    STOCKHOLDERS RIGHTS PLAN. USF&G has a stockholder rights plan (the "Plan") to deter coercive or unfair takeover tactics and to prevent a potential purchaser from gaining control of USF&G without offering a fair price to all of USF&G's stockholders. Under the Plan, each outstanding share of USF&G Common Stock has one preferred share purchase right (a "Right") expiring in 2007. Each right entitles the registered holder to purchase 1/100 of a share of a new class of junior preferred stock for $105. The Rights cannot be exercised unless certain events occur that might lead to a concentration in ownership of USF&G Common Stock or unless certain other events relating to a change in control take place, including the acquisition by any person of 15% or more of the outstanding USF&G Common Stock. At that time, each Right may be converted into rights to acquire USF&G Common Stock having a value of twice the $105 exercise price. In certain circumstances, the Plan also provides that the Rights can be exchanged for USF&G Common Stock without payment of the purchase price. Rights held by holders of 15 percent or more of USF&G Common Stock, or their associates, may be null and void. Under certain conditions, the Rights also become convertible into rights to acquire shares of common stock of an acquiror having a value of twice the exercise price. USF&G will generally be entitled to redeem the Rights, at $.01 per Right, any time before the tenth day (subject to further deferral) after a person acquires 15 percent of the outstanding USF&G Common Stock.

    BUSINESS COMBINATIONS AND CONTROL SHARE ACQUISITION PROVISIONS OF MARYLAND LAW. Under the General Corporation Law of the State of Maryland (the "MGCL"), the vote of the holders of two-thirds of all outstanding shares of stock of a Maryland corporation entitled to vote thereon is required to approve a merger, consolidation, share exchange or transfer of all or substantially all of the corporation's assets, subject to certain exceptions. The USF&G Charter does not contain any specific provisions related to stockholder approval of business combinations.

    The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholder," unless exemptions are applicable. "Interested stockholders" are all persons owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, a Maryland corporation may not engage in certain business combinations with any interested stockholder (or its affiliates) for a period of five years after the most recent date on which the stockholder became an interested stockholder. After such five-year period, business combinations with interested stockholders must be recommended by the board of directors and approved by (i) the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and (ii) at least two-thirds of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. A business combination with an interested stockholder which is approved by the board of directors of a Maryland corporation at any time before an interested stockholder first becomes an interest stockholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and at least two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote. The USF&G stockholders have not adopted any such amendment to the USF&G Charter or Bylaws that have the effect of altering the default provisions of the MGCL with respect to "business combinations" with "interested stockholders."

    Maryland law imposes limitations on the voting rights of "control shares" acquired in a "control share acquisition." The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%; (ii) 33 1/3% or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquiror generally within 50 days after a request is made with the submission of an "acquiring person statement," of such special meeting (and, if requested by the board of directors, a bond to secure such undertaking). In addition, unless the charter or bylaws provide otherwise, the statute gives the Maryland corporation, subject to certain conditions and limitations, various redemption rights if there is a stockholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the articles of incorporation or bylaws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares at a special meeting of stockholders that results in the acquiring person having majority voting power, then minority stockholders have appraisal rights. An acquisition of shares may be exempted from the control share statute, provided that an articles of incorporation or bylaw provision is adopted for such purpose prior to the control share acquisition. There are no provisions in the USF&G Charter or Bylaws which have the effect of altering the default provisions of the MGCL with respect to "control share acquisitions."

    Under the Maryland Insurance Code, unless certain filings are made with the Maryland Insurance Commissioner, no person may acquire any voting security or security convertible into a voting security of an insurance holding company, such as USF&G, which controls one or more Maryland insurance companies if, as a result of such acquisition, such person would "control" such insurance holding company. The acquisition may not proceed unless it has been approved by the Maryland Insurance Commissioner within 60 days after such filings have been submitted. "Control" is presumed to exist if a person, directly or indirectly, owns or controls 10% or more of the voting securities of another person. This presumption may be rebutted by establishing by a preponderance of evidence that control does not exist in fact. USF&G Company owns insurance subsidiaries which are domesticated in several different states, all of which impose substantially similar restrictions relating to changes in direct or indirect control of such subsidiaries.

TRANSFER AGENT

    The Bank of New York is the transfer agent, registrar and dividend disbursing agent for USF&G Common Stock.

                              DESCRIPTION OF TITAN

GENERAL

    Titan, through its wholly owned property and casualty insurance subsidiaries, underwrites non-standard private passenger automobile insurance for individuals (referred to herein as "Titan Auto") and property and casualty insurance for small to medium-sized public entities nationwide (referred to herein as "Titan Public Entity"). Non-standard automobile insurance is principally provided to insureds who are unable to obtain standard insurance coverage because of their driving records, other underwriting criteria or market conditions for standard risks. Titan's public entity insurance program offers coverage to cities and counties against unexpected and unintended personal injury and/or property damage, as well as against losses arising out of civil rights claims and workers' compensation coverage. Titan believes that its focus on specialty niche property and casualty insurance, combined with its underwriting and claims handling expertise has enabled it to operate at an underwriting profit. Through a subsidiary, Titan also offers premium financing to third-party insureds and, to a lesser extent, public entities insured by Titan.

    Titan's operations are conducted primarily through three principal subsidiaries. Non-standard automobile insurance coverage is underwritten by both Titan Insurance Company and Titan Indemnity Company, and public entity insurance is underwritten by Titan Indemnity Company. Titan Indemnity Company is licensed in 47 states and the District of Columbia and is rated "A-" by A.M. Best Company. Titan Insurance Company is licensed in Michigan and Arizona and is also rated "A-" by A.M. Best Company. Titan offers premium financing through Westchester Premium Acceptance Corporation and its subsidiary, which are eligible to transact business in 37 states.

    For the nine months ended September 30, 1997, Titan Auto and Titan Public Entity accounted for 66.7% and 30.3%, respectively, of Titan's total premiums written. Other lines accounted for the remaining 3.0%. For the year ended December 31, 1996, these figures were 61.6%, 35.4% and 3.0%, respectively. Also for the nine months ended September 30, 1997, Titan Auto accounted for 67.7% of Titan's total revenues, Titan Public Entity accounted for 29.5% of Titan's total revenues and Titan's premium financing business accounted for 2.2% of Titan's total revenues. Other lines accounted for the remaining 0.6% of Titan's total revenues. For the year ended December 31, 1996, these figures were 61.0%, 35.1%, 1.3% and 2.6%, respectively.

NON-STANDARD PRIVATE PASSENGER AUTOMOBILE INSURANCE INDUSTRY

    Non-standard automobile insurance, or "Titan Auto," is written by both Titan Insurance Company and Titan Indemnity Company.

    In April 1992, Titan acquired Imperial Midwest Insurance Company ("Imperial Midwest") to diversify its business. Imperial Midwest was originally formed in 1990 to assume the non-standard private passenger automobile insurance business of the Cadillac Insurance Company, Michigan's largest voluntary underwriter of such insurance. Titan Auto distributed its product through independent agents at that time.

    In order to diversify, in terms of both geography and method of distribution, and as a result of its experience gained in the non-standard automobile business in Michigan, Titan Auto acquired an existing five-location insurance agency in September 1994 in Phoenix, Arizona and began distributing non-standard automobile insurance through these locations, operating them as direct response centers ("DRCs"). DRC's are operated from centralized call centers or local retail locations and generate business through media and yellow page advertising and direct sales calls.

    In July 1995, Titan Auto acquired Arlans Agency, Inc. ("Arlans"), Titan's largest-producing agency in Michigan, which produced approximately $3.9 million, or 7% of Titan Auto's total Michigan non-standard premiums written in 1994. At the time of the acquisition, Arlans had in excess of 30 selling locations. Titan has since reduced the operation to twelve locations through consolidation or closure of less profitable stores. Titan Auto now operates these locations as DRCs.

    During 1996, Titan Auto expanded its non-standard auto program to three new states. Non-standard auto agencies were acquired in Nevada, Colorado and Texas. Additionally, new DRC locations were added to existing Titan Auto DRC operations, and new "start-up" DRC operations were commenced in San Antonio and several smaller Texas cities.

    During the nine months ended September 30, 1997, Titan Auto began distributing its product in New Mexico and Indiana through Tri-West Holdings, LLC, a strategic partner of Titan which distributed non-standard automobile insurance exclusively for Titan Auto and operated its agencies as DRCs through management agreements with Titan.

    In Michigan, Titan Auto's independent agent and strategic alliance business (business produced through captive standard and preferred automobile insurance agencies) is written through approximately 1,600 insurance agencies with approximately 2,600 locations throughout the state. For the nine months ended September 30, 1997, the ten largest insurance agencies were responsible for 36% of total Michigan premiums written by Titan Auto, and one strategic alliance relationship and two agencies individually accounted for more than 5% of such premiums (12.8%, 6.2% and 5.3%, respectively). In Arizona, Titan's independent agent business is written through roughly 70 insurance agencies. None of Titan's Arizona independent agents produces in excess of 5% of total Arizona premiums. In Michigan and Arizona, Titan Auto employs field marketing representatives who are responsible for soliciting, training, reviewing and auditing business produced through independent agents and strategic alliances. No material business is produced through independent agents or strategic alliances outside of Michigan and Arizona.

    Non-standard risks generally involve the potential for above-average loss frequency. Exposure for underwriting losses, however, is lessened because premiums usually are at higher rates than those charged for standard insurance coverage. Although there are currently no policy limits for Michigan no-fault personal injury protection, Michigan insurers are reinsured for losses in excess of $250,000 by the Michigan Catastrophic Claims Association (the "MCCA"), a state-mandated reinsurance association. Limits for Michigan no-fault personal property protection are $1,000,000. Optional limits for bodily injury are $100,000 per individual and $300,000 per accident, although 84% of Titan Auto's policies in Michigan are issued at minimum bodily injury limits of $20,000 per individual and $40,000 per accident. In states other than Michigan, Titan Auto principally offers the minimum statutory policy limits which range from $15,000 to $25,000 per individual and $30,000 to $50,000 per accident. During 1996, Titan Auto maintained reinsurance through a commercial reinsurer for losses in any state in excess of $300,000 per accident for the sum of all personal injury protection, personal property protection, bodily injury and uninsured motorist claims. This retention was increased to $500,000, effective January 1, 1997. Titan Auto is also at risk for physical damage losses, which typically do not exceed $40,000 and, on a small number of Michigan and Arizona policies, for an additional $100,000 per accident for out-of-state personal property damage.

    Titan Auto emphasizes service, rate adequacy, strong claims controls and the ability to respond quickly with needed rate changes. Rate adjustment approvals in each state in which Titan writes non-standard automobile insurance can be obtained at least every six months. Titan Auto generally adjusts its rates every 9 to 12 months in each market.

    Due to the purchasing habits of non-standard automobile insureds (for example, insureds seeking the least expensive insurance which satisfies the requirements of state laws to register a vehicle), policy renewal rates tend to be low. The success of Titan's non-standard automobile insurance program, therefore, depends in part on its ability to replace non-renewing insureds with new policyholders through aggressive advertising and marketing efforts. Titan Auto's experience has been that a significant number of existing policyholders allow their policies to lapse and then reapply for insurance as new policyholders.

    Since Titan Auto's inception in 1990, there has been limited competition in the Michigan private passenger non-standard automobile market. Currently, Titan believes that Titan Auto is Michigan's largest non-standard insurer in the voluntary market, and Titan believes that, although several for-profit insurers entered the market on a limited basis during 1996, the Michigan Auto Insurance Placement Facility (the "Facility") is a prospective insured's most likely alternative. The Facility is the State of Michigan's provider of non-voluntary private passenger automobile insurance and is, Titan believes, the largest underwriter for non-standard automobile insurance in Michigan. It is structured as a joint underwriting association which provides insurance coverage to all drivers who have been unable to obtain insurance in the voluntary market. The financial results of the Facility are allocated to all underwriters of automobile insurance in Michigan based upon premiums written. The Facility's policy administration and claims adjustment services are currently provided by five of Michigan's seven largest automobile insurance underwriters. According to information obtained from the Automobile Insurance Plan Service Office ("AIPSO"), the Facility's private passenger non-standard automobile premiums written were $179 million for its fiscal year ended September 30, 1996. Titan believes that Titan Insurance Company competes effectively with the Facility by offering a higher level of service, streamlining procedures, paying higher commissions to its agents and offering more attractive payment plans.

PUBLIC ENTITY

    Titan's Public Entity business is written by Titan Indemnity Company.

    Since 1984, Titan Public Entity has offered a program to insure public entities, including municipalities, counties, school districts, housing authorities, state-run utilities and other governmental entities. Types of public entity liability insurance coverage provided by Titan Public Entity include general liability, automobile, law enforcement liability and public officials errors and omissions. Titan Public Entity also writes automobile physical damage and property insurance coverages. During 1996, Titan began offering private school and fire district insurance programs and introduced a workers' compensation program for its public entity insureds in Pennsylvania. Also during 1996, Titan introduced its Horizon program, which simplifies the insurance policy for insureds and streamlines the underwriting and policy issuance processes. The primary competition for the public entity program consists of managed pools, which combine several municipalities under one risk management and insurance program, and other commercial underwriters who have programs for public entities.

    Titan Public Entity has had a renewal rate of 83% or better since 1992. Titan attributes its high renewal rates to the level and quality of its customer service and the specialized claims handling it provides to its insureds. Additionally, Titan believes that its focus on the smaller rural and more geographically dispersed insureds and its high level of service makes its public entity insurance program less sensitive to price than the public entity business of many of its competitors.

    Titan Public Entity employs 25 state managers who serve as field marketing representatives and contract with over 1,200 local independent insurance agents representing public entities. Typically, an independent agent represents only a single city--the one in which the agent is located.

    While cities with populations under 10,000 have historically represented the majority of the public entities insured by Titan, the upgrade of Titan Indemnity Company's A.M. Best rating to "A-" (Excellent) in November 1993 has allowed Titan to attract more cities with populations of between 10,000 and 25,000 people. Titan also focuses on smaller counties (between 25,000 and 100,000 people), which have historically represented a large portion of Titan's public entity program. Titan's public entity insureds also include some larger cities, as well as schools, utility authorities and other miscellaneous public entities.

    During the nine months ended September 30, 1997, Titan underwrote public entity insurance in 33 states. Titan Public Entity's strategy has been to follow a practice of selective underwriting during periods of intense competition. Titan believes that there are few insurers which specialize in offering public entity programs, especially with respect to small public entities. Titan believes that its experience in public entity underwriting and claims adjustment enables it to reduce its losses and loss adjustment expenses ("LAE") and gives it a competitive advantage over companies that may decide to enter this market. Titan also seeks to reduce underwriting losses by adherence to certain underwriting standards. For example, Titan reduces its exposure to hurricanes and similar risks by limiting total exposures by territory for any public entity located within 50 miles of any coastline. All public entity policies underwritten by Titan also include a pollution exclusion. Additionally, Titan uses deductibles and reinsurance to help control its loss exposure.

    Titan Public Entity offers primary liability policy limits up to $2,000,000 per occurrence, and excess aggregate limits of an additional $5,000,000 are available. Most policies are underwritten at limits of either $500,000 or $1,000,000, and the amount of excess aggregate limit policies underwritten has not been significant. During 1996, Titan was reinsured for 50% of casualty losses in excess of $500,000 per occurrence up to $1 million and for 97.5% of losses in excess of $1 million, up to issued policy limits. Effective January 1, 1997, Titan increased its retention on losses in excess of $1 million to 20%, for such losses occurring under primary $2 million limit policies, with 100% reinsurance coverage for casualty losses in excess of $2 million, up to issued policy limits. Titan Public Entity retains the first $500,000 per occurrence on property insurance coverages. Titan's workers' compensation program is reinsured under both quota share and excess of loss reinsurance contracts, resulting in a net retention of $300,000 per occurrence.

PREMIUM FINANCING

    Westchester Premium Acceptance Corporation ("WPAC") has provided premium financing to Titan Indemnity Company's public entity insureds since 1987 and to third-party commercial insureds since 1991. WPAC has grown through acquisition and by establishing relationships with over 850 agencies around the country, although approximately 23% of the business for the nine months ended September 30, 1997 came from eight agencies. The majority of premiums financed for third-party insureds represent Texas business. Lending operations are supported by WPAC's own capital base and are currently leveraged through a $50 million bank revolving line of credit.

    In February 1997, WPAC acquired Elite Premium Services, Inc. ("Elite") for approximately $400,000 in cash and additional consideration to be determined as a function of future amounts financed through sources provided by Elite. Elite financed approximately $40 million in commercial premiums in 1996.

    Premiums for property and casualty insurance are typically payable at the time a policy is placed in force or renewed. WPAC's premium finance services allow the insured to pay a portion of the premium when the policy is placed in force and the balance in monthly installments over the life of the policy. WPAC retains a contractual right to cancel the insurance policy and to receive the unearned premium if a premium installment is not paid when due. In the event of such cancellation, WPAC applies the unearned premium toward the payment obligation of the insured. As part of its premium financing offered to commercial third-party insureds, WPAC may advance funds for financed premiums to independent insurance agencies who represent third-party insurers. If remittance is not made by the agency to the third-party insurer, advances made by WPAC may only be recoverable to the extent that the agency's receipt of such advances is deemed to be received by the third-party insurer. Premium financing, which Titan offers to its own public entity insureds, does not involve any credit risk since no funds are advanced to outside parties and WPAC is entitled to receive the unearned premiums on the financed policies.

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
OTHER LINES

    Since September 1993 and until January 1, 1997, Titan Indemnity Company offered a program of preferred personal lines of automobile insurance to educational employees in Minnesota. Under this program, Titan Indemnity Company utilized educators to sell its insurance products to other educational employees. Premiums written for the years ended December 31, 1996, 1995 and 1994 were $5.1 million, $3.2 million and $1.2 million, respectively. Effective January 1, 1997, Titan transferred existing loss reserves and unearned premiums and ceded 100% of future business to a reinsurer of its preferred automobile insurance program and realized ceding commission income of approximately $400,000.

    Titan Indemnity Company also had programs for surety and aviation insurance which were discontinued in 1995 and 1993, respectively.

EXECUTIVE OFFICERS

NAME                                                AGE                                POSITION
----------------------------------------------      ---      ------------------------------------------------------------
Mark E. Watson, Jr............................          62   Chairman, President and Chief Executive Officer

Thomas E. Mangold.............................          42   Executive Vice President, Chief Operating Officer and
                                                               Director

Mark E. Watson III............................          33   Executive Vice President, General Counsel, Secretary and
                                                               Director

Michael W. Grandstaff.........................          37   Senior Vice President, Treasurer and Chief Financial Officer

Michael Arledge...............................          45   Senior Vice President, Titan Indemnity Company

Merle Harris..................................          36   Vice President, Westchester Premium Acceptance Corporation

B.G. Porter...................................          32   Vice President of Planning & Development

    Mark E. Watson, Jr. founded Titan in 1983 and has served as Chairman of the Board of Directors, Chief Executive Officer and President of Titan since that time. Mr. Watson received his Bachelor of Science degree in Finance from the University of Notre Dame.

    Thomas E. Mangold has served as a Director of Titan since 1992. He has served as President of Titan Insurance Company (formerly known as Imperial Midwest Insurance Company) since its formation in 1990 and Executive Vice President and Chief Operating Officer of Titan Holdings since 1996. From 1987 to 1989, Mr. Mangold served as President of First Security Insurance Group and from 1981 to 1986 as Vice President of Delaney Intermediaries, a reinsurance intermediary. Mr. Mangold received his Bachelor of Science degree and commission in the U.S. Naval Reserves from the United States Merchant Marine Academy.

    Mark E. Watson III has served as Executive Vice President of Titan since May 1997, as Senior Vice President of Titan since 1995 and as a Vice President of Titan from 1991 to 1995. He was elected to the Titan Board in February 1997. He has served as General Counsel and Secretary of Titan since 1993. From 1989 to 1991, Mr. Watson was an associate with the law firm of Kroll & Tract, New York, New York. Mr. Watson received his Bachelor of Business Administration degree in finance from Southern Methodist University and his Juris Doctor degree from the University of Texas, School of Law. Mr. Watson is the son of Mark E. Watson, Jr.

    Michael W. Grandstaff has served as Senior Vice President and Chief Financial Officer of Titan since 1996 and Treasurer of Titan Insurance Company since 1992. He was Chief Accounting Officer of Titan from 1995 to 1996. From 1983 to 1990, Mr. Grandstaff, a Certified Public Accountant, served in various finance-related capacities in both public accounting and the insurance industry. Mr. Grandstaff received both his Bachelor of Business Administration in Accounting and Master of Business Administration degrees from Michigan State University.

    Michael Arledge has served as Senior Vice President since 1995 and as Vice President of Titan Indemnity Company since 1991. From 1989 to 1991, Mr. Arledge was Vice President of Public Entity National Company (PENCO). From 1984 to 1989 Mr. Arledge was Vice President--Underwriting and Marketing for Titan. Mr. Arledge received his Bachelor of Science degree in Business Administration from the University of Texas at San Antonio.

    Merle Harris has served as Vice President of Westchester Premium Acceptance Corporation since 1994. From 1992 to 1994, Mr. Harris served as Premium Finance Manager of Elton George & Co. and from 1990 to 1992 as Premium Finance Manager for an affiliate of GAINSCO, Inc. Mr. Harris attended Dallas Baptist University.

    B.G. Porter has served as Vice President of Planning and Development since joining Titan in 1995. Prior to that time, Mr. Porter was an associate in the Texas office of McKinsey and Company, Inc., an international management consulting firm. Mr. Porter received his Bachelor of Arts degree with Honors in Political Science from Stanford University. He received his Master of Business Administration degree from Harvard Business School.

EMPLOYEES

    As of September 30, 1997 Titan and its subsidiaries had approximately 800 employees which included seven executive officers. Titan is not a party to any collective bargaining agreement and has not experienced work stoppages or strikes as a result of labor disputes. Titan considers relations with its employees to be good.

LEGAL PROCEEDINGS

    The liquidator of the estate of Millers National Insurance Company filed a lawsuit against Titan arising out of a 1992 stock purchase agreement under which Titan purchased 853,042 shares (restated for a stock split and three stock dividends) of its own Common Stock, then held by the liquidator, from the liquidator for $3.7 million. The liquidator claimed that Titan intended to make a public offering of its Common Stock and misled the liquidator into thinking that no such offer was under consideration; and that if the liquidator knew that a public offering was intended, the liquidator would have negotiated a more favorable selling price for the Common Stock in question.

    On August 7, 1997 the Chancery Court of Cook County, Illinois, the court responsible for the oversight of the liquidation of the estate of Millers National Insurance Company, approved the settlement of the lawsuit filed by the liquidator against Titan in consideration of the payment of $1.0 million to the estate.

    Titan is party to numerous lawsuits arising in the normal course of business. All such lawsuits involve claims under insurance policies underwritten by Titan, which management believes have been adequately included in its established reserves for unpaid losses and LAE.

    Titan believes the resolution of the above claims and lawsuits will not have a material adverse effect on its financial condition or results of operations.

                COMPARISON OF RIGHTS OF HOLDERS OF USF&G CAPITAL
                         STOCK AND TITAN CAPITAL STOCK

    If the Merger is consummated, holders of Titan Common Stock will become holders of USF&G Common Stock and the rights of the former Titan stockholders will be governed by the laws of the State of Maryland and by the USF&G Charter, the USF&G By-laws and the Rights Plan. The rights of USF&G stockholders differ in certain respects from the rights of Titan stockholders. Certain of the differences are summarized below. This summary is qualified in its entirety by reference to the full text of such documents. For information regarding documents incorporated by reference and how they may be obtained, see "Available Information" and "Incorporation of Certain Documents by Reference."

BUSINESS COMBINATIONS

    USF&G. The MGCL establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders" unless exemptions are applicable. In addition, Maryland law imposes limitations on the voting rights of "control shares" acquired in a "control share acquisition." Mergers and other similar transactions not subject to the special business combination statute generally require approval by the holders of two-thirds of the outstanding shares entitled to vote thereon. See "Description of USF&G--Business Combinations and Control Share Acquisition Provisions of Maryland Law."

    TITAN. The TBCA has no anti-takeover provisions similar to the Maryland statutes described above. The TBCA requires certain mergers to be approved by holders of at least two-thirds of the outstanding shares entitled to vote thereon, unless there is a class of stock that is entitled to vote as a class, in which event the merger must be approved by the holders of two-thirds of the outstanding shares of each class of stock entitled to vote as a class and by the holders of two-thirds of the outstanding shares otherwise entitled to vote; provided that the articles of incorporation may require a vote of a different number, not less than a majority, of the shares outstanding. The Titan Articles do not provide for a different number. While the Titan Articles do provide for a class of preferred stock, there are no such shares issued and outstanding. For that reason, the affirmative vote of holders of at least two-thirds of the Titan Common Stock is required for the Merger. The TBCA similarly requires that a sale of all or substantially all of the assets of Titan not made in the ordinary course of business be approved by the affirmative vote of holders of at least two-thirds of the Titan Common Stock.

APPRAISAL RIGHTS

    USF&G. Stockholders of a Maryland corporation have the right to demand and receive payment of the fair value of their stock in the event of certain mergers, consolidations, share exchanges or transfers of assets or if the corporation amends its charter in a way that substantially adversely affects the stockholder's rights unless the right to do so is reserved in the corporation's charter, subject to certain exceptions. However, except as otherwise provided by the MGCL, stockholders do not have appraisal rights if, among other things, (i) such stockholder's stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) such stockholder's stock is that of the surviving corporation in the merger unless the merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so, or the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests, arising out of provisions for the treatment of fractional shares of stock in the successor. The USF&G Charter reserves the right to alter the contract rights of outstanding stock, provided that not less than a majority of the aggregate number of the votes entitled to be cast thereon so approve.

    TITAN. Stockholders of Texas corporations are entitled to exercise certain dissenters' appraisal rights in the event of a sale, lease, exchange or other disposition of all, or substantially all, of the property and assets of the corporation not made in the ordinary course of business or, with the exception discussed below, a merger or consolidation. Under Article 5.11B of the TBCA, however, stockholders do not have dissenters' rights if, in connection with a merger, the stock of the corporation held by the stockholders is either listed on a national securities exchange or is held of record by not less than 2,000 stockholders and, pursuant to the plan of merger, such stockholder is not required to accept for his or her shares any consideration other than (a) shares of stock of a corporation that, immediately after the effective date of the merger, (i) are listed on a national securities exchange or (ii) are held of record by not less than 2,000 stockholders and (b) cash in lieu of fractional shares otherwise entitled to be received. Because stockholders of Titan will receive merger consideration that does not satisfy the provisions of TBCA
Article 5.11B described in subparagraphs (a) and (b) above, dissenters' appraisal rights will be available to Titan stockholders. See "The Special Meeting--Appraisal Rights."

USF&G RIGHTS PLAN

    USF&G. USF&G has a stockholder rights plan to deter coercive or unfair takeover tactics and to prevent a potential purchaser from gaining control of USF&G without offering a fair price to all of USF&G's stockholders. Under the Plan, each outstanding share of USF&G Common Stock has one preferred share purchase right expiring in 2007. Each right entitles the registered holder to purchase 1/100 of a share of a new class of junior preferred stock for $105. The Rights cannot be exercised unless certain events occur that might lead to a concentration in ownership of USF&G Common Stock or unless certain other events relating to a change in control take place, including the acquisition by any person of 15% or more of the outstanding USF&G Common Stock. At that time, each Right may be converted into rights to acquire USF&G Common Stock having a value of twice the $105 exercise price. In certain circumstances, the Plan also provides that the Rights can be exchanged for USF&G Common Stock without payment of the purchase price. Rights held by holders of 15 percent or more of USF&G Common Stock, or their associates, may be null and void. Under certain conditions, the Rights also become convertible into rights to acquire shares of common stock of an acquiror having a value of twice the exercise price. USF&G will generally be entitled to redeem the Rights, at $.01 per Right, any time before the tenth day (subject to further deferral) after a person acquires 15 percent of the outstanding USF&G Common Stock.

    TITAN. Holders of Titan Common Stock do not have any purchase rights similar to holders of USF&G Common Stock. No plan similar to the USF&G Rights Plan exists.

AMENDMENTS TO CHARTERS

    USF&G. Under the MGCL, a vote of two-thirds of all votes entitled to be cast on the matter is required to approve any amendment to a Maryland charter. However, the MGCL provides that the required vote may be increased or decreased (but not to less than a majority) by a provision in a corporation's charter. Subject to the voting rights of the holders of USF&G Preferred Stock, the USF&G Charter provides that USF&G may from time to time make any amendments to the USF&G Charter that may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the USF&G Charter, of any of its outstanding stock by classification, reclassification or otherwise upon approval by not less than a majority of the aggregate number of the votes entitled to be cast thereon at any meeting at which a quorum is present.

    TITAN. Under the TBCA, amendments to the Titan Articles require approval of a majority of the Titan Board and the affirmative vote of the holders of at least two-thirds of the outstanding shares of Titan Common Stock.

AMENDMENTS TO BYLAWS

    USF&G. Under the MGCL, the power to adopt, alter and repeal the bylaws is vested in the stockholders, except to the extent the charter or bylaws vest it in the board of directors. The USF&G

Bylaws provide that any or all of the USF&G Bylaws may be altered, amended, repealed or added to by a majority vote of a quorum at any regular or special meeting of the stockholders or of the USF&G Board.

    TITAN. The Titan Bylaws may be amended by either a majority of the whole Board of Directors at any regular or special meeting or the affirmative vote of the holders of not less than 80% of the voting power represented by all the shares of Titan Common Stock outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of stockholders.

PREEMPTIVE RIGHTS

    USF&G. Under Maryland law, stockholders do not have preemptive rights unless such rights are specifically granted in the charter. The USF&G Charter provides that no holder of any stock of USF&G shall have any preemptive right to subscribe for stock of USF&G other than such as the USF&G Board, in its sole discretion, may determine.

    TITAN. The TBCA permits stockholders certain preemptive rights to acquire additional shares of capital stock of a corporation unless the articles of incorporation of the corporation provide otherwise. Titan's Articles provide that the stockholders of Titan do not have any preemptive rights to acquire unissued shares of its capital stock.

STOCKHOLDER ACTION

    USF&G. Under the MGCL, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if a unanimous written consent is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each stockholder who would have been entitled to notice of, but not to vote at, such stockholder meeting.

    TITAN. Under the TBCA, stockholders may act without a meeting if a consent in writing to such action is signed by all stockholders. The TBCA also permits a corporation's articles of incorporation to provide that any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting pursuant to the written consent of the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Titan's Articles do not provide for stockholder action without a meeting by less than unanimous consent of its stockholders.

SPECIAL STOCKHOLDER MEETINGS

    USF&G. The MGCL provides that a special meeting of stockholders may be called by the president, the board of directors, or any other person specified in the charter or the bylaws. The MGCL further provides that the secretary of a corporation shall call a special meeting of stockholders on the written request of stockholders entitled to cast at least twenty-five percent (25%) of all the votes entitled to be cast at the meeting, provided that the bylaws of a corporation may provide that the written request of stockholders entitled to cast a greater or lesser percentage of all votes entitled to be cast at the meeting is required in order to call a special meeting of the stockholders though such percentage may not be greater than a majority of all the votes entitled to be cast at the meeting. The USF&G Bylaws provide that a special meeting of stockholders may be called by the Chairman of the Board, the President, by a majority of the USF&G Board or by stockholders entitled to cast a majority of all votes entitled to be cast at the meeting.

    TITAN. Under the TBCA, a special meeting of stockholders of a Texas corporation may be called by either (a) the president, the board of directors, or such other person or persons as authorized by the articles of incorporation or the bylaws, or (b) the holders of shares entitled to cast not less than ten percent (10%) of all shares entitled to vote at the meeting, unless a different percentage, not to exceed fifty percent (50%), is provided for in the articles of incorporation. The Titan Articles and the Titan Bylaws provide that special meetings may be called by the president, a majority of the Titan Board or holders of 10% or more of the Titan Common Stock. The Titan Articles and the Titan Bylaws do not otherwise expand the above provisions of the TBCA regarding the calling of special meetings.

CUMULATIVE VOTING FOR DIRECTORS

    USF&G. The MGCL permits cumulative voting, but cumulative voting is not provided for in the USF&G Charter or Bylaws. The USF&G Bylaws provide that in all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

    TITAN. The TBCA permits stockholders to cumulate their votes for directors unless the articles of incorporation of the corporation provide otherwise. Titan's Articles provide that the stockholders of Titan do not have any rights to cumulate votes with respect to the election of directors.

NUMBER, CLASSIFICATION AND ELECTION OF DIRECTORS

    USF&G. The MGCL provides that any corporation with outstanding stock and three or more stockholders shall have at least three directors at all times. The USF&G Charter provides that the number of directors of USF&G shall be three, which number may be increased or decreased pursuant to the USF&G Bylaws, but shall never be less than the minimum number permitted by Maryland law. The USF&G Bylaws provide that USF&G shall have at least three directors at all times, provided that (i) if there is no stock outstanding, the number of directors may be less than three but not less than one and (ii) if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The USF&G Bylaws further provide that a majority of the entire USF&G Board may alter the number of directors set by the USF&G Charter to a number not exceeding twenty-five nor less than the minimum number permitted in the USF&G Bylaws, but the action may not affect the tenure of office of any director.

    The MGCL permits a corporation to have a classified board of directors. If the directors are divided into classes, the term of office of at least one class must expire each year. USF&G does not have a classified board of directors.

    The MGCL provides that directors are elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Unless the charter or bylaws of a corporation provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

    TITAN. The Titan Board consists of nine directors, which is subject to change by action of the Titan Board, provided that, pursuant to the Titan Bylaws, the Titan Board shall consist of at least one member. The Titan Board is divided into three classes of members that are as nearly equal in number as possible, with members serving staggered three-year terms. Members of the Board of Directors of Titan whose three-year term expires in any given year are elected at the next annual meeting of stockholders.

REMOVAL OF DIRECTORS

    USF&G. Under the MGCL and the USF&G Bylaws, the stockholders of USF&G may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors.

    TITAN. The Titan Bylaws provide that any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause by the affirmative vote of the holders of not less than 80% of the voting power represented by all the shares of Titan Common Stock outstanding and entitled to vote for the election of directors, given at a duly called annual or special meeting of stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    USF&G. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their services in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. In addition, the MGCL requires a corporation, as a condition to advancing expenses, to obtain (i) a written affirmation by the director or officer of such director's or officer's good faith belief that such director or officer has met the standard of conduct necessary for indemnification by the corporation as authorized by the MGCL, the corporation's charter and bylaws and (ii) a written statement by or on the director or officer's behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The USF&G Charter requires USF&G to indemnify its officers and directors and to pay or reimburse expenses in advance of the final disposition of any proceeding to the full extent provided from time to time by Maryland law.

    Under the MGCL, USF&G is permitted to purchase and maintain, and USF&G has purchased and maintains, insurance on behalf if its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not USF&G would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

    TITAN. The TBCA provides that a corporation may indemnify an individual if the individual (a) acted in good faith, (b) in a manner he reasonably believed, in the case of conduct in his official capacity, was in the corporation's best interests and, in all other cases, that his conduct was at least not opposed to the corporation's interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Titan Bylaws generally provide that directors and officers shall be indemnified against any costs, expenses and liabilities imposed upon the director or officer in connection with any proceeding in which the officer or director is named as a defendant by reason of having been an officer or director of Titan or having served at the request of Titan as a director, officer or other manner of agent for another enterprise. In addition, the Titan Bylaws provide that any repeal or amendment of the foregoing indemnity provisions by the stockholders of Titan shall be prospective only and shall not adversely affect any indemnity obligation of Titan existing at the time of amendment or repeal. The Titan Bylaws also provide that directors and officers shall be additionally indemnified to the fullest extent permitted by any provisions of the statutes of Texas later enacted or amended that further permit the indemnification of a director or officer.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

    USF&G. Under the MGCL, a corporation's charter may, with certain exceptions, include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that
(i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The USF&G Charter contains a provision limiting the personal liability of officers and directors to USF&G and its stockholders to the fullest extent permitted under Maryland law.

    TITAN. The Titan Articles, in accordance with the Texas Miscellaneous Corporation Laws Act, provide that a director of Titan shall not be liable to Titan or its stockholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the director is found liable for (i) a breach of the director's duty or loyalty to Titan or its stockholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to Titan or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by. In addition, the Titan Articles provide that any repeal or amendment of the foregoing provisions by the stockholders of Titan shall be prospective only and shall not adversely affect any limitation on the liability of a director of Titan existing at the time of such repeal or amendment and that, in addition to the circumstances in which the director of Titan is not liable as set forth in the preceding sentence, the director shall not be liable to the fullest extent permitted by any later amendments of the statutes of Texas that further limit the liability of a director.

DIVIDENDS AND DISTRIBUTIONS

    USF&G. Under the MGCL, a board of directors may authorize a distribution or the purchase or redemption of its own shares unless, after giving effect to such distribution, (i) the corporation would not be able to pay its indebtedness as such indebtedness becomes due in the usual course of business, or (ii) the corporation's total assets would be less than total liabilities plus, unless the charter provides otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. Neither the USF&G Charter nor the USF&G Bylaws contains any provision relating to the redemption of USF&G capital stock.

    TITAN. Under the TBCA and subject to any restrictions in a corporation's articles of incorporation, the board of directors of a corporation may authorize and the corporation may make distributions, provided that a distribution may not be made if (i) after giving effect to the distribution, the corporation would be insolvent or (ii) the distribution exceeds the surplus of the corporation. Notwithstanding the limitations on distributions set forth in clause (ii) above, a corporation may make a distribution involving a purchase or redemption of any of its own shares as long as the net assets of the corporation equal or exceed the amount of the proposed distribution and the purchase or redemption is made by the corporation to: (a) eliminate fractional shares, (b) collect or compromise indebtedness owed by or to the corporation, (c) pay dissenting stockholders entitled to payment for their shares under the TBCA or (d) effect the purchase or redemption of redeemable shares in accordance with the TBCA. Holders of Titan Common Stock are entitled to receive dividends when, as and if declared by the Titan Board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of Titan Preferred Stock, to receive pro rata the net assets of Titan.

    Both USF&G and Titan are primarily holding companies owning, directly or indirectly, the capital stock of insurance company subsidiaries and other subsidiaries. The laws of the domiciliary states of the insurance company subsidiaries place legal limitations on the extent to which the insurance company subsidiaries may pay dividends or lend or otherwise supply funds to their parent companies. See "Risk Factors--Holding Company Structure; Dividend Restrictions."

                                 LEGAL MATTERS

    Certain legal matters in connection with the Merger will be passed upon for USF&G by Piper & Marbury L.L.P., Baltimore, Maryland and for Titan by Mayer, Brown & Platt, Chicago, Illinois. L.P. Scriggins, a director of USF&G, is a partner of Piper & Marbury L.L.P. As of October 31, 1997, lawyers in the firm Piper & Marbury L.L.P. beneficially owned, in the aggregate, approximately 30,000 shares of USF&G Common Stock or equivalents.

                                    EXPERTS

    The consolidated financial statements of USF&G Corporation as of December 31, 1996, 1995, and 1994, and for each of the years in the three-year period ended December 31, 1996, (incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996), have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included (or incorporated by reference) therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1997 and March 31, 1996, and the three and six month periods ended June 30, 1997 and 1996 and the three and nine month periods ended September 30, 1997, 1996 and 1995, incorporated by reference in the Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in USF&G Corporation's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

    The consolidated financial statements of Titan as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, incorporated by reference from Titan's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

    Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of Titan (if such meeting is required) must be received by Titan for inclusion in Titan's proxy statement no later than November 25, 1997.

                     OTHER BUSINESS AT THE SPECIAL MEETING

    The Titan Board of Directors is not aware of any other business to be presented at the Special Meeting other than the matters described in this Proxy Statement/Prospectus. If any other matter should properly come before the Special Meeting, the persons named as proxies on the applicable accompanying proxy cards will have the discretionary authority to vote the shares represented by proxy in accordance with the discretion and judgment of the person or persons voting the proxies as to the best interests of Titan and its stockholders.

                                                                         ANNEX A

                                 AGREEMENT AND
                                 PLAN OF MERGER
                                     AMONG
                               USF&G CORPORATION,
                  UNITED STATES FIDELITY AND GUARANTY COMPANY,
                                      AND
                              TITAN HOLDINGS, INC.
                           DATED AS OF AUGUST 7, 1997

                               TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    -----

                                                        ARTICLE I
                                                        THE MERGER

1.1        The Merger..........................................................................................           1
1.2        Closing.............................................................................................           1
1.3        Effective Time......................................................................................           2
1.4        Effects of the Merger...............................................................................           2

                                                        ARTICLE II
             EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; MERGER CONSIDERATION;
                                       EXCHANGE OF CERTIFICATES; WARRANTS AND OPTIONS

2.1        Effect on Capital Stock.............................................................................           2
2.2        Company Common Stock Elections......................................................................           4
2.3        Proration...........................................................................................           6
2.4        Tax Adjustment......................................................................................           7
2.5        Dividends, Fractional Shares, Etc...................................................................           7
2.6        Warrants............................................................................................           8
2.7        Stock Options.......................................................................................           9

                                                       ARTICLE III
                                              REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company.......................................................           9
3.2        Representations and Warranties of Parent and USF&G..................................................          32

                                                        ARTICLE IV
                                        COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1        Covenants of the Company............................................................................          36

                                                        ARTICLE V
                                                  ADDITIONAL AGREEMENTS

5.1        Preparation of Form S-4 and Proxy Statement; Shareholder Meeting; Comfort Letters...................          41
5.2        Contract and Regulatory Approvals...................................................................          42
5.3        HSR Filings.........................................................................................          43
5.4        Access to Information; Confidentiality..............................................................          43
5.5        Fees and Expenses...................................................................................          43
5.6        Indemnification.....................................................................................          44
5.7        Reasonable Best Efforts.............................................................................          45
5.8        Public Announcements................................................................................          46
5.9        Environmental Studies...............................................................................          46
5.10       Affiliates..........................................................................................          46
5.11       Support Agreement...................................................................................          46
5.12       Cooperation.........................................................................................          46
5.13       NYSE Listing........................................................................................          46
5.14       Benefit Plans and Employee Arrangements.............................................................          46
5.15       Tax-Free Reorganization.............................................................................          47

                                       i                                     A-2

                                                                                                                    PAGE
                                                                                                                    -----
5.16       Tri-West............................................................................................          47

                                                        ARTICLE VI
                                                   CONDITIONS PRECEDENT

6.1        Conditions to Each Party's Obligation to Effect the Merger..........................................          47
6.2        Conditions to Obligations of Parent and USF&G.......................................................          48
6.3        Conditions to Obligation of the Company.............................................................          48

                                                       ARTICLE VII
                                                TERMINATION AND AMENDMENT

7.1        Termination.........................................................................................          49
7.2        Effect of Termination...............................................................................          50
7.3        Amendment...........................................................................................          50
7.4        Extension; Waiver...................................................................................          51

                                                       ARTICLE VIII
                                                    GENERAL PROVISIONS

8.1        Nonsurvival of Representations, Warranties and Agreements...........................................          51
8.2        Notices.............................................................................................          51
8.3        Interpretation......................................................................................          52
8.4        Counterparts........................................................................................          52
8.5        Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.................................          52
8.6        Governing Law.......................................................................................          52
8.7        Assignment..........................................................................................          52

                                       ii                                    A-3

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER, dated as of August 7, 1997 (the "AGREEMENT"), is made and entered into by and among USF&G Corporation, a Maryland corporation ("PARENT"), United States Fidelity and Guaranty Company, a Maryland corporation and a wholly owned subsidiary of Parent ("USF&G"), and Titan Holdings, Inc., a Texas corporation (the "COMPANY").

    WHEREAS, the respective Boards of Directors of the Company, Parent and USF&G have determined that the merger of the Company with and into USF&G (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved the Merger, pursuant to which each share of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3) (other than (a) shares of Company Common Stock owned, directly or indirectly, by the Company, any Subsidiary (as defined in Section 3.1(c)) of the Company, Parent or USF&G or any Subsidiary of USF&G or Parent and (b) Dissenting Shares (as defined in Section 2.1(e))) will be converted into, subject to the terms hereof, the right to receive the Merger Consideration (as defined in Section 2.1(c));

    WHEREAS, the Merger requires, for the approval thereof, the affirmative vote of two-thirds of each of (a) the outstanding shares of the Company Common Stock (the "Company Shareholder Approval") and (b) the outstanding shares of USF&G's common stock, par value $2.50 per share (the "USF&G COMMON STOCK");

    WHEREAS, Parent and USF&G are unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, Mark E. Watson, Jr., in his capacity as a shareholder of the Company, enters into a voting and support agreement with Parent and USF&G, the form of which is attached hereto as Exhibit A (the "SUPPORT AGREEMENT");

    WHEREAS, Parent, USF&G and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

    WHEREAS, it is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

        1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Texas Business Corporation Act ("TBCA") and the Maryland General Corporation Law ("MGCL"), the Company shall be merged with and into USF&G at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and USF&G shall continue as the surviving corporation (USF&G and the Company are sometimes hereinafter referred to as "CONSTITUENT CORPORATIONS" and, as the context requires, USF&G is sometimes hereinafter referred to as the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be United States Fidelity and Guaranty Company.

        1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
    Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., Chicago, Illinois time, on the second business day after satisfaction and/or waiver of all of the conditions set forth in
    Article VI (the "CLOSING DATE"), at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

        1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "ARTICLES OF MERGER") with the Secretary of State of the State of Texas, as provided in the TBCA, and the Maryland State Department of Assessments and Taxation, as provided in the MGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the acceptance for record of such filings or at such time thereafter as is provided in the Articles of Merger (the "EFFECTIVE TIME").

        1.4 EFFECTS OF THE MERGER. The Merger shall have the effects as set forth in the applicable provisions of the TBCA and MGCL.

           (a) The Articles of Incorporation of USF&G shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the MGCL.

           (b) The Bylaws of USF&G (the "USF&G BYLAWS") shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the Surviving Corporation's Articles of Incorporation or the Bylaws.

           (c) The directors of USF&G immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

           (d) The officers of USF&G at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                                   ARTICLE II
                  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF
              THE CONSTITUENT CORPORATIONS; MERGER CONSIDERATION;
                 EXCHANGE OF CERTIFICATES; WARRANTS AND OPTIONS

        2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any shares of Company Common Stock or the holder of any shares of USF&G Common
    Stock:

           (a) CAPITAL STOCK OF USF&G. Each share of USF&G Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $2.50 per share of the Surviving Corporation.

           (b) CANCELLATION OF TREASURY STOCK AND COMPANY COMMON STOCK OWNED BY USF&G OR PARENT. Each share of Company Common Stock that is owned by the Company, any Subsidiary of the Company, Parent or USF&G or any Subsidiary of Parent or USF&G shall automatically be canceled and retired and shall cease to exist, and no stock of Parent or other consideration shall be delivered or deliverable in exchange therefor.

           (c)  MERGER CONSIDERATION.  Subject to Sections 2.1(b) and (e) and
       Section 2.3, at the Effective Time each issued and outstanding share of Company Common Stock shall be converted

                                       2                                     A-5
       into, at the election of the holder thereof, one of the following (as adjusted pursuant to this Article II), (the "Merger Consideration"):

        (i) for each such share of Company Common Stock (other than shares as to which a Stock Election or Cash Election (each as defined below) has been made), the right to receive (x) 0.46516 (the "STANDARD EXCHANGE RATIO") of a share of the Common Stock, $2.50 par value per share (including the associated Parent Rights (as defined below), "PARENT COMMON STOCK"), of Parent (the "Standard Stock Consideration") and
            (y) an amount in cash, without interest, equal to $11.60 (the "STANDARD CASH CONSIDERATION" and, together with the Standard Stock Consideration, the "STANDARD CONSIDERATION"); provided, however, that

           (1) in the event the Average Stock Price is greater or less than $24.94 but not greater than $28.68 or less than $21.20, the allocation of the consideration between stock and cash will be adjusted to maintain a 50% stock, 50% cash relationship by adjusting the Standard Cash Consideration to an amount equal to
               0.50 times the product of (a) $23.20 times (b) 1 plus the product of (i) 0.50 times (ii) a fraction the numerator of which is the Average Stock Price minus $24.94 and the denominator of which is $24.94 and adjusting the Standard Exchange Ratio to an amount equal to the quotient obtained by dividing the Standard Cash Consideration as so adjusted by the Average Stock Price; and

           (2) in the event the Average Stock Price is greater than $28.68, the Standard Cash Consideration shall be an amount equal to $12.47 and the Standard Exchange Ratio shall be equal to the quotient obtained by dividing $12.47 by the Average Stock Price; and

           (3) in the event the Average Stock Price is less than $21.20, the Standard Cash Consideration shall be an amount equal to $10.73 and the Standard Exchange Ratio shall be equal to the quotient obtained by dividing $10.73 by the Average Stock Price.

        (ii) for each such share of Company Common Stock with respect to which an election to receive solely Parent Common Stock has been effectively made and not revoked or lost pursuant to Sections 2.2(c), (d) or (e), the right to receive 2.0 times the Standard Exchange Ratio as determined by (c)(i) above (the "STOCK EXCHANGE RATIO") of a share of Parent Common Stock (the "STOCK CONSIDERATION"); or

       (iii) for each such share of Company Common Stock with respect to which an election to receive solely cash has been effectively made and not revoked or lost pursuant to Section 2.2(c), (d) or (e), the right to receive in cash, without interest, in an amount equal to
             2.0 times the Standard Cash Consideration as determined pursuant to
             (i) above (the "CASH CONSIDERATION"); provided, however, that (1) in the event the Average Stock Price is less than $21.20, the Cash Consideration shall be equal to $21.46 and (2) in the event the Average Stock Price is more than $28.68, the Cash Consideration shall be equal to $24.94.

    "AVERAGE STOCK PRICE" means the average of the Closing Market Prices (as hereinafter defined) for the ten consecutive trading days ending on the third trading day prior to the Effective Time; PROVIDED, HOWEVER, that the Average Stock Price used for purposes of the calculations in this Article II shall not in any event be less than $17.46. The "CLOSING MARKET PRICES" for any trading day means the closing sales price of Parent Common Stock as reported in the New York Stock Exchange Composite Tape for that day.

           (d) CANCELLATION AND RETIREMENT OF COMPANY COMMON STOCK. As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time and except as provided in Sections 2.1(b) and (e), all shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Company Common Stock shall thereafter cease to have any rights with respect to such

                                       3                                     A-6
       shares of Company Common Stock, except the right to receive, without interest, the Merger Consideration and cash for fractional shares of Parent Common Stock in accordance with Section 2.5(c) upon the surrender of a certificate representing such shares of Company Common Stock (a "COMPANY CERTIFICATE").

           (e) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, holders of Company Common Stock that have, as of the Effective Time, complied with all procedures necessary to assert appraisal rights in accordance with the TBCA, if applicable, shall have such rights, if any, as they may have pursuant to Section 5.12 of the TBCA and such Company Common Stock shall not be converted or be exchangeable as provided in this Section 2.1, but such holders shall be entitled to receive such payment as may be determined to be due to such holders pursuant to the TBCA; PROVIDED, HOWEVER, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TBCA, such holder's Company Common Stock shall thereupon be deemed to have been converted and to have become exchangeable, as of the Effective Time, into the Standard Consideration. The Company Common Stock described in this Section 2.1(e) held by holders who exercise and perfect appraisal rights are referred to herein as "DISSENTING SHARES." The Company shall give Parent prompt notice of any demands for appraisal of shares received by the Company (and shall also give Parent prompt notice of any withdrawals of such demands for appraisal rights) and Parent shall have the opportunity and right to participate in and direct all negotiations with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, settle or otherwise negotiate or offer to settle any such demand for appraisal rights. Parent agrees that it shall make all payments with respect to appraisal rights and that the funds therefor shall not come, directly or indirectly, from the Company.

        2.2  COMPANY COMMON STOCK ELECTIONS

           (a) ELECTIONS. Each person who, at the Effective Time, is a record holder of shares of Company Common Stock (other than holders of shares of Company Common Stock to be canceled as set forth in Section 2.1(b) or of Dissenting Shares) shall have the right to submit an Election Form (as defined in Section 2.2(c)) specifying that such person desires to have all of the shares of Company Common Stock owned by such person converted into the right to receive either (i) the Standard Consideration (a "STANDARD ELECTION") (ii) the Stock Consideration (a "STOCK ELECTION"), or (iii) the Cash Consideration (a "CASH ELECTION").

           (b) DEPOSIT OF EXCHANGE FUND. Promptly after the Allocation Determination (as defined in Section 2.2(d)), Parent shall deposit (or cause to be deposited) with a bank or trust company to be designated by Parent and reasonably acceptable to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, (i) cash in an amount sufficient to pay the aggregate cash portion of the Merger Consideration in accordance with this Article II and (ii) certificates representing shares of Parent Common Stock ("PARENT CERTIFICATES") for exchange in accordance with this Article II (the cash and certificates deposited pursuant to clauses (i) and (ii) being hereinafter referred to as the "EXCHANGE FUND").

           (c) METHOD OF ELECTION; DEEMED STANDARD ELECTION. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock which (i) are canceled pursuant to Section 2.1(b), or (ii) are Dissenting Shares) (A) a letter of transmittal (the "COMPANY LETTER OF TRANSMITTAL") (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of such Company Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall specify), (B) instructions for use in effecting the surrender of

                                       4                                     A-7
       the Company Certificates in exchange for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, and (C) an election form (the "ELECTION FORM") providing for such holders to make the Standard Election, the Cash Election or the Stock Election. As of the Election Deadline (as defined in Section 2.2(d)) all holders of Company Common Stock immediately prior to the Effective Time (excluding any shares of Company Common Stock that (i) are canceled pursuant to Section 2.1(b) or (ii) are Dissenting Shares) that shall not have properly submitted to the Exchange Agent, or that shall have properly revoked, an effective and properly completed Election Form shall be deemed to have made a Standard Election (each a "DEEMED STANDARD ELECTION").

           (d) ELECTION DEADLINE. Any Cash Election, Standard Election, or Stock Election shall have been validly made only if the Exchange Agent shall have received by 5:00 p.m. New York City time on a date (the "ELECTION DEADLINE") to be mutually agreed upon by Parent and the Company (which date shall not be later than the twentieth business day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereof guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Company Certificates, or by an appropriate guarantee of delivery of such Company Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Company Common Stock that has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Election Form, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke such holder's election and withdraw such holder's Company Certificate deposited with the Exchange Agent by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline. As soon as practicable after the Election Deadline (but in no event later than ten business days after the Election Deadline), the Exchange Agent shall determine the allocation of the cash portion and stock portion of the Merger Consideration and shall notify Parent of its determined allocation (the "ALLOCATION DETERMINATION").

           (e) NO FURTHER OWNERSHIP RIGHTS IN COMPANY. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock, shall, upon surrender of such certificate for cancellation to the Exchange Agent, together with the Company Letter of Transmittal, duly executed, and such other documents as Parent or the Exchange Agent shall reasonably request, be entitled to receive promptly after the Election Deadline in exchange therefor (A) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of fractional shares of Parent Common Stock), and (B) a Parent Certificate representing that number of shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to this Article II (in each case less the amount of any required withholding taxes), and the Company Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2(e), each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby. If any certificate for shares of Parent Common Stock to be issued in the Merger is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Parent or its agent that such tax has been paid or is not applicable.

                                       5                                     A-8

           (f) RULES GOVERNING ELECTIONS. Parent shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Election Forms, the manner and extent to which Standard Elections, Cash Elections or Stock Elections are to be taken into account in making the determinations prescribed by Section 2.3, the issuance and delivery of certificates for Parent Common Stock into which shares of Company Common Stock are converted in the Merger, and the payment of cash for shares of Company Common Stock converted into the right to receive cash in the Merger.

        2.3  PRORATION.

           (a) As is more fully set forth below, the maximum number of shares of Parent Common Stock issuable to holders of Company Common Stock (the "MAXIMUM NUMBER OF PARENT SHARES") shall not exceed the product of (x) the Standard Exchange Ratio and (y) the number of Outstanding Company Shares (as defined below).

           (b) As is more fully set forth below, the aggregate amount of cash to be paid to holders of Outstanding Company Shares (as defined below) (the "Maximum Cash Amount") shall not exceed the product of (x) the Standard Cash Consideration and (y) the number of Outstanding Company Shares. "OUTSTANDING COMPANY SHARES" shall mean those shares of Company Common Stock outstanding immediately prior to the Effective Time.

           (c) In the event that the aggregate number of shares of Parent Common Stock issuable pursuant to the Stock Elections received by the Exchange Agent exceeds an amount equal to the Maximum Number of Parent Shares minus the number of shares of Parent Common Stock issuable pursuant to Standard Elections and Deemed Standard Elections, including any fractional shares of Parent Common Stock for which a cash adjustment shall be paid pursuant to Section 2.5(c) (such difference, the "REMAINING PARENT SHARES"), each holder making a Stock Election shall receive, for each share of Company Common Stock held by such holder, (x) a number of shares of Parent Common Stock equal to the quotient obtained by dividing
       (i) the Remaining Parent Shares by (ii) the aggregate number of shares of Company Common Stock held by holders making Stock Elections (the "STOCK ELECTION COMPANY SHARES"), plus (y) cash in an amount equal to the quotient obtained by dividing (iii) the Remaining Stock Election Cash Amount (as defined below) by (iv) the Stock Election Company Shares. The "REMAINING STOCK ELECTION CASH AMOUNT" shall be equal to the Maximum Cash Amount minus the sum of (i) the aggregate amount of cash payable pursuant to, or with respect to, Standard Elections, Deemed Standard Elections, Cash Elections, Dissenting Shares and fractional shares and (ii) the aggregate amount of consideration transferred by Parent in acquiring the Parent Shares (as defined below). "PARENT SHARES" means any and all shares of Company Common Stock that are (i) owned by Parent or USF&G and
       (ii) canceled and retired at the Effective Time pursuant to Section 2.1(b). For purposes of this paragraph and the following paragraph, the aggregate amount of cash payable with respect to Dissenting Shares shall be deemed to be the product of (x) the number of Dissenting Shares times
       (y) the sum of (i) the Standard Cash Consideration and (ii) the product of the Standard Exchange Ratio times the Average Stock Price.

           (d) In the event that the aggregate amount of cash payable pursuant to Cash Elections received by the Exchange Agent exceeds the Maximum Cash Amount minus the sum of (i) the aggregate amount of cash payable pursuant to Standard Elections and Deemed Standard Elections, (ii) the aggregate amount of cash payable with respect to the Dissenting Shares and fractional shares and (iii) the aggregate amount of consideration transferred by Parent in acquiring the Parent Shares (such difference, the "REMAINING CASH"), each holder making a Cash Election shall receive, for each share of Company Common Stock held by such holder, (x) cash in an amount equal to the quotient obtained by dividing the (i) Remaining Cash by (ii) the aggregate number of shares of Company Common Stock held by holders making Cash Elections (the "CASH ELECTION COMPANY SHARES"), plus (y) a number of shares of Parent Common Stock

                                       6                                     A-9
       equal to the quotient obtained by dividing (iii) the Remaining Cash Election Parent Shares (as defined below) by (iv) the Cash Election Company Shares. The "REMAINING CASH ELECTION PARENT SHARES" shall be the Maximum Number of Parent Shares minus the number of shares of Parent Common Stock issuable pursuant to Standard Elections, Deemed Standard Elections and Stock Elections (including any fractional shares of Parent Common Stock for which a cash adjustment shall be paid pursuant to
       Section 2.5(c) in respect of such Standard Elections, Deemed Standard Elections and Stock Elections).

        2.4  TAX ADJUSTMENT.

        In the event that the Closing Stock Price (as defined below) is less than the Average Stock Price such that the allocation of the consideration between stock and cash based on the Closing Stock Price is not 50% stock and 50% cash, appropriate adjustment will be made, as determined by Parent and the Company upon advice of counsel, to the extent if any, as may be required to cause the Merger Consideration allocation between cash and stock to satisfy the continuity of interest requirements for purposes of causing the transaction to qualify as a tax-free reorganization, provided that the total value of the Merger Consideration to be delivered by Parent, based upon the Average Stock Price, shall not increase. For purposes of this Section 2.4, the "CLOSING STOCK PRICE" shall mean the mean between the highest and lowest quoted selling prices of the Parent Common Stock as reported on the New York Stock Exchange Composite Tape on the day of the Effective Time of the Merger. In the event that an adjustment is made under this Section 2.4, any adjustments necessary or appropriate to reflect such adjustment shall be made to the other provisions of this Article II.

        2.5  DIVIDENDS, FRACTIONAL SHARES, ETC.

           (a) DIVIDENDS ON PARENT COMMON STOCK. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Company Certificate, until such Company Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Company Certificate, there shall be paid to the holder of Parent Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes that may be required thereon.

           (b) NO TRANSFERS; CLOSING OF STOCK TRANSFER BOOK. At or after the Effective Time, there shall be no transfer on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, if any, deliverable in respect thereof pursuant to this Agreement.

           (c) NO FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any fractional share of Parent Common Stock pursuant to the Merger, cash adjustments shall be paid to holders in respect of any fractional share of Parent Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to the product of such fractional amount and the Average Stock Price.

           (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Parent Common Stock) that remains unclaimed by the former stockholders of the Company two years after the Effective Time shall be

                                       7                                    A-10
       delivered to Parent. Any former stockholder of the Company who has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for payment of the applicable Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on Parent Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

           (e) None of Parent, the Company, USF&G, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable or unclaimed property, escheat or similar laws.

           (f) In the event that any Company Certificate shall have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificate the applicable Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock, as provided in this Section 2.5, deliverable in respect thereof pursuant to this Agreement.

           (g) In the event of any change in Parent Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, combination, exchange of Parent Common Stock or the like, the Merger Consideration and other terms set forth in this Agreement shall be appropriately adjusted.

           (h) The pricing terms set forth herein are based on the information disclosed in Section 3.1(b) hereof. If the number of such shares and share equivalents outstanding is greater than the foregoing, the Merger Consideration shall be appropriately adjusted.

        2.6 WARRANTS. The Company shall use its reasonable best efforts to cause holders of all then outstanding warrants to purchase Company Common Stock (each a "COMPANY WARRANT") whether or not then exercisable in whole or in part, to agree to surrender and receive, in exchange for cancellation and in settlement thereof a number of shares of Parent Common Stock for each share of Company Common Stock subject to such Company Warrant (subject to any applicable withholding tax) equal to the quotient of (i) the product of
    (1) the number of shares of Company Common Stock which the holder would be entitled to receive if such Company Warrant were exercised in full immediately prior to the Effective Time MULTIPLIED BY (2) the difference between (x) the Cash Consideration and (y) the exercise price of such share of Company Common Stock under the Company Warrant, to the extent such amount is a positive number DIVIDED BY (ii) the Average Closing Price (such amount being hereinafter referred to as the "WARRANT CONSIDERATION"); PROVIDED, HOWEVER, that with respect to any person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Upon receipt of the Warrant Consideration, the Company Warrant shall be canceled. The surrender of a Company Warrant to the Company in exchange for the Warrant Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Warrant. With respect to the Company Warrants that are not surrendered prior to the Effective Time, after the Effective Time, the Surviving Corporation shall comply with all applicable terms of such unsurrendered Company Warrants.

                                       8                                    A-11

        2.7 STOCK OPTIONS. Each stock option issued and outstanding under the 1993 Stock Option Plan, as amended, of the Company (the "STOCK OPTION PLAN") is referred to herein as an "EMPLOYEE/ DIRECTOR STOCK OPTION" and all such options are referred to herein, collectively, as the "EMPLOYEE/ DIRECTOR STOCK OPTIONS." Each stock option issued and outstanding under the 1993 Directors' Stock Option Plan (the "DIRECTORS' STOCK OPTION PLAN") is referred to herein as a "DIRECTOR'S OPTION" and all such options are referred to herein, collectively, as the "DIRECTORS' OPTIONS." The Employee/Director Stock Options and the Directors' Options are referred to herein, collectively, as the "COMPANY OPTIONS" and, individually, as a "COMPANY OPTION." At the Effective Time, each Company Option shall become immediately fully vested and shall be converted into an option to purchase shares of Parent Common Stock, as provided below. Following the Effective Time, each such Company Option shall be exercisable upon the same terms and conditions as then are applicable to such Company Option, except that (i) each such Company Option shall be exercisable for that number of shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock for which such Company Option was exercisable immediately prior to the Effective Date and (y) the Stock Exchange Ratio and
    (ii) the exercise price of such option shall be equal to the quotient obtained by dividing the exercise price per share of such Company Option by the Stock Exchange Ratio. From and after the date of this Agreement, no additional options to purchase shares of Company Common Stock shall be granted under the Company Stock Option Plan, Directors' Stock Option Plan or otherwise. Except as otherwise agreed to by the parties, no person shall have any right under any stock option plan (or any option granted thereunder) or other plan, program or arrangement of the Company with respect to, including any right to acquire, equity securities of the Company following the Effective Time. At or as soon as practicable after the Effective Time, Parent shall issue to each holder of a Company Option that is canceled an agreement that accurately reflects the terms of the Parent Option substituted therefore as contemplated by this Section 2.7. Parent shall (i) take all corporate actions necessary to reserve for issuance such number of shares of Parent Common Stock as will be necessary to satisfy exercises in full of all Parent Options after the Effective Time, (ii) use its reasonable best efforts to ensure that an effective Registration Statement on Form S-8 is on file with the Securities and Exchange Commission (the "SEC") with respect to such Parent Common Stock, and (iii) use its reasonable best efforts to have such shares admitted to trading upon exercises of Parent Options.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as disclosed in (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, or (iii) the disclosure memorandum (the "DISCLOSURE MEMORANDUM") delivered at or prior to the date of this Agreement (it being understood that each section of the Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from one section shall not be a breach of this Agreement if such item and an explanation of the nature of such item is clearly disclosed in another section of the Disclosure Memorandum) the Company represents and warrants to Parent and USF&G as follows:

           (a) ORGANIZATION, STANDING AND POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not individually or in the aggregate adversely affect the Company and

                                       9                                    A-12
       its Subsidiaries taken as a whole in any material respect. The Company has heretofore made available to Parent complete and correct copies of its Amended and Restated Articles of Incorporation, as currently in effect as of the date of this Agreement (the "COMPANY ARTICLES OF INCORPORATION"), and the Bylaws. As used in this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean, with respect to any specified party to this Agreement, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such party and its Subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

           (b) CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of the Company consists of 45,000,000 shares, divided into the following: (i) 5,000,000 shares of preferred stock, par value $0.01 per share (the "COMPANY PREFERRED STOCK"); and (ii) 40,000,000 shares of Company Common Stock. At the close of business on August 1, 1997: (i) 10,101,915 shares of Company Common Stock were issued and outstanding, 27,825 of which are restricted shares; (ii) 815,902 shares of Company Common Stock were reserved for issuance in connection with the Stock Option Plan; (iii) 122,457 shares of Company Common Stock were reserved for issuance in connection with the Directors' Stock Option Plan; (iv) 491,222 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Warrants; (v) no shares of Company Common Stock were held in treasury; (vi) no shares of Company Preferred Stock were issued and outstanding or held by the Company or any Subsidiary of the Company; and (vii) no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for securities having the right to vote) on any matters on which the Company shareholders may vote ("COMPANY VOTING DEBT") were issued or outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights. Except as set forth in Section 3.1(b) of the Disclosure Memorandum, there are outstanding: (i) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock, Company Voting Debt or other voting securities of the Company; and (ii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights), commitments or agreements to which the Company is a party or by which it is bound, in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock, any Company Voting Debt or other voting securities or securities convertible into or exchangeable or exercisable for voting securities of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 3.1(b) of the Disclosure Memorandum, since December 31, 1996, the Company has not (i) granted any options, warrants or rights to purchase shares of Company Common Stock or (ii) amended or repriced, as applicable, any Company Option, any Company Warrant, the Stock Option Plan or the Directors' Stock Option Plan. Section 3.1(b) of the Disclosure Memorandum sets forth the following information with respect to each Company Option and Company Warrant outstanding on the date of this Agreement: (A) the name of the optionee or warrantholder, (B) the number of shares of Company Common Stock subject to such Company Option or Company Warrant, and (C) the exercise price of such Company Option or Company Warrant. None of the Company Options are "incentive stock options" (within the meaning of Section 422 of the Code). There are not as of the date of this Agreement and there will not be on the date of the Shareholders' Meeting any shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company which will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the shareholders of the Company with respect to the Merger. True and correct copies of all agreements relating to the

                                       10                                   A-13

       Company Warrants and the Company Options and the issuance of any restricted stock have previously been provided or made available to Parent.

           (c) SUBSIDIARIES; INVESTMENTS. Section 3.1(c) of the Disclosure Memorandum sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation or organization and whether it is an insurance company. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has heretofore made available to USF&G complete and correct copies of the articles of incorporation (or other organizational documents) and bylaws of each of its Subsidiaries. Section 3.1(c) of the Disclosure Memorandum sets forth, as to each Subsidiary of the Company, its authorized capital stock and the number of issued and outstanding shares of capital stock (or similar information with respect to any Subsidiary not organized as a corporate entity). All outstanding shares of the capital stock of the Subsidiaries of the Company are validly issued, fully paid and nonassessable and are not subject to preemptive or other similar rights; neither the Company nor any Subsidiary of the Company has any call obligations or similar liabilities with respect to partnerships or other Subsidiaries not organized as corporate entities. Except as set forth in Section 3.1(c) of the Disclosure Memorandum, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of each of its Subsidiaries free and clear of all Liens and other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws) and no capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) of any of its Subsidiaries and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of Subsidiary capital stock (or other interests, with respect to Subsidiaries not organized as corporate entities) or securities convertible into or exchangeable or exercisable for any such shares or interests. Except for the ownership interests set forth in
       Section 3.1(c) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, business association, joint venture or other entity, except for portfolio investments made in the ordinary course of business. As used in this Agreement, the word "SUBSIDIARY," with respect to any party to this Agreement, means any corporation, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner; (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries; or (iii) at least 10% of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries or by such party and any one or more of its Subsidiaries.

           (d)  AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

            (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and

                                       11                                   A-14
                the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, subject, in the case of the Merger, to the Company Shareholder Approval, and assuming that this Agreement constitutes the valid and binding agreement of Parent and USF&G, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by
                (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
                (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (C) any ruling or action of any Governmental Entity as set forth in Section 3.1(d)(iii).

            (ii) The execution and delivery of this Agreement and the
                 consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration (including pursuant to any put right) of any obligation or the loss of a material benefit under, or the creation of a Lien on assets or property, or right of first refusal with respect to any asset or property or change any other rights, benefits, liabilities or obligations (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, or change, a "VIOLATION"), pursuant to, (A) any provision of the Articles of Incorporation or Bylaws of the Company or the comparable documents of any of its Subsidiaries or (B) except as to which requisite waivers or consents have been obtained and specifically identified in Section 3.1(d) of the Disclosure Memorandum and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 3.1(d) are duly and timely obtained or made and, in the case of the Merger, the Company Shareholder Approval has been obtained, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, Company License (as defined in Section 3.1(g)), Company Benefit Plan (as defined in Section 3.1(n)), Company Material Contract (as defined in Section 3.1(r)), or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets except for such Violations which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) any actions and approval that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of the Company that are insurance companies are domiciled or licensed, each of which is listed in Section 3.1(d)(iii)(A) of the Disclosure Memorandum;
                 (B) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or termination of the applicable waiting period thereunder; (C) the filing with the SEC of (x) a proxy statement in definitive form relating to the approval by the holders of Company

                                       12                                   A-15

                 Common Stock of the Merger (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the "PROXY STATEMENT"), (y) the registration statement on Form S-4 to be filed with the SEC by Parent pursuant to which Shares of Parent Common Stock issuable in the Merger will be registered with the SEC (the "FORM S-4"), and (z) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (D) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Maryland State Department of Assessments and Taxation; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws; (F) the Company Shareholder Approval; and (G) where the failure to obtain consent, approval, order, or authorization of, or registration, declaration or filing with, notice to, or permit from a Government Entity would not adversely effect the Company and its Subsidiaries taken as a whole in any material respect.

           (e) GOVERNMENT FILINGS. The Company has made available to USF&G a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1994 and prior to the date of this Agreement (the "FILED COMPANY SEC DOCUMENTS"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Filed Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Filed Company SEC Documents, and none of the Filed Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Filed Company SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal recurring adjustments none of which are material). Section 3.1(e) of the Disclosure Memorandum lists with respect to the Company Common Stock for the period since December 31, 1996 and prior to the date of this Agreement each: (i) Schedule 13D filed with the SEC and (ii) application for change in control filed under the insurance holding company laws of any state or other jurisdiction. No Subsidiary of the Company has been or is required to or has filed any documents with the SEC. Section 3.1(e) of the Disclosure Memorandum includes the Company's reported results for the six-month period ended June 30, 1997 and such reported results fairly present in summary fashion and in accordance with applicable requirements of GAAP the consolidated financial position of the Company and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations for the periods presented therein (subject to normal recurring adjustments none of which are material).

           (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
       (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or

                                       13                                   A-16
       omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied in writing by Parent or USF&G specifically for inclusion therein. If, at any time prior to the Shareholders' Meeting, any event with respect to the Company, or with respect to other information supplied by the Company for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of the Company.

           (g)  COMPLIANCE WITH APPLICABLE LAWS.

            (i) Except as disclosed in Section 3.1(g)(i) of the Disclosure
                Memorandum, the business of the Company and each of its Subsidiaries is being, in all material respects, conducted in compliance with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all respects with such laws.

            (ii) (A)  INSURANCE LICENSES.  Section 3.1(g)(ii)(A) of the
                 Disclosure Memorandum contains a true and complete list of all jurisdictions in which each of the Subsidiaries of the Company is licensed to transact insurance business. Except as disclosed in Section 3.1(g)(ii)(B) of the Disclosure Memorandum, each of the Subsidiaries of the Company has all the licenses necessary to conduct the lines of insurance business which such Subsidiary is currently conducting in each of the states set forth in Section 3.1(g)(ii)(A) of the Disclosure Memorandum, which are all of the states in which the Company is currently conducting business or in the process of commencing conducting business. The Subsidiaries of the Company own or validly hold the insurance licenses referred to in Section 3.1(g)(ii)(A) of the Disclosure Memorandum, all of which licenses are valid and in full force and effect. Except as set forth in Section 3.1(g)(ii)(A) of the Disclosure Memorandum, there is no proceeding or investigation pending or, to the knowledge (as defined below) of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license to transact insurance business. As used in this Agreement, "knowledge" means the actual knowledge, after reasonable inquiry, of, in the case of the Company, the management of the Company, and, in the case of Parent, the management of Parent.

               (B) OTHER LICENSES. The Company and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents (other than licenses to transact insurance business) which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such licenses the failure to hold which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. The business of the Company and

                                       14                                   A-17
               each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of the Company, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

               (C) The licenses referred to in subparagraphs (A) and (B) are collectively referred to herein as the "COMPANY LICENSES."

           (iii) Each Subsidiary of the Company that is an insurance company has filed all annual and quarterly statements, together with all exhibits and schedules thereto, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled and to any other jurisdiction where required on forms prescribed or permitted by such authority. Each Annual Statement filed by any Subsidiary of the Company that is an insurance company with the insurance regulator in its state of domicile for the three years ended December 31, 1996 (each a "COMPANY ANNUAL STATEMENT"), together with all exhibits and schedules thereto, financial statements relating thereto and any actuarial opinion, affirmation or certification filed in connection therewith and each Quarterly Statement so filed for the quarterly periods ended after January 1, 1997 (each a "COMPANY QUARTERLY STATEMENT") were prepared in conformity with the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the applicable state of domicile applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Subsidiary at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Subsidiary for each of the periods then ended, and were correct when filed and there were no omissions therefrom when filed. No deficiencies or violations have been asserted in writing (or, to the knowledge of the Company, orally) by any insurance regulator with respect to the foregoing financial statements which have not been cured or otherwise resolved to the satisfaction of such insurance regulator and which have not been disclosed in writing to USF&G prior to the date of this Agreement. Set forth in Section 3.1(g)(iii) of the Disclosure Memorandum is a list of permitted practices under SAP which are utilized in any of the Company's Annual or Quarterly Statements.

            (iv) All statutory reserves as established or reflected in the
                 Company Annual Statements and Company Quarterly Statements were determined in accordance with SAP and generally accepted actuarial assumptions and met the requirements of the insurance laws of each applicable jurisdiction as of the respective dates of such statements. The statutory reserves set forth in the Company Annual Statement and Company Quarterly Statements meet in all material respects the requirements of the insurance laws of the jurisdictions in which such Subsidiaries do business and reflect a reasonable provision for unpaid policy losses and loss adjustment expenses as of such date. The reserves of the Subsidiaries of the Company including, but not limited to, the reserves for incurred losses, incurred loss adjustment expenses, incurred but not reported losses and loss adjustment expenses for incurred but not reported losses (the "LOSS RESERVES") as set forth in the audited consolidated financial statements and unaudited interim financial statements of such Subsidiaries included in the Filed Company SEC Documents were determined in good faith by the Company and such Subsidiaries in accordance with generally accepted accounting principles and were believed by the Company and such Subsidiaries to be reasonable when made. The Loss Reserves established or reflected in the Company Annual Statements and the Company Quarterly Statements were determined in accordance with generally accepted actuarial standards consistently applied

                                       15                                   A-18
                 and are in compliance in all material respects with the insurance laws, rules and regulations of their respective states of domicile as well as those of any other applicable jurisdictions. The Company has delivered or made available to Parent true and complete copies of all actuarial reports and actuarial certificates in the possession or control of the Company, any of the Subsidiaries or any other affiliates of the Company relating to the adequacy of the Loss Reserves (or any portion thereof) of the Company or any of its Subsidiaries for any period ended on or after December 31, 1996.

            (v) Except as set forth in Section 3.1(g)(v) of the Disclosure
                Memorandum, from January 1, 1997 through the date of this Agreement, none of the Company's Subsidiaries have paid any dividend or made any other distribution in respect of its capital stock.

           (h) INSURANCE ISSUED. Except (i) as set forth in Section 3.1(h) of the Disclosure Memorandum and (ii) where noncompliance would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect, with respect to all insurance issued:

            (i) All insurance policies issued, reinsured or underwritten by the
                Subsidiaries of the Company are, to the extent required by applicable law, and in all material respects on forms approved by the insurance regulatory authority of the jurisdiction where issued or delivered or have been filed with and not objected to by such authority within the period prescribed for such objection, and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved and the premiums charged conform thereto.

            (ii) All insurance policy benefits payable by any Subsidiary of the
                 Company and, to the knowledge of the Company, by any other person that is a party to or bound by any reinsurance, coinsurance or other similar agreement with any Subsidiary of the Company, have in all material respects been paid or are in the course of settlement in accordance with the terms and within the limits of the insurance policies and other contracts under which they arose, except for such benefits for which there is a reasonable basis to contest payment and which are being or have been contested by appropriate proceedings and in accordance with applicable law.

           (iii) The Company has not received any information which would reasonably cause it to believe that the financial condition of any other party to any reinsurance, coinsurance or other similar agreement with any of its Subsidiaries is so impaired as to result in a default thereunder.

            (iv) All advertising, promotional, sales and solicitation materials and product illustrations used by any Subsidiaries of the Company or any agent of any of its Subsidiaries have complied and are in compliance, in all material respects, with all applicable laws.

            (v) To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced business for any Subsidiary of the Company since January 1, 1993 was duly licensed as an insurance agent (for the type of business written, sold or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business and was properly appointed by such Subsidiary. All written contracts and agreements between any such agent, on the one hand, and the Company or any of its Subsidiaries, on the other hand, are in material compliance with all applicable laws and regulations. To the knowledge of the Company and its Subsidiaries, no such agent is the subject of, or party to, any disciplinary action or proceeding under

                                       16                                   A-19
                applicable law. As of the date hereof, to the Company's knowledge, the Company has not been advised that any insurance agent intends to terminate or materially change its relationship with the Company or its Subsidiaries as a result of the Merger or the contemplated operations of the Company and its Subsidiaries after the Merger is consummated.

            (vi) Except as set forth in Section 3.1(h)(vi) of the Disclosure
                 Memorandum, neither the Company nor any of its Subsidiaries is a party to any fronting agreement or places or sells reinsurance whether for its own account or for any reinsurance company.

           (vii) There are (A) to the knowledge of the Company or its Subsidiaries, no claims asserted, (B) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity, and (C) no investigations by or on behalf of any of the Company or its Subsidiaries ((A), (B) and (C) being collectively referred to as "ACTIONS") pending or, to the knowledge of the Company or its Subsidiaries, threatened, against or involving any of the Company or its Subsidiaries, or any of their agents that include allegations that any of the Company or its Subsidiaries or any of the agents of the Company or its Subsidiaries were in violation of or failed to comply with any law, statute, ordinance, rule, regulation, code, writ, judgement, injunction decree, determination or award applicable to the Company or its Subsidiaries in the respective jurisdictions in which their products have been sold, and, to the knowledge of the Company or the Subsidiary, no facts exist which would reasonably be expected to result in the filing or commencement of any such Action.

           (i) RATING AGENCIES. Except as disclosed in Section 3.1(i) of the Disclosure Memorandum, since December 31, 1996, no rating agency has imposed conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or indicated to the Company that it is considering the downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company. As of the date of this Agreement, each Subsidiary of the Company that is an insurance company has the A.M. Best rating set forth in Section 3.1(i) of the Disclosure Memorandum. Notwithstanding anything to the contrary, the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement shall not be a breach of this representation and warranty.

           (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, there has not been, occurred, or arisen any change, event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character with respect to the business or financial condition of the Company or any of its Subsidiaries, except (i) as disclosed in Section 3.1(j) of the Disclosure Memorandum or in the Filed Company SEC Documents, (ii) the imposition of conditions (financial or otherwise) on retaining any currently held rating assigned to any Subsidiary of the Company that is an insurance company or downgrade of any rating assigned to any Subsidiary of the Company that is an insurance company primarily as a result of the transactions contemplated by this Agreement, and (iii) for events in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company. Except as disclosed in Section 3.1(j) of the Disclosure Memorandum or in the Filed Company SEC Documents, since December 31, 1996, the Company and each of its Subsidiaries has operated only in the ordinary course of business consistent with past practice and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

                                       17                                   A-20

            (i) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company (other than as expressly permitted by this Agreement) or any direct or (other than any retirement of Options or Warrants contemplated pursuant to this Agreement) indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

            (ii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's or any of its Subsidiary's outstanding capital stock;

           (iii) (A) any granting by the Company or any of its Subsidiaries to any director, officer or other employee of the Company or any of its Subsidiaries of any increase in compensation (including perquisites), except, with respect to employees other than Key Employees (as defined below), grants in the ordinary course of business consistent with prior practice, (B) any granting by the Company or any of its Subsidiaries to any such director, officer or other employee of any increase in severance or termination pay, or (C) any entry into, modification, amendment, waiver or consent by the Company or any of its Subsidiaries with respect to any employment, severance, change of control, termination or similar agreement, arrangement or plan (oral or otherwise) with any officer, director or other employee;

            (iv) any change in the method of accounting or policy used by the
                 Company or any of its Subsidiaries other than as disclosed in the financial statements included in the Filed Company SEC Documents or in the Company Annual Statement or the Company Quarterly Statement most recently filed and publicly available prior to the date hereof or which were required by GAAP or SAP;

            (v) made any material amendment to the insurance policies in force of any Subsidiary of the Company or made any change in the methodology used in the determination of the reserve liabilities of the Subsidiaries of the Company or any reserves contained in the financial statements included in the Filed Company SEC Documents or in the Company Annual Statement or the Company Quarterly Statements;

            (vi) any termination, amendment or entrance into as ceding or assuming insurer any reinsurance, coinsurance or other similar agreement or any trust agreement or security agreement relating thereto, other than (A) facultative reinsurance contracts related to the Company's public entity business only that have been entered into in the ordinary course of business consistent with past practice, and (B) renewals for periods of one year or less on substantially the same terms, in the ordinary course of business;

           (vii) any introduction of any insurance policy or any changes made in its customary marketing, pricing, underwriting, investing or actuarial practices and policies, except in the ordinary course of business consistent with past practice;

          (viii) any Lien created or assumed on any of the assets or properties of the Company or any of its Subsidiaries;

            (ix) any liability involving the borrowing of money by the Company or any of its Subsidiaries or the incurrence by the Company or any of its Subsidiaries of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice);

                                       18                                   A-21

            (x) any cancellation of any liability owed to the Company or any of its Subsidiaries by any other person or entity other than immaterial amounts owed by a person or entity who is not a Related Party (as defined in Section 3.1(s));

            (xi) any write-off or write-down of, or any determination to write-off or write-down, the assets or properties (other than any statutory write-down of investment assets which is not related to a permanent impairment of value) of the Company of any of its Subsidiaries or any portion thereof;

           (xii) any expenditure or commitment for additions to property, plant, equipment, or other tangible or intangible capital assets or properties of the Company or any of its Subsidiaries which exceeds $75,000 individually or in the aggregate;

          (xiii) any material change in any marketing relationship between the Company or any of its Subsidiaries and any person or entity through which the Company sells insurance Contracts; or

           (xiv) any Contract to take any of the actions prohibited in this
                 Section 3.1(j).

           (k)  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as reflected in
       Section 3.1(k) of the Disclosure Memorandum, as of December 31, 1996, neither the Company nor any of its Subsidiaries had any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there was no basis for any such liability), which were not shown or provided for in the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and which should have been so shown or provided for under generally accepted accounting principles. Since December 31, 1996, neither the Company nor any of its Subsidiaries has incurred any liabilities, absolute, accrued, contingent or otherwise, whether due or to become due (and there is no basis for such liabilities) except: (i) liabilities arising in the ordinary course of business consistent with past practice, which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;
       (ii) as specifically and individually reflected in Section 3.1(k) of the Disclosure Memorandum or Filed Company SEC Documents, or (iii) other liabilities which, individually or in the aggregate, together with those liabilities referenced in subparagraphs (i) and (ii), would not adversely affect the Company and its Subsidiaries taken as a whole in any material respect. Except for regular periodic assessments in the ordinary course of business, no claim or assessment is pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

           (l) LITIGATION. Except as set forth in Section 3.1(1) of the Disclosure Memorandum and except for claims arising under insurance policies in (i) an amount no greater than the limits set forth in such policies and/or (ii) not involving punitive, extra-contractual or extraordinary damages, (A) there is no suit, action, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, at law or in equity, before any person and (B) there is no writ judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries.

           (m)  TAXES.  Except as set forth in Section 3.1(m) of the Disclosure
       Memorandum:

            (i) The Company and its Subsidiaries have (x) duly and timely filed
                (or there have been filed on their behalf) with the appropriate taxing authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects and (y) timely paid or there have been paid on their behalf all Taxes due or claimed to be due from them by any taxing authority.

                                       19                                   A-22

            (ii) The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws.

           (iii) There are no liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due.

            (iv) Neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed.

            (v) Based upon the Company's knowledge, no federal, state, local or foreign audits or other administrative proceedings or court proceedings ("AUDITS") exist with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and there has not been received any written notice that such an Audit is pending or threatened with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries.

            (vi) Neither the Company nor any of its Subsidiaries has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would affect any taxable period after the Closing Date.

           (vii) The federal and state income Tax Returns of the Company and its Subsidiaries have been examined by the appropriate taxing authorities (or the applicable statute of limitations for the assessment of Taxes for such periods have expired) for all periods through December 31, 1992 and a list of all Audits commenced or completed with respect to the Company and its Subsidiaries for all taxable periods not yet closed by the statute of limitations is set forth in Section 3.1(m) of the Disclosure Memorandum.

          (viii) All material Tax deficiencies which have been claimed, proposed or asserted in writing against the Company or any of its Subsidiaries have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, could be expected to result in the proposal or assertion of a material Tax deficiency for any other year not so examined.

            (ix) Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, for any period after the Closing Date, by reason of any voluntary or involuntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

            (x) Neither the Company nor any of its Subsidiaries is a party to, is bound by, nor has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

            (xi) No power of attorney has been granted by or with respect to the
                 Company or any of its Subsidiaries with respect to any matter relating to Taxes, which is currently effective.

           (xii) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                                       20                                   A-23

          (xiii) Since the date of the December 31, 1996 consolidated financial statements of the Company, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business.

           (xiv) Neither the Company nor any of its Subsidiaries has or could have any liability for Taxes of any person other than itself or the Company or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

           (xv) Neither the Company nor any of its Subsidiaries has any intercompany items or corresponding items that have not been taken into account under Treasury Regulation Section 1.1502-13 (or any similar provision under state, local or foreign law).

           (xvi) Neither the Company nor any of its Subsidiaries has made any tax election that would result in deferring any income or gain from a tax period ending on or before the Closing Date to a tax period ending after the Closing Date without a corresponding receipt of cash and/or property or would result in accelerating any loss or deduction from a tax period ending after the Closing Date to a tax period ending on or before the Closing Date.

          (xvii) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or other arrangement(s) which could result in the payment of amounts that could be nondeductible by reason of Section 280G or 162(m) of the Code.

For purposes of this Agreement, (i) "TAXES" (including, with correlative meaning, the term "TAX") shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, transfer, franchise, payroll, withholding, social security and other taxes, and shall include any interest, penalties or additions attributable thereto and (ii) "TAX RETURN" shall mean any return, report, information return or other document (including any related or supporting information) required to be prepared with respect to Taxes.

           (n)  PENSION AND BENEFIT PLANS; ERISA.

            (i) Section 3.1(n)(i) of the Disclosure Memorandum sets forth a complete and correct list of:

                (A) all "employee benefit plans," as defined in Sections 3(3) and 4(b)(4) of ERISA, under which Company or any of its Subsidiaries maintains or has any obligation or liability, contingent or otherwise ("COMPANY BENEFIT PLANS"); and

                (B) all employment or consulting agreements and all bonus or other incentive compensation, deferred compensation, salary continuation, severance, perquisites or other special or fringe benefit agreements (including mortgage financings and tuition reimbursements), policies or arrangements which the Company or any of its Subsidiaries maintains or has any obligation or liability (contingent or otherwise) in each case, written or oral, with respect to any current or former officer, director or employee of the Company or any of its Subsidiaries and which individually (or in the aggregate with respect to a single individual) has a cost to the Company or any of its Subsidiaries in excess of $10,000 per year (the "COMPANY EMPLOYEE ARRANGEMENTS").

            (ii) With respect to each Company Benefit Plan and Company Employee
                 Arrangement, a complete and correct copy of each of the following documents (if applicable) has been provided or made available to Parent: (A) the most recent plan and related trust documents, and all amendments thereto; (B) the most recent summary plan description, and all related summaries of material modifications thereto; (C) the most recent Form 5500 (including schedules and attachments); (D) the most recent IRS determination

                                       21                                   A-24
                 letter or request therefor; (E) the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report no. 87, 106 and 112), if any; and (F) to the extent not provided pursuant to (A) and (B) above, all documents that set forth the terms of the Company Employee Arrangements.

           (iii) Except as set forth in Section 3.1(n)(iii) of the Disclosure Memorandum, the Company Benefit Plans and their related trusts intended to qualify under Sections 401(a) and 501(a) of the Code, respectively, have received favorable determination letters from the Internal Revenue Service and the Company is not aware of any event or circumstance that could reasonably be expected to result in the failure of such Company Benefit Plans or their related trusts to be so qualified.

            (iv) Except as set forth in Section 3.1(n)(iv) of the Disclosure
                 Memorandum, all contributions or other payments required to have been made by the Company or any of its Subsidiaries to or under any Company Benefit Plan or Company Employee Arrangement by applicable law or the terms of such Company Benefit Plan or Company Employee Arrangement (or any agreement relating thereto) have been timely and properly made.

            (v) Except as set forth in Section 3.1(n)(v) of the Disclosure
                Memorandum, the Company Benefit Plans and Company Employee Arrangements have been maintained and administered in all respects in accordance with their terms and applicable laws.

            (vi) Except as disclosed in Section 3.1(n)(vi) of the Disclosure
                 Memorandum, there are no pending or, to the knowledge of the Company, threatened actions, claims or proceedings against or relating to any Company Benefit Plan or Company Employee Arrangement other than routine benefit claims by persons entitled to benefits thereunder.

           (vii) Except as set forth in Section 3.1(n)(vii) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries maintains or has an obligation to contribute to retiree life or retiree health plans which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company or any of its Subsidiaries except (A) as may be required under Part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary or
                 (B) a medical expense reimbursement account plan pursuant to
                 Section 125 of the Code.

          (viii) Except as disclosed in Section 3.1(n)(viii) of the Disclosure Memorandum, none of the assets of any Company Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

            (ix) Except as disclosed in Section 3.1(n)(ix) of the Disclosure
                 Memorandum and as otherwise provided in Sections 2.6 and 2.7, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) result in any payment becoming due to any employee (current, former or retired) of Company, (B) increase any benefits under any Company Benefit Plan or Company Employee Arrangement, or
                 (C) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

            (x) Neither the Company nor any of its Subsidiaries has any
                obligation (or prior obligation) to make contributions to any benefit plan described in Sections 3(37), 4063 or 4064 of ERISA.

            (xi) Neither the Company nor any of its Subsidiaries is acting on behalf of an employee benefit plan subject to ERISA, or acting on behalf of or using (A) assets which are or which are deemed under ERISA to be assets of an employee benefit plan subject to

                                       22                                   A-25

                 ERISA, (B) assets of a foreign, church or governmental employee benefit plan, or (C) assets of individual retirement accounts.

           (xii) No prohibited transaction under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to a Company Benefit Plan.

          (xiii) Each Company Benefit Plan (including, without limitation, a Company Benefit Plan covering retirees or the beneficiaries of such retirees) may be terminated or amended by the plan sponsor at any time without the consent of any person covered thereunder, and may be terminated without liability for benefits accruing after the date of such termination.

           (xiv) The Company has no knowledge of any oral or written statement made by or on behalf of the Company or a Subsidiary regarding a Company Benefit Plan or Company Employee Arrangement that was not in accordance with the Company Benefit Plan or Company Employee Arrangement.

           (xv) There are no trusts or other arrangements under any Company Benefit Plan which are intended to qualify as a voluntary employees' beneficiary association under Section 501(c)(9) of the Code.

           (o)  LABOR MATTERS.

            (i) Except as set forth in Section 3.1(o) of the Disclosure
                Memorandum, (A) neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining agreement and no employees of the Company or any of its Subsidiaries are represented by any labor organization; (B) within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and
                (C) within the preceding three years, to the knowledge of the Company, there have been no organizing activities involving the Company or any of its Subsidiaries with respect to any group of employees of the Company or any of its Subsidiaries.

            (ii) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company or any of its Subsidiaries. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

           (iii) Except as set forth in Section 3.1(o) of the Disclosure Memorandum, there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened to be brought or filed with any governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries.

            (iv) The Company and each of its Subsidiaries is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN ACT"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except where non compliance would

                                       23                                   A-26
                 not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect.

            (v) Since December 31, 1993, there has been no "mass layoff" or
                "plant closing" (as deemed by the WARN Act) with respect to the Company or any of its Subsidiaries.

           (p)  ENVIRONMENTAL MATTERS.

            (i) For purposes of this Agreement:

               (A) "ENVIRONMENTAL LAW" means any applicable law regulating or prohibiting Releases of Hazardous Materials into any part of the natural environment, or pertaining to the protection of natural resources, the environment, and public and employee health and safety from Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.
               Section 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (33 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 7401 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.) ("OSHA") (to the extent OSHA regulates occupational exposure to Hazardous Materials) and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date;

               (B) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated as hazardous or toxic by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law and shall also include, without limitation, petroleum, petroleum products, asbestos, polychlorinated biphenyls and radioactive materials;

               (C) "RELEASE" means any release, spill, effluence, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Material into the environment; and

               (D) "REMEDIAL ACTION" means all actions, including, without limitation, those involving any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way mitigate the adverse effects of any Hazardous Materials Released in the environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare or the environment; (y) perform preremedial studies and investigations or postremedial monitoring and care pertaining or relating to a Release or threat of Release; or (z) bring the applicable party into compliance with any Environmental Law.

            (ii) Except as set forth in Section 3.1(p) of the Disclosure
                 Memorandum:

               (A) The operations of the Company and each of its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for such

                                       24                                   A-27
               noncompliance which would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

               (B) The Company and each of its Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except where the failure to so obtain or maintain would not individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect;

               (C) Neither the Company nor any of its Subsidiaries is subject to any outstanding orders from, or agreements with, any Governmental Entity or other person respecting (x) Environmental Laws, (y) Remedial Action or (z) any Release or threatened Release of a Hazardous Material;

               (D) Neither the Company nor any of its Subsidiaries has received any written communication alleging, with respect to any such party, the violation of or potential liability under any Environmental Law;

               (E) Neither the Company nor any of its Subsidiaries has contingent liability in connection with the Release of any Hazardous Material into the environment (whether on-site or off-site);

               (F) Neither the operations of the Company nor any of its Subsidiaries involve the generation, transportation, treatment, storage or disposal of hazardous waste as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

               (G) There is not now, nor, to the knowledge of the Company, has there been in the past, on or in any property of the Company or any of its Subsidiaries any of the following: (w) any underground storage tanks; (x) surface impoundments; (y) any polychlorinated biphenyls; or (z) any asbestos-containing materials;

               (H) No judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law;

               (I) The Company has made available to Parent copies of all environmental investigations, studies, audits, tests, reviews and other analyses, including soil and/or groundwater analyses, conducted by or on behalf of, or that are in the possession, custody or control of the Company or any of its Subsidiaries, in relation to any site or facility owned, operated, leased or used, at any time, by the Company or any of its Subsidiaries or any of their respective predecessors;

               (J) Neither the Company nor any of its Subsidiaries has caused or suffered to occur any Release at, under, above or within any real property, owned, operated, used or leased by the Company or any of its Subsidiaries;

               (K) No environmental approvals, clearances or consents are required under applicable law from any governmental entity or authority in order to consummate the transactions contemplated herein; and

                                       25                                   A-28

               (L) Neither the Company nor any of its Subsidiaries has any fixed or contingent liability in connection with environmental conditions at or associated with any vessel or facility in which the Company or any of its Subsidiaries owns or previously owned or holds or previously held a mortgage or other security interest, and neither the Company nor any of its Subsidiaries has participated in the management of any such vessel or facility.

           (iii) This Section 3.1(p) sets forth the sole representations and warranties of the Company with respect to Environmental Laws.

           (q)  PROPERTY AND ASSETS.

            (i) Section 3.1(q)(i) of the Disclosure Memorandum sets forth all of the real property owned in fee by the Company and its Subsidiaries. The Company or its Subsidiaries have good and marketable title to each parcel of real property owned by them free and clear of all Liens, except (A) those reflected or reserved against in the consolidated balance sheet of the Company dated as of December 31, 1996, (B) taxes and general and special assessments not in default and payable without penalty and interest for which reasonable reserves have been established, (C) mechanics and similar statutory liens arising or incurred in the ordinary course of business for amounts that are not delinquent, (D) any zoning, building, and land use regulation imposed by any Governmental Entity, and (E) any covenant, restriction, or easement expressly set forth in the title documents governing such real property filed with the appropriate Governmental Entity. There are no (A) zoning, building or land use regulations imposed by any Governmental Entities or (B) any covenant, restriction or easement filed and expressly set forth in the title documents governing such real property which in any case materially interfere with the current and intended use of such property or materially impair the value of such property as reflected on the books of the Company.

            (ii) Each lease, sublease or other agreement (collectively, the
                 "REAL PROPERTY LEASES") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or any of its Subsidiaries as a tenant thereunder are current, and no termination event or condition or uncured default of a material nature on the part of the Company or any of its Subsidiaries or, to the Company's knowledge, the landlord, exists under any Real Property Lease. The Company and its Subsidiaries have a good and valid leasehold interest in each parcel of real property leased by them free and clear of all Liens, except those reflected or reserved against in the consolidated balance sheet of the Company dated as of December 31, 1996.

           (iii) Section 3.1(q)(iii) of the Disclosure Memorandum contains a list of all purchases or acquisitions, sales or dispositions of all investment assets of the Company and its Subsidiaries since December 31, 1996 and prior to the date of this Agreement. The Company and its Subsidiaries have good and marketable title to such investment assets owned by them free and clear of all Liens.

            (iv) Except as set forth in Section 3.1(q)(iv) of the Disclosure
                 Memorandum, the Company and its Subsidiaries own good and indefeasible title to, or have a valid leasehold interest in or a valid right under contract to use, all tangible personal property that is used in the conduct of their business, free and clear of any Liens, except for any mechanics or similar statutory liens arising in the ordinary course of business. All such tangible personal property is in good operating condition and repair (normal wear and tear) and is suitable for its current uses.

                                       26                                   A-29

            (v) Except as set forth in Section 3.1(q)(v) of the Disclosure
                Memorandum, the Company and its Subsidiaries own or have a right to use each trademark, trade name, patent, service mark, brand mark, brand name, database, copyright and other intellectual property owned or used in connection with the operation of the business of the Company and its Subsidiaries, including any registrations thereof, and each license or other contract relating thereto (collectively, the "COMPANY INTANGIBLE PROPERTY"), free and clear of any and all Liens. Section 3.1(q)(v) of the Disclosure Memorandum sets forth a complete list of the Company Intangible Property. The use of the Company Intangible Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, database or copyright of any other person. Except as set forth in Section 3.1(q)(v) of the Disclosure Memorandum, the Company and its Subsidiaries own or have valid and enforceable licenses or other rights to use, free and clear of any and all Liens, all software used in connection with the operation of the business of the Company and its Subsidiaries, the use of such software by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person, and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating the right of the Company or any Subsidiary with respect to any such software used by the Company and its Subsidiaries.

            (vi) The Company and its Subsidiaries own or have the rights to use all assets required for the conduct of the business of the Company and its Subsidiaries as it is now conducted.

           (r) MATERIAL CONTRACTS. Section 3.1(r) of the Disclosure Memorandum contains a true and complete list of each of the following Contracts in effect as of the date of this Agreement (true and complete copies of which have been made available to Parent) to which the Company or any of its Subsidiaries is a party or by which any of their respective assets or properties is or may be bound (each of which is a "COMPANY MATERIAL CONTRACT"):

            (i) all employment, agency (other than insurance agency),
                consultation, or representation Contracts or other Contracts of any type (including without limitation loans or advances) with any present officer, director, Key Employee (as defined below), agent (other than an insurance agent), consultant, or other similar representative of the Company or any of its Subsidiaries (or former officer, director, Key Employee, agent (other than an insurance agent), consultant or similar representative of the Company or any of its Subsidiaries if there exists any present or future liability with respect to such Contract);

            (ii) a specimen form insurance agent Contract (the "Producer
                 Agreements") and any insurance agent Contract having terms different in any material respect than the terms contained in the specimen form agent Contract;

           (iii) all Contracts with any person or entity containing any provision or covenant (A) limiting the ability of the Company to (x) sell any products or services, (y) engage in any line of business, or (z) compete with or obtain products or services from any person or entity or (B) limiting the ability of any person or entity to compete with or to provide products or services to the Company;

            (iv) all Contracts relating to the borrowing of money by the
                 Company, relating to the deferred purchase price for property or services, or relating to the direct or indirect guarantee by the Company or any of its Subsidiaries of any liability;

            (v) all Contracts (other than Contracts of insurance or reinsurance entered into in the ordinary course of business) pursuant to which the Company or any of its Subsidiaries

                                       27                                   A-30
                has agreed to indemnify or hold harmless any person or entity (other than indemnifications or hold harmless covenants in the ordinary course of business and consistent with past practice);

            (vi) all leases or subleases of real property used in the business, operations, or affairs of the Company or any of its Subsidiaries;

           (vii) all Contracts or arrangements (including without limitation those relating to allocations of expenses, personnel, services, or facilities) between the Company and any of its Subsidiaries or among the Subsidiaries of the Company;

          (viii) all leases of automobiles used in the business, operations, or affairs of the Company or any of its Subsidiaries;

            (ix) all reinsurance (whether as assuming or ceding insurer or otherwise), coinsurance or other similar Contracts;

            (x) all other Contracts (other than insurance Contracts issued, reinsured, or underwritten by the Company) that involve the payment or potential payment, pursuant to the terms of such Contracts, by or to the Company of more than $75,000 or that are otherwise material to the business or condition of the Company; and

            (xi) any commitments or other obligations to enter into any of the foregoing.

           Each Contract disclosed or required to be disclosed in Section 3.1(r) of the Disclosure Memorandum is in full force and effect and constitutes a legal, valid and binding obligation of the Company or any of its Subsidiaries to the extent any such entity is a party thereto and, to the knowledge of Company, each other party thereto. Neither the Company nor any of its Subsidiaries has received from any other party to such Contract any written notice of termination or intention to terminate or not to honor the terms of such Contract, or to the knowledge of the Company, any oral notice of termination or intention to terminate or not to honor the terms of such Contract. Except as set forth in Section 3.1(r) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Contract is in violation or breach of or default under any such Contract (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such Contract), which violations, breach or default would individually or in the aggregate adversely affect the Company and its Subsidiaries taken as a whole in any material respect. As used in this Agreement, the word "CONTRACT" shall mean any agreement, arrangement, undertaking, lease, sublease, license, sublicense, promissory note, evidence of indebtedness or other binding contract, in each case, whether or not reduced to writing. As used in this Agreement "Key Employee" shall mean employees of the Company or Parent, as the case may be, having a salary of $90,000 or more per year.

           (s) RELATED PARTY TRANSACTIONS. Except as set forth in Section 3.1(s) of the Disclosure Memorandum, no director, officer, Key Employee, "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company (each a "RELATED PARTY") (i) has borrowed any monies from or has outstanding any indebtedness, liabilities or other similar obligations to the Company or any of its Subsidiaries;
       (ii) owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (A) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its Subsidiaries, (B) engaged in a business related to the business of the Company or any of its Subsidiaries, or (C) participating in any transaction to which the Company or any of its Subsidiaries is a party; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any of its Subsidiaries.

                                       28                                   A-31

           (t) PREPAYMENT OF CREDIT FACILITIES. The Loan Agreement, dated July 30, 1996, among the Company, Dresdner Bank AG, New York Branch, as Agent, and the lenders party thereto and the Loan Agreement, dated July 30, 1996 and amended as of February 14, 1997, among Westchester Premium Acceptance Corporation, Dresdner Bank AG, New York Branch, as Agent, and the lenders party thereto (collectively referred to herein as the "COMPANY CREDIT FACILITIES") are prepayable without the payment of any premium or penalties.

           (u) LIENS. Except as set forth in Section 3.1(u) of the Disclosure Memorandum, neither the Company nor any of its Subsidiaries has granted, created, or suffered to exist with respect to any of its assets, any mortgage, pledge, charge, hypothecation, collateral assignment, lien (statutory or otherwise), encumbrance or security agreement of any kind or nature whatsoever (collectively, the "LIENS").

           (v) OPERATIONS INSURANCE. Section 3.1(v) of the Disclosure Memorandum contains a true and complete list and description of all liability, property, workers compensation, directors and officers liability, and other similar insurance policies or agreements that insure the business, operations, or affairs of the Company and its Subsidiaries or affect or relate to the ownership, use, or operations of any of the assets or properties of the Company and its Subsidiaries. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last year except as disclosed in Section 3.1(v) of the Disclosure Memorandum, and, to the knowledge of the Company or its Subsidiaries, no threat has been made to cancel any insurance policy of any of the Company or its Subsidiaries during such period. Except as disclosed in Section 3.1(v) of the Disclosure Memorandum, all such insurance will remain in full force and effect with respect to periods before the Closing without the payment of additional premiums. No event has occurred, including, without limitation, the failure by any of the Company or its Subsidiaries to give any notice or information or any of the Company or its Subsidiaries giving any inaccurate or erroneous notice or information, which limits or impairs the rights of such Company or Subsidiary under any such insurance policies.

           (w) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Furman Selz LLC (the "FINANCIAL ADVISOR") dated August 7, 1997 (the "FS OPINION"), to the effect that, as of the date thereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger is fair from a financial point of view to such holders. A signed, true and complete copy of the FS Opinion has been delivered to Parent, and the FS Opinion has not been withdrawn or modified. True and complete copies of all agreements and understandings between the Company or any of its affiliates and the Financial Advisor relating to the transactions contemplated by this Agreement are attached hereto as Section 3.1(w) of the Disclosure Memorandum.

           (x) BOARD RECOMMENDATION. The Board of Directors of the Company, at a meeting duly called and held, has by the unanimous vote of those directors present (who constituted all of the directors then in office)
       (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of the Company and has approved the same, (ii) resolved to recommend, subject to the board's fiduciary duties, that the holders of the shares of Company Common Stock approve this Agreement and the transactions contemplated herein, and (iii) resolved to call a special meeting of the shareholders of the Company to approve the Merger.

           (y) VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve the Merger and the transactions contemplated hereby.

                                       29                                   A-32

           (z) BROKERS. The Company represents, as to itself and its affiliates, that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for E. B. Lyon, III and/or Stonegate Securities Inc. (in either case, pursuant to the letter agreement with the Company dated May 13, 1997) and the Financial Advisor, whose fees and expenses shall be paid by the Company in accordance with the Company's agreements with such individual and/or firm(s) (copies of which have been delivered by the Company to USF&G prior to the date of this Agreement).

           (aa) BANK ACCOUNTS. Section 3.1(aa) of the Disclosure Memorandum contains (i) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which the Company and each of its Subsidiaries has an account or safe deposit box or maintains a banking, custodial, trading, trust, or other similar relationship, (ii) a true and complete list and description of each such account, box, and relationship, and (iii) a list of all signatories for each such account and box.

           (bb) PREMIUM BALANCES RECEIVABLE. The premium balances receivable of the Company and its Subsidiaries as reflected in the Company's financial statements for the quarter ended March 31, 1997, to the extent uncollected on the date hereof, and the premium balances receivable reflected on the books of the Company and its Subsidiaries as of the date hereof, are valid and existing and represent monies due, and the Company and its Subsidiaries have made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties or affecting any material amount thereof.

           (cc) INVESTMENT PORTFOLIO AND OTHER ASSETS. The Company and its Subsidiaries own an investment portfolio acquired in the ordinary course of business, and a true and complete list of the securities and other investments in such investment portfolio, as of June 23, 1997 with respect to mortgage loans and May 30, 1997 with respect to debt and equity securities and other investments, with true and correct information included thereon as to the cost of each such investment and the market value thereof as of such date, is listed in Section 3.1(cc) of the Disclosure Memorandum. Except as otherwise set forth in Section 3.1(cc) of the Disclosure Memorandum, (i) none of the investments included in such investment portfolio is in default in the payment of principal or interest or dividends or impaired to any extent, (ii) all investments included in such investment portfolio comply (x) with all insurance laws and regulations of each of the states to which the Company and its Subsidiaries is subject relating thereto and (y) with all federal and state securities laws, and (iii) such investments constitute all of the investments or holdings (including loans to agencies) of the Company and its Subsidiaries other than any disclosed in Sections 3.1(c), 3.1(q)(i) or 3.1(q)(iii) of the Disclosure Memorandum

           (dd) QUESTIONABLE PAYMENTS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to government officials or employees or agents from corporate funds, or established or maintained any unlawful or unrecorded funds.

           (ee) REINSURANCE AGREEMENTS. Section 3.1(ee) of the Disclosure Memorandum is a true and complete list of all reinsurance treaties and contracts applicable to the Company (whether as ceding insurer or assuming reinsurer) or the Subsidiaries (individually, a "REINSURANCE AGREEMENT" and collectively, the "REINSURANCE AGREEMENTS"), copies of which have been delivered or made available to Parent. Each of the Reinsurance Agreements is valid and binding in all material respects in accordance with its terms and is in full force and effect. None of the

                                       30                                   A-33

       Reinsurance Agreements will terminate because of a change in control of the Company or any of the Subsidiaries. No other party to any Reinsurance Agreement has given notice to the Company or any of its Subsidiaries that intends to terminate or cancel any such Reinsurance Agreement as a result of the Merger or the contemplated operations of the Company or its Subsidiaries after the Merger is consummated, which termination or change would have a Material Adverse Effect on the Company. Any Subsidiary of the Company that has ceded reinsurance pursuant to any such Reinsurance Agreement is entitled to take full credit in its financial statements for all amounts recoverable (net of any reserve for collectibility under such Reinsurance Agreement) with such credit accounted for (i) pursuant to SAP, as a reduction of such Company's loss reserves, and (ii) pursuant to GAAP, as a reinsurance recoverable asset.

           (ff) QUICK-SURE AUTO AGENCY, INC. Quick-Sure Auto Agency, Inc. ("QUICK-SURE") is a Texas corporation owned 99% by Mark E. Watson, Jr. ("WATSON") and 1% by Dennis Walsh ("Walsh"). There are outstanding (i) no shares of capital stock of Quick-Sure other than those shares held by Watson and Walsh; (ii) no securities of Quick-Sure convertible into or exchangeable for shares of capital stock of Quick-Sure or any other voting securities of Quick Sure; and (iii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights) commitments or agreements to which Quick-Sure is bound, in any case obligating Quick-Sure to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of its capital stock, any other voting securities or securities convertible into or exchangeable or exercisable for voting securities of Quick-Sure, or obligating Quick-Sure to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Quick-Sure has appointed under a Local Recording Agent Agreement (the "LRA AGREEMENT") with Titan Insurance Services, Inc. ("TIS"), a subsidiary of Whitehall Insurance Agency of Texas, Inc. (a wholly owned subsidiary of the Company), to write insurance on behalf of TIS, and a true and correct copy of the LRA Agreement, including any amendments thereto, has been provided to the Parent. The LRA Agreement is terminable by TIS at any time in its sole discretion without any further liability or obligation to Quick-Sure. Except as set forth in Section 3.1(hh) of the Disclosure Memorandum, Quick-Sure does not engage in any business other than the writing of insurance policies on behalf of TIS and is not obligated by any material agreement or other obligation. TIS has an exclusive right to any renewals of policies written by Quick-Sure, and nothing in any producer agreement or other agreement to which Quick-Sure, the Company or any of the Company's Subsidiaries is a party provides to the contrary. The insurance written by Quick-Sure is placed with Home State County Mutual Insurance ("HOME STATE") pursuant to a Managing General Agent Agreement between Home State and TIS (the "MGA AGREEMENT"), and a true and correct copy of the MGA Agreement, including any amendments thereto, has been provided to the Parent. All operations of Quick-Sure have been conducted in accordance with the terms of the LRA Agreement and the MGA Agreement. All arrangements between Home State, Quick-Sure, and the Company and/or any of its Subsidiaries are in compliance with all applicable laws and have received all necessary consents, approvals and authorizations from any required regulatory authorities or third parties.

           (gg) Tri-West of New Mexico, LLC, a New Mexico limited liability company, Tri-West of Indianapolis, LLC, an Indiana limited liability company, and Tri-West of Florida, LLC, a Florida limited liability company (collectively, the "TRI-WEST AGENCIES") are each owned one-third by each of E.B. Lyon, III, Michael J. Claypool and Michael J. Bodayle. There are outstanding (i) no membership or other equity or voting interests of Tri-West Holdings, LLC ("TRI-WEST") or any Tri-West Agency, other than as set forth above; (ii) no securities of Tri-West Holdings or any Tri-West Agency convertible into or exchangeable for membership or other equity or voting interests; and (iii) no stock awards, options, warrants, calls, rights (including stock purchase or preemptive rights), commitments or agreements to which Tri-West Holdings or any Tri-West Agency is bound, in any case obligating Tri-West Holdings or any Tri-West Agency to issue, deliver, sell, purchase,

                                       31                                   A-34
       redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired additional membership or other equity or voting interests or securities convertible into or exchangeable or exercisable for membership, equity or other voting interests of Tri-West Holdings or any Tri-West Agency, or obligating Tri-West Holdings or any Tri-West Agency to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Each of the Tri-West Agencies has entered into a producer agreement with Titan Indemnity Company ("INDEMNITY") in the form set forth in Section 3.1(gg) of the Disclosure Memorandum. Tri-West of New Mexico, LLC has entered into a Direct Response Center Agreement dated November 30, 1996 (together with the producer agreements referenced in the immediately preceding sentence, the "TRI-WEST AGREEMENTS"). To the knowledge of the Company, none of the Tri-West Agencies engage in any business other than the writing of insurance policies on behalf of Indemnity and none of the Tri-West Agencies is obligated by any material agreement or other obligation other than employment agreements entered into in connection with the acquisition of such Tri-West agency. Each of the Tri-West Agencies has an exclusive right to any renewals of policies written by such Tri-West Agency, and, to the knowledge of the Company, nothing in any producer agreement nor other agreement to which Tri-West Holdings or any Tri-West Agency is a party provides to the contrary. To the knowledge of the Company, all operations of the Tri-West Agencies have been conducted in accordance with the terms of the Tri-West Agreements. All arrangements between Tri-West Holdings or any Tri-West Agency, on the one hand, and the Company and/or any of its Subsidiaries, on the other hand, are in compliance with all applicable laws and have received all necessary consents, approvals and authorizations from any required regulatory authorities or third parties.

        3.2 REPRESENTATIONS AND WARRANTIES OF PARENT AND USF&G. Except as disclosed in (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (collectively such Form 10-K and Form 10-Q, the "PARENT SEC REPORTS"), or (iii) the Disclosure Memorandum delivered at or prior to the date of this Agreement (it being understood that each section of the Disclosure Memorandum shall list all items applicable to such section, although the inadvertent omission of an item from one section shall not be a breach of this Agreement if such item and an explanation of the nature of such item is clearly disclosed in another section of the Disclosure Memorandum), Parent and USF&G represent and warrant to the Company as follows:

           (a) ORGANIZATION, STANDING AND POWER. Each of Parent and USF&G is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or license necessary, other than such jurisdictions where the failure so to qualify or become so licensed would not, individually or in the aggregate, adversely affect Parent and its Subsidiaries taken as a whole in any material respect. Parent has heretofore made available to the Company complete and correct copies of its Articles of Incorporation, as currently in effect as of the date of this Agreement (the "PARENT ARTICLES OF INCORPORATION"), and its Bylaws, as currently in effect as of the date of this Agreement (the "PARENT BYLAWS").

           (b) CAPITAL STRUCTURE. As of June 30, 1997, the authorized capital stock of Parent consists of 240,000,000 shares of Parent Common Stock and 12,000,000 shares of Preferred Stock, $50.00 par value. As of the close of business on June 30, 1997, there were 110,691,498 shares of Parent Common Stock validly issued and outstanding (all of which are fully paid and nonassessable). As of such date, except for (i) options to purchase or other obligations to issue 11,531,342 shares of Parent Common Stock,
       (ii) $175,653,000 principal amount at maturity of Zero Coupon Convertible Subordinated Notes due March 3, 2009 issued by Parent, and (iii) the Preferred Share

                                       32                                   A-35

       Purchase Rights issued pursuant to the Amended and Restated Rights Agreement dated March 11, 1997, between Parent and The Bank of New York ("PARENT RIGHTS"), there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Parent has not issued any securities in violation of any preemptive or similar rights.

           (c) As of June 30, 1997, the authorized capital stock of USF&G consists of 40,000,000 shares of USF&G Common Stock, 28,231,715 shares of which are validly issued and outstanding, fully paid and nonassessable, and 4,000,000 shares of Preference Stock, par value $50.00 per share, none of which are issued and outstanding. USF&G has not issued any securities in violation of any preemptive or similar rights, and there are no options, warrants, calls, rights or other securities, agreements or commitments of any character obligating USF&G to issue capital stock.

           (d)  AUTHORITY; NO VIOLATIONS; CONSENTS AND APPROVALS.

            (i) Parent and USF&G have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and USF&G. This Agreement has been duly executed and delivered by Parent and USF&G and assuming that this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Parent and USF&G enforceable in accordance with its terms and conditions except that the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) any ruling or action of any Governmental Entity as set forth in Section 3.2(d)(iii).

            (ii) The execution and delivery of this Agreement and the
                 consummation of the transactions contemplated hereby by Parent and USF&G will not result in a violation pursuant to (A) any provision of the Parent Articles of Incorporation or Parent Bylaws or the comparable documents of any of its Subsidiaries or (B) except as to which requisite waivers or consents have been obtained as specifically identified in Section 3.2(d) of the Disclosure Memorandum and assuming the consents, approvals, authorizations or permits and filings or notifications referred to in paragraph (iii) of this Section 3.2(d) are duly and timely obtained or made, any loan or credit agreement, note, mortgage, deed of trust, indenture, lease, or any other agreement, obligation, instrument, concession or license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, USF&G or any of their respective properties or assets, except for such Violations which would not, individually or in the aggregate, adversely affect Parent and its Subsidiaries taken as a whole in any material respect.

           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from a Governmental Entity is required by or with respect to Parent or USF&G or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement by Parent or USF&G or the consummation by Parent or USF&G of the transactions contemplated hereby, except for: (A) any actions, consents, approvals, filings and/or notices that may be required under the insurance laws and regulations of the jurisdictions in which the Subsidiaries of Parent that are insurance companies are domiciled or licensed, each of which is listed in Section 3.2(d)(iii) of the Disclosure Memorandum; (B) the filing of a pre-merger notification

                                       33                                   A-36
                and report form by Parent under the HSR Act, and the expiration or termination of the applicable waiting period thereunder; (C) the filing with the SEC of (x) the Proxy Statement, (y) the Form S-4, and (z) such reports under and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (D) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the Maryland State Department of Assessments and Taxation; and
                (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

           (e) GOVERNMENT FILINGS. Parent has made available to the Company a true and complete copy of each report, schedule and definitive proxy statement filed by Parent with the SEC pursuant to the Exchange Act and the Rules and Regulations promulgated thereunder since December 31, 1994 and prior to the date of this Agreement other than reports on Form 11-K relating to employee benefit plans, which are all the documents (other than preliminary material) that Parent was required to file with the SEC under the Exchange Act since such date. As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Reports, and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP the consolidated financial position of Parent and its consolidated subsidiaries as of the dates therein and the consolidated results of their operations and cash flows for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal recurring adjustments none of which are material). Section 3.2(e) of the Disclosure Memorandum lists with respect to the Parent Common Stock for the period since December 31, 1996 and prior to the date of this Agreement each: (i) Schedule 13D filed with the SEC and (ii) application for change in control filed under the insurance holding company laws of any state or other jurisdiction.

           (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent (including information concerning USF&G) for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, on the date it is first mailed to the holders of Company Common Stock or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied in writing by the Company specifically for inclusion therein. If, at any time prior to the Shareholders' Meeting, any event with respect to Parent, or with respect to other information supplied by Parent for inclusion in the Proxy

                                       34                                   A-37

       Statement, shall occur which is required to be described in an amendment of, or a supplement to, any of such documents, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Parent.

           (g)  COMPLIANCE WITH APPLICABLE LAWS.

            (i) Except as disclosed in Section 3.2(g)(i) of the Disclosure
                Memorandum, the business of Parent and each of its Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules and regulations, decrees and orders of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance in all respects with such laws.

            (ii) OTHER LICENSES. Parent and each of its Subsidiaries owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, registrations, rights and similar documents which are necessary for it to own, lease or operate its properties and assets and to conduct its business as now conducted, except for such licenses the failure to hold which would not individually or in the aggregate adversely affect Parent and its Subsidiaries taken as a whole in any material respect. The business of Parent and each of its Subsidiaries has been and is being conducted in compliance in all material respects with all such licenses. All such licenses are in full force and effect, and there is no proceeding or investigation pending or, to the knowledge of Parent, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such license.

           (h) ABSENCE OF UNDISCLOSED LIABILITIES. Since December 31, 1996, neither Parent nor any of its Subsidiaries has incurred any liabilities, except: (i) liabilities arising in the ordinary course of business consistent with past practice, which individually or in the aggregate would not adversely affect Parent and its Subsidiaries taken as a whole in any material respect; (ii) as specifically and individually reflected in Section 3.2(h) of the Disclosure Memorandum or Parent SEC Reports; or
       (iii) other liabilities, which, individually or in the aggregate, together with those liabilities referenced in subparagraphs (i) and (ii), would not adversely affect Parent and its Subsidiaries taken as a whole in any material respect.

           (i) LITIGATION. Except as set forth on Section 3.2(i) of the Disclosure Memorandum and except for claims arising in the ordinary course of business, (A) there is no suit, action, investigation, arbitration or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, at law or in equity, before any person and (B) there is no writ judgment, decree, injunction, rule or similar order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries, which, individually or in the aggregate, would adversely affect Parent and its Subsidiaries taken as a whole in any material respect.

           (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports, since March 31, 1997, there has not been (i) any transaction, commitment, dispute or other event or condition of any character (whether or not in the ordinary course of business) which would, individually or in the aggregate, have a Material Adverse Effect on Parent; or (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would, individually or in the aggregate, have a Material Adverse Effect on Parent.

           (k) BOARD RECOMMENDATION. The Board of Directors of Parent and USF&G, at a meeting duly called and held or by unanimous written consent, has by the requisite vote of directors

                                       35                                   A-38
       determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders of Parent and USF&G, as the case may be and has approved the same, and in the case of USF&G resolved to recommend that Parent approve this Agreement and the transactions contemplated herein.

           (l) VOTE REQUIRED. The affirmative vote of Parent, as the sole stockholder of USF&G, is sufficient, and no further vote or consent of any class or series of capital stock of Parent or USF&G is necessary under applicable law or otherwise, to approve the Merger and the other transactions contemplated hereby on the part of Parent or USF&G.

           (m) BROKERS. Parent and USF&G represent, as to themselves and their affiliates, that no agent, broker, investment broker, financial advisor or other firm or person is or will be entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for Merrill Lynch & Co., Merrill Lynch Pierce Fenner & Smith Incorporated, whose fees and expenses shall be paid by Parent.

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

        4.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of (i) the Effective Time and
    (ii) the termination of this Agreement pursuant to Article VII, the Company agrees (and has caused its Subsidiaries to agree) that (except to the extent that Parent shall consent in writing, which consent shall not be unreasonably withheld or delayed):

           (a) ORDINARY COURSE. The Company will (and will cause each of its Subsidiaries to) conduct its business only in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing and except as expressly provided herein or in Section 4.1(a) of the Disclosure Memorandum:

            (i) The Company will use (and will cause each of its Subsidiaries to use) reasonable best efforts to (A) maintain in full force and effect all Company Material Contracts, except those which expire in accordance with their terms, (B) maintain all Company Licenses, qualifications, and authorizations of the Company to do business in each jurisdiction in which it is so licensed, qualified, or authorized, and (C) maintain each rating classification assigned to the Subsidiaries of the Company that are insurance companies by all rating agencies as of the date of this Agreement, except in the case of (A) and (B) above where the Company's Board of Directors determines in good faith that the maintenance of any such Company Material Contract or Company License, qualification or authorization is no longer necessary or advisable for the conduct of the Company as presently conducted or as proposed to be conducted after the Effective Time, if appropriate after consultation with USF&G pursuant to
                Section 5.12.

            (ii) The Company will (and will cause each of its Subsidiaries to)
                 in all material respects (A) maintain all its assets and properties in good working order and condition (ordinary wear and tear excepted), and (B) continue all current marketing and selling activities relating to its business, operations and affairs, except where the Company's Board of Directors determines in good faith that such assets, properties or marketing or selling activities are no longer necessary or advisable for the conduct of the Company as presently conducted or as proposed to be conducted after the Effective Time, if appropriate after consultation with USF&G pursuant to Section 5.12.

           (iii) The Company will (and will cause each of its Subsidiaries to) maintain its books and records in the usual manner and consistent with past practice and will not permit a material change in any underwriting, investment, actuarial, financial reporting, tax, or

                                       36                                   A-39
                 accounting practice or policy or in any assumption underlying such a practice or policy, or in any method of calculating any bad debt, contingency, insurance, or other reserve for financial reporting purposes or for other accounting purposes (including any practice, policy, assumption, or method relating to or affecting the determination of its insurance in force, premium or investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses or lapses).

            (iv) The Company will (and will cause each of its Subsidiaries to)
                 (A) prepare properly and to file duly and validly all Tax Returns required to be filed prior to the Closing Date with the appropriate taxing authority, (B) pay duly and fully all Taxes which are due with respect to the periods covered by such Tax Returns or otherwise levied or assessed upon such entity or any of its assets or properties, and to withhold or collect and pay to the proper taxing authorities all Taxes that such entity is required to so withhold or collect and pay, unless such taxes are being contested in good faith and, if appropriate, reasonable reserves therefore have been established and reflected in the books and records of such entity and in accordance with SAP and (C) provide Parent with copies of all federal income tax returns and all material state income tax returns as soon as practicable after the preparation, but prior to the filing, thereof. The Company will not make (and will prohibit its Subsidiaries from making) any tax election or settle or compromise any income tax liability that may reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

            (v) The Company will (and will cause each of its Subsidiaries to)
                cause all statutory reserves and other similar amounts with respect to losses, benefits, claims, and expenses in respect of the Subsidiary's insurance business to be (A) determined in accordance with SAP and generally accepted actuarial assumptions, (B) determined in accordance with the benefits specified in the related insurance or reinsurance Contracts in all material respects, (C) calculated, established and reflected on a basis consistent in all material respects with those reserves and other similar amounts and reserving methods followed at December 31, 1996, (D) determined in conformity with the requirements of the insurance laws of each applicable jurisdiction in all material respects and (E) adequate, in all material respects, based upon then current information and assumptions to cover the total amount of all matured and reasonably anticipated unmatured benefits, dividends, losses, claims, expenses, and other liabilities of the Subsidiary under all insurance or reinsurance Contracts which the Subsidiary has or will have any liability. The Company will (and will cause each of its Subsidiaries to) continue to own assets and properties that qualify as legal reserve assets under all applicable insurance laws in an amount at least equal to all required reserves and other similar amounts.

            (vi) The Company will (and will cause each of its Subsidiaries to)
                 use reasonable best efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the insurance coverage described in
                 Section 3.1(v) of the Disclosure Memorandum.

           (vii) The Company will (and will cause each of its Subsidiaries to) refrain from entering into any new treaty of reinsurance, coinsurance, or other similar Contract, whether as reinsurer or reinsured.

          (viii) The Company will (and will cause each of its Subsidiaries to) continue to comply in all material respects with all laws applicable to its business, operations or affairs.

            (ix) The Company shall not incur (and shall prohibit each of its
                 Subsidiaries from incurring) any capital expenditure in excess of $75,000, individually or in the aggregate.

                                       37                                   A-40

            (x) Subject to Sections 2.6 and 2.7, the Company shall not (and shall cause each of its Subsidiaries to not): (A) grant any increases in the compensation of any of its directors, officers or Key Employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit not required to be paid prior to the Effective Time by any of the existing Company Benefit Plans or Company Employee Arrangements as in effect on the date hereof to any such director, officer or employee, whether past or present; (C) enter into any new, or amend, modify or grant any consent or waiver with respect to any existing, employment, retention or severance or termination agreement with any director, officer or employee; or (D) become obligated under any new Benefit Plan or Employee Arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder.

            (xi) Other than with respect to drawdowns in the ordinary course of business with respect to the Company Credit Facilities, the Company shall not (and shall cause each of its Subsidiaries to not) assume or incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others or enter into any lease (whether such lease is an operating or capital lease) or create any Liens on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or enter into any "keep well" or other agreement or arrangement to maintain the financial condition of another person.

           (xii) The Company shall not (and shall cause each of its Subsidiaries to not) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company dated included in the Filed Company SEC Documents, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice. Except in the ordinary course of business consistent with past practice, the Company shall not effect (and shall prohibit each of its Subsidiaries from effecting) any settlements of any legal proceedings without the prior written consent (such consent not to be unreasonably withheld) of Parent.

    The Company shall, from the date of this Agreement through the Effective Time or earlier termination of this Agreement pursuant to Article VII, cause its management and that of its Subsidiaries to consult on a regular basis and in good faith with the employees and representatives of Parent concerning the management of the Company's and its Subsidiaries' businesses.

           (b) DIVIDENDS; CHANGES IN STOCK. Neither the Company nor any of its Subsidiaries shall (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock (other than, with respect to the Company, regular cash dividends on Company Common Stock not in excess of $0.08 per share of Company Common Stock which shall be paid on a quarterly basis, with identical record and payment dates as the quarterly dividends paid by Parent on Parent Common Stock), (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) issue any shares of capital stock (except pursuant to and in accordance with the terms of currently outstanding Company Options and Company Warrants),

                                       38                                   A-41
       or (iv) repurchase or otherwise acquire any shares of its capital stock, except as required by the terms of any employee benefit plan as in effect on the date of this Agreement.

           (c) ISSUANCE OF SECURITIES. Neither the Company nor any of its Subsidiaries shall (i) grant any options, warrants or rights, to purchase shares of its capital stock, (ii) amend the terms of or reprice any Company Warrant or Company Option or amend the terms of the Stock Option Plan or the Directors' Stock Option Plan, or (iii) issue, deliver or sell, or pledge or otherwise encumber any shares of its capital stock, or authorize or propose to issue, deliver or sell, any shares of its capital stock, any Company Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Company Voting Debt or convertible securities, or agree to do any of the foregoing, other than: (A) issue shares of Company Common Stock upon the exercise of Options that are outstanding on the date of this Agreement or (B) issue shares of Company Common Stock upon the exercise of Warrants that are outstanding on the date of this Agreement.

           (d) NO SOLICITATION. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its affiliates or Subsidiaries shall, and it shall not authorize or permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents to, initiate, solicit or encourage (including by way of furnishing information), directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including the Company or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (i) all or any significant portion of the assets of the Company and its Subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Company Common Stock or (iii) 15% or more of the outstanding shares of the capital stock of any Subsidiary of the Company (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Acquisition Proposal (excluding the transactions contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section 4.1(d) and will require each such party who has signed a confidentiality agreement to honor the restrictions therein with respect to open market purchases of Company Common Stock and to return or destroy all confidential information of the Company previously provided by it; and (c) that it will notify Parent immediately (orally followed by written confirmation) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons. Notwithstanding the above, (A) the Company may provide non-public information to any person or group if (i) such person or group has expressed a written interest in (which, unless such person previously has been provided confidential information, need not constitute a proposal for) making an Acquisition Proposal providing greater aggregate value to the Company and/or the Company's shareholders than the transactions contemplated by this Agreement; (ii) the Company reasonably believes such person or group has the financial ability to consummate an Acquisition Proposal; (iii) such person or group executes a confidentiality letter no less favorable to the Company than the Parent Confidentiality Letter (as defined below);
       (iv) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that it is necessary, in order to comply with the Board's fiduciary duties under applicable law, to provide such requested information; and (v) the Company provides notice to Parent of the identity of the person or group to whom the non-public information is being given at or before the time such information is given and the Company delivers to Parent a copy of all such

                                       39                                   A-42
       information concurrently with its delivery to the requesting party and
       (B) the Company may (I) enter into discussions or negotiate with any person or group that makes a wholly unsolicited BONA FIDE Acquisition Proposal providing greater aggregate value to the Company and/or the Company's shareholders than the transactions contemplated by this Agreement, if, and only to the extent that, (1) the Board of Directors of the Company, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (2) prior to entering into discussions or negotiations with such person or group, the Company provides written notice (the "ACQUISITION PROPOSAL NOTICE") to Parent to the effect that it is entering into discussions or negotiations with such person or group, and (3) the Company keeps Parent informed of the status and all material information including the identity of such person or group with respect to any such discussions or negotiations to the extent such disclosure would not constitute a violation of any applicable law or any confidentiality agreement with such person or group; and (II) to the extent required, comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

           (e)  NO ACQUISITIONS; NO SUBSIDIARIES.  Except as permitted by
       Section 4.1(d), neither the Company nor any Subsidiary of the Company shall merge or consolidate with, or acquire any equity interest in, any corporation, partnership, association or other business organization, or enter into an agreement with respect thereto. Neither the Company nor any Subsidiary of the Company shall (i) acquire or agree to acquire any assets of any corporation, partnership, association or other business organization or division thereof, except for the purchase of inventory and supplies in the ordinary course of business or (ii) create any Subsidiary.

           (f) NO DISPOSITIONS. Other than dispositions set forth in Section 4.1(f) of the Disclosure Memorandum and dispositions in the ordinary course of business consistent with past practice which are not material, individually or in the aggregate, to such party, and neither the Company nor any Subsidiary of the Company shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), reinsure, mortgage or otherwise encumber or subject to any lien, encumber or otherwise dispose of, any of its properties.

           (g) NO DISSOLUTION, ETC. Except as otherwise permitted or contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of such entity.

           (h) INVESTMENTS. Neither the Company nor any Subsidiary of the Company shall make any investment other than (A) money market instruments, A-1/P-1 commercial paper, treasury bills or other cash equivalents, (B) investment grade publicly traded debt securities or (C) exchange traded or Nasdaq National Market System traded equity-related securities which in the aggregate, when combined with any other equity-related securities holdings (which shall include preferred stock), do not exceed nine percent (9%) of the total investments (excluding cash) of the Company and its Subsidiaries, taken as a whole, in each case which are made in accordance with the Company's Investment Policy Guidelines (effective January 1, 1995) (the "INVESTMENT GUIDELINES") and otherwise in accordance with past practice. Neither the Company nor any Subsidiary of the Company shall make any portfolio investments except in the ordinary course of business.

           (i) OTHER ACTIONS. Except as contemplated or permitted by this Agreement, neither Parent nor the Company shall authorize, take or agree or commit to (and shall cause each of its respective Subsidiaries to take or commit or agree to) take any action that is reasonably likely to result in any of the representations or warranties hereunder being untrue in any material respect or in any of the covenants hereunder or any of the conditions to the Merger not being satisfied in all material respects.

                                       40                                   A-43

           (j) QUICK-SURE. The Company will take commercially reasonable actions necessary to cause all of the outstanding capital stock of Quick-Sure to be transferred to USF&G or its designee for a nominal price per share and to take whatever other actions are reasonably necessary to ensure that upon Closing, the material benefits of Quick-Sure's relationships with Home State, the Company and the Company's Subsidiaries inure to the benefit of USF&G or its designee. Without limiting the generality of the foregoing, the Company agrees to use commercially reasonable efforts to cause Quick-Sure to assign any leases to which Quick-Sure is a party to USF&G or its designee if so requested by the Parent.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

        5.1 PREPARATION OF FORM S-4 AND PROXY STATEMENT; SHAREHOLDER MEETING; COMFORT LETTERS.

           (a) Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included. Parent will cooperate with the Company in connection with the preparation of the Proxy Statement including, but not limited to, furnishing to the Company any and all information regarding Parent as may be required to be disclosed therein. Parent shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock following the Merger. The information provided and to be provided by Parent and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the date of the Shareholders' Meeting referred to below, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Parent each agree to correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

           (b) Parent will as promptly as practicable notify the Company of (i) the effectiveness of the Form S-4, (ii) the receipt of any comments from the SEC, and (iii) any request by the SEC for any amendment to the Form S-4 for additional information. All filings with the SEC, including the Form S-4 and any amendment thereto, and all mailings to the Company's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Parent or the Company, as the case may be (such approval not to be unreasonably withheld or delayed).

           (c) The Company will, as promptly as practicable following the date of this Agreement and in consultation with Parent, duly call and give notice of, and, provided that this Agreement has not been terminated, convene and hold the Shareholders' Meeting for the purpose of approving this Agreement and the transactions contemplated by this Agreement to the extent required by the TBCA. Except as provided below, the Company will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters, as set forth in Section 3.1(x); provided, however, that the Board of Directors of the Company may fail to make or may withdraw or modify such recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith after receiving the advice of outside counsel that such action is required to prevent the Board of Directors of the Company from breaching its fiduciary duties to the Company or the shareholders of the Company under applicable law. Any such recommendation, together with a copy of the opinion referred to in Section 3.1(w), shall be

                                       41                                   A-44
           included in the Proxy Statement. The Company will use reasonable best efforts to hold such meeting as soon as practicable after the date hereof.

           (d) Parent shall use reasonable best efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of Ernst & Young LLP dated a date within two business days before the date of the Shareholders' Meeting, addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

           (e) The Company shall use reasonable best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of KPMG Peat Marwick LLP dated a date within two business days before the Shareholders' Meeting, addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        5.2 CONTRACT AND REGULATORY APPROVALS. USF&G, Parent and the Company will use (and will cause each of its Subsidiaries to use) reasonable best efforts to obtain as promptly as practicable (a) all approvals and consents required of any person or entity under all Contracts to which the Company or any of its Subsidiaries is a party to consummate the transactions contemplated hereby, and (b) all approvals, authorizations, and clearances of Governmental Entities required of the Company and each of its Subsidiaries to consummate the transactions contemplated hereby. The Company will, and will cause each of its Subsidiaries to, (i) provide such other information and communications to such Governmental Entities as USF&G, Parent or such authorities may reasonably request, and (ii) cooperate with USF&G or Parent in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of USF&G or Parent to consummate the transactions contemplated hereby. Each of USF&G and the Parent will (i) provide such information and communications to such Governmental Entities as the Company or such authorities may reasonably request, and (ii) cooperate with the Company in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of governmental or regulatory authorities and other persons or entities required of the Company to consummate the transactions contemplated hereby. Parent and USF&G shall use their reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any federal, state or local statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and includes the HSR Act that is required for consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not obligate Parent or USF&G to agree to take any action which would have a material adverse effect on the expected benefits to Parent of the transactions contemplated hereby.

        5.3 HSR FILINGS. The Company will (a) take all actions necessary to make the filings required of it or its affiliates under the HSR Act with respect to the transactions contemplated by this Agreement, (b) comply with any request for additional information received by the Company or its affiliates from the Federal Trade Commission or Antitrust Division of the Department of Justice pursuant to the HSR Act, (c) cooperate with Parent in connection with Parent's filings under the HSR Act, and (d) request early termination of the applicable waiting period.

        5.4  ACCESS TO INFORMATION; CONFIDENTIALITY.

                                       42                                   A-45

           (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent or USF&G, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, employees, auditors, agents, representatives and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent, (i) each SAP Annual Statement and SAP Quarterly Statement filed by the Company's Subsidiaries during such period pursuant to the requirements of any applicable law; (ii) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements; (iii) all correspondence or written communication with A.M. Best and Company or any of its Subsidiaries, Standard & Poor's Corporation, Moody's Investor Services, Inc., and with any Governmental Entity or insurance regulatory authorities which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operation of the Company and its Subsidiaries taken as a whole; and (iv) all other information concerning its business, properties and personnel as the other party may reasonably request.

           (b) Upon reasonable notice, Parent shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to the books, records, officers and employees of Parent and its Subsidiaries reasonably necessary to perform a "due diligence" review with respect to (i) material matters, conditions or events arising after the date hereof or
       (ii) matters, conditions or events which the Company has a reasonable basis for believing make any of the representations or warranties of Parent contained herein not true in any material respect and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company, (a) each SAP Annual Statement and SAP Quarterly Statement filed by such party's Subsidiaries during such period pursuant to the requirements of any applicable law; (b) a copy of each report filed by Parent with the SEC during such period pursuant to SEC requirements; and (c) all correspondence or written communication with A.M. Best and Company or any of its Subsidiaries, Standard & Poor's Corporation, Moody's Investor Services, Inc., and with any Governmental Entity or insurance regulatory authorities which primarily relates to the transactions contemplated hereby.

           (c) The Confidentiality Agreement dated June 26, 1997 (the "PARENT CONFIDENTIALITY AGREEMENT"), between Parent and the Company and the confidentiality agreement dated July 30, 1997 (the "COMPANY CONFIDENTIALITY AGREEMENT"), between the Company and Parent shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

        5.5  FEES AND EXPENSES.

           (a) Except as otherwise provided in this Section 5.5 and except with respect to claims for damages incurred as a result of the breach of this Agreement (it being understood that such claims by Parent, USF&G or their affiliates shall be precluded under Section 5.5(d) by the payment of the amount set forth in Section 5.5(b) when Section 5.5(b) is applicable), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

           (b) The Company agrees to pay Parent a fee in immediately available funds equal to $7,500,000 if (i) this Agreement is terminated pursuant to
       Section 7.1(d) hereof and any person or group of persons shall, within 90 days after the date of such termination, consummate an Acquisition Proposal or enter into an agreement with respect to an Acquisition Proposal or (ii) this Agreement is terminated pursuant to Section 7.1(e) hereof. Such fee shall be paid within one business day of any termination of this Agreement pursuant to Section 7.1(e) hereof or within one business day of the consummation of an Acquisition Proposal or the entry into of any

                                       43                                   A-46
       agreement with respect to an Acquisition Proposal, in either case during the 90-day period after any termination of this Agreement pursuant to
       Section 7.1(d) hereof.

           (c) Any amounts due under this Section 5.5 that are not paid when due shall bear interest at the rate of 9% per annum from the date due through and including the date paid.

           (d) Upon the payment of any fee pursuant to Section 5.5(b) above (regardless of whether a transaction pursuant to an Acquisition Proposal is consummated), such fee shall be the exclusive remedy of Parent, USF&G and their affiliates relating to this Agreement or the transactions contemplated thereunder, and upon payment of any such fee, Parent, USF&G and their affiliates shall have no rights, in tort, contract or otherwise, arising under or relating to this Agreement or the transactions contemplated thereunder, except for rights under the second sentence of Section 5.4 hereof.

           (e) The fee set forth in Section 5.5(b) shall be payable solely under the circumstances set forth in Section 5.5(b) and shall not be payable under any other circumstances.

        5.6  INDEMNIFICATION.

           (a) The Company shall, and from and after the Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors or officers as the case may be (and the Company and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Company (or after the Effective Time, the Surviving Corporation) will use reasonable best efforts to assist in the defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent which consent shall not unreasonably be withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.6 except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company and Parent agree that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the

                                       44                                   A-47

       Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the articles of incorporation or bylaws of the Surviving Corporation shall not be amended for a period of six years following the Effective Time if such amendment would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

           (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respect to the Indemnified Parties and (ii) coverage under Parent's directors' and officers' liability insurance coverage if such substitution is approved by those persons, in their sole discretion, who at the Effective Time constitute or constituted a majority of the Company's Board of Directors) with respect to matters arising before the Effective Time, provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. The last annual premium paid by the Company was $130,000.

           (c) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of the Company and the Surviving Corporation.

           (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, to the extent necessary to effectuate the purpose of this
       Section 5.6, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.6 and none of the actions described in clauses
       (i) or (ii) shall be taken until such provision is made.

        5.7 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, except as otherwise expressly contemplated hereby, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable, under applicable laws and regulations or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, as applicable, to the Company Shareholder Approval.

        5.8 PUBLIC ANNOUNCEMENTS. The parties hereto will consult with each other regarding any press release or public announcement pertaining to the Merger and shall not issue any such press release or make any such public announcement prior to such consultation, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties hereto shall also consult with each other before engaging in any communications with A.M. Best and Company with respect to this Agreement or the transactions contemplated hereby.

                                       45                                   A-48

        5.9 ENVIRONMENTAL STUDIES. Within thirty (30) days of this Agreement, the Company shall deliver to Parent a report of a Phase I Environmental Site Assessment, which shall be conducted in accordance with and presented in the form prescribed by the most recent edition of the ASTM Standard for Phase I environmental site assessments and a report of an environmental compliance audit conducted in substantial accordance with the ASTM Standard for environmental compliance audits, on the real property located at NBC Plaza, 2700 NE Loop 410, San Antonio, TX, and the Village at NBC Plaza, 8200 Perrin Beitel Rd., San Antonio, TX (including the undeveloped real property owned by the Company in the vicinity thereof) ("ENVIRONMENTAL REPORTS"), prepared by an environmental consultant, engineer or environmental consulting or engineering firm reasonably satisfactory to Parent. The cost of preparing the reports contemplated by this Section 509 shall be borne by the Company.

        5.10 AFFILIATES. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

        5.11 SUPPORT AGREEMENT. The Support Agreement shall be executed contemporaneously with this Agreement.

        5.12 COOPERATION. From the date hereof until the Effective Time, the parties agree to work together to coordinate all aspects of transition planning and the integration of the Public Entity and Nonstandard Businesses of Parent and its Subsidiaries with the businesses of the Company and its Subsidiaries from and after the Effective Time. In this regard, the parties agree, among other things, (i) to create a dedicated transition team, including consultation between the parties to identify the appropriate officers and employees of each of the Company and Parent who will be members of such team, to plan and prepare for the integration of the business and other matters following the Merger and preparing for the execution of any such plans, (ii) to jointly develop any employee, agent, policyholder or other communications relating to such plans and the Merger, (iii) to discuss and consult with respect to investment management activities, (iv) to jointly consider information processing systems updates and technology integration issues and to plan and prepare for an agreed-upon resolution of such issues following the Merger and (v) to take such actions as are necessary or appropriate to promote and implement the integration plan, subject to applicable law.

        5.13 NYSE LISTING. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, prior to the Effective Time

        5.14 BENEFIT PLANS AND EMPLOYEE ARRANGEMENTS. For employees who are employees of the Company as of the Effective Time and who continue to be employed by the Company, Parent shall cause the Surviving Corporation to provide employee benefits which are substantially comparable in the aggregate to the benefits provided under the Company Benefit Plans until the first anniversary of the Effective Time.

        5.15 TAX-FREE REORGANIZATION. Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Parent shall own all of the issued and outstanding shares of USF&G immediately prior to the Merger. Parent shall not, nor shall Parent permit any of its affiliates to, take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

        5.16 TRI-WEST. The Company will use its reasonable best efforts to cause each of E.B. Lyon, III, Michael J. Claypool and Michael J. Bodayle to enter into an agreement with the Company granting the Company the right to purchase, on terms reasonably acceptable to Parent, the outstanding

                                       46                                   A-49
    membership, equity and voting interests of Tri-West of New Mexico, LLC, Tri-West of Indianapolis, LLC, Tri-West of Florida, LLC, and any other agency owned by any of them which has entered into a producer agreement with any Subsidiary of the Company.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

        6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

           (a) COMPANY SHAREHOLDER APPROVAL. The Merger shall have been approved and adopted by the affirmative vote or written consent of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon.

           (b) GOVERNMENTAL AND REGULATORY CONSENTS. All actions, consents, approvals, filings and notices listed in Sections 3.1(d)(ii)(A) and 3.2(d)(iii)(A) of the Disclosure Memorandum shall have been taken, made or obtained; provided, however, that such consents or approvals shall be in full force and effect at the Effective Time and shall not obligate Parent or USF&G to agree to take any action which would have a material adverse effect on the expected benefits to Parent of the transactions contemplated hereby.

           (c) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and no restrictive order or other requirements shall have been placed on the Company, Parent or the Surviving Corporation in connection therewith.

           (d) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use reasonable best efforts to have any such decree, ruling, injunction or order vacated.

           (e) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock following the Merger shall have been complied with.

           (f) NYSE LISTING. The shares of Parent Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND USF&G. The obligations of Parent and USF&G to effect the Merger are further subject to the satisfaction or waiver following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers contained therein) in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing as though made on and as of the Closing, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

                                       47                                   A-50

           (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by the Company under this Agreement at or prior to the Closing Date.

           (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred or arisen after March 31, 1997 and prior to the Effective Time any change, event (including without limitation any damage, destruction or loss, whether or not covered by insurance), condition (financial or otherwise), or state of facts with respect to the Company or any of its Subsidiaries which would constitute a Material Adverse Effect on the Company.

           (d) NO LITIGATION. There shall not be pending or, to the Company's or Parent's knowledge threatened, any action, suit, investigation, or other proceeding by any Governmental Entity to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

           (e) AFFILIATE LETTERS. A duly executed copy of each of the agreements referred to in Section 5.10 shall have been received by Parent.

           (f) OPTION AGREEMENTS AND WARRANTS. The Company shall have (i) taken all actions required to enable the consummation of the transactions contemplated by Section 2.6 and (ii) received agreements in the form of Exhibit C attached hereto from holders of Company Warrants representing the right to purchase 75% of the shares of Company Common Stock underlying all outstanding Company Warrants as of the date of this Agreement, whether or not then exercisable in whole or in part.

           (g) TAX OPINION. Parent shall have received an opinion of Piper & Marbury L.L.P. (or another nationally recognized law firm) to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

           (h) AUTHORIZATION. The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that all requisite action on the part of the Company necessary for the due authorization of this Agreement and the performance and consummation of the transactions contemplated hereby has been taken.

        6.3 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and USF&G set forth in this Agreement shall be true and correct (without regard to any materiality qualifiers contained therein), in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a particular date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of one or more representations or warranties to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect on Parent. The Company shall have received certificates signed on behalf of Parent by the chief executive officer and chief financial officer of Parent to the effect set forth in this paragraph.

           (b) PERFORMANCE OF OBLIGATIONS OF USF&G. Parent and USF&G shall have performed and complied with, in all material respects, all agreements and covenants required to be performed and complied with by Parent and USF&G under this Agreement at or prior to the Closing Date.

           (c) FEDERAL TAX OPINION. The Company shall have received an opinion of Mayer, Brown & Platt (or another nationally recognized law firm) to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                                       48                                   A-51

           (d) NO MATERIAL ADVERSE CHANGE. Except as publicly disclosed in a document filed by Parent under the Exchange Act, there shall not have been any change in the business, results of operation or financial condition of the Parent and its Subsidiaries taken as a whole at any time between March 31, 1997 and the Effective Time which would have a Material Adverse Effect on the Parent.

           (e) AUTHORIZATION. Parent shall have delivered to the Company evidence reasonably satisfactory to the Company that all requisite action on the part of Parent necessary for the due authorization of this Agreement and the performance and consummation of the transactions contemplated hereby has been taken.

                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

        7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent:

           (a) by mutual written consent of the Company and Parent;

           (b) by either the Company or Parent if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

           (c) by either the Company or Parent, if the Merger shall not have been consummated on or before December 31, 1997; provided that if the conditions set forth in Article VI have not been satisfied as of such date, this Agreement may not be terminated until February 28, 1998 if it can reasonably be anticipated that such conditions can be satisfied by February 28, 1998 (such December 31, 1997 or February 28, 1998, the "TERMINATION DATE"); and provided further that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

           (d) by either Parent or the Company if at the duly held meeting of the shareholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of at least two-thirds of the outstanding shares of Company Common Stock shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby;

           (e) by Parent or the Company, in the event that a Trigger Event has occurred prior to the consummation of the Merger (for purposes of this Section 7.1(e), "TRIGGER EVENT" shall mean: (i) the Board of Directors of the Company shall have failed to give or shall have withdrawn or adversely modified in any material respect, or taken a public position materially inconsistent with, its approval or recommendation of the Merger or this Agreement; or (ii) an Acquisition Proposal shall have been recommended or accepted by the Company or the Company shall have entered into an agreement with respect to an Acquisition Proposal with any person or entity other than Parent or an affiliate thereof);

           (f) by Parent, upon a breach of any representation or warranty of the Company, or in the event the Company fails to comply in any respect with any of its covenants and agreements, or if any representation or warranty of the Company shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 6.1(a), 6.1(b), 6.2(a) or 6.2(b) to be incapable of being satisfied as of a date

                                       49                                   A-52
           within ten days after the occurrence thereof, provided that a willful breach by the Company shall be deemed to cause such conditions to be incapable of being satisfied by such date;

           (g) by the Company, upon a breach of any representation or warranty of Parent or USF&G, or in the event Parent or USF&G fails to comply in any respect with any of its covenants or agreements, or if any representation or warranty of Parent or USF&G shall be or become untrue, in each case, where such breach, failure to so comply or untruth (either individually or in the aggregate with all other such breaches, failures to comply or untruths) would cause one or more of the conditions set forth in Sections 6.1(a), 6.1(b), 6.3(a) or 6.3(b) to be incapable of being satisfied as of a date within ten days after the occurrence thereof, provided that a willful breach by Parent or USF&G shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

           (h) by either Parent or the Company within two days of the determination of the Average Stock Price if the Average Stock Price shall be greater than $32.42 or less than $17.46.

        7.2 EFFECT OF TERMINATION. If this Agreement is validly terminated by either the Company or Parent pursuant to Section 7.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either the Company or Parent (or any of their respective Subsidiaries or affiliates), except (i) that the provisions of Section 5.4(c), Section 5.5 and this Section 7.2 will continue to apply following any such termination, (ii) such termination shall not in any case affect the obligations of the Company under the Parent Confidentiality Agreement and the Company Confidentiality Agreement and (iii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement. The effectiveness of any termination under this Agreement shall be subject to the payments required to be made pursuant to Section 5.5 being so made, if applicable.

        7.3 AMENDMENT. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, USF&G and the Company at any time prior to the Effective Date of the Merger with respect to any of the terms contained herein; provided, however, that, after this Agreement is approved by the Company's shareholders, no such amendment or modification shall (a) reduce the amount or change the form of consideration to be delivered to the holders of shares of Company Common Stock, (b) change the date by which the Merger is required to be effected, or (c) change the amounts payable in respect of the Options or Warrants.

        7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that Article II, Sections 5.6 and 5.14, the Parent Confidentiality Agreement and the Company Confidentiality Agreement (with respect to directors, officers, advisors and representatives of Parent and the Company) shall survive the Effective Time.

                                       50                                   A-53

        8.2 NOTICES. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received upon receipt. Any such notice or communication shall be provided to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

(a)        if to USF&G or Parent, to:

           USF&G Corporation
           6225 Smith Avenue
           Baltimore, Maryland 21209-3653
           Attn: Andrew A. Stern, Mail Stop LA-0300
           Telecopy: (410) 205-6802

           with a copy to:

           Piper & Marbury L.L.P.
           36 South Charles Street
           Baltimore, Maryland 21201
           Attn: R.W. Smith, Jr.
           Telecopy: (410) 576-5052

(b)        if to the Company, to:

           Titan Holdings, Inc.
           2700 N.E. Loop 410, Suite 500
           San Antonio, Texas 78217
           Attn: Mark E. Watson, III
           Telecopy: (210) 527-2936

           with a copy to:

           Mayer, Brown & Platt
           190 S. LaSalle Street
           Chicago, Illinois 60603
           Attn: Edward S. Best
           Telecopy: (312) 701-7711

        8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

        8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        8.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement together with the Parent Confidentiality Agreement and the Company Confidentiality Agreement (and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings including that certain Letter Agreement, dated July 15, 1997 between Parent and the Company, both written and oral, among the parties with respect

                                       51                                   A-54
    to the subject matter hereof and, except as provided in Article II, Sections
    5.6 and 5.14, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Anything to the contrary notwithstanding, paragraph 6 of the Parent Confidentiality Agreement and paragraph 6 of the Company Confidentiality Agreement shall terminate after the date of this Agreement.

        8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

        8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, such consent not to be unreasonably withheld and any such assignment that is not consented to shall be null and void; PROVIDED, HOWEVER, that Parent may assign this Agreement to an affiliate without the consent of the Company. Any such assignment shall not affect Parent's or USF&G's liability hereunder, including its obligations to deliver the Merger Consideration. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

             [The remainder of this page intentionally left blank.]

                                       52                                   A-55

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                USF&G:

                                UNITED STATES FIDELITY AND
                                GUARANTY COMPANY

                                By:  /s/ ANDREW A. STERN
                                     --------------------------------------

                                Name: Andrew A. Stern
                                     --------------------------------------

                                Title: Executive Vice President--Strategic
                                     Planning and Reinsurance Operations
                                     --------------------------------------

                                PARENT:

                                USF&G CORPORATION

                                By:  /s/ ANDREW A. STERN
                                     --------------------------------------

                                Name: Andrew A. Stern
                                     --------------------------------------

                                Title: Executive Vice President--Strategic
                                     Planning and Reinsurance Operations
                                     --------------------------------------

                                COMPANY:

                                TITAN HOLDINGS, INC.

                                By:  /s/ MARK E. WATSON, JR.
                                     --------------------------------------

                                Name: Mark E. Watson, Jr.
                                     --------------------------------------

                                Title: President
                                     --------------------------------------

                                       53                                   A-56

                                                                    EXHIBIT A TO
                                                                MERGER AGREEMENT

                     [FORM OF VOTING AND SUPPORT AGREEMENT]

    Agreement dated as of August 7, 1997 between the shareholder identified on Exhibit A hereto (the "Shareholder") and USF&G Corporation, a Maryland corporation ("Parent"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

    In consideration of the execution by Parent of the Agreement and Plan of Merger dated as of August 7, 1997 (the "Merger Agreement") among Parent, United States Fidelity and Guaranty Company, a Maryland corporation, and Titan Holdings, Inc., a Texas corporation ("Company"), and other good and valuable consideration, receipt of which is hereby acknowledged, the Shareholder and Parent hereby agree as follows:

        1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SHAREHOLDER. The Shareholder hereby represents and warrants to, and agrees with, Parent as follows:

           (a) TITLE. As of the date hereof, the Shareholder is the beneficial and registered owner of 2,579,295 shares (the "Shares") of common stock, $.01 par value per share ("Common Stock"), of Company. As of the date hereof, except as set forth on Exhibit A hereto, the Shareholder does not
       (i) beneficially own any shares of any class or series of capital stock of Company (other than the Shares) or any securities convertible into or exercisable for shares of any class or series of Company's capital stock or (ii) have any options or other rights to acquire any shares of any class or series of capital stock of Company or any securities convertible into or exercisable for shares of any class of Company's capital stock. Except as set forth in Exhibit B hereto, the Shareholder owns the Shares free and clear of any lien, mortgage, pledge, charge, security interest or any other encumbrance of any kind. The Shareholder covenants and agrees to comply with the pledge agreements and other loan documents relating to the pledges of certain of the Shares identified on Exhibit B and to otherwise take any action necessary to insure that the Shareholder can carry out the terms of this Agreement. Each pledgee of the Shares has consented to this Agreement and to the Shareholder's fulfillment of the terms thereof.

           (b) RIGHT TO VOTE AND TO TRANSFER SHARES. The Shareholder has full legal power, authority and right to vote all of the Shares in favor of approval and adoption of the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, Shareholder has not entered into any voting agreement or any other agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting the Shareholder's ability to enter into this Agreement or legal power, authority or right to vote the Shares in favor of the approval and adoption of the Merger Agreement or any of the transactions contemplated by the Merger Agreement, and Shareholder will not take any such action after the date of this Agreement and prior to the Company shareholders meeting to vote on approval and adoption of the Merger Agreement, including any adjournment or postponement thereof (the "Company Shareholders Meeting"). This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder.

        2. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent hereby represents and warrants to the Shareholder that this Agreement (i) has been duly authorized by all necessary corporate action,

    (iii) has been duly executed and delivered by Parent and (iii) is a valid and binding agreement of Parent.

        3. RESTRICTION ON TRANSFER. The Shareholder agrees that (other than pursuant to the Merger Agreement) it will not, and will not agree to, sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer or encumber (collectively, "Transfer") any of the Shares to any person or entity; provided, however, that the Shareholder may enter into pledge agreements pledging any of the Shares as collateral security under loan agreements, provided that (i) the lender under each such loan agreement consents to this Agreement and fulfillment of the terms thereof and (ii) the Shareholder covenants and agrees to comply with each pledge agreement and other loan documents relating to pledges of Shares thereunder and to otherwise take all action necessary to insure that the Shareholder can carry out the terms of this Agreement.

        4. AGREEMENT TO VOTE OF SHAREHOLDER. The Shareholder, in his individual capacity as a shareholder of the Company only, hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the Shares at the Company Shareholders' Meeting and at any other annual or special meeting of shareholders of Company where such matters arise (a) in favor of the approval and adoption of the Merger Agreement and (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Company or any of its subsidiaries, with or involving any party other than Parent or one of its subsidiaries, (iii) any liquidation, dissolution or winding up of Company, (iv) any extraordinary dividend by Company, (v) any change in the capital structure of Company (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Company under the Merger Agreement which would materially and adversely affect Company or its ability to consummate the transactions contemplated by the Merger Agreement. The Stockholder further agrees not to take or commit or agree to take any action inconsistent with the foregoing.

        5. ACTION IN SHAREHOLDER CAPACITY ONLY. The Shareholder signs solely in the Shareholder's capacity as a record and beneficial owner of the Shares, and nothing herein shall prohibit, prevent or preclude the Shareholder from fulfilling his fiduciary duties as a director of Company, including without limitation, voting or consenting as a director in favor of an Acquisition Proposal (as defined in the Merger Agreement) or negotiating with respect to an Acquisition Proposal in his capacity as an officer or director of the Company.

        6. NO SHOPPING. The Shareholder, in his individual capacity as a shareholder of the Company only, agrees not to, directly or indirectly, (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire the business, property or capital stock of Company or any direct or indirect subsidiary thereof, or any acquisition of a substantial equity interest in, or a substantial amount of the assets of, Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED that, notwithstanding the foregoing, the Shareholder shall not be prohibited from taking any such actions as are required, based upon advice of counsel, to comply with his fiduciary duties as an officer and director of the Company to the extent such actions are permitted under the Merger Agreement.

        7. INVALID PROVISIONS. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

                               Exhibit A, Page 2                            A-58

        8. EXECUTED IN COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

        9. SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason the Shareholder fails to perform any of his agreements or obligations under this Agreement irreparable harm or injury to Parent would be caused for which money damages would not be an adequate remedy. Accordingly, the Shareholder agrees that, in seeking to enforce this Agreement against the Shareholder, Parent shall be entitled to specific performance and injunctive and other equitable relief in addition and without prejudice to any other rights or remedies, whether at law or in equity, that Parent may have against the Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

        10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of laws thereof.

        11.  AMENDMENTS; TERMINATION.

           (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

           (b) The provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Merger, (ii) the date which is 12 months after the date hereof, (iii) the termination of the Merger Agreement pursuant to Section 7.1(a) or (g) thereof, or (iv) the termination of the Merger Agreement pursuant to Section 7.1 (b) or (c) thereof if, but only if, the Merger Agreement is terminated pursuant to such subsection (b) or (c) solely for reasons that are not directly or indirectly related to the commencement of, or any person's or entity's direct or indirect indication of interest in making, an Acquisition Proposal with respect to the Company.

           (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time.

        12. ADDITIONAL SHARES. If, after the date hereof the Shareholder acquires beneficial ownership of any shares of the capital stock of Company (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire shares of capital stock or through any stock dividend or stock split, the provisions of this Agreement (other than those set forth in Section 1 (a)) applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by the Shareholder of beneficial ownership of such Additional Shares.

        13. ACTION BY WRITTEN CONSENT. If, in lieu of the Company Shareholders Meeting, shareholder action in respect of the Merger Agreement or any of the transactions contemplated by the Merger Agreement is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with the Company Shareholders Meeting shall apply MUTATIS MUTANDIS to such action by written consent.

        14. SHAREHOLDER CERTIFICATE. Shareholder agrees to execute and deliver a certificate containing such representations as are reasonably necessary and customary for tax counsel to Parent on the one hand, and Company on the other hand, to render an opinion to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 and that no gain or loss will be recognized by the shareholders of Company to the extent they receive Parent Common Stock solely in exchange for shares of Company Common Stock, such certificate to be in the form attached hereto as Exhibit C.

                               Exhibit A, Page 3                            A-59

        15. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Parent (in the case of the Shareholder or any of its permitted assigns) or the Shareholder (in the case of Parent or any of its permitted assigns).

        16. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

               [The remainder of this page intentionally left blank.]

                               Exhibit A, Page 4                            A-60

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                Mark E. Watson, Jr.

                                Address:
                                     -------------------------------------

                                MEW FAMILY LIMITED PARTNERSHIP

                                By:
                                       -------------------------------------
                                        Mark E. Watson, Jr., General Partner

                                By:
                                       -------------------------------------
                                          Kathleen Watson, General Partner

                                Address:
                                       -------------------------------------

                                THE MARK AND KATHLEEN WATSON
                                CHARITABLE FOUNDATION

                                By:
                                       -------------------------------------
                                            Mark E. Watson, Jr., Trustee

                                By:
                                       -------------------------------------
                                            Kathleen E. Watson, Trustee

                                By:
                                       -------------------------------------
                                              E.B. Lyon, III, Trustee

                                Address:
                                     -------------------------------------

                                USF&G CORPORATION

                                By:
                                     -------------------------------------

                                Address:
                                     -------------------------------------

                               Exhibit A, Page 5                            A-61

                                                                    EXHIBIT B TO
                                                                MERGER AGREEMENT

                           [FORM OF AFFILIATE LETTER]

                , 1997

USF&G Corporation

6225 Smith Avenue

Baltimore, Maryland 21209

Ladies and Gentlemen:

    I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Titan Holdings, Inc., a Texas corporation ("Titan"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of
August     , 1997 (the "Agreement"), between Titan, USF&G Corporation ("USF&G")
and United States Fidelity and Guaranty Company, a Maryland corporation (the "Subsidiary"), Titan will be merged with and into the Subsidiary (the "Merger") and I will receive shares of Common Stock, par value $2.50 per share, of USF&G (the "USF&G Common Stock") in exchange for shares of Common Stock, par value $0.01 per share, of Titan owned by me.

    I represent, warrant and covenant to USF&G that in the event I receive any USF&G Common Stock as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of the USF&G Common Stock in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the USF&G Common Stock to the extent I believe necessary, with my counsel or counsel for Titan.

        C. I have been advised that the issuance of USF&G Common Stock to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Titan, I may be deemed to have been an affiliate of Titan and the distribution by me of the USF&G Common Stock has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of the USF&G Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to USF&G, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. I understand that USF&G is under no obligation to register the sale, transfer or other disposition of the USF&G Common Stock by me or on my behalf under the Act or, to take any other action necessary in order to make compliance with an exemption from such registration available.

        E. I also understand that, in the event USF&G or USF&G's transfer agent determines that I beneficially own one percent (1%) or more of the USF&G Common Stock outstanding, stop transfer instructions will be given to USF&G's transfer agents with respect to the USF&G Common Stock and that there will be placed on the certificates for the USF&G Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OF AN EXEMPTION FROM SUCH REGISTRATION."

        F. I also understand that, in the event USF&G or USF&G's transfer agent determines that I beneficially own one percent (1%) or more of the USF&G Common Stock outstanding, unless the transfer by me of my USF&G Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, USF&G reserves the right to put the following legend on the certificates issued to my transferee:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

    It is understood and agreed that the legend set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the USF&G Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the USF&G Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) USF&G has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to USF&G, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

    Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Titan as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                                Very truly yours,
                                                ----------------------------------------------
                                                [Name]

Accepted this     day of             , 199 .

USF&G CORPORATION

By:
-------------------------------------------

   Name:

   Title:

                               Exhibit B, Page 2                            A-63

                                                                    EXHIBIT C TO
                                                                MERGER AGREEMENT

                    [FORM OF WARRANT CANCELLATION AGREEMENT]

    THIS AGREEMENT, dated as of           , 1997, by and between Titan Holdings,
Inc., a Texas corporation (the "Company"), USF&G Corporation, a Maryland
corporation ("Parent") and                (the "Holder").

    WHEREAS, the Holder is the record owner of      warrants (the "Warrants")
outstanding under the           Warrant Agreement (the "Warrant Agreement"); and

    WHEREAS, the Company, Parent and the Holder have agreed that it is now desirable that the Warrants be cancelled and that the Parent shall pay the Holder the Warrant Consideration, as such term is defined in the Agreement and Plan of Merger, dated as of August 7, 1997, by and among Parent, United States Fidelity and Guaranty Company and the Company (the "Merger Agreement"), in consideration for such cancellation;

    NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, IT IS HEREBY AGREED by the parties hereto as follows:

        1. The Company, Parent and the Holder hereby agree that the Warrants will be cancelled immediately prior to the Effective Time (as such term is defined in the Merger Agreement) and that the Holder will have no further rights under the Warrant Agreement with respect to the Warrants; provided, however, that such cancellations will be of no force and effect if the Merger does not occur.

        2. In consideration for the cancellation of the Warrants, Parent shall pay to the Holder the Warrant Consideration, which amount shall be paid to the Holder no later than ten days after the Effective Time.

        3. The Holder hereby agrees to forever relinquish its rights to the Warrants and any rights that it may have with respect to the Warrants under the Warrant Agreement.

        4. If the Merger does not occur, this Agreement shall be of no force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

USF&G CORPORATION                             [HOLDER]
By: ----------------------------------------  By: ----------------------------------------
   Title:                                     Title:

TITAN HOLDINGS, INC.
By: ----------------------------------------
   Title:

                               Exhibit B, Page 3                            A-64

                                                                        ANNEX AA

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

    THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of August 26, 1997, is made and entered into by and among USF&G Corporation, a Maryland corporation ("Parent"), United States Fidelity and Guaranty Company, a Maryland corporation and wholly-owned subsidiary of Parent ("USF&G"), and Titan Holdings, Inc., a Texas corporation ("Titan").

    WHEREAS, on August 7, 1997, Parent, USF&G and Titan entered into that certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, the parties agreed that Titan would be merged with and into USF&G, with USF&G to survive the merger; and

    WHEREAS, the parties hereto now wish to amend the Merger Agreement to clarify certain terms related to the merger consideration and elections and prorations in connection therewith.

    NOW THEREFORE, in consideration of the foregoing and various other considerations, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby agree that the Merger Agreement shall be amended as follows:

    1. The last two sentences of Subsection (c) of Section 2.3 of the Merger Agreement are hereby deleted and amended in their entirety to read as follows:

       The "Remaining Stock Election Cash Amount" shall be equal to the Maximum Cash Amount minus the aggregate amount of cash payable pursuant to, or with respect to, Standard Elections, Deemed Standard Elections, Cash Elections, Dissenting Shares, Parent Shares (as defined below) and fractional shares. "Parent Shares" means any and all shares of Company Common Stock that are (i) owned by Parent or USF&G and (ii) canceled and retired at the Effective Time pursuant to Section 2.1(b). For purposes of this paragraph and the following paragraph, the aggregate amount of cash payable with respect to Dissenting Shares or Parent Shares shall be deemed to be the product of (x) the number of Dissenting Shares or Parent Shares, as the case may be, times (y) 2.0 times the Standard Cash Consideration.

    2. Subsection (d) of Section 2.3 of the Merger Agreement is hereby deleted and amended in its entirety to read as follows:

           (d) In the event that the aggregate amount of cash payable pursuant to Standard Elections, Deemed Standard Elections and Cash Elections received by the Exchange Agent exceeds the Maximum Cash Amount reduced by the sum of (i) the aggregate amount of cash payable with respect to the Dissenting Shares and fractional shares and (ii) the aggregate amount of cash payable by Parent in acquiring the Parent Shares (such excess being hereafter referred to as the "Excess Cash"), the following adjustments shall be made:

              (1) If the Excess Cash is less than or equal to one-half of the aggregate amount of cash payable pursuant to Cash Elections, each holder making a Cash Election shall receive, for each share of Company Common Stock held by such holder, (x) cash in an amount equal to the quotient obtained by dividing the (i) the excess of (A) the aggregate amount of cash that otherwise would be payable pursuant to Cash Elections over (B) the Excess Cash by (ii) the aggregate number of shares of Company Common Stock held by holders making Cash Elections (the "Cash Election Company Shares"), plus (y) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (iii) the quotient obtained by dividing (C) the Excess Cash by (D) the Average Stock Price (or the Closing Stock Price if adjustments are required under Section 2.4) by (iv) the Cash Election Company Shares.

              (2) If the Excess Cash is greater than one-half of the aggregate amount of cash payable pursuant to Cash Elections, each holder making a Standard Election, Deemed Standard Election or Cash Election shall receive, for each share of Company Common Stock held by such holder,
          (x) cash in an amount equal to the quotient obtained by dividing (i) the excess of (A) the Maximum Cash Amount over (B) the aggregate amount of cash payable with respect to Dissenting Shares, Parent Shares and fractional shares by (ii) the aggregate number of shares of Company Common

          Stock held by holders making Standard Elections, Deemed Standard Elections or Cash Elections (the "Cash/Standard Election Company Shares"), plus (y) a number of shares of Parent Common Stock equal to the quotient obtained by dividing (iii) the Remaining Cash/Standard Election Parent Shares (as defined below) by (iv) the Cash/Standard Election Company Shares. The "Remaining Cash/Standard Election Parent Shares" shall be the Maximum Number of Parent Shares minus the number of shares of Parent Common Stock issuable pursuant to Stock Elections (including any fractional shares of Parent Common Stock for which a cash adjustment shall be paid pursuant to Section 2.5(c) in respect of such Stock Elections).

    3. Section 2.4 of the Merger Agreement is hereby deleted and amended in its entirety to read as follows:

        2.4  Tax Adjustment.

           Notwithstanding any other provision of this Article II, in the event that the allocation of the consideration between stock and cash is not 50% stock and 50% cash for any reason (including the Closing Stock Price (as defined below) being less than the Average Stock Price and the aggregate amount of consideration transferred by Parent in acquiring Parent Shares being greater than the amount assumed under Section 2.3(c)), appropriate adjustment will be made, as determined by Parent and the Company upon advice of counsel, to the extent if any, as may be required to cause the Merger Consideration allocation between cash and stock to satisfy the continuity of interest requirements for purposes of causing the transaction to qualify as a tax-free reorganization, provided that the total value of the Merger Consideration to be delivered by Parent, based upon the Average Stock Price, shall not increase. For purposes of this Section 2.4, the "Closing Stock Price" shall mean the mean between the highest and lowest quoted selling prices of the Parent Common Stock as reported on the New York Stock Exchange Composite Tape on the day of the Effective Time of the Merger. In the event that an adjustment is made under this Section 2.4, any adjustments necessary or appropriate to reflect such adjustment shall be made to the other provisions of this Article II.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                    USF&G:
                                                    UNITED STATES FIDELITY
                                                    AND GUARANTY COMPANY

                                                    By:/s/ ANDREW A. STERN
                                                    -------------------------------------------------
                                                    Name: Andrew A. Stern
                                                    Title: Executive Vice President
                                                    Parent:
                                                    USF&G CORPORATION
                                                    By:/s/ ANDREW A. STERN
                                                    -------------------------------------------------
                                                    Name: Andrew A. Stern
                                                    Title: Executive Vice President
                                                    Company:
                                                    TITAN HOLDINGS, INC.
                                                    By:/s/ MARK E. WATSON, JR.
                                                    -------------------------------------------------
                                                    Name: Mark E. Watson, Jr.
                                                    Title: President

                                                                         ANNEX B

                                FURMAN SELZ LLC
                                230 Park Avenue
                               New York, NY 10169
                                  212-309-8200

                                                                  August 7, 1997

Board of Directors

Titan Holdings, Inc.

2700 N.E. Loop 410

Suite 500

San Antonio, Texas 78217-4829

Gentlemen:

    We understand that USF&G Corporation ("Parent"), United States Fidelity and Guaranty Company, a wholly owned subsidiary of Parent ("USF&G") and Titan Holdings, Inc. (the "Company") propose to enter into an Agreement and Plan of Merger (the "Agreement") providing for, among other things, the merger of the Company with and into USF&G (the "Merger"). Pursuant to the Agreement, at the effective time of the Merger, each outstanding share of the Company's Common Stock (other than those owned, directly or indirectly, by the Company, Parent, USF&G or any of their respective subsidiaries), par value $0.01 per share (the "Common Stock") will be converted into the right to receive, subject to the election and allocation procedures set forth in the Agreement, one of the following (the "Merger Consideration"): (a) $11.60 in cash, subject to adjustment as described in the Agreement (the "Standard Cash Consideration") plus 0.46516 shares of common stock ("Parent Stock"), par value $2.50, of Parent, subject to adjustment as described in the Agreement (the "Standard Exchange Ratio"), (b) two times the Standard Exchange Ratio of a share of Parent Stock or (c) two times the Standard Cash Consideration.

    You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of the Common Stock of the Merger Consideration.

    In conducting our analysis and arriving at our opinion as expressed herein, we have reviewed and analyzed, among other things, the following:

        (i) the Company's and Parent's Annual Reports on Form 10-K for each of the fiscal years in the three year period ended December 31, 1996, their Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1997, the Company's press release dated July 31, 1997 and internal financials for the fiscal quarter ended June 30, 1997 and Parent's Analyst Supplement for the fiscal quarter ended June 30, 1997;

        (ii) certain other publicly available information concerning the Company and Parent and the trading market for the Common Stock and the Parent Stock;

        (iii) certain internal information relating to the Company and Parent, including forecasts and projections (which, with respect to Parent, were limited and do not cover any period subsequent to 1999), provided to us by the respective managements of the Company and Parent;

        (iv) certain publicly available information concerning certain other companies engaged in businesses which we believe to be comparable to the Company or Parent and the trading markets for certain of such other companies' securities;

        (v) the terms of certain recent business combinations which we believe to be relevant; and

        (vi) a draft of the Agreement dated August 7, 1997.

We have also held discussions with certain officers and employees of the Company and Parent concerning their respective businesses and operations, assets, present condition and future prospects, and performed or reviewed such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate and feasible in the circumstances including, among others, the following; (i) the current and historical financial position and results of operations of the Company and Parent, including revenues, earnings, profit margins, dividend record, net worth, return on investment and capitalization; (ii) the financial and business prospects for the Company and Parent and the industry segments in which they operate; (iii) the current and historical trading markets for the Common Stock and the Parent Stock, including prices and price-earnings ratios, and for the equity securities of certain companies that we believe to be comparable to the Company or Parent; (iv) the terms of certain other business combinations that we believe to be relevant and (v) the terms and conditions of other acquisition proposals and indications of interest received. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon the foregoing and other conditions as they exist and can be evaluated on the date hereof.

    For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the final form of the Agreement will not vary from the draft we have reviewed, that the representations and warranties of each party contained in the Agreement and all related documents and instruments (collectively, the "Documents") are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under such Documents and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which any of the Company, Parent or USF&G are party, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits to the Company and Parent of the Merger.

    In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company, Parent or USF&G, nor have we made, obtained or assumed any responsibility for any independent evaluation or appraisal of such properties and facilities. We have, with your consent, assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information or been furnished with any independent appraisal or evaluation of the Company's, Parent's or USF&G's assets or liabilities (other than certain actuarial reports supplied by the respective managements of the Company and Parent). We have further relied upon the assurances of the respective managements of the Company and Parent that they are not aware of any facts that would make such information inaccurate or misleading with respect to the financial forecasts of the Company and Parent. In addition, we have assumed that the forecasts and projections of the Company and Parent provided to us represent the best current judgment of the Company's and Parent's management as to the future financial condition and results of operations of the Company and Parent, respectively, and have assumed that the projections have been reasonably prepared based on such current judgment, and that the Company and Parent, as applicable, will perform in accordance with such forecasts and projections. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based, and we have not reviewed any forecasts or projections with respect to Parent other than limited forecasts and projections for the years 1997 through 1999.

    We are not expressing any opinion as to what the value of the Parent Stock actually will be when issued to the holders of the Common Stock pursuant to the Merger or the prices at which such Parent Stock will trade subsequent to the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Merger.

    As you are aware, we have acted as a financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services. In addition, Furman Selz LLC acted as an underwriter in the sale of Common Stock by the Company in November 1995. In the ordinary course of business, Furman Selz LLC may trade the securities of the Company or Parent for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the information of the Board of Directors of the Company only in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger or any matter related thereto, and is not to be quoted or referred to, in whole or in part, or disclosed in any document nor shall this letter be used for any other purpose, without Furman Selz LLC's prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement distributed in connection with the Merger.

    Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be received by the holders of the Common Stock in the Merger is fair, from a financial point of view, to such holders.

                                            Very truly yours,

                                            /s/ FURMAN SELZ LLC
                                            ------------------------------------
                                            FURMAN SELZ LLC

                                                                         ANNEX C

                            TEXAS APPRAISAL STATUTE

                      (TBCA Section Section 5.11 and 5.12)

    5.11 RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE ACTIONS.

    A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

    B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

        (1) the shares held by the shareholder are part of a class or series, shares of which are on the record dated fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

           (a) listed on a national securities exchange;

           (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

           (c) held of record by not less than 2,000 holders;

        (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

        (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

           (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

               (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange; or

               (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

               (iii) held of record by not less than 2,000 holders;

           (b) cash in lieu of fractional shares otherwise entitled to be received; or

           (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

    5.12  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTION.

    A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1) (a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery of mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

           (b) With respect to the proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten
    (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of Sate to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty
    (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

    B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demand payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

    C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

    D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs, shall be allotted between the parties in the manner that the court determines to be fair and equitable.

    E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

    F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

    G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

                              TITAN HOLDINGS, INC.

                  Proxy for Special Meeting of Stockholders

                      SOLICITED BY THE BOARD OF DIRECTORS


                               December 22, 1997



     The undersigned hereby appoints each of Mark E. Watson, Jr. and Mark E. Watson III proxies with full power of substitution, with the powers (each having full power to act without the other) the undersigned would possess if personally present, to vote, as designated below, all shares of the $.01 par value Common Stock held by the undersigned in Titan Holdings, Inc. (the "Company") at the Special Meeting of Stockholders to be held on December 22, 1997 (the "Special Meeting"), and at any adjournments or postponements thereof.

     This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR Proposal 1 below unless otherwise indicated.

     You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE. The Proxies cannot vote your shares unless you sign and return this card.

                (continued and to be SIGNED on the other side)

                            FOLD AND DETACH HERE

           The Board of Directors Recommends a Vote FOR Proposal #1

     Please mark your
/X/  vote as in this
     example


  1. The approval of the Agreement and Plan of Merger, dated as of August 7, 1997, as amended, by and among the Company, USF&G Corporation and United States Fidelity and Guaranty Company.

              FOR             AGAINST             ABSTAIN

             /  /              /  /                /  /

  2. In their discretion, the Proxies are authorized to vote upon any other matter that may come before the Special Meeting or any adjournments or postponements thereof.

       This Proxy, if properly executed, will be voted in accordance with the undersigned's direction as set forth herein. If no direction is made, this Proxy will be voted FOR Proposal 1. This Proxy may be revoked in writing prior to its exercise. The undersigned hereby revokes any proxies heretofore given to vote upon or act with respect to such shares.

                                           NOTE: PLEASE SIGN EXACTLY AS YOUR
                                           NAME OR NAMES APPEAR HEREON. JOINT
                                           OWNERS SHOULD EACH SIGN PERSONALLY.
                                           WHEN SIGNING AS AN ATTORNEY,
                                           EXECUTOR, TRUSTEE OR GUARDIAN,
                                           PLEASE GIVE YOUR FULL TITLE AS SUCH.

                                           Dated: _____________________, 1997

                                           ___________________________________
                                           Signature


                                           ___________________________________
                                           Signature (see note above)

                                           IMPORTANT: PLEASE SIGN, DATE AND
                                           RETURN PROMPTLY.

                            FOLD AND DETACH HERE